UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TAMBORAN RESOURCES CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Suite 01, Level 39, Tower One, International Towers Sydney

100 Barangaroo Avenue

Barangaroo NSW 2000

, 2026

PROPOSED ARRANGEMENT – YOUR VOTE IS VERY IMPORTANT

Dear Stockholders,

I am pleased to inform you that Tamboran Resources Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. (“Tamboran”), Tamboran (Beetaloo) Pty Ltd, a company organized under the laws of Australia and an indirect wholly owned subsidiary of Tamboran (“Australia Sub”), Tamboran Resources Investments Holding Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. and an indirect wholly owned subsidiary of Tamboran (“U.S. Sub”), and Falcon Oil & Gas Ltd., a corporation incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) (“Falcon”), have entered into an arrangement agreement dated as of September 30, 2025 (as may be amended from time to time, the “arrangement agreement”), pursuant to which Tamboran (through Australia Sub and U.S. Sub, as applicable) will acquire (a) all of the issued and outstanding equity interests (the “Falcon Hungary Interests”) of TXM Oil and Gas Exploration Kft., a company incorporated under the laws of Hungary (“Falcon Hungary”), (b) all of the issued and outstanding equity interests (the “Falcon Ireland Interests”) of Falcon Oil & Gas Ireland Limited, a company incorporated under the laws of Ireland (“Falcon Ireland”), (c) all of the issued and outstanding equity interests (the “Falcon Holdings Interests”) of Falcon Oil & Gas Holdings Ireland Limited, a company incorporated under the laws of Ireland (“Falcon Holdings”), (d) all of the issued and outstanding equity interests (together with the Falcon Hungary Interests, the Falcon Ireland Interests and the Falcon Holdings Interests, the “Falcon Interests”) of Falcon Exploration and Production South Africa (Pty) Ltd, a company incorporated under the laws of South Africa (“Falcon South Africa”), and (e) 98.1% of the issued and outstanding equity interests (the “Australia Interests” and, together with the Falcon Interests, the “Subject Interests”) of Falcon Oil & Gas Australia Limited, a company organized under the laws of Australia (“Falcon Australia” and, together with Falcon Hungary, Falcon Ireland, Falcon Holdings and Falcon South Africa, the “Falcon Entities”), pursuant to a plan of arrangement (as defined below) (the “arrangement”). Upon completion of the arrangement, in exchange for the Subject Interests, Tamboran will issue to Falcon 6,537,503 shares (the “Falcon Parent stock consideration”) of Tamboran common stock, par value $0.001 per share (“Tamboran common stock”) and pay to Falcon $23,663,080 in cash. Following completion of the arrangement, upon Australia Sub owning the Australia Interests, Australia Sub will become entitled to compulsorily acquire the remaining 1.9% of the issued and outstanding equity interests of Falcon Australia (the “Falcon Australia minority stock”) held by the shareholders other than Australia Sub (the “Falcon Australia minority holders”). Australia Sub will proceed with the compulsory acquisition of the Falcon Australia minority stock for cash consideration at a price per share no less than the price paid to Falcon for the Australia Interests. To the extent that any Falcon Australia minority holders notify Australia Sub that they wish to receive shares of Tamboran common stock in lieu of cash, Tamboran and Australia Sub will consider and may agree to such requests. If Tamboran and Australia Sub agree to issue shares of Tamboran common stock in lieu of cash to such requesting Falcon Australia minority holders, Tamboran may issue to the Falcon Australia minority holders up to an aggregate of 147,508 shares of Tamboran common stock (the “Falcon Australia stock consideration” and together with the Falcon Parent stock consideration, the “aggregate stock consideration”).

The arrangement will be implemented by way of a Canadian plan of arrangement (the “plan of arrangement”) in accordance with the BCBCA, and Closing is subject to the approval of the arrangement by the

Supreme Court of British Columbia (the “Court”), approval of the issuance of the Falcon Parent stock consideration by Tamboran stockholders, approval of the arrangement by Falcon shareholders, approval of the acquisition of Falcon Australia by a majority of the Falcon Australia minority holders, approval of the TSXV, certain regulatory approvals in Hungary and other conditions precedent. Upon completion of the arrangement, it is expected that Tamboran stockholders will own approximately 76.3% and Falcon shareholders will own approximately 23.7% of the combined company. If Tamboran acquires the Falcon Australia minority stock, and all Falcon Australia minority holders were to receive the Falcon Australia stock consideration, it is estimated that Tamboran stockholders will own approximately 75.9% and Falcon shareholders, inclusive of the Falcon Australia minority holders, will own approximately 24.1% of the combined company.

We are sending you the accompanying proxy statement to cordially invite you to attend a special meeting of the stockholders of Tamboran (the “special meeting”), which will be held entirely online at the following website: www.virtualshareholdermeeting.com/TBN2026SM2, on    , at    Central time (being    AEDT on    ), or such other date, time and place to which the special meeting may be adjourned or postponed, for the purpose of considering and voting upon the following proposals in connection with the arrangement:

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Proposal No. 1 – The Stock Issuance Proposal – to approve the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock (together, the “stock issuance proposal”);

•

Proposal No. 2 – ASX Capacity Proposal – to approve, for the purposes of ASX Listing Rule 7.1 and for all other purposes, the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock; and

•

Proposal No. 3 – The Adjournment Proposal – to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement.

After careful consideration, the Tamboran board of directors has unanimously determined that it is advisable, fair and reasonable, and in the best interests of Tamboran and its stockholders, to consummate the arrangement with Falcon as contemplated by the arrangement agreement. The Tamboran board of directors unanimously recommends that you vote “FOR” each of the proposals described above.

The accompanying proxy statement provides you with information about the arrangement and the special meeting. Tamboran encourages you to read the proxy statement carefully and in its entirety, including the arrangement agreement, which is attached thereto as Annex A. Before deciding how to vote, you should consider the risk factors discussed in the “Risk Factors” section of the proxy statement. You may also obtain more information about Tamboran from the documents it has filed with the Securities and Exchange Commission (the “SEC”) and about Falcon from the documents filed on SEDAR+, as described under the “Where You Can Find More Information” section of the proxy statement.

YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

The arrangement cannot be completed unless the issuance of the Falcon Parent stock consideration to Falcon is approved. The arrangement is not conditioned upon the approval of the issuance of the Falcon Australia stock consideration. Approval of the stock issuance proposal, the ASX capacity proposal and the adjournment proposal requires the affirmative vote of a majority of the voting power of shares of Tamboran common stock present in person (online) or represented by proxy and entitled to vote thereon at the special meeting. An abstention from voting at the special meeting will have the same effect as a vote “AGAINST” the stock issuance proposal, the ASX capacity proposal and the adjournment proposal. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. The failure of a Tamboran stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the stock issuance proposal, the ASX capacity proposal and the adjournment proposal. Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the stock issuance proposal, the ASX capacity proposal and the adjournment proposal to be voted upon at the special meeting are considered “non-routine,” such organizations do not have discretion to vote on any proposal for which they do not receive instructions from their customers (this is referred to in this context as a “broker non-vote”). Therefore, if you fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the stock issuance proposal, the ASX capacity proposal and the adjournment proposal, your shares will not be considered present at the special meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on the stock issuance proposal, the ASX capacity proposal and the adjournment proposal.

Whether or not you plan to attend the special meeting in person (online), you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid envelope provided, or by voting over the telephone or via the internet as instructed in these materials. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” each of the proposals described above. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions provided by that institution to vote your shares. Holders of CHESS Depositary Interests (“CDIs”) can direct the Depositary Nominee to vote the shares of Tamboran common stock underlying their CDIs at the special meeting by completing the CDI Voting Instruction Form.

I strongly support the proposed arrangement of Tamboran with Falcon and join with our board of directors in unanimously recommending that you vote “FOR” each of the proposals described in this proxy statement.

Thank you for your continued support of Tamboran.

By the Board of Directors:

/s/ Rohan Vardaro
Rohan Vardaro,
General Counsel and Corporate Secretary

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE ARRANGEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE ARRANGEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED IN THE ARRANGEMENT AGREEMENT, INCLUDING THE ARRANGEMENT, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The accompanying proxy statement is dated    ,    and, together with the enclosed form of proxy card, is first being mailed or otherwise distributed to stockholders of Tamboran on or about ,    .

Suite 01, Level 39, Tower One, International Towers Sydney

100 Barangaroo Avenue

Barangaroo NSW 2000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On    ,

A special meeting (“special meeting”) of stockholders of Tamboran Resources Corporation, a Delaware corporation (“Tamboran” or the “Company”), will be held entirely online at the following website: www.virtualshareholdermeeting.com/TBN2026SM2, at    Central time on     ,      (being      AEDT on  ,     ), or such other date, time and place to which the special meeting may be adjourned or postponed, for the purpose of considering and voting upon the following proposals in connection with a business combination transaction (the “arrangement”) pursuant to an arrangement agreement entered into by Tamboran, Tamboran (Beetaloo) Pty Ltd, a company organized under the laws of Australia and an indirect wholly owned subsidiary of Tamboran (“Australia Sub”), Tamboran Resources Investments Holding Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. and an indirect wholly owned subsidiary of Tamboran (“U.S. Sub”), and Falcon Oil & Gas Ltd., a corporation incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) (“Falcon”), on September 30, 2025 (as may be amended from time to time, the “arrangement agreement”), pursuant to which Tamboran (through Australia Sub and U.S. Sub, as applicable) will acquire (a) all of the issued and outstanding equity interests (the “Falcon Hungary Interests”) of TXM Oil and Gas Exploration Kft., a company incorporated under the laws of Hungary (“Falcon Hungary”), (b) all of the issued and outstanding equity interests (the “Falcon Ireland Interests”) of Falcon Oil & Gas Ireland Limited, a company incorporated under the laws of Ireland (“Falcon Ireland”), (c) all of the issued and outstanding equity interests (the “Falcon Holdings Interests”) of Falcon Oil & Gas Holdings Ireland Limited, a company incorporated under the laws of Ireland (“Falcon Holdings”), (d) all of the issued and outstanding equity interests (together with the Falcon Hungary Interests, the Falcon Ireland Interests and the Falcon Holdings Interests, the “Falcon Interests”) of Falcon Exploration and Production South Africa (Pty) Ltd, a company incorporated under the laws of South Africa (“Falcon South Africa”), and (e) 98.1% of the issued and outstanding equity interests (the “Australia Interests” and, together with the Falcon Interests, the “Subject Interests”) of Falcon Oil & Gas Australia Limited, a company organized under the laws of Australia (“Falcon Australia” and, together with Falcon Hungary, Falcon Ireland, Falcon Holdings and Falcon South Africa, the “Falcon Entities”), in exchange for (i) the issuance to Falcon of 6,537,503 shares (the “Falcon Parent stock consideration”) of Tamboran common stock, par value $0.001 per share (“Tamboran common stock”), and (ii) the payment to Falcon of $23,663,080 in cash. Following completion of the arrangement, upon Australia Sub owning the Australia Interests, Australia Sub will become entitled to compulsorily acquire the remaining 1.9% of the issued and outstanding equity interests of Falcon Australia (the “Falcon Australia minority stock”) held by the shareholders other than Falcon (the “Falcon Australia minority holders”). Australia Sub will proceed with the compulsory acquisition of the Falcon Australia minority stock for cash consideration at a price per share no less than the price paid to Falcon for the Australia Interests. To the extent that any Falcon Australia minority holders notify Australia Sub that they wish to receive shares of Tamboran common stock in lieu of cash, Tamboran and Australia Sub will consider and may agree to such requests. If Tamboran and Australia Sub agree to issue shares of Tamboran common stock in lieu of cash to such requesting Falcon Australia minority holders, Tamboran may issue to the Falcon Australia minority holders up to an aggregate of 147,508 shares of Tamboran common stock (the “Falcon Australia stock consideration” and together with the Falcon Parent stock consideration, the “aggregate stock consideration”):

•

Proposal No. 1 – The Stock Issuance Proposal – to consider and vote on the proposal to approve the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock (together, the “stock issuance proposal”);

•

Proposal No. 2 – ASX Capacity Proposal – to approve, for the purposes of ASX Listing Rule 7.1 and for all other purposes, the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock; and

•

Proposal No. 3 – The Adjournment Proposal – to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement.

The Tamboran board of directors unanimously recommends that you vote “FOR” each of the proposals described above.

The accompanying proxy statement provides you with information about the arrangement agreement, the plan of arrangement, the Australian Transaction Implementation Deed and the special meeting. Tamboran encourages you to read the proxy statement carefully and in its entirety, including the arrangement agreement that is attached as Annex A.

Record Date:    ,    . Only stockholders of record as of the record date are entitled to receive notice of and to vote in person (online) or by proxy at the special meeting and any adjournment or postponement of the special meeting. Holders of CHESS Depositary Interests (“CDIs”) of Tamboran at that time will be entitled to receive notice of, and to attend the special meeting as guests, but such holders shall not be entitled to vote at the special meeting. However, such holders may direct the Depositary Nominee via the CDI Voting Instruction Form to vote such common stock underlying the CDIs at the special meeting, as described below under “Questions and Answers About the Special Meeting—What does it mean to be a holder of CDIs?”.

The proxy statement is dated ,    , and is first being mailed to our stockholders on or about ,    .

All stockholders are cordially invited to attend the special meeting in person (online) or by proxy. It is important that your shares be represented at the special meeting whether or not you are personally able to attend. If you are unable to attend, please promptly vote your shares by telephone or internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. Voting by the internet or telephone is fast, convenient, and enables your vote to be immediately confirmed and tabulated, which helps Tamboran reduce postage and proxy tabulation costs. Holders of CDIs can direct CHESS Depositary Nominees Pty Ltd, as depositary nominee (the “Depositary Nominee”), to vote the Tamboran common stock underlying their CDIs at the special meeting by completing and returning the CDI Voting Instruction Form to Boardroom Pty Ltd (“Boardroom”), the agent that Tamboran has designated for the collection and processing of voting instructions from its CDI holders.

Your vote is important. The arrangement cannot be completed unless the issuance of the Falcon Parent stock consideration to Falcon is approved. The arrangement is not conditioned upon the approval of the issuance of the Falcon Australia stock consideration. Approval of the stock issuance proposal, the ASX capacity proposal and adjournment proposal requires the affirmative vote of a majority of the voting power of shares of Tamboran common stock present in person (online) or represented by proxy and entitled to vote thereon at the special meeting. Whether or not you plan to attend the special meeting in person (online) or by proxy, please vote as soon as possible to ensure that your shares are represented and voted at the special meeting.

By Order of the Board of Directors,

/s/ Rohan Vardaro
General Counsel and Corporate Secretary

IMPORTANT VOTING INSTRUCTIONS

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING VIRTUALLY, TAMBORAN URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) VIA THE INTERNET OR (3) BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions provided by that institution to vote your shares. If you are a holder of CDIs and you direct the Depositary Nominee to vote by completing the CDI Voting Instruction Form, you may revoke those instructions by delivering to Boardroom a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent, which notice must be received by no later than     Central time on     ,      (being      AEDT on     ,     ).

Tamboran urges you to read the proxy statement, including all documents incorporated by reference into the proxy statement, and its annex carefully and in their entirety.

If you are a Tamboran stockholder and have any questions concerning the arrangement or the proxy statement, would like additional copies of the proxy statement, need to obtain proxy cards or need help voting, please contact Tamboran’s proxy solicitor:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, NY 10005

Banks, Brokerage Firms and Stockholders, please call toll free: (800) 659-5550

Email: TBN@dfking.com

To receive timely delivery of requested documents, you should make your request to D.F. King & Co., Inc. no later than ten days in advance of the special meeting. You will not be charged for any of the documents that you will request.

For additional information about documents incorporated by reference into the accompanying proxy statement, please see the “Where You Can Find More Information” section of this proxy statement.

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CERTAIN DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “Tamboran,” the “Company,” “we,” “us” or “our” refer to Tamboran Resources Corporation, a Delaware corporation. References to “$” refer to the lawful currency of the United States of America, references to “CDN$” refer to the lawful currency of Canada, references to “£” refer to the lawful currency of the United Kingdom and references to “A$” refer to the lawful currency of Australia.

In this proxy statement, unless otherwise stated or the context otherwise requires:

•

“adjournment proposal” means the proposal to Tamboran stockholders to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal;

•	“aggregate stock consideration” means, collectively, the Falcon Parent stock consideration and the Falcon Australia stock consideration;

•	“AIM” means the Alternative Investment Market, a sub-market of the London Stock Exchange;

•	“APA Development Agreement” means that certain Development Agreement (Sturt Plateau Pipeline Project) between APA SPP Pty Ltd and Tamboran B2 Pty Ltd, dated December 17, 2024;

•

“arrangement” means the arrangement of Falcon under Section 288 of the BCBCA on the terms and subject to the conditions set out in the plan of arrangement, subject to any amendments or variations thereto made in accordance with the terms of the arrangement agreement and the plan of arrangement, and the other transactions contemplated by the arrangement agreement and the plan of arrangement;

•

“arrangement agreement” means that certain arrangement agreement, dated September 30, 2025, among Tamboran, Australia Sub, U.S. Sub and Falcon, a copy of which is attached to this proxy statement as Annex A;

•	“arrangement consideration” means, collectively, the cash consideration and the Falcon Parent stock consideration to be issued pursuant to the arrangement;

•	“arrangement resolution” means the special resolution of Falcon shareholders approving the arrangement;

•	“ASX” means the Australian Securities Exchange;

•

“ASX capacity proposal” means the proposal to Tamboran stockholders to approve, for the purposes of ASX Listing Rule 7.1 and for all other purposes, the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock;

•	“Australia Sub” means Tamboran (Beetaloo) Pty Ltd, a company organized under the laws of Australia and an indirect wholly owned subsidiary of Tamboran;

•	“Australian Transaction Implementation Deed” means that certain Transaction Implementation Deed between Falcon Australia and Australia Sub;

•	“BCBCA” means the Business Corporations Act (British Columbia);

•	“Beetaloo Joint Venture JOA” means that certain Joint Operating Agreement between Falcon Australia and Tamboran B2 Pty Ltd, dated July 28, 2023;

•	“cash consideration” means $23,663,080 in cash to be paid by Tamboran to Falcon at the effective time;

•	“Corporations Act” means the Corporations Act 2001 (Cth.);

•	“CDIs” means CHESS Depositary Interests, which allow Australian investors to hold beneficial ownership in Tamboran;

•	“Closing” means the closing of the arrangement;

•	“combined company” means Tamboran after the consummation of the arrangement;

•	“Court” means the Supreme Court of British Columbia;

•	“DGCL” means Delaware General Corporation Law;

•	“effective date” means the date upon which the arrangement becomes effective, as provided in the plan of arrangement;

•	“effective time” means the time on the effective date that the arrangement becomes effective, as provided in the plan of arrangement;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•	“Falcon” means Falcon Oil & Gas Ltd., a corporation incorporated under the BCBCA;

•	“Falcon Australia” means Falcon Oil & Gas Australia Limited, a company organized under the laws of Australia;

•	“Falcon Australia minority holders” means the shareholders of Falcon Australia other than Falcon, which collectively hold the Falcon Australia minority stock;

•

“Falcon Australia minority stock” means the remaining 1.9% of the issued and outstanding equity interests of Falcon Australia which are not held by Falcon or, following completion of the arrangement, Australia Sub;

•

“Falcon Australia stock consideration” means up to an aggregate of 147,508 shares of Tamboran common stock which may be issued by Tamboran to Falcon Australia minority holders in exchange for Falcon Australia minority stock;

•	“Falcon common shares” means the common shares in the capital of Falcon;

•	“Falcon Entities” means, collectively, Falcon Australia, Falcon Holdings, Falcon Hungary, Falcon Ireland and Falcon South Africa.

•	“Falcon Holdings” means Falcon Oil & Gas Holdings Ireland Limited, a company incorporated under the laws of Ireland;

•	“Falcon Hungary” means TXM Oil and Gas Exploration Kft., a company incorporated under the laws of Hungary;

•

“Falcon Interests” means all of the issued and outstanding equity interests in Falcon Holdings, Falcon Hungary, Falcon Ireland and Falcon South Africa, and 98.1% of the issued and outstanding equity interests in Falcon Australia;

•	“Falcon Ireland” means Falcon Oil & Gas Ireland Limited, a company incorporated under the laws of Ireland;

•	“Falcon Parent stock consideration” means 6,537,503 shares of Tamboran common stock to be issued by Tamboran to Falcon at the effective time;

•	“Falcon shareholders” means the holders of Falcon common shares;

•	“Falcon South Africa” means Falcon Exploration and Production South Africa (Pty) Ltd, a company incorporated under the laws of South Africa;

•	“final order” means the final order of the Court approving the arrangement;

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“governmental entity” means any supranational, national, provincial, tribal authority, state, local or foreign government, any instrumentality, subdivision, court, executive, legislature, tribunal, administrative agency, regulatory authority or commission or other authority thereof, or any quasi-governmental, self-regulatory or private body exercising any regulatory, judicial, administrative, taxing, importing or other governmental or quasi-governmental authority;

•	“interim order” means the interim order of the Court with respect to the arrangement;

•

“minority shareholder approval” means the approval, obtained on December 30, 2025, of the Item 7 Resolution (by the requisite majority under item 7 section 611 of the Corporations Act) relating to the acquisition by Australia Sub of all shares in Falcon Australia held by Falcon pursuant to the terms of the arrangement agreement;

•	“NYSE” means the New York Stock Exchange;

•

“plan of arrangement” means that certain plan of arrangement implementing the arrangement, the form of which is attached as Exhibit B to the arrangement agreement, and any amendments or variations thereto made in accordance with the arrangement agreement and the plan of arrangement;

•	“record date” means the close of business on , ;

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“regulatory approvals” means, collectively, (a) the acknowledgment by the Minister for National Economy (in Hungarian, “Nemzetgazdasági Miniszter”), as the minister responsible for the internal economy or the Cabinet Office of the Prime Minister, of the acquisition by U.S. Sub of all of the issued and outstanding equity interests (quota) in Falcon Hungary in accordance with Act L of 2025 on elevating to statutory level the emergency decrees enacted in view of the armed conflict existing on the territory of Ukraine, or Government Decree 246/2018 (17 December) implementing the National Security Law as applicable, in the form of either (i) an acknowledgement of the notification of the arrangement, or (ii) a statement that the acquisition of does not fall under such reporting obligation; and (b) the approval of the Regulated Activities Supervising Authority (in Hungarian, “Szabályozott Tevékenységek Felügyeleti Hatósága”), acting as the mining authority in accordance with the Hungarian Mining Act (Act XLVIII of 1993 on Mining), of the acquisition by U.S. Sub of all of the issued and outstanding equity interests (quota) in Falcon Hungary in accordance with the arrangement agreement, in each case in form and substance satisfactory to U.S. Sub;

•	“SEC” means the United States Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933, as amended;

•

“special meeting” means the special meeting of Tamboran stockholders organized for the purpose of considering and voting on the stock issuance proposal, the ASX capacity proposal and the adjournment proposal, including any adjournment or postponement thereof;

•	“stock issuance proposal” means the proposal to Tamboran stockholders to approve the issuance of the aggregate stock consideration;

•	“Tamboran Bylaws” means the Amended and Restated Bylaws of Tamboran, as the same may be amended, supplemented or modified from time to time;

•	“Tamboran Certificate of Incorporation” means the Certificate of Incorporation of Tamboran, dated October 3, 2023, as the same may be amended, supplemented or modified from time to time;

•	“Tamboran common stock” means common stock of Tamboran, par value of $0.001 per share;

•	“Tamboran stockholders” means holders of Tamboran common stock;

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“termination date” means March 30, 2026 (which date, if any of the regulatory approvals have not been obtained and all other conditions to the Closing have been satisfied or waived on such date, will be automatically extended to June 30, 2026);

•	“TSXV” means the TSX Venture Exchange;

•	“U.S. GAAP” means the generally accepted accounting principles in the United States of America in effect from time to time; and

•

“U.S. Sub” means Tamboran Resources Investments Holding Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. and an indirect wholly owned subsidiary of Tamboran.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement concerning the transaction, including any statements regarding the expected timetable for completing the transaction, the results, effects and benefits of the transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Tamboran’s or Falcon’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Tamboran’s or Falcon’s plans and expectations with respect to the transaction, timing of closing, and the anticipated impact of the transaction on the combined company’s results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the following:

•	the possibility that Tamboran stockholders may not approve the issuance of new shares of Tamboran common stock in the transaction or that Falcon shareholders may not approve the transaction;

•	the risk that a condition to closing of the transaction may not be satisfied;

•	that either party may terminate the arrangement agreement or that the closing of the transaction might be delayed or not occur at all;

•	the outcome of any legal proceedings that may be instituted against Tamboran or Falcon;

•

reputational risks and potential adverse reactions from or changes to the relationships with the companies’ employees or other business partners of Tamboran or Falcon, including those resulting from the announcement or completion of the transaction;

•	the diversion of management’s time on transaction-related issues;

•	the dilution caused by Tamboran’s issuance of common stock in connection with the transaction;

•	the ultimate timing, outcome and results of integrating the operations of Tamboran and Falcon;

•	the effects of the business combination of Tamboran and Falcon, including the combined company’s future financial condition, results of operations, strategy and plans;

•	changes in capital markets and the ability of the combined company to finance operations in the manner expected;

•	regulatory approvals of the transaction;

•	the effects of commodity prices;

•	the risks of oil and gas activities; and

•

the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the transaction (expectations regarding business outlook, including changes in strategies for the combined company’s operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters, are only forecasts regarding these matters).

These factors are not necessarily all of the factors that could cause Tamboran’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm Tamboran’s or Falcon’s results, and for further discussion of these and other risks, contingencies, and uncertainties applicable to Tamboran, please see “Risk Factors” in this proxy statement as well as Tamboran’s other filings with the SEC incorporated herein by reference. Please see “Where You Can Find More Information” for more information about the SEC filings incorporated by reference into this proxy statement.

All subsequent written or oral forward-looking statements attributable to Tamboran or any person acting on its or their behalf are expressly qualified in their entirety by the cautionary statements contained in this section. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Tamboran nor Falcon assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the arrangement and other matters being considered at the special meeting. The following questions and answers do not include all the information that is important to our stockholders with respect to the arrangement. We urge our stockholders to carefully read this entire proxy statement, including its annex and other documents incorporated by reference into this proxy statement.

Q.	Why am I receiving this proxy statement?

A.

Tamboran has agreed to acquire Falcon’s subsidiaries pursuant to the terms and conditions of the arrangement agreement and the plan of arrangement that are described in this proxy statement. If completed, the arrangement will result in (a) Australia Sub, a wholly owned subsidiary of Tamboran, acquiring 98.1% of the issued and outstanding shares in Falcon Australia, and (b) U.S. Sub, an indirect wholly owned subsidiary of Tamboran, acquiring all of the issued and outstanding equity interests of (i) Falcon Hungary, (ii) Falcon Ireland, (iii) Falcon South Africa and (iv) Falcon Holdings, in exchange for the arrangement consideration pursuant to the plan of arrangement. As a result, the Falcon Entities will become subsidiaries of Tamboran. Tamboran common stock representing approximately 37% of Tamboran’s outstanding common stock will be issued to Falcon, which Falcon will subsequently distribute to its shareholders in connection with the arrangement. Immediately after the completion of the arrangement, it is expected that Tamboran’s former stockholders will own approximately 76.3% and Falcon shareholders will own approximately 23.7% of the combined company. A copy of the arrangement agreement is attached to this proxy statement as Annex A.

In order to complete the arrangement, (i) Tamboran stockholders must approve the issuance of Tamboran common stock to Falcon, (ii) Falcon shareholders must approve the arrangement, (iii) Falcon must obtain a final order from the Court approving the arrangement, (iv) the minority shareholder approval must have been obtained by no later than December 30, 2025 and (v) all other conditions to the arrangement, including receipt of the regulatory approvals, must be satisfied or waived. Falcon will hold a separate shareholder meeting to obtain the required approval of its shareholders.

Following completion of the arrangement, upon Australia Sub owning the Australia Interests, Australia Sub will become entitled to compulsorily acquire the Falcon Australia minority stock. Australia Sub will proceed with the compulsory acquisition of the Falcon Australia minority stock for cash consideration at a price per share no less than the price paid to Falcon for the Australia Interests. To the extent that any Falcon Australia minority holders notify Australia Sub that they wish to receive shares of Tamboran common stock in lieu of cash, Tamboran and Australia Sub will consider and may agree to such requests. If Tamboran and Australia Sub agree to issue shares of Tamboran common stock in lieu of cash to such requesting Falcon Australia minority holders, Tamboran may issue to the Falcon Australia minority holders the Falcon Australia stock consideration. If Tamboran acquires the Falcon Australia minority stock, and all Falcon Australia minority holders were to receive the Falcon Australia stock consideration, it is estimated that Tamboran stockholders will own approximately 75.9% and Falcon shareholders, inclusive of the Falcon Australia minority holders, will own approximately 24.1% of the combined company.

You are receiving this proxy statement because you have been identified as a holder of Tamboran common stock on the record date. This proxy statement is being used to solicit proxies on behalf of the Tamboran board of directors for the special meeting to obtain the required approval of Tamboran stockholders. This proxy statement contains important information about the arrangement and related transactions and the special meeting, and you should read it carefully.

Q.	What will I receive under the arrangement?

A.

Tamboran stockholders will not receive any consideration in the arrangement. Tamboran stockholders will continue to own their existing shares of Tamboran common stock after the arrangement. Immediately after the completion of the arrangement, it is expected that Tamboran stockholders will own approximately 76.3% and Falcon shareholders will own approximately 23.7% of the combined company; provided, however, that if Tamboran acquires the Falcon Australia minority stock, and if Tamboran and Australia Sub agree to issue shares of Tamboran common stock in lieu of cash to such requesting Falcon Australia minority holders, it is estimated that Tamboran stockholders would own approximately 75.9% of the combined company after taking into account the issuance of the full amount of the Falcon Australia stock consideration.

Q.	When and where is the special meeting?

A.	The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/TBN2026SM2, on , at Central time (being AEDT on , ).

Q.	How do I attend the special meeting?

A.

Tamboran stockholders as of the record date (or their duly appointed proxy holder) may attend, vote, and submit questions virtually during the special meeting by logging in at www.virtualshareholdermeeting.com/TBN2026SM2. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card. If you are not a stockholder or do not have a control number (including holders of CDIs), you may still access the meeting as a guest, but you will not be able to submit questions or vote at the meeting. The meeting will begin promptly on    ,    , at    Central time (being    AEDT on    ,    ). We encourage you to access the meeting prior to the start time. Online access will open at    Central time (being    AEDT) and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. A recording of the meeting will be available at www.virtualshareholdermeeting.com/TBN2026SM2 for 90 days after the meeting.

Holders of CDIs of Tamboran at that time will be entitled to receive notice of, and to attend the special meeting as guests, but such holders will not be able to vote at the special meeting, except as provided for in “Questions and Answers About the Special Meeting—What does it mean to be a holder of CDIs?”.

Q.	Can I ask questions at the virtual Special Meeting?

A.

Tamboran stockholders as of the record date who attend and participate in our virtual special meeting will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. We also encourage you to submit questions in advance of the meeting until 11:59 p.m. Eastern time the day before the special meeting by going to www.virtualshareholdermeeting.com/TBN2026SM2 and logging in with your control number. During the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure, including the types of questions that will be accepted, will be posted on the special meeting website. To ensure the orderly conduct of the special meeting, we encourage you to submit questions in advance. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Stockholders must have available their control number provided on their proxy card to ask questions during the meeting.

Q.	What if I have technical difficulties or trouble accessing the special meeting?

A.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page: www.virtualshareholdermeeting.com/TBN2026SM2.

Q.	What will the Tamboran stockholders be asked to vote on at the special meeting?

A.	At the special meeting, Tamboran stockholders will be asked to consider and vote on the following proposals:

1.

Proposal No. 1 – The Stock Issuance Proposal – to approve the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock;

2.

Proposal No. 2 – ASX Capacity Proposal – to approve, for the purposes of ASX Listing Rule 7.1 and for all other purposes, the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock; and

3.

Proposal No. 3 – The Adjournment Proposal – to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement.

Q.	What will the Falcon shareholders be asked to vote on?

A.

Falcon shareholders will not be asked to vote on any of the proposals to be considered and voted upon at the special meeting. Rather, pursuant to the arrangement agreement, Falcon shareholders will be asked to vote on the arrangement resolution at the Falcon shareholder meeting.

The Falcon shareholder meeting is expected to be held on    ,    . Among other things, the Closing is conditional on the approval of the arrangement resolution by the affirmative vote of at least two-thirds of the votes cast on the arrangement resolution by Falcon shareholders present in person (online) or represented by proxy and entitled to vote at the Falcon shareholder meeting.

Q.	Who is eligible to vote at the special meeting?

A.

As of the record date,    shares of Tamboran common stock were outstanding. Only holders of record of Tamboran common stock as of the record date will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

Q.	How many votes do Tamboran stockholders have?

A.

Each stockholder is entitled to one vote for each share of Tamboran common stock held by such stockholder on the record date. No cumulative voting rights are authorized. Each CDI holder is entitled to direct the Depositary Nominee to vote one vote for every one share of common stock underlying every 200 CDIs held by such holder on the record date.

Q.	What does it mean to be a holder of CDIs?

A.

CDIs are issued by Tamboran through the Depositary Nominee and traded on the Australian Securities Exchange. If you own CDIs, then you are the beneficial owner of one share of Tamboran common stock for every 200 CDIs that you own. The Depositary Nominee, or its custodian, is considered the stockholder of record for the purposes of voting at the special meeting. As the beneficial owner, you have the right to direct the Depositary Nominee, or its custodian, as to how to vote the shares of Tamboran common stock underlying your CDIs. As a beneficial owner, you are invited to attend the special meeting as a guest.

However, because you are not a holder of Tamboran common stock, if you personally want to vote the shares of Tamboran common stock underlying your CDIs at the special meeting, you must inform the

Depositary Nominee via the CDI Voting Instruction Form that you wish to nominate yourself (or another person) to be appointed as the Depositary Nominee’s proxy for the purposes of virtually attending and voting at the special meeting.

Under the rules governing CDIs, the Depositary Nominee is not permitted to vote on your behalf on any matter to be considered at the special meeting unless you specifically instruct the Depositary Nominee how to vote. We encourage you to communicate your voting instructions to the Depositary Nominee in advance of the special meeting to ensure that your vote will be counted by completing the CDI Voting Instruction Form and returning it in accordance with the instructions specified on that form.

Q.	What constitutes a quorum for the special meeting?

A.

The presence at the special meeting, either virtually or by proxy, of the holders of not less than a majority in voting power of the outstanding shares of stock entitled to vote at the special meeting shall be necessary and sufficient to constitute a quorum. Abstentions will be counted as present for the purpose of determining whether there is a quorum at the special meeting. Because none of the proposals to be voted on at the special meeting is a routine matter for which brokers may have discretionary authority to vote, “broker non-votes,” if any, will not be counted for the purpose of determining whether a quorum is present. Your shares are counted as being present if you participate virtually at the special meeting and cast your vote online during the meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/TBN2026SM2, or if you vote by proxy via the Internet, by telephone, or by returning a properly executed and dated proxy card or voting instruction form by mail.

Q.	What vote is required to approve each matter to be considered at the special meeting?

A.

Proposal	Matter	Vote Required	Broker Discretionary Voting Allowed	Effect of Broker Nonvotes	Effect of Abstentions
1	The Stock Issuance Proposal – to approve the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock	Affirmative vote of a majority of the voting power of shares of Tamboran common stock present in person (online) or represented by proxy and entitled to vote thereon	No	No Effect	Vote Against
2	The ASX Capacity Proposal – to approve, for the purposes of ASX Listing Rule 7.1 and for all other purposes, the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock	Affirmative vote of a majority of the voting power of shares of Tamboran common stock present in person (online) or represented by proxy and entitled to vote thereon	No	No Effect	Vote Against

Proposal	Matter	Vote Required	Broker Discretionary Voting Allowed	Effect of Broker Nonvotes	Effect of Abstentions
consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock
3	The Adjournment Proposal – to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement	Affirmative vote of a majority of the voting power of shares of Tamboran common stock present in person (online) or represented by proxy and entitled to vote thereon	No	No Effect	Vote Against

Q.	What is the deadline for submitting a proxy or CDI Voting Instruction Form?

A.

To ensure that proxies are received in time to be counted prior to the special meeting, proxies submitted by Internet or by telephone should be received by 11:59 p.m. Eastern time on     ,  , and proxies submitted by mail should be received by the close of business on     ,      (the business day prior to the date of the special meeting).

CDI Voting Instruction Forms must be received by Boardroom by no later than      Central time on     ,   (being      AEDT on     ,     ) (48 hours prior to the date of the special meeting) in accordance with the instructions on the CDI Voting Instruction Form.

Q.	How will my shares be voted if I return a blank proxy card or a blank CDI Voting Instruction Form?

A.

If you are a holder of record of Tamboran common stock and you sign and return a proxy card or CDI Voting Instruction Form or otherwise submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the board of directors’ recommendations. If you hold your shares in street name via a broker, bank, or other nominee and do not provide the broker, bank, or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:

•	will be counted as present for purposes of establishing a quorum;

•	will be voted in accordance with the broker’s, bank’s, or other nominee’s discretion on “routine” matters; and

•

will not be counted in connection with the other proposals or any other “non-routine” matters that are properly presented at the special meeting. For each of these proposals, your shares will be treated as “broker nonvotes.”

Our board of directors knows of no matter to be presented at the special meeting other than proposals identified in this proxy statement. If any other matters properly come before the special meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Q.	Why am I being asked to consider and vote on the stock issuance proposal?

A.

Because Tamboran’s common stock is listed on the NYSE, it is subject to the NYSE’s rules and regulations. Pursuant to Section 312.03(c) of the NYSE Listed Company Manual, stockholder approval is required prior to the issuance of securities in connection with any transaction or series of related transactions if the issuance, or potential issuance, of shares of common stock (including upon the conversion or exercise of securities into common stock) (i) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power of the common stock outstanding before the issuance of the common stock or securities convertible into or exercisable for common stock or (ii) is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding prior to the issuance of the common stock or securities convertible into or exercisable for common stock. The number of shares of Tamboran common stock to be issued to Falcon, which Falcon will subsequently distribute to its shareholders (as consideration for the arrangement), and to potentially be issued to Falcon Australia minority holders (as consideration for the Falcon Australia minority stock, to the extent agreements are reached with certain Falcon Australia minority holders who request to receive Tamboran common stock in lieu of cash) will, in the aggregate, exceed 20% of the number of shares of Tamboran common stock outstanding before the issuance. Accordingly, under Section 312.03(c) of the NYSE Listed Company Manual, stockholder approval of the stock issuance proposal is required. The arrangement is not conditioned upon the approval of the issuance of the Falcon Australia stock consideration (including approval of any issuance of the Falcon Australia stock consideration). Following completion of the arrangement, upon Australia Sub owning the Australia Interests, Australia Sub will become entitled to compulsorily acquire the Falcon Australia minority stock. Australia Sub will proceed with the compulsory acquisition of the Falcon Australia minority stock for cash consideration at a price per share no less than the price paid to Falcon for the Australia Interests.

Q.	Will the newly issued shares of Tamboran common stock be traded on an exchange?

A.

It is a condition to the completion of the arrangement that the shares of Tamboran common stock to be issued to Falcon, which Falcon will subsequently distribute to its shareholders, in exchange for the Falcon Interests pursuant to the arrangement be approved for listing on the NYSE, subject to official notice of issuance. Accordingly, Tamboran has agreed to use reasonable best efforts to obtain approval of the listing of the aggregate stock consideration for trading on the NYSE. Tamboran will provide the required notice to the NYSE of the listing of the shares of Tamboran common stock to be issued to Falcon and Falcon Australia prior to the Closing.

Q.	What are Tamboran’s reasons for proposing the arrangement and entering into the arrangement agreement?

A.

The Tamboran board of directors concluded that the arrangement provides significant potential benefits to Tamboran, including, among other things, a material increase in Tamboran’s scale and drilling profile and a decrease in Tamboran’s total royalty burden, that outweigh the uncertainties, risks and potentially negative factors relevant to the arrangement. For a more detailed discussion of the reasoning of the Tamboran board of directors, see “The Arrangement—Tamboran’s Reasons for the Arrangement” and “The Arrangement—Recommendations of the Tamboran Board of Directors” sections of this proxy statement.

Q.	What is an arrangement?

A.

An arrangement is a statutory procedure under Canadian corporate law that allows companies to carry out transactions upon receiving shareholder and court approval that then becomes binding on all other shareholders by operation of law. The arrangement that is being proposed by Falcon, a corporation incorporated under the BCBCA, will allow Australia Sub and U.S. Sub, each a wholly owned subsidiary of Tamboran, to acquire the Falcon Interests, as applicable, pursuant to a plan of arrangement under the BCBCA in exchange for applicable Falcon Parent stock consideration and cash consideration.

Q.	How does the Tamboran board of directors recommend that I vote?

A.	The Tamboran board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered and voted upon at the special meeting.

Q.	What do I need to do now?

A.

After you have carefully read and considered the information contained in or incorporated by reference into this proxy statement, please submit your proxy in accordance with the instructions set forth on the applicable enclosed proxy card, or complete, sign, date, and return the applicable enclosed proxy card in the self-addressed, stamped envelope provided as soon as possible so that your shares will be represented and voted at the special meeting. For additional information on voting procedures, please see “The Special Meeting.”

Q.	How do I vote?

A.

You may vote by any of the four methods listed below. If your Tamboran common stock is held in “street name” by your bank, broker or other nominee, please see “How do I vote if my Tamboran common stock is held in “street name” by my bank, broker or other nominee?” below. If you hold CDIs, please see “How do I vote if I hold CDIs?” below.

Internet. You may vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions that accompanied your proxy materials. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for Tamboran stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on    , .

Telephone. You may vote by telephone by following the instructions that accompanied your proxy materials. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for Tamboran stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on    , .

Mail. If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Tamboran board of directors. If mailed, your completed and signed proxy card must be received by    , .

Meeting. You may attend and vote electronically at the special meeting.

The Tamboran board of directors recommends that you vote using one of the first three methods discussed above, as it is not practical for most Tamboran stockholders to attend and vote at the special meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the special meeting if you later decide to attend in person (online).

Q.	How do I vote if my Tamboran common stock is held in street name by my bank, broker or other nominee?

A.

If your shares are held in “street name” by your bank, broker or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials will be forwarded to you by your bank, broker or nominee. The bank, broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your bank, broker or nominee how to vote. Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in those materials (usually a voting instruction card) to transmit voting instructions.

Q.	What is a broker nonvote?

A.

Brokers, banks, or other nominees holding shares on behalf of a beneficial owner (other than the Depositary Nominee) may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank, or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. Each of the Proposals are non-routine matters.

A broker nonvote occurs when a broker, bank, or other nominee does not vote on a “non-routine” matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. A broker, bank, or other nominee may not exercise discretionary voting authority on Proposals One, Two and Three because they are “non-routine” matters. A broker, bank or other nominee may vote the shares with respect to Proposals One, Two and Three if it has received voting instructions from the beneficial owner of such shares. Broker nonvotes may occur as to any other “non-routine” matters that are properly presented at the special meeting.

Q.	How do I vote if I hold CDIs?

A.

Each CDI holder is entitled to direct the Depositary Nominee to vote one vote for every 200 CDIs held by such holder on the record date. Persons holding CDIs are entitled to receive notice of and to attend the special meeting as guests. Holders of CDIs may direct the Depositary Nominee to vote their underlying common stock at the special meeting by completing and returning the CDI Voting Instruction Form to Boardroom. Votes must be received by Boardroom by no later than      Central time on     ,      (being      AEDT on     ,     ) (48 hours prior to the date of the special meeting) in accordance with the instructions on the CDI Voting Instruction Form.

Alternatively, CDI holders can inform the Depositary Nominee via the CDI Voting Instruction Form that they wish to nominate themselves (or another person) to be appointed as the Depositary Nominee’s proxy for the purposes of virtually attending and voting at the special meeting.

Q.	Who will count the votes?

A.	Broadridge Financial Solutions, Inc., or its appointed representative, will serve as the inspector of elections and will certify the voting results.

Q.	What should I do if I receive more than one set of materials?

A.

You may receive more than one set of voting materials for the special meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares of Tamboran common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. If you hold your CDIs in more than one account, you will receive one CDI Voting Instruction Form for each account (as applicable). Please submit each separate proxy or voting instruction form that you receive by following the instructions set forth in each separate proxy or voting instruction form. If you fail to submit each separate proxy or voting instruction form that you receive, not all of your shares will be voted.

Q.	What happens if I sell my shares of Tamboran common stock before the special meeting?

A.

The record date for Tamboran stockholders entitled to vote at the special meeting is earlier than the date of the special meeting. If you transfer your shares of Tamboran common stock after the record date, but before the date of the special meeting, you will retain your right to vote at the special meeting unless special arrangements are made between you and the person to whom you transfer your shares. If you sold your shares after the record date you are encouraged to still vote the shares you owned on the record date.

Q.	May I vote at the special meeting?

A.

Yes. If you are a Tamboran stockholder of record on the record date, you may attend the special meeting and vote your shares electronically, in lieu of submitting your proxy by internet, by telephone, or by completing, signing, dating, and returning the enclosed proxy card. Please note that attendance alone at the special meeting will not cause the voting of your shares; you must affirmatively vote the proxy card or meeting ballot provided.

If you are a beneficial owner of shares of Tamboran common stock, you are also invited to attend the special meeting. However, because you are not the Tamboran stockholder of record, you may not vote your shares in person (online) at the special meeting unless you request and obtain a “legal proxy” issued in your own name from your bank, broker or other nominee.

If you appoint a non-management proxy holder, please make sure he or she is aware and ensure he or she will attend and submit a vote on your behalf at the special meeting, with the proper authority from you, for your vote to count.

Q.	How can I change my vote or revoke my proxy or CDI Voting Instruction Form?

A.	You may change your vote or revoke your proxy at any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering to the attention of the Secretary at the address on the first page of this proxy statement a written notice of revocation of your proxy;

•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

•	attending the special meeting and voting electronically, as indicated above under “How do I vote?,” but note that attendance at the special meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker, or other nominee, you may change your vote by submitting new voting instructions to your bank, broker, or other nominee. Please note that if your shares are held of record by a bank, broker, or other nominee and you decide to attend and vote at the special meeting, your vote at the special meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker, or other nominee).

If you are a holder of CDIs and you direct the Depositary Nominee to vote by completing the CDI Voting Instruction Form, you may revoke those instructions by delivering to Boardroom a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent, which notice must be received by no later than      Central time on     ,      (being      AEDT on     ,     ).

Q.	Am I entitled to appraisal rights?

A.	No. Under the DGCL, holders of shares of Tamboran common stock are not entitled to appraisal rights in connection with the arrangement or any of the matters to be acted on at the special meeting.

Q.	What is the size of the cash consideration?

A.	The cash consideration is $23,663,080.

Q.	Is completion of the arrangement subject to any conditions?

A.

Yes. Tamboran and Falcon cannot complete the arrangement unless a number of conditions are satisfied or waived, including receipt of the required approvals from Tamboran stockholders, Falcon shareholders and the Court, in addition to the regulatory approvals. See “The Arrangement Agreement and the Plan of Arrangement—Conditions to Completion of the Arrangement” section of this proxy statement for a more complete summary of the conditions that must be satisfied or waived prior to completion of the arrangement.

Q.	What happens if the arrangement is terminated?

A.

If the arrangement is terminated, Tamboran will not own any equity interests in the Falcon Entities, and Tamboran and Falcon will continue to operate as they did before entering into the arrangement agreement. The arrangement agreement contains certain termination rights for both Tamboran and Falcon, including, among others, (a) mutual consent by Tamboran and Falcon, (b) by either Tamboran or Falcon if (i) the transactions under the arrangement shall not have been consummated on or prior to March 30, 2026 (subject to an extension in certain circumstances defined in the arrangement agreement), or (ii) a final non-appealable governmental order has been enacted, entered, promulgated, adopted, issued or enforced by any governmental entity that is in effect and has the effect of making illegal or otherwise enjoining, restricting or prohibiting the consummation of any of the transactions, (c) by either Tamboran or Falcon if either the requisite stockholder or shareholder approval of Tamboran or Falcon stockholders or shareholders, respectively, shall not have been obtained, (d) by either Tamboran or Falcon if the other party breaches any of its representations, warranties or covenants in the arrangement agreement in a manner that would cause the corresponding condition to not be satisfied, subject to certain conditions, (e) by either Tamboran or Falcon if the other party’s board of directors changes its recommendation with respect to the stock issuance to Falcon or transactions, as applicable, (f) by either Tamboran or Falcon if there is a willful and material breach by the other party of the applicable restrictions with respect to soliciting competing business combination transactions, (g) by Tamboran if Falcon’s undisclosed liabilities exceed $3.0 million and (h) automatically if the minority shareholder approval is not obtained.

The arrangement agreement further provides that, upon termination of the arrangement agreement under certain circumstances, Tamboran will be required to pay to Falcon a termination fee of $3.75 million in connection with such termination, or Falcon will be required to pay to Tamboran a termination fee of $1.62 million or reimburse Tamboran for its documented out-of-pocket expenses incurred in connection with the arrangement in connection with such termination. See “The Arrangement Agreement and the Plan of Arrangement—Termination of the Arrangement Agreement” section of this proxy statement for a more complete summary of the termination provisions under the arrangement agreement.

Q.	When does Tamboran expect the arrangement to become effective?

A.

The arrangement is currently expected to close in the first quarter of 2026. The Closing is conditional on Falcon shareholders approving the arrangement resolution, the approval of Tamboran stockholders of the issuance of the Falcon Parent stock consideration to Falcon, and the satisfaction of other closing conditions. See “The Arrangement Agreement and the Plan of Arrangement—Conditions to Completion of the Arrangement” section of this proxy statement.

Q.	What will happen if the arrangement is completed?

A.	If the arrangement is completed, Tamboran will acquire, indirectly, the Falcon Interests, and the Falcon Entities will become indirect subsidiaries of Tamboran.

Q.	Who will be the directors and executive officers of the combined company following the arrangement?

A.

The arrangement agreement provides that at the effective time, the members of the boards of directors and management of Tamboran immediately prior to the effective time of the arrangement will be the directors and management of Tamboran following the arrangement and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

For additional information, see “The Arrangement—Management Following the Arrangement” section of this proxy statement.

Q.	Are there any risks I should consider in connection with the arrangement?

A.

Yes. There are a number of risk factors relating to Tamboran’s business and operations, the arrangement and the combined company’s business and operations, all of which should be carefully considered. See the “Risk Factors” section of this proxy statement.

Q.	Is this Tamboran’s annual meeting? Will I be voting on the election of directors at the special meeting?

A.

No. This is not Tamboran’s annual meeting and you will not be asked to elect directors at the special meeting. The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/TBN2026SM2, on     ,     , at      Central time (being      AEDT on     ,     ), unless adjourned or postponed to a later date. If you are a Tamboran stockholder of record as of the record date, you will receive a proxy card for the special meeting. Holders of CDIs as of the record date can direct the Depositary Nominee to vote the common stock underlying their CDIs at the special meeting by completing the CDI Voting Instruction Form.

Q.	Who is making this solicitation and who will pay the expenses?

A.

This proxy solicitation is being made on behalf of the Tamboran board of directors. Tamboran will pay for the cost of soliciting proxies. Proxies may be solicited on Tamboran’s behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. Tamboran has hired D.F. King & Co., Inc., 28 Liberty Street, 53rd Floor, New York, NY 10005, to solicit proxies. Tamboran will pay D.F. King & Co., Inc. a fee of $20,000 plus expenses for these services. Arrangements may be made with brokerage houses, custodians, nominees, and fiduciaries to send proxy materials to their principals, and Tamboran may reimburse them for their expenses.

Q.	Will a stockholder list be available for inspection?

A.

A list of Tamboran stockholders entitled to vote at the special meeting will be available for inspection by stockholders for any purpose germane to the meeting for 10 business days prior to the special meeting, at Tamboran Resources Corporation, Suite 01, Level 39, Tower One, International Towers Sydney, 100 Barangaroo Avenue, Barangaroo NSW 2000 between the hours of 9:00 a.m. and 5:00 p.m. AEST. The stockholder list will also be available to stockholders of record for examination during the special meeting at www.virtualshareholdermeeting.com/TBN2026SM2. You will need the control number included on your proxy card, or voting instruction form, or otherwise provided by your bank, broker, or other nominee.

Q.	What is “householding” and how does it affect me?

A.

Tamboran has adopted a procedure approved by the SEC called “householding.” Under this procedure, Tamboran sends only one proxy statement to eligible stockholders who share a single address, unless Tamboran has received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce Tamboran’s printing and mailing costs. Tamboran stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another Tamboran stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact Tamboran’s mailing agent, Broadridge, by calling (866) 540-7095 or writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

Q.	How can I find out the results of the voting at the special meeting?

A.

We will announce preliminary voting results at the special meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four (4) business days after the special meeting.

Q.	Who can help answer my questions?

A.

You may request additional copies, without charge, of this proxy statement and other proxy materials or ask questions about the special meeting, the proposals, or the procedures for voting your shares by writing to our Corporate Secretary at Suite 01, Level 39, Tower One, International Towers Sydney, 100 Barangaroo Avenue, Barangaroo NSW 2000.

You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the arrangement, the arrangement agreement or other matters discussed in this proxy statement. You may also obtain additional information about Tamboran from the documents we file with the SEC, or by following the instructions in the “Where You Can Find More Information” section of this proxy statement.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand each of the proposals to be submitted for a vote at the special meeting, you should carefully read this proxy statement, including its annex, other documents incorporated by reference into this proxy statement and the other documents referred to by Tamboran and Falcon. See also the “Where You Can Find More Information” section of this proxy statement.

The Parties to the Arrangement

Tamboran

Tamboran is an early stage, growth-driven independent natural gas exploration and production company focused on an integrated approach to the commercial development of the natural gas resources in the Beetaloo Basin located within the Northern Territory of Australia. Through its subsidiaries, Tamboran holds approximately 1.9 million net prospective acres and is the largest acreage holder in the Beetaloo Basin. Tamboran believes natural gas will play a significant role in the transition to cleaner energy and is committed to supporting the global energy transition by developing commercial production of natural gas in the Beetaloo Basin with net zero equity Scope 1 and 2 emissions. Tamboran common stock currently trades on the NYSE under the symbol “TBN.” Tamboran’s CDIs currently trade on the ASX under the symbol “TBN” with 200 CDIs representing an interest in one share of Tamboran common stock. Tamboran’s headquarters are located at Suite 01, Level 39, Tower One, International Towers Sydney, 100 Barangaroo Avenue, Barangaroo NSW 2000. Its telephone number is +61 (2) 8330-6626 and its website address is www.tamboran.com. Information contained on its website is not incorporated by reference into this proxy statement. See the “Where You Can Find More Information” section of this proxy statement.

U.S. Sub

Tamboran Resources Investments Holding Corporation is a corporation organized and existing under the laws of the State of Delaware, U.S.A. incorporated on September 29, 2025 and a wholly owned subsidiary of Tamboran formed for the purpose of effecting the arrangement.

Australia Sub

Tamboran (Beetaloo) Pty Ltd is a company organized and existing under the laws of Australia incorporated on April 9, 2013 and a wholly owned subsidiary of Tamboran. As of the date of this proxy statement, Australia Sub does not own any assets or conduct any operations.

Falcon

Falcon is an international oil and gas company engaged in the exploration and development of unconventional oil and gas assets, with the current portfolio focused in Australia. Falcon is incorporated in British Columbia, Canada and headquartered in Dublin, Ireland. Falcon common shares are traded on the TSXV and AIM under the symbols “FO” and “FOG”, respectively. Falcon’s headquarters are located at 68 Merrion Square South, Dublin 2, Ireland. Its telephone number is +353 1 676 8702 and its website address is www.falconoilandgas.com. Information contained on its website is not incorporated by reference into this proxy statement. See the “Information about Falcon” section of this proxy statement.

Falcon Australia

Falcon Australia is a company organized and existing under the laws of Australia and a subsidiary of Falcon. Falcon owns 98.1% of the issued and outstanding equity interests in Falcon Australia and the Falcon

Australia minority holders own the remaining 1.9%. Pursuant to the arrangement, Australia Sub will acquire the 98.1% interests from Falcon. Following completion of the arrangement, upon Australia Sub owning the Australia Interests, Australia Sub will proceed with purchasing the Falcon Australia minority stock.

Special Meeting of Tamboran Stockholders

The Special Meeting

The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/TBN2026SM2, on     ,  , at      Central time (being      AEDT on     ,  ), or such other date, time and place to which the special meeting may be adjourned or postponed. Tamboran stockholders are being asked to consider and vote on the following proposals in connection with the arrangement:

1.

Proposal No. 1 – The Stock Issuance Proposal – to approve the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock;

2.

Proposal No. 2 – ASX Capacity Proposal – to approve, for the purposes of ASX Listing Rule 7.1 and for all other purposes, the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock; and

3.

Proposal No. 3 – The Adjournment Proposal – to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement.

Record Date for the Special Meeting

You can vote at the special meeting all of the shares of Tamboran common stock you held of record as of the close of business on    , , which is the record date for the special meeting. As of the record date, there were    shares of Tamboran common stock outstanding. Holders of CDIs of Tamboran at that time will be entitled to receive notice of, and to attend the special meeting as guests, but such holders will not be able to vote at the special meeting, except as provided for in “Questions and Answers About the Special Meeting—What does it mean to be a holder of CDIs?”.

Recommendations of the Tamboran Board of Directors

The Tamboran board of directors unanimously recommends that you vote “FOR” each of the proposals to be considered and voted upon at the special meeting. See “The Arrangement—Tamboran’s Reasons for the Arrangement” and “The Arrangement—Recommendations of the Tamboran Board of Directors” sections of this proxy statement for more information about the factors considered by the Tamboran board of directors.

Required Vote

Each share of Tamboran common stock is entitled to one vote at the special meeting. Each CDI holder is entitled to direct the Depositary Nominee to vote one vote for every one share of common stock underlying every 200 CDIs held by such holder on the record date. The holders of a majority of the shares of Tamboran common stock issued and outstanding and entitled to vote at the special meeting must be present in person (online) or represented by proxy in order to constitute a quorum for all matters to come before the special meeting. Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the stock issuance proposal, the ASX capacity proposal and the adjournment proposal to be voted upon at the special meeting are considered “non-routine,” such organizations do not have discretion to vote on the stock issuance proposal, the ASX capacity proposal and the adjournment proposal with a broker non-vote. Therefore, if you fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the stock issuance proposal, the ASX capacity proposal and the adjournment proposal, your shares will not be considered present at the special meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on the stock issuance proposal, the ASX capacity proposal and the adjournment proposal. If you provide instructions to your bank, broker or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposals, your shares will be considered present at the special meeting and will be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate proposal, but will not be voted with respect to the other proposals.

Approval of the stock issuance proposal, the ASX capacity proposal and the adjournment proposal presented at the special meeting will require the affirmative vote of a majority of the voting power of shares of Tamboran common stock present in person (online) or represented by proxy and entitled to vote thereon at the special meeting. An abstention from voting at the special meeting will have the same effect as a vote “AGAINST” the stock issuance proposal, the ASX capacity proposal and the adjournment proposal, respectively. The failure of a Tamboran stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the stock issuance proposal, the ASX capacity proposal and the adjournment proposal. A broker non-vote will not be voted on the stock issuance proposal, the ASX capacity proposal or the adjournment proposal.

Security Ownership of Certain Beneficial Owners and Management

As of the close of business on     ,    , the current directors and executive officers of Tamboran were deemed to beneficially own      shares of Tamboran common stock, constituting, in the aggregate,      percent of the shares of Tamboran common stock outstanding on that date. Beneficial ownership is determined in accordance with SEC rules as described under “The Special Meeting—Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement.

The Acquisition of Falcon Australia Minority Stock

Following completion of the arrangement, upon Australia Sub owning the Australia Interests, Australia Sub will become entitled to compulsorily acquire the Falcon Australia minority stock. Australia Sub will proceed with the compulsory acquisition of the Falcon Australia minority stock for cash consideration at a price per share no less than the price paid to Falcon for the Australia Interests. To the extent that any Falcon Australia minority holders notify Australia Sub that they wish to receive shares of Tamboran common stock in lieu of cash, Tamboran and Australia Sub will consider and may agree to such requests. If Tamboran and Australia Sub agree to issue shares of Tamboran common stock in lieu of cash to such requesting Falcon Australia minority holders, Tamboran may issue to the Falcon Australia minority holders the Falcon Australia stock consideration. The Falcon Australia stock consideration will not be registered under the Securities Act or the U.S. securities laws of any state of the United States and will be issued and exchanged in reliance upon the exemption from the registration requirements provided under Regulation S promulgated under the Securities Act or Section 4(a)(2) of the Securities Act. For additional information, see “The Acquisition of Falcon Australia Minority Stock” section of this proxy statement.

The Arrangement

The arrangement agreement provides that at the effective time, Australia Sub will acquire the Australia Interests from Falcon and U.S. Sub will acquire the Falcon Interests from Falcon in exchange for the arrangement consideration. The arrangement will be implemented under the BCBCA and requires approval of (a) at least two-thirds of the votes cast by Falcon shareholders who vote in person (online) or by proxy at the meeting of Falcon shareholders and (b) the Court.

A copy of the arrangement agreement and the plan of arrangement are attached as Annex A to this proxy statement. You are urged to read the arrangement agreement and the plan of arrangement in their entirety because they are the legal documents that govern the arrangement. For more information on the arrangement, the arrangement agreement and the plan of arrangement, see “The Arrangement Agreement and the Plan of Arrangement” section of this proxy statement.

Consideration Paid Pursuant to the Arrangement

At the effective time, Tamboran will (a) issue to Falcon 6,537,503 shares of Tamboran common stock and (b) pay to Falcon $23,663,080 in cash. Based on 1,109,141,512 Falcon common shares issued and outstanding as of September 3, 2025, each Falcon shareholder (other than dissenting Falcon shareholders or Falcon shareholders subject to sanctions) will receive 0.00687 shares of Tamboran common stock in exchange for each Falcon common share they hold. The cash consideration will be deposited with the Blocked Account Agent (as defined below) and the Blocked Account Agent will hold the cash consideration in a Blocked Account (as defined below) for the benefit of Falcon shareholders subject to sanctions, in accordance with applicable sanctions laws.

Upon completion of the arrangement, it is expected that Tamboran stockholders will own approximately 76.3%, and Falcon shareholders will own approximately 23.7% of the combined company; provided, however, that if Tamboran acquires the Falcon Australia minority stock, and all Falcon Australia minority holders were to receive the Falcon Australia stock consideration, it is expected that Tamboran stockholders will own approximately 75.9% of the combined company after taking into account the issuance of the Falcon Australia stock consideration.

Support Agreements

Concurrently with the execution of the arrangement agreement, directors and officers of Falcon entered into support agreements (the “support agreements”) with Tamboran, pursuant to which each such director and officer agreed to (a) vote at any meeting of the shareholders of Falcon all of its common shares held of record or thereafter acquired in favor of the transactions contemplated by the arrangement agreement, (b) be bound by certain other covenants and agreements related to the transactions contemplated by the arrangement agreement and (c) be bound by certain transfer restrictions with respect to such securities, in each case, on the terms and subject to the conditions set forth in the support agreement.

Non-Solicitation of Alternative Transactions and Change in Recommendation

Tamboran and Falcon each have agreed that, except as contemplated by the arrangement agreement, neither they nor any of their subsidiaries will (and Tamboran and Falcon will, and will cause each of their respective subsidiaries to, use reasonable best efforts to cause its and their respective representatives not to):

•

directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Tamboran or Falcon or any of their respective subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal, except as expressly permitted in the arrangement agreement;

•

participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Tamboran or Falcon or any of their subsidiaries or afford access to the properties, books or records of Tamboran or Falcon or any of their respective subsidiaries with respect to, relating to, or in furtherance of, an acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal, unless, and only with respect to Tamboran, (i) notice is provided to Falcon, (ii) Tamboran’s board determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that such proposal could reasonably lead to a superior proposal and (iii) Tamboran’s board determines in good faith (after consultation with its financial advisors and outside legal counsel) that failure to participate in such discussions or negotiations or to disclose such non-public information or data would be reasonably likely to be inconsistent with its fiduciary duties under applicable laws;

•

accept an acquisition proposal or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (i) constituting or related to, or that would reasonably be expected to lead to, any acquisition proposal (other than an acceptable confidentiality agreement permitted pursuant to the arrangement agreement) or (ii) requiring or which would reasonably be expected to cause Tamboran or Falcon to abandon, terminate or fail to consummate the arrangement; or

•

(i) withhold, withdraw or qualify (or amend or modify in a manner adverse to the other party), or publicly propose to withhold, withdraw or qualify (or amend or modify in a manner adverse to the other party), the approval or recommendation or declaration of advisability, as applicable, by its board of directors or any such committee thereof of the arrangement agreement, the arrangement, the issuance of the Falcon Parent stock consideration to Falcon or the arrangement resolution of Falcon, as applicable, (ii) endorse or recommend, adopt or approve, or propose publicly to endorse or recommend, adopt or approve or allow either party or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, with respect to, or in connection with any other acquisition proposal, (iii) fail to include the board recommendation in its proxy statement or circular, as applicable, (iv) (x) as to Tamboran, in response to an acquisition proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Tamboran common stock (other than by Falcon or an affiliate of Falcon), fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Tamboran stockholders on or prior to the earlier of (1) three (3) business days prior to the date of the special meeting or (2) ten (10) business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer, or (y) as to Falcon, in response to an acquisition proposal that is structured as a takeover bid, fail to recommend, in a directors’ circular prepared by Falcon, against acceptance of such takeover bid on or prior to the earlier of (1) three (3) business days prior to the date of the Falcon shareholder meeting or (2) fifteen (15) days after the formal commencement of such takeover bid, (v) if an acquisition proposal (or a material modification thereto) has been publicly announced or disclosed (other than pursuant to the foregoing clause (iv)), fail to publicly reaffirm its board of director recommendation on or prior to the earlier of five (5) business days following the written request of the other party or three (3) business days prior to the date of its meeting or (vi) make any other public statement that is materially inconsistent with its board of directors recommendation.

Prior to receipt of the approval of the issuance of the Falcon Parent stock consideration to Falcon by Tamboran’s stockholders, in response to a bona fide written acquisition proposal that did not result from a breach of its non-solicitation obligations under the arrangement agreement, and that its board of directors determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, is a superior proposal and the failure to make an adverse recommendation change would be inconsistent with its fiduciary duties under applicable law, Tamboran’s board of directors may make an adverse recommendation change; provided, however, that it will not be entitled to exercise its right to make an adverse recommendation change in response to a superior proposal (x) until five (5) business days after it provides written notice to Falcon advising Falcon that it has received an acquisition proposal that its board of directors has determined in good faith, after consultation with its financial advisor(s) and outside legal counsel, constitutes a superior proposal, including a copy of such superior proposal specifying the material terms and conditions thereof and any applicable transaction and financing documents, and identifying the person or group making such superior proposal, (y) if during such five (5) business day period, Falcon proposes any alternative transaction (including any modifications to the terms of the arrangement agreement), unless its board of directors determines in good faith (after consultation with its financial advisor(s) and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal) that such previous superior proposal remains a superior proposal, and (z) unless its board of directors, after consultation with outside legal counsel, determines that the failure to make an adverse recommendation change would be inconsistent with its fiduciary duties under applicable law.

Notwithstanding the foregoing, other than in connection with a superior proposal (with respect to Tamboran), at any time prior to receipt of the approval of its stockholders or shareholders, as applicable, in response to an intervening event that is not related to any acquisition proposal, each of the Tamboran and Falcon board of directors may make an adverse recommendation change if it:

•

determines in good faith, after consultation with its outside legal counsel and any other advisor it chooses to consult, that the failure to make such adverse recommendation change would be inconsistent with its fiduciary duties under applicable law; and

•

provides written notice to the other party advising the other party that it is contemplating making an adverse recommendation change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) it may not make an adverse recommendation change until, with respect to Tamboran, the fourth business day, or with respect to Falcon, the fifth business day, after receipt by the other party of the notice of change and (y) during such four (4) or five (5) business day period, as applicable, at the request of the other party, it will negotiate in good faith with respect to any changes or modifications to the arrangement agreement which would allow it not to make such adverse recommendation change in response thereto.

Conditions to Completion of the Arrangement

The respective obligations of Tamboran and Falcon to consummate the arrangement are subject to the satisfaction of the following conditions at or prior to the effective time, any or all of which may be waived jointly by Tamboran and Falcon, to the extent permitted by applicable law:

•	the arrangement resolution having obtained the required approval of Falcon shareholders at the Falcon shareholder meeting;

•	the issuance of the Falcon Parent stock consideration to Falcon having obtained the required approval of Tamboran stockholders at the special meeting;

•

the interim order and the final order each having been obtained on terms consistent with the arrangement agreement and otherwise reasonably satisfactory to Tamboran and Falcon and having not been set aside or modified in a manner reasonably unacceptable to Falcon and Tamboran on appeal or otherwise;

•	the shares of Tamboran common stock to be issued to Falcon as stock consideration for the arrangement having been authorized for listing on the NYSE, subject to official notice of issuance; and

•

no law or order (whether temporary, preliminary or permanent) having been enacted, entered, promulgated, adopted, issued or enforced by any governmental entity that is in effect and has the effect of making illegal or otherwise enjoining, restricting or prohibiting the consummation of any of the transactions.

The obligations of Tamboran, Australia Sub and U.S. Sub to effect the arrangement are further subject to satisfaction of the following conditions at or prior to the effective time, any or all of which may be waived jointly by Tamboran, Australia Sub and U.S. Sub, in whole or in part, to the extent permitted by applicable law:

•

the accuracy of the representations and warranties of Falcon set forth in the arrangement agreement, subject to the materiality standards set forth in the arrangement agreement, as of September 30, 2025 and as of the Closing (except that representations and warranties that speak as of a specified date or period of time will be true and correct only as of such date or period of time);

•

Falcon having performed in all material respects all obligations and complied in all material respects with all covenants required by the arrangement agreement to be performed or complied with by it at or prior to the Closing;

•	there having not occurred since the date of the arrangement agreement a material adverse effect with respect to Falcon;

•	Falcon having delivered to Tamboran an officer’s certificate certifying as to the matters specified in the foregoing conditions;

•	dissent rights will not have been exercised (or, if exercised, remain outstanding) with respect to more than 5% of the issued and outstanding Falcon common shares;

•	minority shareholder approval must have been obtained by no later than December 30, 2025;

•	the regulatory approvals will have been obtained and will remain in full force and effect;

•

agreements with each holder of Falcon stock options, pursuant to which each such holder has agreed to cancel and terminate its Falcon stock options, will have been duly executed and delivered by each such holder and, as of immediately prior to the effective time, be in full force and effect;

•	the support agreements will have been duly executed and delivered by each support party and, as of immediately prior to the effective time, be in full force and effect; and

•	the Blocked Account Agent will have been engaged for purposes contemplated by and set forth in the arrangement agreement.

The obligation of Falcon to effect the arrangement will be further subject to satisfaction of the following additional conditions at or prior to the effective time, any or all of which may be waived by Falcon, in whole or in part, to the extent permitted by applicable law:

•

the accuracy of the representations and warranties of Tamboran, Australia Sub and U.S. Sub set forth in the arrangement agreement, subject to the materiality standards set forth in the arrangement agreement, as of September 30, 2025 and as of the Closing (except that representations and warranties that speak as of a specified date or period of time will be true and correct only as of such date or period of time);

•

Tamboran having performed in all material respects all obligations and complied in all material respects with all covenants required by the arrangement agreement to be performed or complied with by it at or prior to the Closing;

•	there having not occurred since the date of the arrangement agreement a material adverse effect with respect to Tamboran; and

•	Tamboran having delivered to Falcon an officer’s certificate certifying as to the matters specified in the foregoing conditions.

As further discussed under the section entitled “Risk Factors,” Tamboran cannot be certain when, or if, the conditions to the arrangement will be satisfied or waived, or that the arrangement will be completed.

Termination of the Arrangement Agreement

The arrangement agreement may be terminated prior to the effective time, whether before or after receipt of the approval of Falcon shareholders or Tamboran stockholders, as applicable, (i) by mutual written agreement of Tamboran and Falcon or (ii) by either Tamboran or Falcon if:

•

the effective date has not occurred on or prior to March 30, 2026; provided, however, that if as of March 30, 2026 one or more of the conditions to Closing set forth in the arrangement agreement relating to the obtaining of regulatory approvals has not been satisfied, but at such time all other conditions to Closing have been satisfied or waived (or are capable of being satisfied) or waived, then such date will automatically be extended to June 30, 2026; provided further, however, that the right to terminate the arrangement agreement will not be available to any party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under the arrangement agreement had been the cause of, or resulted in, the failure of the effective time to occur by the termination date;

•

any governmental entity has enacted, entered, promulgated, adopted, issued or enforced a final and non-appealable order or other law having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the arrangement;

•	the approval of the issuance of the Falcon Parent stock consideration to Falcon has not been received at the special meeting;

•	the requisite Falcon shareholder approval relating to the arrangement has not been obtained at a meeting of Falcon shareholders; or

•

prior to the effective time, the other party’s covenants, representations or warranties contained in the arrangement agreement will have been breached or any of such other party’s representations and warranties will have become untrue, such that certain of the conditions precedent to completing the arrangement (as described therein) would not be satisfied, and such breach (i) is incapable of being cured prior to the termination date (including as such date may have been extended in accordance with the arrangement agreement), or (ii) will not have been cured by the earlier of (x) 30 days following receipt by such party of written notice of such breach describing in reasonable detail such breach and (y) two (2) business days prior to the termination date; provided, that Tamboran, U.S. Sub and Australia Sub or Falcon, as applicable, are not then in breach of any of their covenants, representations or warranties contained in the arrangement agreement, such that Falcon or Tamboran, as applicable, would have the right to terminate the arrangement agreement.

The arrangement agreement may be terminated prior to the effective time by Tamboran, upon written notice to Falcon if:

•	at any time prior to the receipt of the requisite Falcon shareholder vote, the Falcon board of directors, or any committee thereof, will have made an adverse recommendation change;

•

at any time prior to the receipt of the minority shareholder approval, if any director on the board of directors of Falcon Australia not appointed by Falcon or its subsidiaries adversely changes, withdraws, adversely modifies or adversely qualifies its recommendation in breach of the Australian Transaction Implementation Deed;

•

at any time prior to the receipt of the requisite Falcon shareholder vote, there is a willful and material breach of Falcon’s non-solicitation obligation other than in the case where (i) such breach is a result of an isolated action by a person who is a representative of Falcon (other than a director or officer of Falcon) who was not acting at the direction of such party, (ii) Falcon promptly remedies such breach and (iii) the consummation of the arrangement is not materially impeded, interfered with or prevented as a result of such breach; or

•	prior to the effective time, if Falcon’s undisclosed liabilities exceed $3.0 million.

The arrangement agreement may be terminated prior to the effective time by Falcon, upon written notice to Tamboran if:

•	at any time prior to the receipt of the requisite Tamboran stockholder approval, the Tamboran board of directors, or any committee thereof, will have made an adverse recommendation change; or

•

at any time prior to the receipt of the requisite Tamboran stockholder approval, there is a willful and material breach of Tamboran’s non-solicitation obligation other than in the case where (i) such breach is a result of an isolated action by a person who is a representative of Tamboran (other than a director or officer of Tamboran) who was not acting at the direction of such party, (ii) Tamboran promptly remedies such breach and (iii) the consummation of the arrangement is not materially impeded, interfered with or prevented as a result of such breach.

Termination Fees

Falcon will be required to pay a termination fee of $1.62 million to Tamboran in the event that the arrangement agreement is terminated by:

•

Tamboran due to a change in recommendation, breach of the Australian Transaction Implementation Deed between Falcon Australia and Australia Sub (the “Australian Transaction”) or willful and material breach by Falcon of its non-solicitation covenant;

•

Tamboran or Falcon due to a failure to obtain the requisite approval of Falcon shareholders at a time when Tamboran otherwise had the right to terminate the arrangement agreement due to a Falcon adverse recommendation change;

•

Tamboran or Falcon if the effective date has not occurred on or prior to March 30, 2026 (or such other date pursuant to the arrangement agreement) and at the time of such termination, (i) the requisite Falcon shareholder approval will not have been obtained and (ii) Tamboran would have been otherwise permitted to terminate the arrangement agreement due to a Falcon adverse recommendation change, and in each case of clauses (i) and (ii) a Falcon acquisition proposal has been publicly proposed or otherwise publicly communicated to Falcon shareholders or the Falcon board of directors and remains outstanding at the time of the Falcon shareholder meeting;

•

Tamboran or Falcon in the event that (i) prior to the meeting of Falcon shareholders relating to the arrangement, a Falcon acquisition proposal is publicly proposed or otherwise publicly communicated to Falcon shareholders or the Falcon board of directors and remains outstanding three (3) business days prior to the time of such meeting and (ii) the arrangement agreement is terminated by Tamboran or Falcon, as applicable, due to a failure to complete the arrangement by the termination date or due to a failure to receive the requisite Falcon shareholder approval or by Tamboran due to a Falcon terminable breach and concurrently with or within 12 months after any such termination described in clause (ii), Falcon or any Falcon Entity enters into a definitive agreement with respect to, or otherwise consummates, any acquisition proposal (substituting 50% for the 20% threshold set forth in the definition of “acquisition proposal” with respect to Falcon);

•	Tamboran if Falcon’s undisclosed liabilities exceed $3.0 million;

•	Tamboran if Falcon breaches its obligations in respect of cash calls or credit support; or

•

Falcon if the effective date has not occurred on or prior to March 30, 2026 (or such other date pursuant to the arrangement agreement) and at the time of such termination Tamboran had the right to terminate as a result of Falcon’s breach of its obligations in respect of cash calls or credit support.

Tamboran will be required to pay a termination fee of $3.75 million to Falcon in the event that the arrangement agreement is terminated by:

•	Falcon due to a change in recommendation or willful and material breach by Tamboran of its non-solicitation covenant;

•

Falcon or Tamboran due to a failure to obtain the requisite approval of Tamboran stockholders at a time when Falcon otherwise had the right to terminate the arrangement agreement due to a Tamboran adverse recommendation change;

•	Falcon with respect to an adverse recommendation change by the Tamboran board of directors in relation to a Tamboran superior proposal;

•

Falcon or Tamboran if the effective date has not occurred on or prior to the termination date and at the time of such termination, (i) the requisite Tamboran stockholder approval will not have been obtained and (ii) Falcon would have been otherwise permitted to terminate the arrangement agreement due to a Tamboran adverse recommendation change, and in each case of clauses (i) and (ii) a Tamboran acquisition proposal has been publicly proposed or otherwise publicly communicated to Tamboran stockholders or the Tamboran board of directors and remains outstanding at the time of the special meeting; or

•

Tamboran or Falcon in the event that (i) prior to the special meeting, a Tamboran acquisition proposal is publicly proposed or otherwise publicly communicated to Tamboran stockholders or the Tamboran board of directors and remains outstanding three (3) business days prior to the time of such meeting and (ii) the arrangement agreement is terminated by Falcon or Tamboran, as applicable, as a result of the occurrence of the termination date or due to a failure to receive the requisite Tamboran stockholder approval or by Falcon due to a Tamboran terminable breach and concurrently with or within 12 months after any such termination described in clause (ii), Tamboran or any subsidiary of Tamboran enters into a definitive agreement with respect to, or otherwise consummates, any acquisition proposal.

Tamboran’s Reasons for the Arrangement

In evaluating the arrangement agreement and the transactions contemplated thereby, the Tamboran board of directors consulted with Tamboran’s management and legal advisors. The Tamboran board of directors considered a number of factors when evaluating the arrangement, many of which, support the Tamboran board of directors’ determination that the transactions contemplated by the arrangement agreement are advisable, fair and reasonable, and in the best interests of Tamboran and its stockholders. The Tamboran board of directors considered these factors as a whole and without assigning relative weight to each such factor, and overall considered the relevant factors to be favorable to, and supportive of, its determinations and recommendations. These factors (which are not necessarily presented in order of relative importance and are not exhaustive) included:

•

the belief that the arrangement will materially increase Tamboran’s scale, forming the largest acreage holder in Australia’s Beetaloo Basin with roughly 2.9 million net prospective acres, including a 22.5% non-operating interest in all Daly Waters Energy, LP (“Daly Waters”) checkers, which increased scale is expected to strengthen Tamboran’s ownership over 406,693 gross acres (236,370 net acres) (the “Phase 2 Development Area”) to 80.62%;

•

the belief that the arrangement will create a combined company with a more valuable market capitalization, which may increase the potential upside in Tamboran’s equity and provide greater trading liquidity to Tamboran stockholders;

•

the belief that the addition of Falcon’s drilling locations will meaningfully increase Tamboran’s total drilling portfolio, and that the combined company’s more than 40,000 (gross) drilling locations will support enhanced production capabilities and strategic expansion;

•	the belief that the consolidation of Tamboran’s ownership across more than 90% of the Beetaloo depocenter will meaningfully reduce Tamboran’s total royalty burden;

•

that Tamboran stockholders will maintain a meaningful and majority ownership interest in the combined company, with an expected pro forma ownership of approximately 76.3%, giving Tamboran stockholders the ability to participate meaningfully in any potential future increases in value of the combined company’s common stock;

•

the belief that the arrangement is accretive to Tamboran stockholders given the implied acreage value of $169 per acre, which reflects a 4% discount to Tamboran’s current implied acreage value of $176 per acre;

•	that the combined company will continue to be led by Tamboran’s experienced management team;

•

the terms of the arrangement agreement, including the structure of the arrangement, the conditions to each party’s obligation to complete the arrangement, the ability of the Tamboran board of directors to engage with third parties regarding alternative proposals in certain circumstances, the ability of the Tamboran board of directors to change its recommendation with respect to the transactions contemplated by the arrangement agreement under certain circumstances and that the arrangement agreement provides that, in certain circumstances, Falcon could be required to pay a termination fee of $1.62 million to Tamboran;

•	the belief that the restrictions imposed on Tamboran’s business and operations during the pendency of the arrangement are reasonable and not unduly burdensome;

•

that the arrangement consideration that Tamboran will pay to Falcon is fixed and will not fluctuate in the event that the market price of Falcon common shares increases relative to the market price of Tamboran common stock between the date of the arrangement agreement and the Closing;

•	the likelihood of consummation of the arrangement and the Tamboran board of directors’ evaluation of the likely timeframe necessary to close the arrangement;

•	that Tamboran stockholders will have the opportunity to vote on the stock issuance proposal;

•

the Tamboran board of directors’ knowledge of, and discussions with, Tamboran senior management and its legal advisors regarding Tamboran’s and Falcon’s business operations, financial condition, results of operations and prospects, taking into account Tamboran’s due diligence investigation of Falcon; and

•	the Tamboran senior management team’s recommendation in support of the arrangement.

The Tamboran board of directors also considered a variety of risks and other potentially negative factors associated with the arrangement agreement and the transactions contemplated thereby. These factors (which are not necessarily presented in order of relative importance and are not exhaustive) included:

•

the possibility that the arrangement may not be completed or that completion may be unduly delayed for reasons beyond the control of Tamboran or Falcon, including the failure to receive necessary regulatory approvals or Tamboran stockholder approval of the stock issuance proposal or Falcon shareholder approval of the arrangement resolution;

•

that the arrangement consideration that Tamboran will pay to Falcon is fixed and, as a result, Tamboran stockholders cannot be certain at the time of the special meeting of the total market value of the arrangement consideration to be paid, and the possibility that Tamboran stockholders could be adversely affected in the event that the market price of Tamboran common stock increases relative to the market price of Falcon common shares between the date of the arrangement agreement and the Closing;

•

that there are significant risks inherent in integrating the operations of Falcon into Tamboran, and that successful integration will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the combined company;

•

that Falcon Australia shareholders may not approve the Item 7 Resolution relating to the acquisition by Australia Sub of all shares in Falcon Australia held by Falcon as provided in the arrangement agreement;

•

that the requirements for obtaining the required regulatory approvals and clearances could delay the completion of the arrangement for a significant period of time or prevent them from occurring at all;

•	that the arrangement agreement provides that, in certain circumstances, Tamboran could be required to pay a termination fee of $3.75 million to Falcon;

•

the negative effect that the length of time from announcement of the arrangement until completion of the arrangement could have on the market price of Tamboran common stock, Tamboran’s operating results and Tamboran’s relationship with its joint venture partners and others who do business with Tamboran;

•

that the restrictions on the conduct of Tamboran’s business prior to the consummation of the arrangement, although believed to be reasonable and not unduly burdensome, may delay or prevent Tamboran from undertaking business opportunities that may arise or other actions it would otherwise take with respect to the operations of Tamboran pending the consummation of the arrangement;

•	that the arrangement agreement restricts Tamboran’s ability to entertain alternative transactions unless certain conditions are satisfied;

•

the substantial costs to be incurred in connection with the arrangement, including the arrangement consideration, integrating the businesses of Tamboran and Falcon, and other transaction costs to be incurred in connection with the arrangement;

•	the potential for litigation relating to the arrangement and the associated costs, burden and inconvenience involved in defending those proceedings;

•

the potential that Tamboran’s management team will need to expend a significant amount of its time and attention to implementing the arrangement, including making arrangements for the integration of Tamboran’s and Falcon’s operations and assets following the arrangement;

•

the risks associated with the occurrence of events that may materially and adversely affect the financial condition, properties, assets, liabilities, business or results of operations of Falcon and its subsidiaries but that may not entitle Tamboran to terminate the arrangement agreement;

•

that Falcon shareholders are entitled to dissent rights in accordance with the plan of arrangement, and if Falcon shareholders exercise such rights, it will result in a higher than estimated cash outlay in relation to the arrangement; and

•	other risks of the type and nature described in the section titled “Risk Factors.”

After taking into account the factors set forth above, among others, the Tamboran board of directors concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the arrangement were outweighed by the potential benefits of the arrangement to Tamboran stockholders.

This foregoing discussion of the information and factors considered by the Tamboran board of directors as a whole in reaching its conclusion and recommendations includes the principal factors considered by the Tamboran board of directors with respect to the arrangement but is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the Tamboran board of directors in evaluating the arrangement agreement and the transactions contemplated thereby, and the complexity of these matters, the Tamboran board of directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the Tamboran board of directors may have given different weight to different factors. The Tamboran board of directors did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the arrangement agreement and the issuance of Tamboran common stock to Falcon pursuant to the arrangement agreement.

It should be noted that this explanation of the reasoning of the Tamboran board of directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of the Tamboran Board of Directors

After careful consideration, the Tamboran board of directors has determined that it is advisable, fair and reasonable, and in the best interests of Tamboran and its stockholders to consummate the arrangement as contemplated by the arrangement agreement. Accordingly, the Tamboran board of directors unanimously recommends that Tamboran stockholders vote:

•	“FOR” the stock issuance proposal;

•	“FOR” the ASX capacity proposal; and

•	“FOR” the adjournment proposal.

Board of Directors and Management Following the Arrangement

The members of the boards of directors and management of Tamboran immediately prior to the effective time of the arrangement will be the directors and management of Tamboran following the arrangement and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. For additional information, see “The Arrangement—Board of Directors and Management Following the Arrangement” section of this proxy statement.

Accounting Treatment

Tamboran prepares its financial statements in accordance with U.S. GAAP and Falcon prepares its financial statements in accordance with International Financial Reporting Standards (“IFRS”). In accordance with FASB ASC 805, Business Combinations, Falcon does not meet the definition of a business under ASC 805, since substantially all of the fair value of gross assets acquired is concentrated in Falcon’s exploration and evaluation assets (i.e., a group of similar identifiable assets). Consequently, Tamboran will be treated as the acquirer for accounting purposes and will account for the arrangement as an asset acquisition. The allocation of the purchase price for Falcon is based on management’s estimates of and assumptions related to fair value of the assets acquired and liabilities assumed as of the Closing Date using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

Court Approvals

The arrangement requires approval by the Court under Section 291 of the BCBCA. Falcon must first obtain the interim order which will, among other things, authorize and direct Falcon to call, hold and conduct the Falcon shareholder meeting and submit the arrangement to the Falcon shareholders for approval. Falcon has scheduled an interim order hearing for    . Under the arrangement agreement, Falcon is required to seek the final order as soon as reasonably practicable, but in any event not later than five (5) business days following the later of the approval of the arrangement resolution by Falcon shareholders at the Falcon shareholder meeting and the approval of the issuance of the Falcon Parent stock consideration to Falcon, subject to the availability of the Court.

The plan of arrangement will be implemented pursuant to Part 9, Division 5 of the BCBCA, which provides that, despite any other provision of the BCBCA, a company may propose to the Court an arrangement with shareholders, creditors or other persons and may, in that arrangement, make any proposal it considers appropriate. Pursuant to this part of the BCBCA, such a proposal will be made by Falcon to the Court for approval of the arrangement. The Court has broad discretion under the BCBCA when making orders with respect to plans of arrangement and the Court will consider, among other things, the fairness and reasonableness of the arrangement, both from a substantive and a procedural point of view. The Court may approve the arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending upon the nature of any required amendments, Falcon and/or Tamboran, each acting reasonably, may determine not to proceed with the transactions contemplated in the arrangement agreement. Prior to the hearing on the final order, the Court will be informed that the parties intend to use the final order of the Court approving the arrangement as the basis to rely on the exemption from the registration requirements under the Securities Act for the issuance of the Falcon Parent stock consideration to Falcon provided by Section 3(a)(10) thereof. Section 3(a)(10) of the Securities Act exempts from registration a security that is issued in exchange for outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear, by a court or by a governmental authority expressly authorized by law to grant such approval. There can be no assurance that the Court will approve the arrangement.

Regulatory Approvals

Pursuant to Act XLVIII of 1993 on Mining, the acquisition by Tamboran of Falcon Hungary requires the prior approval of the Hungarian Mining Authority (“Authority”). On November 28, 2025, the Authority granted its formal resolution, approving the acquisition. Although the resolution became final and enforceable, it remains subject to an administrative court action for 30 days brought by (i) any person whose right or legitimate interest is directly affected by the resolution or (ii) the public prosecutor’s office. The deadline for initiating such legal action expired on December 29, 2025, and no action was brought prior to the expiration date.

Additionally, pursuant to Act L of 2025 on elevating to statutory level the emergency decrees enacted in view of the armed conflict existing on the territory of Ukraine, Tamboran’s acquisition of Falcon Hungary qualifies as a foreign direct investment (“FDI”), which requires the prior approval of Hungary’s Ministry of National Economy (“Ministry”). The FDI notification was duly filed on October 10, 2025, and the acquisition was approved by the Ministry on December 23, 2025.

The Falcon common shares are listed and posted for trading on the TSXV and AIM under the symbols “FO” and “FOG”, respectively. Approval of the TSXV is required to complete the arrangement. Falcon applied to the TSXV for approval of the arrangement on January 7, 2026.

No Appraisal Rights

Under the DGCL, holders of shares of Tamboran common stock are not entitled to appraisal rights in connection with the arrangement or any of the matters to be acted on at the special meeting.

Who Can Answer Your Questions About Voting Your Shares

If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the special meeting, please contact Tamboran’s proxy solicitor:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, NY 10005

Banks, Brokerage Firms and Stockholders, please call toll free: (800) 659-5550

Email: TBN@dfking.com

THE ACQUISITION OF FALCON AUSTRALIA MINORITY STOCK

Following completion of the arrangement, upon Australia Sub owning the Australia Interests, Australia Sub will become entitled to compulsorily acquire the Falcon Australia minority stock. Australia Sub will proceed with the compulsory acquisition of the Falcon Australia minority stock for cash consideration at a price per share no less than the price paid to Falcon for the Australia Interests. To the extent that any Falcon Australia minority holders notify Australia Sub that they wish to receive shares of Tamboran common stock in lieu of cash, Tamboran and Australia Sub will consider and may agree to such requests. If Tamboran and Australia Sub agree to issue shares of Tamboran common stock in lieu of cash to such requesting Falcon Australia minority holders, Tamboran may issue to the Falcon Australia minority holders the Falcon Australia stock consideration. The Falcon Australia stock consideration will not be registered under the Securities Act or the U.S. securities laws of any state of the United States and will be issued and exchanged in reliance upon the exemption from the registration requirements provided under Regulation S promulgated under the Securities Act or Section 4(a)(2) of the Securities Act.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 30, 2025, Tamboran Resources Corporation (“Tamboran” or the “Company”) and its subsidiaries Tamboran (Beetaloo) Pty Ltd (“TBN Beetaloo”), and Tamboran Resources Investments Holdings Corporation (“TBN Investments Holdings”) (together as “TBN”), as buyer parties, entered into a definitive purchase and sale arrangement (the “Purchase Agreement”) with Falcon Oil and Gas Ltd (“Falcon”), as seller party. Pursuant to the Purchase Agreement, TBN agreed to acquire (the “FOG Acquisition” or the “Transaction”) all of the issued and outstanding interests in Falcon Oil & Gas Holdings Ireland Ltd. (“Falcon Holdings”), Falcon Oil & Gas Ireland Ltd. (“Falcon Ireland”), TXM Oil & Gas Exploration Kft. (“Falcon Hungary”) and Falcon Exploration and Production South Africa (Pty) Ltd (“Falcon South Africa”), and 98.1% of the issued and outstanding interests in Falcon Oil & Gas Australia Limited (“Falcon Australia”) (together the “Falcon Entities”) for a purchase price (the “Consideration”) of approximately $23.7 million in cash, and 6,537,503 shares of Tamboran. The Transaction will be effected by way of a Canadian plan of arrangement under the BCBCA. The FOG Acquisition is expected to close in the first quarter of fiscal year 2026, subject to customary closing conditions, including, among others, (i) the approval of the arrangement by at least two-thirds of the votes cast by Falcon shareholders at the Falcon shareholder meeting, (ii) the approval of the issuance of the Falcon Parent stock consideration to Falcon by a majority of the votes cast by Tamboran stockholders at the special meeting, (iii) the approval of the arrangement by the Court on terms consistent with the arrangement agreement and otherwise reasonably satisfactory to the parties, (iv) the authorization for listing of Tamboran common stock issuable pursuant to the arrangement agreement on the NYSE, (v) the absence of any law or order prohibiting the consummation of the arrangement and (vi) the receipt of the regulatory approvals. These closing conditions may not be fulfilled in a timely manner or at all, and, accordingly, the arrangement may not be completed.

The FOG Acquisition will be accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with Tamboran identified as the acquirer. As such, for the purpose of the unaudited pro forma condensed combined financial information, the fair value of the Consideration to be paid by Tamboran and the allocation of that amount to the underlying assets acquired and liabilities assumed will be recorded on a relative fair value basis. Additionally, transaction costs directly related to the FOG Acquisition will be capitalized as a component of the Consideration.

The following unaudited pro forma condensed combined financial information and related notes (“unaudited pro forma financial information”) has been prepared based on the historical audited consolidated financial statements of Tamboran Resources Corporation and its wholly owned subsidiaries (the “Group”), adjusted to give effect to transaction accounting adjustments for the assets and liabilities acquired by the Group in the FOG Acquisition.

The unaudited pro forma condensed combined statement of operations and comprehensive loss (“unaudited pro forma statement of operations”) for the year ended June 30, 2025 and the three months ended September 30, 2025, combines the historical audited and unaudited consolidated statement of operations and comprehensive loss of the Group for the corresponding periods, with the respective historical audited and unaudited consolidated statements of operations and comprehensive loss of Falcon, as derived from audited and unaudited consolidated financial statements as indicated below, as if the Transaction had occurred on July 1, 2024. The unaudited pro forma condensed combined balance sheet (“unaudited pro forma balance sheet”) as of September 30, 2025, combines the historical unaudited consolidated balance sheet of the Group, and the historical unaudited consolidated statement of financial position of Falcon as of September 30, 2025, derived from unaudited consolidated financial statements as indicated below, as if the Transaction had occurred on September 30, 2025.

The unaudited pro forma financial information has been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma financial information;

•

the historical audited consolidated financial statements of the Group for the year ended June 30, 2025, included in Tamboran’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 25, 2025;

•

the historical unaudited consolidated financial statements of the Group for the three months ended September 30, 2025, included in Tamboran’s quarterly report on Form 10-Q filed with the SEC on November 13, 2025;

•	the historical audited consolidated financial statements of Falcon for the year ended December 31, 2024, which are included elsewhere in this proxy statement;

•	the historical unaudited consolidated financial statements of Falcon for the six months ended June 30, 2025, which are included elsewhere in this proxy statement;

•	the historical unaudited consolidated financial statements of Falcon for the nine months ended September 30, 2025, which are included elsewhere in this proxy statement; and

•	other information relating to Tamboran and Falcon contained in or incorporated by reference into this document. See the “Where You Can Find More Information” section of this proxy statement.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-K as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Tamboran has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The pro forma adjustments related to the Transaction are described in the notes to the unaudited pro forma combined financial information and principally include the following:

•	Perimeter adjustment to eliminate Falcon’s assets and liabilities that will not be acquired as part of the Transaction; and

•	Pro forma adjustments to record the Transaction.

The unaudited pro forma condensed combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by Tamboran’s management; accordingly, actual results could differ materially from the unaudited pro forma financial information. Significant estimates and assumptions include, but are not limited to, the timing of close of the arrangement, the preliminary purchase price allocation and Tamboran’s stock price at Closing. Management believes that the assumptions used to prepare the unaudited pro forma financial information provide a reasonable and supportable basis for presenting the significant estimated effects of the arrangement. The unaudited pro forma financial information is not necessarily indicative of the financial position and results of operations that actually would have been achieved had the Transaction occurred as of the dates indicated herein, nor do they purport to project the future financial position and operating results of the combined company. The unaudited pro forma financial information also does not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Transaction, which are described in the section entitled “The Arrangement” in this proxy statement, and, accordingly, do not attempt to predict or suggest future results.

TAMBORAN RESOURCES CORPORATION

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2025 (in thousands)

	Historical Tamboran	Reclassified Historical Falcon (Note 3)	IFRS to U.S. GAAP and Policy Adjustments (Note 4)	Note	Transaction Accounting Adjustments (Note 5)	Note	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$39,557	$1,973	$—		$(24,577)	5(a) 5(b)	$16,953
Restricted cash	—	35	—		—		35
Trade and other receivables:
Joint interest billings	1,763	—	—		(162)	5(c)	1,601
ATO receivable	1,687	—	—		—		1,687
Other receivables	757	20	—		—		777
Prepaid expenses and other current assets	2,696	79	—		—		2,775

Total current assets	46,460	2,107	—		(24,739)		23,828
Natural gas properties, successful efforts method:
Unproved properties	378,802	56,178	(6,906)	4(a) 4(b)	146,021	5(d)	574,095
Assets under construction — natural gas equipment	34,868	—	—		—		34,868
Property, plant and equipment, net	348	—	—		—		348
Operating lease right-of-use assets	4,199	8	(8)	4(c)	—		4,199
Finance lease right-of-use assets	14,144	—	—		—		14,144
Prepaid expenses and other non-current assets	5,344	2,741	—		(17)	5(a)	8,068

Total non-current assets	437,705	58,927	(6,914)		146,004		635,722

TOTAL ASSETS	$484,164	$61,034	$(6,914)		$121,265		$659,549

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$31,121	$894	$—		$12,717	5(a) 5(c) 5(e)	$44,732
Advance against joint interest billings	1,943	—	—		—		1,943
Current portion of operating lease obligations	2,472	11	(11)	4(c)	—		2,472
Current portion of finance lease obligations	14,782	—	—		—		14,782

Total current liabilities	50,318	905	(11)		12,717		63,929
Operating lease obligations	1,795	—	—		—		1,795
Finance lease obligations	6,561	—	—		—		6,561
Asset retirement obligations	10,053	17,151	(1,317)	4(b)	(6,082)	5(f)	19,805
Other non-current liabilities	68	—	—		—		68

Total non-current liabilities	18,477	17,151	(1,317)		(6,082)		28,230

Total liabilities	68,796	18,056	(1,328)		6,635		92,160
Stockholders’ equity
Common stock	18	406,684	—		(406,677)	5(g) 5(h)	25
Additional paid-in capital	478,155	47,446	—		100,883	5(g) 5(h)	626,484
Accumulated other comprehensive loss	(7,560)	—	(79)	4(b)	79	5(g)	(7,560)
Accumulated deficit	(175,464)	(411,839)	(5,400)	4(a) 4(b) 4(c)	417,239	5(g)	(175,464)

	295,150	42,291	(5,479)		111,524		443,484
Noncontrolling interest	120,218	687	(107)	4(a) 4(b)	3,106	5(d)	123,905

Total stockholders’ equity	415,368	42,978	(5,586)		114,630		567,389

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$484,164	$61,034	$(6,914)		$121,265		$659,549

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements. Certain amounts in the unaudited pro forma condensed combined financial statements may not add up or recalculate due to rounding.

TAMBORAN RESOURCES CORPORATION

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

For the three months ended September 30, 2025

(in thousands, except share and per share amounts)

	Historical Tamboran	Reclassified Historical Falcon (Note 3)	IFRS to U.S. GAAP and Policy Adjustments (Note 4)	Note	Transaction Accounting Adjustments (Note 5)	Note	Pro Forma Combined	(Note)
Revenue and other operating income	$—	$—	$—		$—		$—
Operating costs and expenses
Compensation and benefits, including stock-based compensation	(1,994)	(327)	—		52	5(i)	(2,269)
Consultancy, legal and professional fees	(1,822)	(223)	—		118	5(i)	(1,927)
Depreciation and amortization	(2)	—	—		—		(2)
Loss on remeasurement of assets classified as held for sale	—	—	—		—		—
Accretion of asset retirement obligations	(289)	(142)	(13)	4(b)	(251)	5(j)	(695)
Exploration expense	(682)	(51)	(60)	4(a)	—		(793)
Camp expense recoveries, net	(1,629)	—	—		—		(1,629)
LNG feasibility study expenses	(191)	—	—		—		(191)
General and administrative	(1,598)	(116)	(1)	4(c)	86	5(i)	(1,629)

Total operating costs and expenses	(8,205)	(859)	(74)		5		(9,135)

Loss from operations	(8,205)	(859)	(74)		5		(9,135)
Other income (expense)
Interest income (expense), net	(305)	10	1	4(c)	(6)	5(i)	(300)
Foreign exchange gain (loss), net	(551)	34	—		—		(517)
Other income (expenses), net	—	—	—		—		—

Total other income (expense)	(856)	44	1		(6)		(817)

Net loss	(9,061)	(815)	(73)		(1)		(9,952)
Less: Net loss attributable to noncontrolling interest	(879)	(2)	(1)	4(a) 4(b)	—		(882)

Net loss attributable to stockholders	$(8,182)	$(813)	$(72)		$(1)		$(9,070)

Net loss per common stock
Basic and diluted	$(0.467)						$(0.377)	5(k)
Weighted average number of common stock outstanding	—
Basic and diluted	17,525,363						24,062,866	5(k)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements. Certain amounts in the unaudited pro forma condensed combined financial statements may not add up or recalculate due to rounding.

TAMBORAN RESOURCES CORPORATION

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

For the year ended June 30, 2025

(in thousands, except share and per share amounts)

	Historical Tamboran	Reclassified Historical Falcon (Note 3)	IFRS to U.S. GAAP and Policy Adjustments (Note 4)	Note	Transaction Accounting Adjustments (Note 5)	Note	Pro Forma Combined	(Note)
Revenue and other operating income	$—	$—	$—		$—		$—
Operating costs and expenses
Compensation and benefits, including stock-based compensation	(9,397)	(1,199)	—		215	5(i)	(10,381)
Consultancy, legal and professional fees	(6,531)	(380)	—		159	5(i)	(6,752)
Depreciation and amortization	(86)	—	—		—		(86)
Loss on remeasurement of assets classified as held for sale	(376)	—	—		—		(376)
Accretion of asset retirement obligations	(1,042)	(498)	(65)	4(b)	(926)	5(j)	(2,531)
Exploration expense	(4,112)	(195)	(1,751)	4(a)	—		(6,058)
LNG feasibility study expenses	(6,035)	—	—		—		(6,035)
Checkerboard fee	(5,950)		—		—		(5,950)
General and administrative	(5,787)	(380)	(7)	4(c)	266		(5,908)

Total operating costs and expenses	(39,316)	(2,652)	(1,823)		(286)		(44,077)

Loss from operations	(39,316)	(2,652)	(1,823)		(286)		(44,077)
Other income (expense)
Interest income (expense), net	1,551	(82)	7	4(c)	(39)		1,437
Foreign exchange gain (loss), net	(2,585)	386	—		—	5(i)	(2,199)
Other income (expenses), net	726	66	—		—		792

Total other income (expense)	(308)	370	7		(39)		30

Net loss	(39,624)	(2,282)	(1,816)		(325)		(44,047)
Less: Net loss attributable to noncontrolling interest	(2,722)	(4)	(34)	4(a) 4(b)	—		(2,760)

Net loss attributable to stockholders	$(36,902)	$(2,278)	$(1,782)		$(325)		$(41,287)

Net loss per common stock
Basic and diluted	$(2.517)						$(1.948)	5(k)
Weighted average number of common stock outstanding
Basic and diluted	14,661,192						21,198,695	5(k)

The accompanying notes are an integral part of these condensed combined consolidated financial statements. Certain amounts in the unaudited pro forma condensed combined financial statements may not add up or recalculate due to rounding.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Transaction

On September 30, 2025, TBN entered into the Purchase Agreement with Falcon to acquire all of the issued and outstanding interests in Falcon Holdings, Falcon Ireland, Falcon Hungary and Falcon South Africa, and 98.1% of the issued and outstanding interests in Falcon Australia. In connection with the Transaction, Tamboran has agreed to pay $23.7 million in cash, and issue 6,537,503 shares of Tamboran common stock.

Following completion of the arrangement, and Falcon Australia minority holder approval, Australia Sub will become entitled to compulsorily acquire the remaining 1.9% of the issued and outstanding equity interests of Falcon Australia held by the Falcon Australia minority holders. Australia Sub will proceed with the compulsory acquisition of the Falcon Australia minority stock for cash consideration at a price per share no less than the price paid to Falcon for the Australia Interests. To the extent that any Falcon Australia minority holders notify Australia Sub that they wish to receive shares of Tamboran common stock in lieu of cash, Tamboran and Australia Sub will consider and may agree to such requests. Following such discussions, Tamboran may issue to the Falcon Australia minority holders up to an aggregate of 147,508 shares of Tamboran common stock.

2.	Basis of Presentation

Tamboran prepares its consolidated financial statements on the basis of a fiscal year end of June 30. The consolidated financial statements of Falcon have historically been prepared on the basis of a fiscal year end of December 31. In accordance with the applicable SEC rules, if the fiscal year end of an acquired entity differs from the acquirer’s fiscal year end by more than one quarter, the acquired entity’s income statement must be brought up within one quarter of the acquirer’s fiscal year end. As such financial information for Falcon for the year ended June 30, 2025, and the three months ended September 30, 2025, have been derived for purpose of the preparation of the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet was prepared using the historical unaudited consolidated balance sheet of the Group and historical unaudited consolidated statement of financial position of Falcon as of September, 30, 2025. The unaudited pro forma condensed combined statements of operations and comprehensive loss was prepared using:

•	the historical unaudited consolidated statements of operations and comprehensive loss of the Group for the three months ended September, 30, 2025;

•	the historical audited consolidated statements of operations and comprehensive loss of the Group for the year ended June 30, 2025;

•

the historical unaudited consolidated statement of operations and comprehensive loss of Falcon for the twelve months ended June 30, 2025, has been derived by adding the financial data from the historical unaudited consolidated statement of operations and comprehensive loss for the six months ended June, 30, 2025, to the financial data from the historical audited consolidated statement of operations and comprehensive loss for the fiscal year ended December 31, 2024, and subtracting the financial data from the historical unaudited consolidated statement of operations and comprehensive loss for the six months ended June, 30, 2024 (Refer to Note 3); and

•	the historical unaudited consolidated statement of operations and comprehensive loss of Falcon for the three months ended September 2025.

The unaudited pro forma balance sheet and statements of operations and comprehensive loss should be read in conjunction with the historical financial statements including the notes thereto, as listed above, which are incorporated by reference.

The historical audited and unaudited consolidated financial statements of the Group are prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and are reported in

U.S. dollars. The historical audited and unaudited consolidated financial statements of Falcon are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and are reported in U.S. dollars.

The unaudited pro forma balance sheet gives effect to the Transaction as if it had occurred on September 30, 2025. The unaudited pro forma statement of operations and comprehensive loss give effect to the Transaction as if it had occurred on July 1, 2024.

The FOG Acquisition will be accounted for as an asset acquisition in accordance with U.S.GAAP as Falcon does not meet the definition of a business under ASC 805, since substantially all of the fair value of gross assets acquired is concentrated in Falcon’s exploration and evaluation assets (i.e., a group of similar identifiable assets). Consequently, the assets acquired and liabilities assumed in the FOG Acquisition will be measured and recognized on the Consideration allocated based on their relative fair values as of the date of Closing the Transaction (the “Closing Date” or “Transaction Date”). Additionally, all transaction costs associated with the FOG Acquisition will be capitalized as a component of the Consideration (together the “Transaction Price”). As of the date of this proxy statement, Tamboran has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of Falcon’s assets to be acquired and liabilities to be assumed and the related allocation of the Transaction Price. The fair value measurements utilize estimates based on key assumptions of the FOG Acquisition, including historical and current market data.

Material adjustments have been made to reflect Falcon’s historical audited and unaudited consolidated financial statements on a U.S. GAAP basis for purposes of unaudited pro forma financial information and to align Falcon’s historical significant accounting policies under IFRS to Tamboran’s significant accounting policies under U.S. GAAP.

A final determination of the fair value of Falcon’s assets and liabilities will be based on the assets of Falcon that exist as of the closing date of the Transaction and, therefore, cannot be made prior to the consummation of the Transaction. In addition, the value of the Consideration to be paid by Tamboran upon the consummation of the Transaction will be determined based on the closing price of Tamboran’s common stock on the Transaction Date. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial information presented herein. Tamboran has estimated the fair value of Falcon’s assets and liabilities based on discussions with Falcon’s management, preliminary valuation studies, due diligence and information presented in Falcon’s filings with the London Stock Exchange and and the TSXV in Canada.

Upon completion of the FOG Acquisition, a final determination of fair value of Falcon’s assets and liabilities will be performed. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma balance sheet and unaudited pro forma statements of operations. The final Transaction Price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

The unaudited pro forma financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the FOG Acquisition. In management’s opinion, all adjustments known to date that are necessary to fairly present the pro forma information have been made. The unaudited pro forma financial information do not purport to represent what the combined company’s results of operations would have been if the FOG Acquisition had actually occurred on the date indicated above, nor are they indicative of Tamboran’s future results of operations.

Purchase Consideration

The stock price assumed for the total preliminary purchase price is the closing price of Tamboran’s common stock on September 30, 2025 ($22.69 per share), the most recent date practicable prior to the mail date of this proxy statement. The final purchase consideration will be based on the actual closing price per share of Tamboran’s common stock on the Closing Date, which could differ materially from the assumed Tamboran’s common stock price used to estimate purchase consideration for the purposes of the unaudited pro forma financial information. A hypothetical 10 percent change in Tamboran’s closing stock price as of September 30, 2025, would have an approximate $15 million impact on the purchase price, which would consequently impact the allocation of transaction price to assets acquired and liabilities assumed in the FOG Acquisition.

Pursuant to the Purchase Agreement, at the closing of the Transaction, Tamboran will own;

•	98.1% ownership interest in Falcon Australia; and

•	100% ownership interest in Falcon Hungary, Falcon Ireland, Falcon South Africa and Falcon Holdings.

In exchange, Tamboran has agreed to issue 6,537,503 shares of the Company’s common stock and pay $23.7 million in cash to Falcon.

Upon completion of the FOG Acquisition, the Group will also enter into consulting agreements with certain directors and officers of Falcon, pursuant to which the Group will issue to those directors and officers an aggregate of 369,084 share options with an exercise price of $21.94 per share. These share options will not form part of the Transaction and will be accounted for separately.

Purchase Price Allocation

The preliminary determination of the Transaction Price and the fair value of assets acquired and liabilities assumed are as follows (in thousands):

Amount
Cash consideration	$23,663
Fair value of equity consideration (1)	148,336

Total consideration	171,999
Transaction costs capitalized	13,176

Transaction price	185,175

Assets acquired:
Cash and cash equivalents	1,059
Restricted cash	35
Trade and other receivables	20
Prepaid expenses and other current assets	79
Unproved properties	195,293
Prepaid expenses and other non-current assets	2,724

Total assets acquired	199,210
Liabilities assumed:
Accounts payable and accrued expenses	(597)
Asset retirement obligations	(9,752)

Total liabilities assumed	(10,349)

Net assets acquired	188,861

Noncontrolling interest	$(3,686)

(1)	Based on 6,537,503 shares of Tamboran common stock at $22.69 per share (closing price as of September 30, 2025).

3.	Historical Consolidated Financial Statements of Falcon

Falcon’s historical balances were derived from Falcon’s historical audited and unaudited financial statements as described above and are presented under IFRS and in U.S. dollars. The historical balances reflect certain reclassifications of Falcon’s consolidated statement of operations and comprehensive loss and consolidated statement of financial position categories to conform to Tamboran’s presentation in its consolidated statement of operations and comprehensive loss and consolidated balance sheet. The reclassifications identified and presented in the unaudited pro forma financial information are based on discussions with Falcon’s management, due diligence and information presented in Falcon’s filings with the London Stock Exchange and the TSXV in Canada.

Until the Transaction is completed, both Tamboran and Falcon are limited in their ability to share certain information. As of the date of this proxy statement, Tamboran is not aware of any additional adjustments that would have a material impact on the unaudited pro forma financial information that are not reflected in the pro forma adjustments.

The derived historical unaudited consolidated statement of operations and comprehensive loss of Falcon (as described in Note 2) for the year ended June 30, 2025 is as follows (in thousands):

	[A]	[B]	[C]	[A]-[B]+[C]
	Audited	Unaudited	Unaudited	Unaudited
	Financial Statements for year ended December 31, 2024	Financial Statements for six months ended June 30, 2024	Financial Statements for six months ended June 30, 2025	Historical for the year ended June 30, 2025
Revenue
Oil and natural gas revenue	$—	$—	$—	$—
Other income	—	—	63	63
Expenses
Exploration and evaluation expenses	(196)	(86)	(85)	(195)
General and administrative expenses	(2,031)	(1,078)	(1,003)	(1,956)
Decommissioning provision	—	—	—	—
Foreign exchange gain / (loss)	256	42	172	386

Total Expense	(1,971)	(1,122)	(916)	(1,765)

Results from operating activities	(1,971)	(1,122)	(853)	(1,702)
Finance income	42	18	271	295
Finance expenses	(1,036)	(451)	(290)	(875)

Net finance expense	(994)	(433)	(19)	(580)
Loss before tax	(2,965)	(1,555)	(872)	(2,282)
Taxation	—	—	—

Loss and comprehensive loss for the year	(2,965)	(1,555)	(872)	(2,282)
Loss and comprehensive loss attributable to:
Equity holders of the company	(2,958)	(1,551)	(871)	(2,278)
Non-controlling interests	(7)	(4)	(1)	(4)

Loss and comprehensive loss for the year	$(2,965)	$(1,555)	$(872)	$(2,282)

The reclassifications made to present Falcon’s consolidated statement of financial position as of September 30, 2025 to conform with that of Tamboran are as follows (in thousands):

Falcon Historical Financial Statement Line	Tamboran Historical Financial Statement Line	Falcon Historical Amount	Reclassifications		Falcon Reclassified Amount
Assets	Assets
Exploration and evaluation assets	Unproved properties	$56,178	$—		$56,178
Right of use assets	Operating lease right-of-use assets	8	—		8
Accounts receivable		2,741	(2,741)	(a)	—
	Prepaid expenses and other non-current assets		2,741	(a)	2,741
Restricted cash	Restricted cash	35	—		35
Current: Cash and cash equivalents	Current: Cash and cash equivalents	1,973	—		1,973
Current: Accounts receivable	Current: Trade and other receivables—Other receivables	99	(79)	(b)	20
	Current: Prepaid expenses and other current assets	—	79	(b)	79
Liabilities	Liabilities
Decommissioning provision	Asset retirement obligations	17,151	—		17,151
Current: Accounts payable and accrued expenses	Current: Accounts payable and accrued expenses	894	—		894
Current: Lease liabilities	Current: Operating lease obligations	11	—		11
Equity	Shareholders’ equity
Share capital	Common stock	406,684	—		406,684
Contributed surplus	Additional paid-in capital	47,446	—		47,446
Retained deficit	Accumulated deficit	(411,839)	—		(411,839)
Non-controlling interests	Noncontrolling interest	$687	$—		$687

(a)	Represents a reclassification of Falcon’s deposits, historically included in accounts receivable, to prepaid expenses and other non-current assets to align with Tamboran.
(b)	Represents a reclassification of Falcon’s prepaid expenses, historically included in accounts receivable, to prepaid expenses and other current assets to align with Tamboran.

The reclassifications made to present Falcon’s consolidated statement of operations and comprehensive loss for three months ended September 30, 2025 to conform with that of Tamboran are as follows (in thousands):

Falcon Historical Financial Statement Line	Tamboran Historical Financial Statement Line	Falcon Historical Amount	Reclassifications		Falcon Reclassified Amount
Oil and natural gas revenue	Revenue and other operating income	$—	$—		$—
Other income	Other income (expense), net	—	—		—
Exploration and evaluation expenses	Exploration expense	(51)	—		(51)
General and administrative expenses	General and administrative	(666)	550	(a)(b)	(116)
	Compensation and benefits, including stock-based compensation	—	(327)	(a)	(327)
	Consultancy, legal and professional fees	—	(223)	(b)	(223)

Falcon Historical Financial Statement Line	Tamboran Historical Financial Statement Line	Falcon Historical Amount	Reclassifications		Falcon Reclassified Amount
Foreign exchange gain / (loss)	Foreign exchange gain (loss), net	34	—		34
Finance income	Interest (expense) income net	10	—		10
Finance expense	Interest (expense) income net	(142)	142	(c)	—
	Accretion of asset retirement obligations	—	(142)	(c)	(142)
Loss and comprehensive loss attributable to Non-controlling interests	Net loss attributable to noncontrolling interest	$(2)	$—		$(2)

(a)

Represents a reclassification of Falcon’s employee compensation expenses, historically included in general and administrative expenses, to compensation and benefits, including stock-based compensation to align with Tamboran.

(b)

Represents a reclassification of Falcon’s consultancy and professional fee expenses, historically included in general and administrative expenses, to consultancy, legal and professional fees to align with Tamboran.

(c)	Represents a reclassification of Falcon’s accretion of asset retirement obligations, historically included in finance expense, to accretion of asset retirement obligations to align with Tamboran.

The reclassifications and perimeter adjustments made to present Falcon’s consolidated statement of operations and comprehensive loss for the year ended June 30, 2025 to conform with that of Tamboran are as follows:

Falcon Historical Financial Statement Line	Tamboran Historical Financial Statement Line	Falcon Historical Amount	Reclassifications		Falcon Reclassified Amount
Oil and natural gas revenue	Revenue and other operating income	$—	$—		$—
Other income	Other income (expense), net	63	3	(a)	66
Exploration and evaluation expenses	Exploration expense	(195)	—		(195)
General and administrative expenses	General and administrative	(1,956)	1,576	(a)(b) (c)(d)	(380)
	Compensation and benefits, including stock-based compensation	—	(1,199)	(b)	(1,199)
	Consultancy, legal and professional fees	—	(380)	(c)	(380)
	Depreciation and amortization	—	—	(d)	—
Decommissioning provision	Accretion of asset retirement obligations	—	—		—
Foreign exchange gain / (loss)	Foreign exchange gain (loss), net	386	—		386
Finance income	Interest (expense) income net	295	—		295
Finance expense	Interest (expense) income net	(875)	498	(e)	(377)
	Accretion of asset retirement obligations	—	(498)	(e)	(498)
Loss and comprehensive loss attributable to Non-controlling interests	Net loss attributable to noncontrolling interest	$(4)	$—		$(4)

(a)	Represents a reclassification of Falcon’s gain on sale of assets, historically included in general and administrative expenses, to other income (expenses) net to align with Tamboran.

(b)

Represents a reclassification of Falcon’s employee compensation expenses, historically included in general and administrative expenses, to compensation and benefits, including stock-based compensation to align with Tamboran.

(c)

Represents a reclassification of Falcon’s consultancy and professional fee expenses, historically included in general and administrative expenses, to consultancy, legal and professional fees to align with Tamboran.

(d)	Represents a reclassification of Falcon’s depreciation expense, historically included in general and administrative expenses, to depreciation and amortization to align with Tamboran.
(e)	Represents a reclassification of Falcon’s accretion of asset retirement obligations, historically included in finance expense, to accretion of asset retirement obligations to align with Tamboran.

4.	IFRS to U.S. GAAP Adjustments and Accounting Policy Alignment

U.S. GAAP differs in certain material respects from IFRS. The following material adjustments have been made to reflect Falcon’s historical audited and unaudited consolidated statement of operations and comprehensive loss and consolidated statement of financial position on a U.S. GAAP basis for purposes of unaudited pro forma financial information. In addition, the material adjustments have been made to align Falcon’s historical significant accounting policies under IFRS to Tamboran’s significant accounting policies under U.S. GAAP.

(a) Unproved Properties

Under U.S. GAAP Tamboran uses the successful efforts method of accounting to account for its unproved properties whereas Falcon uses full cost method of accounting under IFRS to account for its unproved properties. Certain costs that are expensed under the successful efforts method are capitalized under the full cost method, including unsuccessful exploration drilling costs, geological and geophysical costs and administrative expenses directly related to exploration and development activities.

As such, the adjustment reflects the impact of expensing certain historical costs originally capitalized to oil and gas properties by Falcon under IFRS to align with successful efforts method of accounting followed by Tamboran under U.S. GAAP. This resulted in a reduction to unproved properties of $5.5 million. Additional geological and geophysical costs and administrative expenses directly related to exploration of $1.8 million and $0.1 million was recognized in exploration expense for the year ended June 30, 2025 and three month period ended September 30, 2025, respectively.

(b) Asset Retirement Obligation

Under U.S. GAAP, the initial recognition of the asset retirement obligation liability is recognized at fair value, generally utilizing a present value technique to estimate the liability discounted at a credit-adjusted risk-free interest rate, and further adjusted for inflation and market risk premium. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.

Under IFRS, asset retirement obligation liabilities are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, discounted at a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate are re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.

As such, the adjustment reflects the impact of using the credit-adjusted risk-free interest rate on the carrying value of asset retirement obligations related to Falcon’s Australian well interests under U.S. GAAP. The change in discount rate resulted in a reduction to unproved properties of $1.5 million and a reduction of asset retirement obligations of $1.3 million. Additional accretion expense of $0.1 million and $0.1 million was recognized for the year ended June 30, 2025 and three month period ended September 30, 2025, respectively.

The unaudited pro forma financial information does not reflect the impact of converting Falcon’s asset retirement obligations for its Hungarian well interests and related accretion expenses on a U.S. GAAP basis as it is impractical to re-estimate the impact of period-to-period revisions to the timing or amount of the original reclamation liability over historical periods using the layering approach and credit-adjusted risk-free interest rates. In addition, the impact of converting asset retirement obligations for Hungarian wells from IFRS to U.S. GAAP is not meaningful because, as a part of pro forma adjustments, asset retirement obligations for Falcon’s Hungarian well interests are recorded using Tamboran’s assumptions related to cash outflows and credit-adjusted risk-free interest rates as of the Transaction Date. Therefore, Tamboran has reflected the adjustment to recognize asset retirement obligations related to Falcon’s Hungarian well interests at its estimated fair value on the Transaction Date.(Refer Note 5).

(c) Leases

Under U.S. GAAP, a lessee identifies a lease at inception of the agreement and classifies it as either a finance lease or an operating lease based on the application of five specific criteria. Under IFRS, similar to U.S. GAAP, a lessee identifies a lease at inception of the agreement but does not distinguish between an operating lease and a finance lease. A single recognition and measurement model is applied to all leases under IFRS. While the initial measurement and recognition of a lease is similar under U.S. GAAP and IFRS, the subsequent measurement differs. Under U.S. GAAP, a straight-line expense is recognized for an operating lease, as opposed to IFRS, which yields a higher expense in earlier years of the lease term. However, the lease entered into by Falcon was determined to be a short term (12 months or less) lease by Tamboran for which no right-of-use asset and lease liability is required to be recognized under U.S. GAAP as there is not an expectation the lease will be renewed or extended for a further period.

As such, the adjustment reflects the impact of derecognizing Falcon’s right-of-use asset and lease liability. The interest on lease liability amounting to less than $0.1 million and less than $0.1 million for the year ended June 30, 2025 and three month period ended September 30, 2025, respectively was also reclassified from interest expense to general and administrative expenses.

5.	Transaction Accounting Adjustments

The following adjustments have been made to the unaudited pro forma financial information to reflect certain preliminary Transaction Price allocation accounting and other pro forma adjustments. Further review may identify additional adjustments that could have a material impact on the unaudited pro forma financial information of the combined company. At this time, Tamboran is not aware of any additional transaction related adjustments that would have a material impact on the unaudited pro forma financial information that are not reflected or disclosed in the pro forma adjustments.

The pro forma transactions accounting adjustments are based on preliminary estimates and assumptions that are subject to change.

The following transaction accounting adjustments have been reflected in the unaudited pro forma combined condensed balance sheet as of September 30, 2025:

(a)	Reflects the elimination of historical assets and liabilities of Falcon that were not acquired or assumed as part of the FOG Acquisition.

(b)	Reflects the use of cash and cash equivalents to fund the cash consideration for the FOG Acquisition.

(c)	Reflects the elimination of receivable and payable balances between the Group and Falcon.

(d)	Reflects the pro forma adjustment to record the acquisition of Falcon’s unproved properties along with the related impact on noncontrolling interests.

(e)	Reflects the pro forma adjustments to record the accrual of the estimated transaction costs payable by the Group.

(f)	Reflects the pro forma adjustments to record the impact of Tamboran’s assumptions and inputs on Falcon’s asset retirement obligations.

(g)	Reflects the elimination of Falcon’s historical shareholders’ equity.

(h)	Reflects the issuance of common stock consideration for the FOG Acquisition.

The following transaction accounting adjustments have been reflected in the unaudited pro forma combined condensed statement of operations and comprehensive loss for the three months period ended September 30, 2025 and for the year ended June 30, 2025:

(i)	Reflects the elimination of historical income and expenses of Falcon that were not part of the FOG Acquisition.

(j)

Reflects the pro forma adjustment to accretion of asset retirement obligations resulting from change in the basis of asset retirement obligations related to Falcon’s Hungarian well interest due to Tamboran’s assumptions and inputs.

(k)

Reflects the impact of the allocation of net loss attributable to Tamboran’s stockholders and issuance of additional shares of Tamboran common stock on computation of basic and diluted net loss per common stock.

INFORMATION ABOUT FALCON

Overview of Falcon’s Business

Falcon is an international oil and gas company engaged in the exploration and development of unconventional oil and gas assets. Falcon’s interests are located in internationally diversified countries that are characterized by a high regional demand for energy and are close to existing infrastructure allowing rapid delivery of oil and gas to market in Australia and Hungary. Falcon is incorporated in British Columbia, Canada and headquartered in Dublin, Ireland. Falcon common shares are traded on the TSXV and AIM under the symbols “FO” and “FOG”, respectively. The information provided herein in respect of Falcon includes information in respect of the Falcon Entities (collectively, the “Falcon Group”). All dollar amounts in this section are in United States dollars “$”, except as otherwise indicated. “A$” where referenced represents Australian dollars.

Falcon’s strategy is to leverage the Falcon Group’s expertise in the unconventional oil and gas industry to acquire interests in licenses covering large acreages of land and to build on its internationally diversified portfolio of unconventional assets and interests, located in countries that Falcon’s board of directors believes support the exploitation of unconventional oil and gas. Falcon seeks to add value to its assets by entering into farm-out arrangements with major oil and gas companies that will fully or partially carry Falcon through seismic and drilling work programs. The Falcon Group’s principal interests are located in two major underexplored basins in Australia and South Africa and further interests in Hungary, covering approximately 12.3 million gross acres in total. The carrying value at September 30, 2025 of Falcon’s interest in Australia is $56 million, while the Hungarian asset is zero due to a determination in 2014 that the estimated recoverable amount was insufficient to cover the carrying value of the asset. For the South African interest, costs associated with the technical cooperation permit are expensed as incurred.

Summary of Operations

The following table summarizes the principal oil and gas interests of Falcon in Australia, South Africa and Hungary.

Assets (Country)	Interest (%)	Operator	Status	Area (km2)
Exploration Permit EP76 (Beetaloo Sub-Basin, Northern Territory, Australia)	22.5(i)	Tamboran B2 Pty Ltd (iii)	Exploration	1,891.3
Exploration Permit EP98 (Beetaloo Sub-Basin, Northern Territory, Australia)	22.5(i)	Tamboran B2 Pty Ltd (iii)	Exploration	10,316.0
Exploration Permit EP117 (Beetaloo Sub-Basin, Northern Territory, Australia)	22.5(i)	Tamboran B2 Pty Ltd (iii)	Exploration	6,412.0
Technical Cooperation Permit (Karoo Basin, South Africa)(ii)	100	Falcon	TCP	30,327.9
Makó Production License (Makó Trough, Hungary)	100	Falcon Hungary	Production	994.6

Notes:

(i)

Falcon owns 98.1% of Falcon Australia, which holds a 22.5% interest in EP76, EP98 and EP117 (collectively the “Exploration Permits”). The remaining 1.9% interest of Falcon Australia is held by the Falcon Australia minority holders. The Exploration Permits are currently in year three with a permit year end of May 31, 2028. On March 25, 2024, Falcon announced that Falcon Australia had elected to reduce its participating interests in the first two wells of the Shenandoah South Pilot Project (“Pilot Project”) from 22.5% to 5% and on January 24, 2025 it was announced that Falcon Australia would reduce its participation in the remaining three wells for the Pilot Project to 0%.

(ii)

In compliance with the terms of the Technical Cooperation Permit (“TCP”), Falcon submitted its application for an exploration license in August 2010. Local counsel has confirmed that despite the TCP having an expiry date of October 2010, Falcon’s interests remain valid and enforceable.

(iii)	In September 2022, Origin Energy B2 Pty Ltd. (“Origin”) announced the divestment of its interest in the Exploration Permits to Tamboran B2 Pty Ltd, with Tamboran B2 Pty Ltd appointed as operator.

Beetaloo Sub-Basin, Northern Territory, Australia

Overview

Falcon Australia is one of the two registered holders of approximately 4.6 million gross acres (~18,619 km2), 1 million net acres, of three Exploration Permits in the Beetaloo Sub-basin, Northern Territory, Australia. The Beetaloo Sub-basin is located 600 kilometers south of Darwin, close to infrastructure including a highway, a pipeline and a railway, offering transport options to the Australian market and beyond via the existing and developing liquified natural gas capacity in Darwin. The Beetaloo Sub-basin is a Proterozoic and Cambrian tight oil and gas basin. In its entirety, the Beetaloo Sub-basin covers approximately 8.7 million acres (~35,260 km2) and is a relatively underexplored onshore exploration basin. The area is also remote and sparsely populated. In consideration of these factors, Falcon’s board of directors believes the Beetaloo Sub-basin has shale oil and shale gas potential.

Exploration Permits

In accordance with local law and regulations, Falcon Australia’s acreage interests are subject to combined government and Northern Land Council royalties on production values of up to approximately 12% and for other royalties granted by Falcon Australia, please refer to the section below. Falcon Australia is subject to Commonwealth Government corporation tax of 30%, however where the entity has aggregated annual turnover of less than A$50 million for the financial year and ‘base rate entity passive income’ of 80% or less of assessable income, Falcon Australia would be considered a ‘base rate entity’ for Australian tax purposes and would be taxed at a lower rate of 25%. Falcon Australia is also subject to the Commonwealth Government’s Petroleum Resource Rent Tax (“PRRT”) levied at the rate of 40% on taxable profits derived from the petroleum projects. The PRRT is calculated on the individual projects, and royalties are deductible for PRRT purposes. The PRRT tax system is separate from the company income tax system and is based on cash flow. Both royalties and PRRT are deductible for corporate income tax purposes.

Overriding Royalty Beetaloo Sub-Basin Exploration Permits

On April 18, 2024, Falcon announced that Falcon Australia had agreed to grant Daly Waters and a major US-based energy industry service provider an overriding royalty interest (“ORRI”) over Falcon Australia’s participating interests in the Exploration Permits in return for cash payments of $3 million and $1 million respectively.

Falcon Australia agreed to grant:

•

to Daly Waters, in consideration for a cash payment of $3 million, an ORRI of 6.0% in respect of the area around the Pilot Project development, in which Falcon Australia has a 5% PI, and an ORRI of 1.3333% in respect of the remaining ~4.5 million acres; and

•

to a major US-based energy services provider, in consideration for a cash payment of $1 million, an ORRI of 2% in respect of the area around the Pilot Project development, and an ORRI of 0.4444% in respect of the remaining ~4.5 million acres.

Other ORRI granted in previous years over Falcon Australia’s 22.5% participating interests are as follows: (i) 2% ORRI to Sheffield Holdings; and (ii) 1% ORRI to Malcolm John Gerrard, Territory Oil & Gas LLC and Tom Dugan Family Partnership LLC.

Transformational Farm Out of Beetaloo Unconventional Acreage

On September 19, 2022, Origin announced its divestment of its 77.5% interest in the Exploration Permits to Tamboran B2 Pty Ltd, a 50:50 joint venture between Daly Waters Energy, LP and Tamboran (West) Pty Limited. On October 11, 2022, Falcon announced that Falcon Australia had entered into a binding letter of intent with Tamboran B2 Pty Ltd pursuant to which the parties agreed to amend the terms of the joint operating agreement and the farm in agreement, each dated May 2, 2014 (as amended), entered into with Origin in respect of Falcon Australia’s interest in the Exploration Permits. The key terms of the letter of intent provide for:

•	Falcon Australia to earn an additional carry on future well costs of up to A$30m (A$6.75m net to Falcon Australia);

•	the introduction of drilling spacing units providing Falcon Australia with participation optionality on the drilling of future wells;

•	the sharing of well data on any sole risk wells, providing Falcon Australia with visibility on crucial data and analysis even where it elects not to participate; and

•

preemptive rights in relation to Origin’s divestment of its 77.5% interest in the Beetaloo Sub-basin would not be exercised by Falcon Australia and all preemptive and similar rights are to be removed from the joint operating agreement, providing Falcon Australia with greater flexibility for realization of license interests.

Current Activity

Shenandoah South 1H Well – 22.5% Participating Interest

On February 26, 2024, Falcon announced that the Shenandoah South 1H (“SS1H”) well in EP117 achieved commercial IP30 flow rate of 3.2 MMcf/d (normalized to 6.4 MMcf/d over 1,000 meters), significantly higher than pre-drill expectations. The SS1H demonstrated that the geological rock properties, indicative of favorable well performance, met or exceeded the US Marcellus shale (including reservoir pressure, effective porosity and gas in place). The SS1H IP30 flow rate delivered the highest normalized rates achieved in the Beetaloo Sub-basin to February 2024, exceeding the previous normalized IP30 record achieved by the Tanumbirini 3H well in the Santos-operated EP161 acreage in 2022. The SS1H result demonstrated that the deepest regions of the Beetaloo Sub-basin have the most consistent geology and deliver the highest flow rates and recoverable volumes.

In March 2024, the SS1H well achieved above commercial IP60 flow rate of 3.0 MMcf/d (normalized to 6.0 MMcf/d over 1,000 meters) and on April 26, 2024 Falcon announced that the SS1H achieved above commercial IP90 flow rate of 2.9 MMcf/d (normalized to 5.8 MMcf/d over 1,000 meters). The SS1H flow test indicates that future development wells with lateral lengths of ~3,000 meters may be capable of delivering average rates of 17.8 MMcf/d over the first 90 days of production. The strong SS1H result validated the decision to progress with the Pilot Project in the Shenandoah South region within the deep shale in the Beetaloo West.

Pilot Project – Reduced Participating Interest

On March 25, 2024, Falcon announced that Falcon Australia had elected to reduce its participating interest in the Pilot Project from 22.5% to 5%, for the first two wells in the 2024 drilling program creating two new drilling spacing units totaling ~51,200 acres. This optimizes Falcon Australia’s interest in the Beetaloo, since Falcon Australia would only have to pay for 5% of the costs of the two wells drilled in 2024.

Furthermore, on January 25, 2025, it was announced that Falcon Australia would reduce its participation in the Pilot Project to 0% for the three wells drilled in 2025.

Shenandoah South 2H & Shenandoah S2-2H Sidetrack – 5% Participating Interest

On August 30, 2024, Falcon announced the commencement of the 2024 drilling program with the spudding of the Shenandoah South 2H (“SS2H”) horizontal well in EP98 with the H&P super-spec FlexRig® Flex 3 Rig.

The SS2H well was successfully drilled to a total depth of 6,300 meters (20,669 feet) in 35 days, intersecting the Amungee Member B-Shale and including a 3,000-meter (9,843-foot) horizontal section. Data from the SS2H well demonstrated geological rock properties consistent with the SS1H location, with strong gas shows across the entire horizontal section and no observed faulting. When preparing to run production casing a downhole mechanical issue was unable to be remediated, which resulted in the SS2H well being plugged and sidetracked. On November 18, 2024, it was announced that the SS2H ST1 sidetrack well had been cased and suspended at a total measured depth of 4,932 meters (16,182 feet), including a 1,800 meter (5,906-foot) horizontal section within the Amungee Member B-Shale.

On February 7, 2025, Falcon announced the completion of the Shenandoah S2-2H sidetrack well stimulation with 35 stages successfully completed across the 1,671-meter (5,483-foot) horizontal section of the Amungee Member B-shale with the Liberty Energy (NYSE: LBRT) modern stimulation equipment. Stimulation activities achieved five stages over a 24-hour period on multiple days, the average proppant intensity was 2,706 pounds per foot and achieved wellhead injection rates above 100 barrels per minute and the average stage spacing was 48 meters (~157 feet). On May 14, 2025 Falcon announced that flow testing had commenced after a longer soaking period following analysis of wells across the Beetaloo Sub-basin, allowing water to imbibe into the rock, increasing the formation’s relative permeability to gas.

On June 16, 2025, it was announced that SS2H ST1 well achieved an average IP30 flow rate of 7.2 MMcf/d over 1,671-meters (5,483-foot) across a 35-stage stimulated length, making it the highest IP30 result in the Beetaloo to date. The normalized flow rate of 13.2 MMcf/d over an extrapolated 10,000-foot horizontal section is in-line with the average of more than 11,000 wells in the Marcellus Shale dry gas area on production over a 12-month period. The results demonstrate the commercial deliverability of gas from the Amungee Member B-Shale in the Australian East Coast gas market that typically sells at a premium to Henry Hub in the United States and under long term CPI-linked contracts. The exit rate trajectory continues a steady, low-declining curve at 6.7 MMcf/d (normalized at 12.2 MMcf/d per 10,000- feet) with a flowing wellhead pressure of ~910 psi. The steady state decline curve on SS2H ST1 well was consistent with that achieved from the SS1H well.

On July 14, 2025, it was announced that SS2H ST1 well achieved an IP60 flow rate of 6.8 MMcf/d over 1,671-metres (5,483-foot) across a 35-stage stimulated horizontal. The exit rate maintained a steady, low-declining curve at 6.4 MMcf/d with a flowing wellhead pressure of ~720 psi and exhibited less decline than that of the SS1H well over the 31- 60 day period of testing.

Furthermore, on August 11, 2025, it was announced that SS2H ST1 well achieved an average IP90 flow rate of 6.7 MMcf/d over 1,671 meters (5,483 foot). At the completion of the 90-day period, the well was flowing at 6.5 MMcf/d with a wellhead pressure of ~700 psi, a ~3% decline in wellhead pressure from the end of day 60. SS2H ST1 was suspended ahead of expected stimulation in H1 2026.

SS4H Horizontal Well – 5% Participating Interest

On November 25, 2024, Falcon announced the spudding of the SS4H horizontal well (“SS4H”) in EP98 and on December 23, 2024, it was announced that SS4H well was successfully drilled, cased and cemented to a measured depth of 6,452 meters (21,169 feet). Data has indicated strong gas shows, and a continuation of the high-quality shale and rock properties observed in the SS1H well and SS2H ST1 well locations with no faulting observed along the entire 3,048-metre (10,000 foot) lateral section. In February 2025 it was noted that stimulation operations commenced in January 2025, however Tamboran B2 Pty Ltd took proactive and precautionary steps to pause completion operations due to the detection of stress in a casing connection.

2025 Drilling Campaign

SS2-1H, SS3H and SS5H Wells – 0% Participating Interest

On July 14, 2025, it was noted that the 2025 drilling campaign would target up to three 3,000 meter (~10,000-foot) horizontal wells to be drilled back-to-back over the following few months.

On September 29, 2025, it was announced that the first two wells of the 2025 drilling campaign were drilled and cased, each with a 3,000 meter horizontal section.

On October 15, 2025 it was announced that the three wells of the 2025 drilling campaign were successfully cased, drilled and suspended ahead of stimulation, each with a 3,000 meter horizontal section. The 2025 drilling campaign was the first multi-well drilling program implementing batch drilling in the Beetaloo Sub-basin.

•	The average drilling to target depth was 26.7 days with the drilling and casing time delivered within the 35 day forecast.

•

Modifications to the mud system and use of anti-vibration drilling bits led to increased drilling efficiency. This resulted in reaching ~1,000 meters drilled in a day in the SS2-1H well, the fastest horizontal section drilled in the Amungee Member B-shale to date.

•

Up to a 60-stage stimulation across the full 3,000-metre horizontal section of SS5H well is planned in Q4 2025 and is expected to be flow tested for 30 days prior to being shut-in ahead of the commencement of gas sales, which are expected to commence in mid-2026.

•	In H1 2026, three wells (which includes SS2H ST1) are expected to be stimulated ahead of the commencement of gas sales.

•

All wells included in the Pilot Project are expected to deliver the contracted 40 MMcf/d volume required under the Gas Sales Agreement with the Northern Territory Government subject to weather conditions and final stakeholder approvals.

Beneficial Use of Gas Agreement

On August 14, 2025, Falcon announced that the Beetaloo joint venture partners had signed an historic agreement with Native Title Holders and the Northern Land Council for the sale of appraisal gas from their Exploration Permits (the “Appraisal Agreement”). The Appraisal Agreement provides Native Title Holders’ consent to the Beetaloo joint venture partners to the sale of appraisal gas from EP98 and EP117 of up to 60 TJ per day from the Pilot Project over a three-year period, subject to the Appraisal Agreement’s terms. Furthermore, on September 2, 2025 Falcon announced that approval had been granted from the Northern Territory Government for the sale of appraisal gas from the Pilot Project.

Gas Sales Agreement

On April 23, 2024, Falcon announced that the Beetaloo joint venture partners had signed a binding agreement for a long-term Gas Sales Agreement (“GSA”) to supply the Northern Territory Government (Buyer) with 14.6 PJ (13.8 BCF) per annum from the proposed Pilot Project for an initial term of nine years, with a Buyer’s option to extend for a further six-and-a-half years. The GSA is a binding supply commitment conditional on the Beetaloo joint venture partners entering into a binding Gas Transportation Agreement with APA SPP Pty Ltd on the proposed Sturt Plateau Pipeline, a binding Gas Processing Agreement for the proposed Sturt Plateau Compression Facility, reaching a final investment decision on upstream drilling activity and receiving all necessary approvals to proceed with these projects. First gas flow is planned for 2026.

Checkerboard

On May 13, 2025, it was announced that Tamboran and Daly Waters had signed a binding agreement to finalize the checkerboard of their joint acreage across the Exploration Permits. As a result, both parties hold operated working interest areas at 77.5% (except two smaller areas which are the subject of the sale of 100,000 acres by Tamboran Corp to Daly Waters), with Falcon Australia holding the remaining 22.5% non-operating interest across the wider acreage. Ownership of the northern Pilot Area containing 20,309 acres, the focus for initial gas production, remains unchanged with Falcon Australia at 5%, Tamboran Corp (operator) 47.5% and Daly Waters 47.5%. Ownership of the expansion into the southern Pilot Area containing 20,309 acres reflects

Falcon Australia at 22.5%, Tamboran at 38.75% and Daly Waters (operator) at 38.75%. Falcon Australia is uniquely placed as the only party with an interest across all checkboard pieces.

Karoo Basin, South Africa

Overview

Falcon holds a Technical Cooperation Permit (“TCP”) covering an area of approximately 7.5 million acres (~30,327 km2), in the southwest Karoo Basin, South Africa. The TCP granted Falcon exclusive rights to apply for an exploration right over the underlying acreage, which they duly did in August 2010, submitting an application to the Petroleum Agency of South Africa (“PASA”). Local counsel has confirmed that despite the TCP having an expiry date of October 2010, the Company’s interests remain valid and enforceable. The Company also submitted an environmental management plan in January 2011 which was updated at the request of the PASA and submitted on February 27, 2015.

Regulations

On 25 April 25, 2024, the National Council of Provinces passed the Upstream Petroleum Resources Development Bill (“Upstream Bill”) which separated the regulatory frameworks governing mining and upstream petroleum exploration and production which were previously collectively addressed under the Mineral and Petroleum Resources Development Act, 2002. On October 25, 2024, the Upstream Bill, now the Upstream Petroleum Resources Development Act 23 of 2024 (“Upstream Act”) was assented by the South African President and published in the Government Gazette on October 29, 2024. The Upstream Act will only come into effect by a further proclamation by the South African President.

Fiscal Terms

Corporation tax in South Africa is imposed at a rate of 27% of taxable income. Dividends tax is imposed on the shareholder at a rate of 20%, but it may be reduced in terms of a double tax agreement (if applicable) and is 0% in respect of dividends paid by an oil and gas company out of amounts attributable to its oil and gas income. The 20% rate is effective from February 22, 2017.

The South African government is entitled to a royalty on the sale of mineral resources of up to 7% of gross sales for unrefined resources and 5% of gross sales for refined resources, such as oil and gas.

Discovery and Prospectivity

The overall Karoo Basin is approximately 173 million acres (~700,000 km2), located in central and southern South Africa, containing thick, organic rich shales such as the Permian Whitehill formation. The Karoo describes a geological period lasting some 120 million years, covering the late Paleozoic to early Mesozoic interval periods. Rocks were deposited in a large regional basin, resulting in the build-up of extensive deposits. Until recently, the Karoo Basin was not considered prospective for commercial hydrocarbons resulting, however in an independent report dated June 2013, the U.S. Energy Information Administration estimated there are 390 trillion cubic feet of technically recoverable resources, ranking it fifth in the world after China, USA, Argentina and Mexico for shale gas potential. The Permian Ecca group contains three potential shales identified as having potential for shale gas, with the Whitehall Formation, in particular, considered ubiquitous, having a high organic content and deemed thermally mature for gas.

Current Activity

Falcon’s board of directors awaits the new legislation for the petroleum industry following the withdrawal of the MPRDA Bill in 2018 and the Falcon board of directors does not foresee the awarding of an exploration right over the acreage within the next 12 months.

Makó Trough, Hungary

Overview

Falcon has been active in the Makó Trough since 2005 when it acquired two exploration licenses, the Makó and the Tisza exploration licenses. In 2007, Falcon Hungary was awarded the 35-year Makó Production Licence which covers some of the acreage originally covered by the Makó and the Tisza exploration licenses.

Makó Production License

The Makó Production License was granted by the Hungarian Mining Authority over a gas exploration project in the Makó Trough, covering approximately 245,775 acres (~1,000 km2), located in south-eastern Hungary. It is located approximately ten kilometers to the east of the largest producing field in Hungary, the Algyő field, owned and operated by the MOL Group. The area is transected by existing gas pipelines and infrastructure, including a 12-kilometer gas pipeline built by Falcon, offering transport and potential access to local markets and larger distribution centers for international markets.

Under the terms of the license, Falcon is obliged to pay a 2% royalty to the Hungarian government on any unconventional production and has a further 5% royalty payable to John B. Gustavson Living Trust, the previous owners of the acreage.

From January 1, 2017, corporate income tax is a single rate of 9%, which is applicable to all levels of net income. There is also a profit-based energy industry tax of 41% levied on energy supplying companies with deductions allowable for certain capital expenditures. Falcon Hungary is the operator and there are no outstanding work commitments on the Makó Production Licence.

The Makó Trough contains two plays:

•	the shallower Algyő Play at depths between 2,300 meters and 3,500 meters; and

•	a deeper unconventional play targeting significant contingent resources in the deep Makó Trough.

The Algyő Play

The Algyő Play is a relatively shallow play between 2,300 and 3,500 meters deep. While wells have been drilled through the Algyő Play and encountered gas shows, none tested the shallow play at an optimal location, as they targeted the Deep Makó Trough. Multiple Algyő prospects have been identified by the Falcon Group through extensive amplitude versus offset analysis, and 3D seismic data showed the presence of possible gas zones above the Szolnok formation (part of the Deep Makó Trough).

In 2013, Falcon agreed to a three-well drilling exploration program with Naftna industrija Srbije jsc (“NIS”), a company 56% owned by Gazprom Group, to target the Algyő Play. receiving a cash payment of $1.5 million. Two of the three wells were drilled. Kútvölgy-1 reached total depth of 3,305 meters, with the well penetrating an alternating sequence of sandstones, siltstones and shales over a gross interval of 320 meters to total depth, with gas shows throughout, however well production did not meet commercial rates and the well was plugged and abandoned. Besa-D-1, the second well, was completed in November 2014. The testing of two sand intervals, both part of the tight turbiditic sequence in the lower Algyő Formation, indicated well production did not meet commercial rates and the well was plugged and abandoned. In 2015, Falcon signed a termination agreement with NIS, with NIS paying $3.7 million in fulfillment of its contractual obligations. Falcon retains a 100% interest in the Algyő Play.

The Deep Makó Trough

This is a deeper unconventional play targeting gas, and to a lesser extent oil, in the low permeability and low porosity rocks in the deeper horizons of the basin.

Between 2005 and 2007, Falcon acquired 1,100 km2 of 3D seismic data and executed a six-well drilling program on the Deep Makó Trough. Each well encountered thick sequences of hydrocarbon bearing rocks, and tests flowed hydrocarbons from each tested horizon. Several wells flowed gas on test and one well, Magyarcsanád-1, tested light oil. The Makó-7 results demonstrated the presence of a very large column of hydrocarbons in the well-bore.

Current Activity

Falcon continues to maintain and safeguard its Hungarian wells and review its operations in Hungary, evaluating all options available to the Falcon Group to deliver shareholder value. The Falcon Group maintains its 100% interest in the Makó Trough.

Employees

As of December 31, 2024, and the date of this proxy statement, Falcon had the following number of employees (including executive directors).

	December 31, 2024	Date of this Proxy Statement
Job Function	Dublin, Ireland	Dublin, Ireland
Management & Administration	4	4

Special Skill & Knowledge

Falcon’s ability to complete drilling and exploration is dependent on the availability of well-trained, experienced crews to operate its field equipment and qualified management. The Falcon Group believes that its strategic arrangement with other oil and gas exploration companies aids the Falcon Group in ensuring that it has the skills and knowledge available to assist the drilling, testing and evaluation of the Falcon Group’s resources.

Competitive Conditions

The oil and gas industry in Australia, Hungary and South Africa will continue to be competitive. Most contracts will be awarded on the basis of competitive bids, resulting in price competition.

Dependence on Customers & Suppliers

Falcon is not dependent upon a single or few customers or suppliers for revenues for its operations.

Changes to Contracts

There is no aspect of Falcon’s business in which changes to contracts would reasonably be expected to affect Falcon in the current financial year.

Environmental Protection and Policies

Falcon is subject to various federal, state, territorial, provincial and local environmental laws and regulations enacted in most jurisdictions in which it operates, which primarily govern the manufacture, processing, importation, transportation, handlings and disposal of certain materials used in operations, as well as limits on emissions into the air and discharges into surface and sub-surface waters. Falcon adheres to all such laws and regulations. Falcon may be required to increase operating expenses or capital expenditures in order to comply with any new restrictions or regulations.

To date environmental protection requirements have not had a significant effect on the Company’s competitive position.

During 2024, Falcon operations complied in all material respects with applicable corporate standards and environmental regulations and there were no material notices of violations, fines or convictions relating to environmental matters at any of the Falcon Group’s operations.

Falcon believes that it is in substantial compliance with all material current government controls and regulations at each of its properties.

Foreign Operations

The Falcon Group is dependent on its foreign operations. The Falcon Group’s principal interests are in Australia, South Africa and Hungary. All costs capitalized at December 31, 2024 for exploration and evaluation assets relate to Australia

Market Price of and Dividends on Falcon’s Common Shares and Related Stockholder Matters

Market Price

There is no established U.S. public trading market for Falcon common shares. Interests in Falcon common shares are listed on TSXV and AIM under the symbols “FO” and “FOG”, respectively. The following table sets forth the high and low sales prices for Falcon common shares as reported on TSXV and AIM for the periods indicated. All currency conversions are based on the prevailing Canadian dollar to U.S. dollar and pound sterling to U.S. dollar rates on the last day of each respective quarter.

Period	Price Range
	High				Low
	TSXV (CDN$)	TSXV ($)	AIM (£)	AIM ($)	TSXV (CDN$)	TSXV ($)	AIM (£)	AIM ($)
Year ended December 31, 2023
First Quarter	0.17	0.13	0.10	0.13	0.13	0.10	0.08	0.10
Second Quarter	0.22	0.17	0.11	0.14	0.10	0.08	0.06	0.08
Third Quarter	0.13	0.10	0.07	0.09	0.10	0.07	0.06	0.07
Fourth Quarter	0.19	0.14	0.11	0.14	0.07	0.05	0.06	0.08
Year ended December 31, 2024
First Quarter	0.22	0.16	0.13	0.17	0.13	0.10	0.07	0.09
Second Quarter	0.14	0.10	0.08	0.10	0.10	0.07	0.06	0.07
Third Quarter	0.13	0.10	0.06	0.08	0.08	0.06	0.05	0.06
Fourth Quarter	0.10	0.07	0.05	0.06	0.07	0.05	0.04	0.05
Year ending December 31, 2025
First Quarter	0.15	0.10	0.08	0.11	0.08	0.06	0.04	0.06
Second Quarter	0.15	0.11	0.10	0.14	0.10	0.07	0.05	0.07
Third Quarter	0.20	0.14	0.11	0.15	0.11	0.08	0.06	0.08

Holders

As of November 30, 2025, there were 1,109,141,512 Falcon common shares outstanding, held by 281 shareholders of record. However, beneficial holders of Falcon’s common shares who hold their shares in an account with an investment dealer or broker are represented by nominees. Therefore, although the number of registered shareholders is 281, the number of registered holders may not be representative of the number of beneficial owners.

Dividends

Falcon has never paid or declared any cash dividends on its common stock in the past, and does not anticipate paying any cash dividends on its common stock in the foreseeable future. The Falcon Group’s objectives when managing capital (i.e. share capital, contributed surplus and accumulated deficit) are to safeguard its ability to continue as a going concern in order to explore and develop its petroleum and natural gas properties. The Falcon Group manages the components of shareholders’ equity and makes adjustments to these components in response to the Group’s business objectives and the economic climate. To maintain or adjust its capital structure, the Group may issue new common shares or debt instruments or borrow money or acquire or convey interests in other assets.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets out as of December 31, 2025, a summary of compensation plans under which securities of Falcon are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table)
Equity compensation plans approved by securityholders – Stock Option Plan	59,750,000	£0.11	51,164,151
Equity compensation plans not approved by securityholders – N/A	N/A	N/A	N/A
Total	59,750,000	£0.11	51,164,151

FALCON MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Selected Annual Information

(In thousands of $ unless otherwise indicated)	2024	2023	2022
For the year ended December 31:
Revenues	—	—	—
Loss and comprehensive loss for the year	(2,965)	(3,341)	(3,991)
Basic & diluted - loss per share - $	(0.003)	(0.003)	(0.004)
Cash dividend per share	Nil	Nil	Nil
At 31 December:
Total assets	62,241	61,537	61,958
Non-current liabilities	16,587	16,204	15,602

Falcon is an international oil and gas company engaged in the exploration and development of unconventional oil and gas assets with no revenue. The Falcon Group’s net loss and net loss per share relate to their operations during a particular period and are not seasonal in nature.

For the twelve months of 2022 the Falcon Group incurred losses of $4 million. General and administrative expenses and an increase to the decommissioning provision were the main contributors to the loss for the year, these were offset by favorable foreign exchange gains during 2022.

For the twelve months of 2023 the Falcon Group incurred losses of $3.3 million. General and administrative expenses and the decommissioning provision were the main contributors to the loss for the year, these were offset by favorable foreign exchange gains for 2023.

For the twelve months of 2024 the Falcon Group incurred losses of $3.0 million. General and administrative expenses and finance expenses were the main contributors to the loss for the year. Falcon’s management continues to review costs and reduce where possible.

Generally, the Falcon Group’s total assets, exploration and evaluation costs, working capital and total shareholders’ equity fluctuate in proportion to one another until such time as the Falcon Group complete additional financing.

Results of Operations

Falcon Management’s Discussion and Analysis of financial condition and results of operations for the three months ended September 30, 2025 as compared to the three months ended September 30, 2024.

This review of the results of operations should be read in conjunction with the unaudited unreviewed interim condensed consolidated financial statements for the three and nine months ended September 30, 2025 and 2024 and, the audited consolidated financial statements for the years ended December 31, 2024 and 2023. The Falcon Group reported a net loss of $0.815 million for the three months ended September 30, 2025 as compared to a net loss of $0.24 million for the three months ended September 30, 2024. Changes between 2025 and 2024 were as follows:

	Three months ended September 30,		Changes
	2025 $’000	2024 $’000	$’000%
Revenue
Oil and natural gas revenue	—	—	—	0%

	—	—	—	0%

Expenses
Exploration and evaluation expenses	(51)	(44)	(7)	16%
General and administrative expenses	(666)	(523)	(143)	27%
Foreign exchange gain	34	91	(57)	-63%

	(683)	(476)	(207)	43%

Results from operating activities	(683)	(476)	(207)	43%

Finance income / (expense)
Interest income on bank deposits	6	13	(7)	-54%
Accretion of decommission provisions	(142)	(132)	(10)	8%
Net foreign exchange gain	4	352	(348)	-99%

	(132)	233	(365)	-157%

Loss and comprehensive loss	(815)	(243)	(572)	235%

Loss and comprehensive loss attributable to:
Equity holders of Falcon	(813)	(247)	(566)	229%
Non-controlling interest	(2)	4	(6)	-150%

Loss and comprehensive loss	(815)	(243)	(572)	235%

Exploration and evaluation (“E&E”) expenses

	Three months ended September 30,		Change
	2025 $’000	2024 $’000	$’000%
Consulting, legal and other associated costs	(9)	(8)	(1)	13%
Well related costs	(42)	(36)	(6)	17%

	(51)	(44)	(7)	16%

E&E expenses relate to maintenance and landowner costs in maintaining and safeguarding Falcon’s Hungarian wells along with costs associated with Falcon’s TCP in South Africa. Movement period on period for E&E expenses is mainly attributable to a 2025 well survey in addition to increased landowner costs.

General and administrative (“G&A”) expenses

	Three months ended September 30,		Change
	2025 $’000	2024 $’000	$’000%
Accounting and audit fees	(69)	(76)	7	-9%
Consulting fees	(15)	(16)	1	-6%
Legal fees	(139)	(22)	(117)	532%
Investor relations	(74)	(59)	(15)	25%
Office and administrative costs	(33)	(26)	(7)	27%
Payroll and related costs	(267)	(253)	(14)	6%
Directors’ fees	(59)	(60)	1	-2%
Travel and promotion	(10)	(8)	(2)	25%
Share based compensation	—	(3)	3	-100%

	(666)	(523)	(143)	27%

G&A expenses increased to $666,000 in 2025 from $523,000 in 2024. Changes include the following:

•	Accounting and audit fees: A reduction in ad hoc tax advice driven by business requirements offset by audit fee increases are the main contributors to the movement period on period.

•	Consulting and legal fees: There is minimal movement in consulting costs period on period. The increase in legal fees is primarily due to costs associated with the arrangement.

•

Investor relations: The decrease period on period is mainly attributable to the termination of a joint broker contract with Tennyson in the fourth quarter of 2024, which was partially offset by the AGM costs incurred in the third quarter of 2025 with no similar cost in the third quarter of 2024 as the AGM was held in June 2024.

•

Office and administrative costs: There was an increase period on period due to the once off sale of office furniture in 2024 which reduced the overall recorded cost. Management continues to manage costs closely.

•	Travel and promotion costs: The increase is due to the timing of ad hoc travel period on period.

•	Share based compensation: There was no charge in 2025 given the vesting periods of the latest grants issued in 2022.

Foreign exchange gain

The foreign exchange gain recorded in operating expenses for the three months ended September 30, 2025 is attributed to favorable movements to the US Dollar since 30 June 2025. There was also a foreign exchange gain due to favorable movements to the US Dollar in the same three month period in 2024.

Finance income / (expense)

The movement in finance income / (expense) for the three-month period to September 30, 2025 relative to the same period in 2024 is driven by the foreign exchange gain in 2025 against a much larger foreign exchange gain in 2024 and accretion costs in Australia. There is also a reduction in deposit interest income in 2025 against the same 2024 period.

Loss attributable to non-controlling interest

The amounts reflected in 2025 and 2024 represent Falcon Australia’s loss attributable to shareholders other than Falcon.

Falcon Management’s Discussion and Analysis of financial condition and results of operations for the nine months ended September 30, 2025 as compared to the nine months ended September 30, 2024.

Falcon reported a net loss of $1.7 million for the nine months ended September 30, 2025 as compared to a net loss of $1.8 million for the nine months ended September 30, 2024. Changes between 2025 and 2024 were as follows:

	Nine months ended September 30,		Changes
	2025 $’000	2024 $’000	$’000%
Revenue
Oil and natural gas revenue	—	—	—	0%

	—	—	—	0%

Other Income
Other Income	63	—	63	N/A

	63	—	63	N/A

Expenses
Exploration and evaluation expenses	(136)	(130)	(6)	5%
General and administrative expenses	(1,669)	(1,601)	(68)	4%
Foreign exchange gain	207	133	74	56%

	(1,598)	(1,598)	0	0%

Results from operating activities	(1,535)	(1,598)	63	-4%

Finance (expense) / income
Interest income on bank deposits	20	31	(11)	-35%
Interest expense – lease liabilities	(7)	—	(7)	N/A
Accretion of decommission provisions	(425)	(393)	(32)	8%
Net foreign exchange gain	260	162	98	60%

	(152)	(200)	48	-24%

Loss and comprehensive loss	(1,687)	(1,798)	111	-6%

Loss and comprehensive loss attributable to:
Equity holders of Falcon	(1,684)	(1,798)	114	-6%
Non-controlling interest	(3)	—	(3)	0%

Loss and comprehensive loss	(1,687)	(1,798)	111	-6%

Exploration and evaluation expenses

	Nine months ended September 30,		Change
	2025 $’000	2024 $’000	$’000%
Consulting, legal and other associated costs	(25)	(24)	(1)	4%
Well related costs	(111)	(106)	(5)	5%

	(136)	(130)	(6)	5%

E&E expenses relate to maintenance and landowner costs in maintaining and safeguarding Falcon’s Hungarian wells along with costs associated with Falcon’s TCP in South Africa. Movement period on period for E&E expenses is mainly attributable to a 2025 well survey in addition to increased landowner costs.

G&A expenses

	Nine months ended September 30,		Change
	2025 $’000	2024 $’000	$’000%
Accounting and audit fees	(222)	(200)	(22)	11%
Consulting fees	(54)	(49)	(5)	10%
Legal fees	(156)	(46)	(110)	239%
Investor relations	(165)	(199)	34	-17%
Office and administrative costs	(95)	(82)	(13)	16%
Payroll and related costs	(772)	(740)	(32)	4%
Directors’ fees	(173)	(178)	5	-3%
Travel and promotion	(32)	(42)	10	-24%
Share based compensation	—	(65)	65	-100%

	(1,669)	(1,601)	(68)	4%

G&A expenses increased to $1.7 million in 2025 from $1.6 million in 2024. Changes include the following:

•	Accounting and audit fees: Ad hoc business projects and audit fee increases are the main contributor to the movement period on period.

•	Consulting and legal fees: Increases to consulting fees period on period are driven by business needs. The increased legal costs period on period are driven by legal fees incurred for the arrangement.

•	Investor relations: The decrease period on period is mainly attributable to the termination of a joint broker contract with Tennyson in the fourth quarter of 2024.

•	Office and administrative costs: There was an increase period on period due to the once off sale of equipment and office furniture in 2024. Management continues to manage costs closely.

•	Travel and promotion costs: The decrease is due to the timing of ad hoc travel period on period.

•	Share based compensation: There was no charge in 2025 given the vesting periods of the latest grants issued in 2022.

Foreign exchange gain

The foreign exchange gain recorded in operating expenses for the nine months ended September 30, 2025 is attributed to favorable movements to the US Dollar since December 31, 2024. There were also favorable movements in the nine-month period to September 30, 2024.

Finance expense

The net decrease in finance expense for the nine months ended September 30, 2025 as compared to 2024 is attributable to the large foreign exchange gain in 2025 as against the smaller foreign exchange gain in 2024 and increased accretion costs in Australia. There is decreased deposit interest earned in 2025 against the same 2024 period.

Loss attributable to non-controlling interest

The amounts reflected in 2025 and 2024 represent Falcon Australia’s loss attributable to shareholders other than Falcon.

Falcon Management’s Discussion and Analysis of financial condition and results of operations for the year ended December 31, 2024 as compared to the year ended December 31, 2023

This review of the results of operations should be read in conjunction with the audited consolidated financial statements for the years ended December 31, 2024 and 2023.

The Falcon Group reported a loss of $3 million for the year ended December 31, 2024 compared to a loss of $3.3 million for the year ended December 31, 2023. Changes between 2024 and 2023 were as follows:

	Year ended December 31,		Changes
	2024 $’000	2023 $’000	$’000%
Revenue
Oil and natural gas revenue	—	—	—	N/A

	—	—	—	N/A
Expenses
Exploration and evaluation expenses	(196)	(197)	1	-1%
General and administrative expenses	(2,031)	(2,470)	439	-18%
Decommissioning provision	—	(480)	480	-100%
Foreign exchange gain / (loss)	256	(63)	319	-506%

	(1,971)	(3,210)	1,239	-39%

Results from operating activities	(1,971)	(3,210)	1,239	-39%

Finance expense
Interest income on bank deposits	42	170	(128)	-75%
Accretion of decommission provisions	(477)	(453)	(24)	5%
Net foreign exchange (loss) / gain	(559)	152	(711)	-468%

	(994)	(131)	(863)	659%

Loss before taxation	(2,965)	(3,341)	376	-11%

Taxation	—	—	—	N/A

Loss and comprehensive loss	(2,965)	(3,341)	376	-11%

Loss and comprehensive loss attributable to:
Equity holders of the company	(2,958)	(3,337)	379	-11%
Non-controlling interest	(7)	(4)	(3)	75%

Loss and comprehensive loss	(2,965)	(3,341)	376	-11%

E&E expenses

	Twelve months ended December 31,		Change
	2024 $’000	2023 $’000	$’000%
Consulting, legal and other associated costs	(43)	(32)	(11)	34%
Well related costs	(153)	(165)	12	-7%

	(196)	(197)	1	-1%

Exploration and evaluation expenses represent recurring maintenance and landowners’ costs in maintaining and safeguarding Falcon’s Hungarian wells along with exploration costs associated with Falcon’s TCP in South Africa. Movement period on period is minimal with an expense classification change attributable to the movement between consulting and well-related costs.

G&A expenses

	Twelve months ended December 31,		Change
	2024 $’000	2023 $’000	$’000%
Accounting and audit fees	(235)	(176)	(59)	34%
Consulting fees	(63)	(52)	(11)	21%
Legal fees	(53)	(38)	(15)	39%
Investor relations	(265)	(214)	(51)	24%
Office and administrative costs	(115)	(145)	30	-21%
Payroll and related costs	(945)	(1,249)	304	-24%
Directors’ fees	(236)	(237)	1	0%
Travel and promotion	(52)	(43)	(9)	21%
Share based compensation	(67)	(316)	249	-79%

	(2,031)	(2,470)	439	-18%

General and administrative expenses decreased $0.4 million to $2 million in 2024. Changes include the following:

•	Accounting and audit fees: Audit fee increases and ad hoc tax costs are the main contributors to the movement period on period.

•

Consulting and legal fees: There was an increase in consulting fees period on period due to a revised contract for a consultant, while legal fees costs have reduced due to varying business needs year on year.

•

Investor relations: The movement period on period was attributable to increased broker fees and costs due to the special shareholder meeting held in October 2024, these increases were offset by reduced advisor costs driven by business needs.

•	Office and administrative costs: There was a decrease period on period as management continue to manage costs closely.

•	Travel and promotion costs: The increase is due to the timing of ad hoc travel year on year.

•

Share based compensation: The reduction in cost is attributable to the timing of the granting of options in 2021 and 2022, the vesting schedule attributed and the associated charge for the respective grants. There were no grants in 2023 or 2024.

Foreign exchange gain / (loss)

The foreign exchange gain recorded in operating expenses for the year ended December 31, 2024 is attributed to favorable movements to the US dollar since December 31, 2023. There were unfavorable movements in the twelve months to December 31, 2023.

Finance expense

The increase in the net finance expense for the twelve months ended December 31, 2024 is driven predominately by an increased unfavorable movement in foreign exchange losses against the US dollar coupled with a reduction in interest income and increased accretion expenses in the year to December 31, 2024.

Loss attributable to non-controlling interest

The amount attributable to non-controlling interest in 2024 and 2023 represent Falcon Australia’s loss and gain respectively attributable to shareholders other than Falcon.

Cash Flow

Cash flow for the three months ended September 30, 2025

	Three months ended September 30,
	2025 $’000	2024 $’000
Net cash used in operating activities	(509)	(501)
Net cash used in investing activities	(2,339)	(1,385)
Net cash generated from financing activities	(6)	—

Change in cash and cash equivalents	(2,854)	(1,886)
Effect of exchange rates on cash & cash equivalents	3	351
Cash and cash equivalents at beginning of period	4,824	11,500

Cash and cash equivalents at end of period	1,973	9,965

Cash and cash equivalents have decreased by $8 million to $2 million in 2025 from $10 million in September 2024. The main changes quarter on quarter were as follows:

•	Net cash used in operating activities: The increase is driven by the timing of payments and operational costs.

•	Net cash used in financing activities: The cash used in financing activities for the three months ended September 30, 2025 were costs related to the lease. There was no similar cost in 2024.

•

Net cash used in investing activities: The cash used by investing activities for the three months ended September 30, 2025 were additions to E&E assets and payments towards asset retirement obligations. 2024 cash movements related to E&E asset additions.

•	Effect of exchange rates on cash & cash equivalents: There were favorable movements against the US Dollar in 2025 and 2024.

Cash flow for the nine months ended September 30, 2025

	Nine months ended September 30,
	2025 $’000	2024 $’000
Net cash used in operating activities	(1,698)	(1,637)
Net cash used in investing activities	(38)	4,570
Net cash generated from financing activities	(3,374)	(1,122)

Change in cash and cash equivalents	(5,110)	1,811
Effect of exchange rates on cash & cash equivalents	260	162
Cash and cash equivalents at beginning of period	6,823	7,992

Cash and cash equivalents at end of period	1,973	9,965

Cash and cash equivalents have decreased by $8 million to $2 million in 2025 from $10 million in September 2024. The main changes period on period were as follows:

•	Net cash used in operating activities: The increase is driven by the timing of payments and operational costs.

•

Net cash generated from financing activities: The cash used in financing activities for the nine months ended September 30, 2025 were costs related to the lease. 2024 cash generated related to net equity proceeds raised through a private placement.

•

Net cash generated from investing activities: The cash used in investing activities for the nine months ended September 30, 2025 were additions to E&E assets and payments towards asset retirement obligations. 2024 cash movements related to E&E asset additions offset by $4 million raised from the sale of ORRIs during the period.

Cash flow for the year ended December 31, 2024

	Year ended December 31
	2024 $’000	2023 $’000
Net cash used in operating activities	(2,108)	(2,401)
Net cash used in investing activities	(3,068)	(6,543)
Net cash generated from financing activities	4,564	—

Change in cash and cash equivalents	(612)	(8,944)
Effect of exchange rates on cash & cash equivalents	(557)	151
Cash and cash equivalents at beginning of year	7,992	16,785

Cash and cash equivalents at end of year	6,823	7,992

Cash and cash equivalents have decreased by $1.2 million to $6.8 million in 2024 from $8 million in 2023. The main changes were as follows:

•	Net cash used in operating activities: The decrease is driven by the timing of payments and a reduction in G&A costs during 2024.

•

Net cash used in investing activities: 2024 movement includes $4 million from the sale of ORRIs during the period; for further details please refer to “—Ovverriding Royalty – Beetaloo Sub-Basin Exploration Permits.” The sale of the ORRIs were offset by E&E costs. In September 2023 Falcon started contributing to Beetaloo joint venture partners costs at its participation interests of 22.5% and 5%, as applicable, resulting in the increased net cash used in investing activities.

•	Net cash generated from financing activities: Net cash generated in 2024 relates to net equity raised through a subscription and placing in the period, there was no similar activity in 2023.

Summary of Quarterly Results

The following is a summary of the eight most recently completed quarters:

(In thousands of $ unless otherwise stated)

As of:

For the three months ended:	December 31 2024	March 31 2025	June 30 2025	September 30 2025
Revenue	—	—	—	—
Loss	(1,167)	(497)	(375)	(815)
Loss attributable to common shareholders	(1,160)	(497)	(374)	(813)
Loss per share-basic and diluted (cent)	(0.001)	(0.000)	(0.000)	(0.001)

For the three months ended:	December 31 2023	March 31 2024	June 30 2024	September 30 2024
Revenue	—	—	—	—
Loss	(891)	(806)	(749)	(243)
Loss attributable to common shareholders	(893)	(804)	(747)	(247)
Loss per share-basic and diluted (cent)	(0.001)	(0.001)	(0.001)	(0.000)

The Falcon Group is an exploration company with no revenue. The Falcon Group’s loss and loss per share relate to the Falcon Group’s operations during a particular period and are not seasonal in nature. Factors that have impacted the Falcon Group’s results during these quarterly periods presented above include:

Fourth Quarter 2023

G&A costs were the largest cost for the quarter but decreased period on period due to a decrease to the share-based compensation expense. The decommissioning provision charge is due to a revision of costs for the year. The accretion cost increased period on period due to provisioning costs for the Falcon Group’s Australian assets commencing during 2023. There was a net favorable decrease on the foreign exchange gain period on period.

First Quarter 2024

G&A costs were the largest cost for the quarter but decreased period on period due to a decrease to the share-based compensation expense, given the vesting schedule of the 2022 grants, with an associated reduction in the charge of over $0.1 million for the quarter relative to the same period in 2023. The accretion cost increased period on period due to decommissioning provision for the Falcon Group’s Australian assets recognizes from 2023. There was a net unfavorable decrease on the foreign exchange gain period on period.

Second Quarter 2024

G&A costs reduced slightly period on period, mainly due to a reduction in share-based compensation expenses, driven by the vesting schedule of the share options and their associated cost. There were increased foreign exchange losses for the period relative to the losses for the same three months in 2023. The accretion cost increased period on period due to the decommissioning provision for the Falcon Group’s Australian assets as further wells are drilled.

Third Quarter 2024

G&A costs decreased period on period due to bonuses being paid in the third quarter of 2023 with no similar payment in the third quarter of 2024. The quarterly loss was also impacted by favorable foreign exchange movements and a reduction in share-based compensation period on period.

Fourth Quarter 4 2024

G&A costs decreased period on period across most categories of costs, the main drivers were payroll related costs and share-based compensation costs with further reductions in the decommissioning provision. These reduced costs were offset by significant unfavorable movements in foreign exchange in the quarter.

First Quarter 2025

G&A costs decreased period on period mainly because of no share-based compensation expense in the period as all share options are fully vested and a reduction in investor relations given the termination of the joint broker agreement in December 2024. There were also significant favorable movements in foreign exchange in the quarter.

Second Quarter 2025

G&A costs, while the largest cost for the quarter decreased period on period mainly due to no share-based compensation expense given the vesting schedule for the latest grants in 2022 is complete. The accretion cost increased slightly period on period due to decommissioning provision for the Falcon Group’s Australian assets. There was a significant net favorable increase in the foreign exchange gain period on period.

Third Quarter 2025

G&A costs have increased period on period mainly due to an increase in legal fees as a result of costs associated with the arrangement. The accretion cost increased slightly period on period due to decommissioning provision for the Falcon Group’s Australian assets. There was a significant decrease in the foreign exchange gain period on period.

For further details of 2024/2025 updates please refer to “—Beetaloo Sub-basin, Norther Territory, Australia.”

Generally, the Falcon Group’s total assets, E&E costs, working capital and total shareholders’ equity fluctuate in proportion to one another unless the Falcon Group completes financing.

On May 17, 2019, the Falcon Group completed a placing and raised gross proceeds of c. £7 million (c.$9 million). On March 31, 2022, Falcon announced it had received a subscription from Sheffield for a $10 million private placement. On April 22, 2024, Falcon announced the Falcon Group had raised gross proceeds of c. $4.9 million (c. £3.9 million) through the subscription and placing, for a total number of 64,794,087 Falcon common shares at an issue price of £0.06 per share.

Liquidity and Capital Resources

Going Concern

For the nine months ended September 30, 2025, the Group incurred losses of $1.7 million, had operating cash outflows of $1.7 million and a deficit of $411.8 million. For the year ended December 31, 2024, the Falcon Group incurred losses of $3 million, had operating cash outflows of $2.1 million and a deficit of $410.2 million. For the year ended December 31, 2023, the Falcon Group incurred losses of $3.3 million and had operating cash outflows of $2.4 million and a deficit of $407.2 million.

On September 30, 2025, Falcon and Tamboran entered into the arrangement agreement whereby Tamboran agreed to acquire Falcon’s equity interests in the Falcon Entities in exchange for the issuance to Falcon of the Falcon Parent stock consideration and cash consideration of $23.7 million. Pursuant to the arrangement agreement, eligible Falcon shareholders will exchange their Falcon common shares for the Falcon Parent stock consideration on the basis of 0.00687 shares of Tamboran common stock for each Falcon common share and the cash consideration will be held by a depositary for certain ineligible shareholders. Former Falcon shareholders are expected to own approximately 23.7% of the combined pro forma business. The arrangement is expected to close in the first quarter of 2026, subject to satisfaction of closing conditions, including the approval by Falcon shareholders of the arrangement pursuant to Rule 15 of the AIM Rules for Companies and applicable Canadian corporate and securities laws and the approval by Tamboran stockholders of the issuance of the Falcon Parent stock consideration. Upon completion of the arrangement, Falcon will cease to own all of its assets and business; accordingly, Falcon also intends to seek shareholder approval for the cancellation of its shares from trading on the AIM market of the London Stock Exchange and the TSXV, conditional on closing of the arrangement. Furthermore, as agreed as part of the arrangement, Tamboran has, subject to certain conditions, agreed to use commercially reasonable endeavours to pay any cash calls or credit support required to be paid by Falcon, in accordance with the terms of the Beetaloo Joint Venture JOA and the APA Development Agreement as applicable. Should the arrangement be terminated Falcon is required to repay all amounts paid on its behalf within three months.

As of September 30, 2025, the Falcon Group had $2 million of cash and cash equivalents, which is sufficient to cover Falcon’s own ongoing operating costs for at least four months from the date of the approval of the financial statements, the increased costs relate to the required legal, tax and advisory costs related to the arrangement outlined above. In addition to this, Falcon is working with its tax advisors in relation to a Research and Development Tax Incentive application the estimate of which is currently being determined with Falcon

Australia’s advisors, but which is expected to be submitted in the coming weeks for approval and is further expected to provide additional cash resources for the Falcon Group towards its own operating costs.

As of December 31, 2024, the Falcon Group had $6.8 million of cash and cash equivalents and received A$4.7 million (~$2.9 million) in February 2025 with respect to a research and development (“R&D”) refund for exploration costs in the Beetaloo under the Research and Development Tax Incentive, which are sufficient to cover Falcon’s own ongoing operating costs for the 12 months from December 31, 2024 to December 31, 2025, from the date of the approval of the financial statements. However, as outlined below, further funding will be required for Falcon Australia’s continued participation in the Beetaloo and estimated costs to be incurred from the fourth quarter of 2025, which is within the 12 months from the date of approval of the financial statements. Falcon Australia holds a 22.5% participation interest across the Exploration Permits situated in the Beetaloo Sub-basin, Northern Territory, Australia with Tamboran B2 Pty Ltd appointed as operator. As part of the executed Beetaloo Joint Venture JOA, Tamboran B2 Pty Ltd granted Falcon Australia an additional gross carry beyond Stage 3 of A$30 million (net A$6.75 million) and terms were agreed on drilling and spacing units for sole risk operations, the size of these drilling and spacing units depending on (a) the type and length of the well to be drilled and (b) whether or not the well is a “commitment well” under the terms of the Exploration Permits, a non-commitment well creates a drilling spacing unit to a maximum of 6,400 acres, while a commitment well creates a drilling spacing unit to a maximum of 25,600 acres, providing Falcon Australia with participation optionality on the drilling of future wells. As announced on March 25, 2024, Falcon Australia elected to reduce its working interest from 22.5% to 5% in the first two wells of the Pilot Project, with the Pilot Project consisting of 2 wells drilled in 2024 and a further three wells to be drilled in 2025. Falcon further announced on the January 24, 2025 it would not be participating in the wells to be drilled in 2025.

The A$263.8 million gross cost cap and gross A$30 million (net A$6.75 million) additional carry for 2023 and 2024 are now utilized, therefore cash on hand as of December 31, 2024, along with the R&D refund noted above will contribute to costs of completion of the first two wells in the Pilot Project; however, funding will be required to meet estimated expenditure from the fourth quarter of 2025.

Falcon’s management and those charged with governance are confident that the arrangement will be approved by the Falcon shareholders. However, if for some reason this is not the case, then as noted above the Falcon Group has a further three months in order to raise further funds in order to pay its share of cash calls that have been accrued during the intervening period to continue as a going concern. As of the date of the approval of Falcon’s Management’s Discussion and Analysis for the period ended September 30, 2024, no such further funding has been raised and there can be no certainty that sufficient funds can be raised if required. This indicates the existence of a material uncertainty, which may cast significant doubt over the Falcon Group’s ability to continue as a going concern, and therefore, it may be unable to realize its assets and discharge its liabilities in the normal course of business. The financial statements do not include adjustments that would result if the Falcon Group was unable to continue as a going concern. Having given due consideration to the arrangement as noted above and the cash requirements of the Falcon Group, Falcon’s management and those charged with governance has a reasonable expectation that the Falcon Group will have adequate resources to continue in operational existence for a period up to the completion of the arrangement or if for whatever reason the arrangement does not proceed for at least twelve months from the date of the approval of Falcon’s Management’s Discussion and Analysis for the period ended September 30, 2024. For this reason, Falcon’s board of directors continues to adopt the going concern basis in preparing its consolidated financial statements which assumes the Falcon Group will be able to meet its liabilities as they fall due for the foreseeable future.

Working Capital

Cash and cash equivalents at September 30, 2025 were $2 million, with a decrease of $4.8 million from $6.8 million as of December 31, 2024. Working capital at September 30, 2025 decreased to $1.2 million from working capital of $8.9 million as of December 31, 2024.

The decrease to cash and cash equivalents from December 31, 2024 is driven by operating expenses of $1.7 million and E&E asset expenses of $6.1 million within investing activities offset by an R&D incentive refund of $2.9 million and favorable foreign exchange movements on cash balances period on period.

Cash and cash on deposit as of December 31, 2024 was $6.8 million, a decrease of $1.2 million from $8 million as of December 31, 2023. Working capital as of December 31, 2024 increased to $8.9 million from $5.7 million in 2023.

The decrease to cash and cash equivalents was the result of net cash used in operating activities of $2.1 million and investing activities of $3 million, offset by new cash generated from financing activities of $4.6 million.

Accounts Receivable

Current accounts receivable as at September 30, 2025 were $0.1 million, which is predominately prepayments of $0.1 million.

Accounts receivable as of December 31, 2024 were $3 million, with $2.9 million related to a R&D tax incentive payment related to expenditure incurred in 2023 on its Australian E&E assets. For the year ended December 31, 2024, Falcon has recognized this R&D tax incentive as a deduction on its E&E assets and a receivable in its accounts receivable given the money was received in February 2025.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses as of September 30, 2025 were $0.9 million which includes $0.5 million for accounts payable and $0.4 million accrued expenditures.

Accounts payable and accrued expenses as of December 31, 2024 were $1 million which includes $0.5 million for accounts payable and $.5 million accrued expenditures.

Capital Expenditures

For the periods ended September 30, 2025 and December 31, 2024, respectively, the following expenditure commitments exist.

Australia - Beetaloo Sub-basin, Northern Territory, Australia

Falcon planned a drilling program which commenced in 2015 with its farm-in partners. Work recommenced in 2019 following the moratorium on hydraulic fracturing.

Since April 2020, Falcon Australia holds a 22.5% participation interest in the Exploration Permits and there was also an overall cost cap of A$263.8 million resulting from farm-out transactions agreed to up to that date. In October 2022, Falcon Australia was granted an additional carry on costs up to A$30 million (gross) and there was the introduction of drill spacing units on sole risk operations providing optionality to Falcon Australia on future wells drilled. The size of a drill spacing unit varies depending on (a) the type and length of the well to be drilled and (b) whether or not the well is a “commitment well” under the terms of the Exploration Permits, a non-commitment well creates a drill spacing unit to a maximum of 6,400 acres, while a government commitment well creates a drill spacing unit to a maximum of 25,600 acres. The optionality created by the drill spacing unit allows Falcon to participate at its participation interest of 22.5% or reduce its interest as low as 0% in a particular drill spacing unit without impairing the percentage it participates in a future drill spacing unit across the acreage. The cost cap and the additional carry have now been consumed and Falcon Australia is contributing to the costs in proportion to its 22.5% participation interest or reduced interest as elected. The Pilot Project at the Shenandoah South location commenced in 2024 with Falcon Australia electing to reduce its participation interest in the first two wells of the Pilot Project to 5% and reducing its participation interest in the wells to be drilled in the Pilot Project through 2025 to 0%.

The terms of the Beetaloo joint venture continue to necessitate specific minimum work obligations through May 2028. Future commitments for the next three years to May 2028 include an expected gross spend of A$101,750,000 across the Exploration Permits, related to drilling and multi-stage stimulations, 3D seismic survey, and sub-surface studies, with gross expenditure across EP76 of A$750,000, EP98 of A$80,250,000 and EP117 of A$20,750,000. Falcon Australia’s level of future spend will be dependent on the participating interest it opts into each of the joint operations.

South Africa – Karoo Basin, South Africa

On granting of an approved exploration right in South Africa, Falcon will be required to make a payment to the South African government of approximately $0.7 million.

Hungary – Makó Trough, Hungary

As of September 30, 2025 and December 31, 2024, respectively, the Falcon Group’s cumulative expenditures for the Production License and Exploration Licenses, including the acquisition, seismic testing, drilling of exploratory wells, and initial testing and completion of wells, was approximately $245 million. The Falcon Group is not planning any independent technical operations in Hungary, and as such no material capital expenditures are expected.

Debt and Equity Capital

The availability of debt and equity capital, and the price at which additional capital could be issued will be dependent upon the success of the Falcon Group’s exploration activities, and upon the state of the capital markets generally.

On March 31, 2022, Falcon announced it had received a subscription from Sheffield for a $10 million private placement through the issuance of 62,500,000 Falcon common shares at a price of CDN$0.20 per share. Falcon’s total issued share capital following admission was 1,044,347,425 Falcon common shares. The private placement added $10 million to the Company’s cash balance.

On April 22, 2024, Falcon announced it had raised gross proceeds of c. $4.9 million (c. £3.9 million) through the subscription and placing for a total number of 64,794,087 Falcon common shares at an issue price of £0.06 per share. The settlement of the subscription and placing was completed in two tranches.

The settlement of the relevant Falcon common shares forming part of the first admission (being 58,155,490 Falcon common shares) and the admission became effective and dealings in those Falcon common shares commenced on April 26, 2024. The settlement of the relevant Falcon common shares forming part of the second admission (being 6,638,597 Falcon common shares) and the admission became effective and dealings in those Falcon common shares commenced on May 7, 2024.

Falcon’s total issued share capital following admission is 1,109,141,512 Falcon common shares.

Disclosure of Outstanding Share Data

The following is a summary of Falcon’s outstanding share data as of September 30, 2025, November 26, 2025, December 31, 2024 and April 28, 2025, respectively:

Class of securities	September 30, 2025	November 26, 2025	December 31, 2024	April 28, 2025
Common shares(1)	1,109,141,512	1,109,141,512	1,109,141,512	1,109,141,512
Stock options	59,750,000	59,750,000	59,750,000	59,750,000
Fully diluted common shares	1,168,891,512	1,168,891,512	1,168,891,512	1,168,891,512

(1)

On April 22, 2024, Falcon announced that it had raised gross proceeds of c. $4.9 million (c. £3.9 million) through the subscription and placing for a total number of 64,794,087 Falcon common shares at an issue price of £0.06 per share.

Legal Matters

Falcon may, from time to time, be involved in various claims, lawsuits, disputes with third parties, or breach of contract incidental to the operations of its business. Falcon is not currently involved in any claims, disputes, litigation or other actions with third parties which it believes could have a material adverse effect on its financial condition or results of operations.

Transactions with Non-Arms Length Parties and Related Party Transactions

There were no related party transactions during the nine months ended September 30, 2025 or the year ended December 31, 2024, respectively.

Off-Balance Sheet Arrangements and Proposed Transactions

Falcon does not have any off-balance sheet arrangements, other than an office lease, which is deemed immaterial and payments with regards to overriding royalties as disclosed within section “—Overriding Royalty Beetaloo Sub-basin Exploration Permits.” Falcon has no proposed transactions.

Financial Instruments and Other Instruments

Derivative Financial Instruments

Derivatives (including embedded derivatives) are initially recognized at fair value of the date a derivative contract is entered into and subsequently re-measured at their fair value. The method of recognizing the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. The Falcon Group has not designated any derivatives as hedges as of September 30, 2025, December 31, 2024 or December 31, 2023. The Falcon Group has not entered into any contract for “other instruments” during 2025 or 2024. The Falcon Group has no “other instruments” as of September 30, 2025, December 31, 2024 or December 31, 2023.

New Accounting Pronouncements

The Interim Condensed Consolidated Financial Statements (“Interim Statements”) of the Falcon Group have been prepared in accordance with IAS 34 ‘Interim Financial Reporting’ and, on the basis of the same accounting principles as, and should be read in conjunction with, the consolidated financial statements for the year ended December 31, 2024.

There are no amended accounting standards or new accounting standards that have any significant impact on the September 30, 2025 Interim Statements.

The below were adopted on January 1, 2024 but have no material impact on the financial statements.

New Standards, Interpretations and Amendments effective for periods beginning January 1, 2024	Effective date
Amendments to IAS 1 Classification of liabilities as current or non-current and Non-Current Liabilities with Covenants	January 1, 2024
Amendments to IFRS 16 Lease Liability in a Sale and Leaseback	January 1, 2024
Amendments to IAS 7 and IFRS 7 supplier finance arrangements	January 1, 2024

Several new standards and amendments to existing standards and interpretations, which have been issued by the IASB, and which are expected to apply to the Falcon Group are not yet effective and have not been applied in preparing these financial statements. The Falcon Group does not expect the adoption of these new standards and interpretations, to have a material impact on the financial statements as they are neither relevant nor require accounting which is consistent with the Falcon Group’s current accounting policies apart from IFRS 18, which Falcon is currently evaluating.

New Standards, Interpretations and Amendments applicable to future periods	Effective date
Lack of Exchangeability (Amendments to IAS 21)	January 1, 2025
Amendments to the Classification and Measurement of Financial Instruments—Amendments to IFRS 9 and IFRS 7	January 1, 2026
Annual Improvements to IFRS Accounting Standards - IFRS 10, IFRS 9, IFRS 1, IAS 7, IFRS 7	January 1, 2026
IFRS 19 Subsidiaries without Public Accountability: Disclosures	January 1, 2027
IFRS 18 Presentation and Disclosure in Financial Statements	January 1, 2027

Critical Accounting Estimates

Critical accounting estimates that could cause Falcon’s actual results to materially differ from current expectations have not changed from those disclosed in Falcon’s Management’s Discussion and Analysis for the year ended December 31, 2024 (the “Annual MD&A”) and Consolidated Financial Statements for the years ended December 31, 2024 and 2023.

Preparation of financial statements pursuant to IFRS requires a significant number of judgemental assumptions and estimates to be made. This impacts the income and expenses recognized in the statement of operations and comprehensive loss together with the valuation of the assets and liabilities in the statement of financial position. Such estimates and judgements are based on historical experience and other factors, including expectation of future events that are believed to be reasonable under the circumstances and are subject to continual re-evaluation. It should be noted that the impact of valuation in some assumptions and estimates can have a material impact on the reported results.

The following are key sources of estimation uncertainty and critical accounting judgements in applying the Falcon Group’s accounting policies:

Critical Judgments

(i)	Exploration and Evaluation Assets

The carrying value of E&E assets was $50 million as of December 31, 2024 (2023: $51 million). The Falcon Group has determined that there are no indicators of impairment present in accordance with IFRS 6 “Exploration for and evaluation of mineral interests” regarding its Australian E&E assets.

Renewal applications for EP76, EP98 and EP117 were approved by the Northern Territory Government in May 2023 for a period of 5 years, up to 31 May 2028.

Falcon management’s conclusion on the facts and circumstances regarding its Australian E&E assets required judgment based on experience and the expected progress of current E&E activities. The critical facts supporting the judgements are included in detail in “—Beetaloo Sub-basin, Northern Territory, Australia.”

The Falcon Group does not believe the delay brought about by the moratorium on hydraulic fracturing impacted the carrying value of the asset. The inquiry concluded its work with the publication of a Final Report in March 2018 and was followed by the Northern Territory government’s decision to lift the moratorium in April 2018.

The announcements during 2024 and 2025 along with the 2017 Discovery Evaluation Report from the A1H well as outlined in the annual information form provide sufficient evidence to support the carrying value of the asset.

(ii)	Going Concern

As of the date of approval of Falcon’s Annual MD&A, further funding will be required as noted above, however no such further funding has been raised and there can be no certainty that sufficient funds can be raised if required. Having given due consideration to the cash requirements of the Falcon Group, Falcon’s management and those charged with governance have a reasonable expectation that the Falcon Group will have adequate resources to continue in operational existence for a period of at least twelve months from the date of approval of its financial statements and are confident that further funding required can be raised through either an equity raise or debt funding. For this reason, Falcon’s board of directors continues to adopt the going concern basis in preparing these consolidated financial statements which assumes the Falcon Group will be able to meet its liabilities as they fall due for the foreseeable future.

Critical Estimates

(i)	Decommissioning Provision

The decommissioning provision represents the Falcon Group’s best estimate of the costs involved in the various exploration and production license areas to return them to their original condition in accordance with the license terms. These estimates include certain management assumptions with regard to future costs, inflation rates, timing of cash flows and discount rates.

Business Risks and Uncertainties

Risks and uncertainties that could cause the actual results to materially differ from current expectations have not changed from those disclosed in Falcon’s Annual Information Form for the year ended December 31, 2024, dated April  28, 2025 as filed on SEDAR+.

Falcon Management’s Responsibility for MD&A

The information provided in the Annual MD&A is the responsibility of Falcon’s management. In the preparation of the Annual MD&A, estimates are sometimes necessary to make a determination of future values for certain assets or liabilities. Falcon’s management believes such estimates have been based on careful judgments and have been properly reflected in the Annual MD&A.

Falcon’s audit committee has reviewed the Annual MD&A with Falcon’s management and has reported to Falcon’s board of directors. Falcon’s board of directors approved the Annual MD&A as presented.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Falcon does not have any disagreements with its accountants of accounting and financial disclosures.

Falcon’s Financial Statements

The interim condensed consolidated financial statements of Falcon for the three and nine months ended September 30, 2025 and 2024, together with the report of Falcon’s independent registered public accounting firm, appear on pages F-2 through F-27 of this proxy statement. The consolidated financial statements of Falcon for the year ended December 31, 2024, together with the report of Falcon’s independent registered public accounting firm, appear on pages F-28 through F-55 of this proxy statement.

RISK FACTORS

In deciding how to vote, Tamboran stockholders should carefully consider the following risk factors and all of the information contained in or incorporated by reference herein, including, but not limited to, the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” as well as Tamboran’s other filings with the SEC incorporated herein by reference and Falcon’s other filings on SEDAR+. Please see “Where You Can Find More Information.”

Risk Factors Relating to the Arrangement

Tamboran stockholders and Falcon shareholders, in each case as of immediately prior to the arrangement, will have significantly reduced ownership in the combined company.

Tamboran anticipates issuing 6,537,503 shares of Tamboran common stock to Falcon in exchange for Falcon’s equity interests in the Falcon Entities. Following the completion of the arrangement, it is anticipated that persons who were stockholders and shareholders of Tamboran and Falcon, respectively, immediately prior to the arrangement will own approximately 76.3% and 23.7% of the combined company, respectively, with Tamboran maintaining control over the combined company. As a result, Tamboran’s current stockholders and Falcon’s current shareholders will have less influence on the policies of the combined company than they currently have on Tamboran’s policies and Falcon’s policies, respectively.

The Falcon Parent stock consideration will not be adjusted in the event of any change in either Tamboran’s or Falcon’s share price.

Upon completion of the arrangement, Falcon’s shareholders will receive 6,537,503 shares of Tamboran common stock. The Falcon Parent stock consideration was generally fixed in the arrangement agreement and will not be adjusted to reflect changes in the market price of either Falcon common shares or Tamboran common stock before the arrangement is completed. Stock price changes may result from a variety of factors (many of which are beyond Tamboran’s and Falcon’s control), including the following:

•	changes in Tamboran’s and Falcon’s respective businesses, operations and prospects;

•

investor behavior and strategies, including market assessments of the likelihood that the arrangement will be completed, including related considerations regarding court approval and regulatory clearance or approval, if any, of the arrangement;

•	interest rates, general market and economic conditions and other factors generally affecting the price of Tamboran’s and Falcon’s shares; and

•	foreign, federal, state, provincial and local legislation, governmental regulation and legal developments in the businesses in which Tamboran and Falcon operate.

The price of Tamboran common stock at the completion of the arrangement will vary from its price on the date the arrangement agreement was executed, the date of this proxy statement, the date of the special meeting and the effective date. As a result, the market value represented by the number of shares issued to Falcon will also vary. For example, based on the range of closing prices of Tamboran common stock during the period from September 29, 2025, the trading day before the date of the public announcement of the arrangement, through January 12, 2026, the latest practicable date before the date of this proxy statement, the total Falcon Parent stock consideration represented a market value ranging from a low of $147,747,567.80 to a high of $199,001,591.32.

The arrangement is subject to a number of conditions which may delay the arrangement and could result in additional expenditures of money and resources or reduce the anticipated benefits, or result in termination of the arrangement agreement and Tamboran having to pay a termination fee.

Tamboran’s and Falcon’s respective obligations to consummate the arrangement are subject to the satisfaction (or waiver by all parties, to the extent permissible under applicable laws) of a number of conditions described in the arrangement agreement, including the approval by Tamboran stockholders of the issuance of the Falcon Parent stock consideration to Falcon, the approval and adoption of the arrangement resolution by the Falcon shareholders, the approval of the arrangement by the Court on terms consistent with the arrangement agreement and otherwise reasonably satisfactory to the parties and receipt of certain regulatory clearances and approvals. Many of the conditions to completion of the arrangement are not within Tamboran’s control and Tamboran cannot predict when, or if, these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to the termination date, it is possible that the arrangement agreement may be terminated. The arrangement agreement provides that, upon termination of the arrangement agreement under certain circumstances, Tamboran or Falcon would be required to pay the other party a termination fee of $3.75 million and $1.62 million, respectively. In addition, Falcon would be required to reimburse Tamboran for its documented out-of-pocket expenses incurred in connection with the arrangement under certain circumstances. See “The Arrangement Agreement—Conditions to Completion of the Arrangement.”

Although the parties have agreed to use reasonable best efforts, subject to certain limitations, to complete the arrangement promptly, these and other conditions may fail to be satisfied. In addition, completion of the arrangement may take longer and could cost more than we expect. The requirements for obtaining the regulatory approvals (including approval of the TSXV) could delay the completion of the arrangement for a significant period of time or prevent them from occurring. Any delay in completing the arrangement may adversely affect the benefits that Tamboran expects to achieve if the arrangement and the integration of businesses were to be completed within the expected timeframe.

If a governmental authority asserts objections to the arrangement, Tamboran may be unable to complete the arrangement or, in order to do so, Tamboran or Falcon may be required to comply with material restrictions or satisfy material conditions.

Closing is subject to the condition that there is no order preventing the consummation of the arrangement and no law applicable to the arrangement that makes consummation of the arrangement illegal. Pursuant to the arrangement agreement, Tamboran and Falcon have agreed to use reasonable best efforts, subject to certain limitations, to complete the arrangement promptly.

There can be no assurance as to the cost, scope or impact of the actions that may be required to address any governmental authority objections to the arrangement. If Tamboran or Falcon takes such actions, it may be detrimental to them or to the combined company following the consummation of the arrangement. Furthermore, these actions may have the effect of delaying or preventing consummation of the arrangement or imposing additional costs on or limiting the revenue or cash available for distribution of the combined company following the consummation of the arrangement. There are also limitations in the arrangement agreement on the actions Tamboran is required to take in order to address any governmental authority objections to the arrangements; so, depending on the nature of the governmental authority objections to the arrangement, Tamboran may decline to agree to take such actions resulting in the failure of the arrangement to be completed.

Tamboran or Falcon may waive one or more of the closing conditions without re-soliciting approval by Tamboran stockholders.

Tamboran or Falcon may determine to waive, in whole or part, one or more of the conditions to closing prior to Tamboran or Falcon, as the case may be, being obligated to consummate the arrangement. Tamboran expects to evaluate the materiality of any proposed waiver and its effect on Tamboran stockholders in light of the facts and circumstances at the time, to determine whether any amendment of this proxy statement or any re-solicitation of proxies is required in light of such waiver. Any determination whether to waive any condition to closing or to re-solicit stockholder approval or amending or supplementing this proxy statement as a result of a waiver will be made by Tamboran at the time of such waiver based on the facts and circumstances as they exist at that time.

The business relationships of Tamboran and Falcon, as applicable, may be subject to disruption due to uncertainty associated with the arrangement, which could have a material adverse effect on the results of operations, cash flows and financial position of Tamboran pending and following the arrangement.

Parties with which Tamboran and Falcon, as applicable, does business may experience uncertainty associated with the arrangement, including with respect to current or future business relationships with Tamboran following the arrangement. Tamboran’s and Falcon’s business relationships may be subject to disruption as joint venture partners and other business partners may attempt to delay or defer entering into new business relationships, negotiate changes in existing business relationships or consider entering into business relationships with parties other than Tamboran or Falcon, as applicable, following the arrangement. These disruptions could have a material and adverse effect on the results of operations, cash flows and financial position of Tamboran, regardless of whether the arrangement is completed, as well as a material and adverse effect on Tamboran’s ability to realize the expected benefits of the arrangement. The risk, and adverse effect, of any disruption could be exacerbated by a delay in completion of the arrangement or termination of the arrangement agreement.

The arrangement agreement subjects Tamboran to restrictions on its business activities prior to the Closing, limits its ability to pursue alternatives to the arrangement and may discourage other companies from making a favorable alternative transaction proposal.

The arrangement agreement subjects Tamboran to restrictions on its business activities prior to the Closing. The arrangement agreement obligates Tamboran to generally conduct its businesses in the ordinary course until the Closing and to, among other things, use its reasonable best efforts to (i) preserve substantially intact its present business organization, goodwill and assets, (ii) keep available the services of its current officers and employees and (iii) preserve its existing relationships with governmental entities and others having significant business dealings with Tamboran. These restrictions could prevent Tamboran from pursuing certain business opportunities that arise prior to the Closing and are outside the ordinary course of business. See “The Arrangement Agreement—Conduct of Business” for additional details.

Tamboran is subject to customary restrictions on its ability to solicit alternative acquisition proposals and to provide information to, or engage in discussions with, third parties regarding such proposals, except that Tamboran is permitted in limited circumstances prior to receiving approval from Tamboran stockholders of the issuance of new shares of Tamboran common stock to Falcon in the arrangement to provide information to, and engage in discussions with, a party which has made an unsolicited acquisition proposal that the Tamboran board of directors has determined constitutes or would reasonably be expected to constitute a superior proposal. Furthermore, in limited circumstances prior to receiving stockholder approval, the Tamboran board of directors may effect a change of its recommendation in response to an applicable intervening event if the Tamboran board of directors determines in good faith that a failure to effect a change in recommendation would be reasonably likely to be inconsistent with the Tamboran board of director’s fiduciary duties.

Tamboran does not currently control the Falcon Entities.

Tamboran will not control the Falcon Entities until completion of the arrangement and the business and results of operations of the Falcon Entities may be adversely affected by events that are outside of Tamboran’s control during the intervening period. The performance of the Falcon Entities may be influenced by, among other factors, economic downturns, changes in commodity prices, political instability in the countries in which the Falcon Entities operate, changes in applicable laws, expropriation, increased environmental regulation, volatility in the financial markets, unfavorable regulatory decisions, litigation, rising costs, civic and labor unrest, disagreements with joint venture partners, delays in ongoing exploration and development projects and other factors beyond Tamboran’s control. As a result of any one or more of these factors, among others, the operations and financial performance of the Falcon Entities may be negatively affected, which may adversely affect the future financial results of the combined company.

Failure to complete the arrangement could negatively impact Tamboran’s stock price and have a material adverse effect on its results of operations, cash flows and financial position.

If the arrangement is not completed for any reason, including as a result of failure to obtain all requisite Regulatory Approvals, approval of the TSXV or if the Tamboran stockholders or Falcon shareholders fail to approve the stock issuance proposal, the ASX capacity proposal and the arrangement resolution, respectively, the ongoing businesses of Tamboran may be materially adversely affected and, without realizing any of the benefits of having completed the arrangement, Tamboran would be subject to a number of risks, including the following:

•	Tamboran may experience negative reactions from the financial markets, including negative impacts on its stock price;

•	Tamboran and its subsidiaries may experience negative reactions from their joint venture partners and other business partners;

•	Tamboran will still be required to pay certain significant costs relating to the arrangement, such as legal, accounting, financial advisor and printing fees;

•	Tamboran may be required to pay a termination fee as required by the arrangement agreement;

•

the arrangement agreement places certain restrictions on the conduct of Tamboran’s business prior to the completion of the arrangement agreement, which may delay or prevent Tamboran from undertaking business opportunities that, absent the arrangement agreement, may have been pursued;

•

matters relating to the arrangement (including integration planning) require substantial commitments of time and resources by Tamboran’s management, which may have resulted in the distraction of Tamboran’s management from ongoing business operations and pursuing other opportunities that could have been beneficial to the companies; and

•	litigation related to any failure to complete the arrangement or related to any enforcement proceeding commenced against Tamboran to perform its obligations pursuant to the arrangement agreement.

If the arrangement is not completed, the risks described above may materialize and they may have a material adverse effect on Tamboran’s results of operations, cash flows, financial position and stock price.

Tamboran and Falcon are expected to incur significant transaction costs in connection with the arrangement, which may be in excess of those anticipated by them.

Tamboran and Falcon have incurred and are expected to continue to incur a number of non-recurring costs associated with negotiating and completing the arrangement and combining the operations of the two companies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by Tamboran whether or not the arrangement is completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to legal, accounting and other advisors, employee retention, severance and benefit costs, and filing fees. Tamboran will also incur costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and other employment-related costs. Tamboran and Falcon will continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the arrangement and the integration of the two companies’ businesses. While Tamboran and Falcon have assumed that a certain level of expenses would be incurred, there are many factors beyond their control that could affect the total amount or the timing of the expenses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset integration-related costs and achieve a net benefit in the near term, or at all. The costs described above and any unanticipated costs and expenses, many of which will be borne by Tamboran even if the arrangement is not completed, could have an adverse effect on Tamboran’s financial condition and operating results.

Litigation relating to the arrangement could result in an injunction preventing the completion of the arrangement and/or substantial costs to Tamboran and Falcon.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisitions, mergers or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Tamboran’s and Falcon’s respective liquidity and financial condition.

Lawsuits may be brought against Tamboran, Falcon or their respective directors which could seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the arrangement agreement already implemented and to otherwise enjoin the parties from consummating the arrangement. One of the conditions to the Closing is that no injunction by any court or other tribunal of competent jurisdiction has been entered and continues to be in effect and no law has been adopted or is effective, in either case that prohibits or makes illegal the Closing. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the arrangement, that injunction may delay or prevent the arrangement from being completed within the expected timeframe or at all, which may adversely affect Tamboran’s and Falcon’s respective business, financial position, results of operations and cash flows.

There can be no assurance that any of the defendants will be successful in the outcome of any pending or any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the arrangement is completed may adversely affect Tamboran’s or Falcon’s respective business, financial condition, results of operations and cash flows.

Falcon may have liabilities that are not known to Tamboran.

Falcon may have liabilities that Tamboran failed, or was unable, to discover in the course of performing its due diligence investigations. Other than publicly available information, all historical information relating to Falcon and its subsidiaries has been provided in exclusive reliance on the information made available to us by Falcon and its representatives. Through the completion of the arrangement, Falcon continues to be obligated to file certain reports with the TSXV and AIM. Additionally, pursuant to the arrangement agreement, during the period from the date of the arrangement agreement until the earlier of the effective time and the termination thereof, Falcon is required to notify us in writing of any material change in the business, operations, results of operations, properties, assets, liabilities (whether absolute, accrued, contingent or otherwise), or financial condition of it and its subsidiaries on a consolidated basis or any change in any representation or warranty it has provided in the arrangement agreement that may render any representation or warranty misleading or untrue in any material respect. Tamboran may learn additional information about the other party that materially adversely affects it, such as unknown or contingent liabilities and liabilities related to compliance with applicable laws. As a result of these factors, the combined company may incur additional costs and expenses and may be forced to later write-down or write-off assets, restructure operations or incur impairment or other charges that could result in the combined company reporting losses. Even if Tamboran’s due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on the combined company’s financial condition and results of operations and could contribute to negative market perceptions about Tamboran common stock.

Potential payments to Falcon shareholders who exercise dissent rights could have an adverse effect on the combined company’s financial condition.

Falcon shareholders have the right to exercise dissent rights and demand payment equal to the fair value of their Falcon common shares. If dissent rights are properly exercised in respect of a significant number of Falcon common shares, a substantial payment may be required to be made to such Falcon shareholders, which could have an adverse effect on the combined company’s financial condition and cash flows.

Risk Factors Relating to the Combined Company Following the Arrangement

The combined company may be unable to integrate the businesses of Tamboran and the Falcon Entities successfully or realize the anticipated benefits of the arrangement.

The arrangement involves the combination of an independent public company with the subsidiaries of another independent public company. The combination of independent businesses is complex, costly and time consuming, and each of Tamboran and Falcon will be required to devote significant management attention and resources to integrating the business practices and operations of the Falcon Entities into Tamboran. Potential difficulties that Tamboran and Falcon may encounter as part of the integration process include the following:

•

the inability to successfully combine the business of Tamboran and the Falcon Entities in a manner that permits the combined company to achieve, on a timely basis, or at all, the enhanced revenue opportunities and cost savings and other benefits anticipated to result from the arrangement;

•

complexities associated with managing the combined businesses, including difficulty addressing possible differences in operational philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;

•	the assumption of contractual obligations with less favorable or more restrictive terms; and

•	potential unknown liabilities and unforeseen increased expenses or delays associated with the arrangement.

In addition, Tamboran and Falcon have operated and, until the completion of the arrangement, will continue to operate, independently. It is possible that the integration process could result in:

•	diversion of the attention of each company’s management; and

•	the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies.

Any of these issues could adversely affect each company’s ability to maintain relationships with customers, suppliers, employees and other constituencies or achieve the anticipated benefits of the arrangement, or could reduce each company’s earnings or otherwise adversely affect the business and financial results of the combined company following the arrangement.

Tamboran does not expect to generate positive cash flow until at least 2026. As a result Tamboran does not expect to pay dividends on the CDIs or Tamboran common stock in the foreseeable future. Consequently, the ability of CDI holders and Tamboran stockholders to achieve a return on investment will depend on appreciation in the trading price of the CDIs and Tamboran common stock.

Tamboran does not anticipate generating positive cash from operations until 2026, at the earliest. Additionally, at such time Tamboran does generate positive cash flow, it anticipates that it will retain all of its future earnings for use in the operation of its business and for general corporate purposes. As a result, Tamboran does not expect to pay dividends on its CDIs or Tamboran common stock in the foreseeable future. Any determination to pay dividends in the future will be at the sole discretion of Tamboran’s board of directors. Accordingly, investors must rely on sales of their CDIs or Tamboran common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

The trading price and volume of the combined company common stock may be volatile following the arrangement.

The trading price and volume of the combined company common stock may be volatile following completion of the arrangement. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of the combined company common stock. As a result, you may suffer a loss on your investment. Many factors may impair the market for the combined company common stock and the ability of investors to sell shares at an attractive price, and could also cause the market price and demand for the combined company common stock to fluctuate substantially, which may negatively affect the price and liquidity of the combined company common stock. Many of these factors and conditions are beyond the control of the combined company or the combined company stockholders.

The market price of Tamboran common stock may decline if large amounts of Tamboran common stock are sold following the arrangement and may be affected by factors different from those that historically have affected or currently affect the market price of Tamboran common stock.

The market price of Tamboran common stock may fluctuate significantly following completion of the arrangement and holders of Tamboran common stock could lose some or all of the value of their investment. If the arrangement is consummated, Tamboran will issue shares of Tamboran common stock to former Falcon shareholders. The arrangement agreement contains no restrictions on the ability of former Falcon shareholders to sell or otherwise dispose of such shares following completion of the arrangement. Former Falcon shareholders may decide not to hold the shares of Tamboran common stock that they receive in the arrangement, and Tamboran’s historic stockholders may decide to reduce their investment in Tamboran as a result of the changes to Tamboran’s investment profile as a result of the arrangement. These sales of Tamboran common stock (or the perception that these sales may occur) could have the effect of depressing the market price for Tamboran common stock. In addition, Tamboran’s financial position after completion of the arrangement may differ from its financial position before the completion of the arrangement, and the results of Tamboran’s operations and cash flows after the completion of the arrangement may be affected by factors different from those currently affecting its financial position or results of operations and cash flows, all of which could adversely affect the market price of Tamboran common stock. Accordingly, the market price and performance of Tamboran common stock is likely to be different from the performance of Tamboran common stock prior to the arrangement. Furthermore, the stock market has experienced significant price and volume fluctuations in recent times which, if they continue to occur, could have a material adverse effect on the market for, or liquidity of, Tamboran common stock, regardless of our actual operating performance.

The unaudited pro forma condensed combined financial statements prepared by Tamboran included in this proxy statement are based on a number of preliminary estimates and assumptions and the actual results of operations, cash flows and financial position of the combined company after the arrangement may differ materially.

The unaudited pro forma condensed combined financial statements in this proxy statement are presented for illustrative purposes only, have been prepared based on available information and certain assumptions and estimates that Tamboran believes are reasonable, and is not necessarily indicative of what Tamboran’s actual financial position or results of operations would have been had the pro forma events been completed on the dates indicated. Further, the combined company’s actual results and financial position after the pro forma events occur may differ materially and adversely from the unaudited pro forma information included in this proxy statement. The unaudited pro forma condensed combined financial statements have been prepared with Tamboran as the accounting acquirer under U.S. GAAP and reflect adjustments based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed.

The anticipated benefits attributable to the arrangement may vary from expectations.

The combined company may fail to realize the anticipated benefits expected from the arrangement, which could adversely affect the combined company’s business, financial condition and operating results. The success of the arrangement will depend, in significant part, on the combined company’s ability to successfully integrate the acquired business and realize the anticipated strategic benefits from the combination. Tamboran believes that the combination of the two leading Beetaloo Basin businesses will provide a pro forma 2.9 million net prospective acres across the Beetaloo Basin depocenter. The anticipated benefits of the arrangement may not be realized fully or at all, or may take longer to realize than expected. Actual operating, technological, strategic and revenue opportunities, if achieved at all, may be less significant than expected or may take longer to achieve than anticipated. If the combined company is not able to achieve these objectives and realize the anticipated benefits expected from the arrangement within the anticipated timing or at all, the combined company’s business, financial condition and operating results may be adversely affected.

The arrangement may result in a loss of joint venture partners and other business partners and may result in the termination of existing contracts.

Following the arrangement, some of the joint venture partners and other business partners of Tamboran or Falcon may terminate or scale back their current or prospective business relationships with the combined company. Some customers may not wish to source a larger percentage of their needs from a single company or may feel that the combined company is too closely allied with one of their competitors. In addition, Tamboran and Falcon have contracts with joint venture partners and other business partners that may require Tamboran or Falcon to obtain consents from these other parties in connection with the arrangement, which may not be obtained on favorable terms or at all. If relationships with joint venture partners and other business partners are adversely affected by the arrangement, or if the combined company, following the arrangement, loses the benefits of the contracts of Tamboran or Falcon, the combined company’s business and financial performance could suffer.

The Tamboran Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by Tamboran stockholders, which could limit Tamboran stockholders’ ability to obtain a favorable judicial forum for disputes with Tamboran or its directors, officers or other employees.

The Tamboran Certificate of Incorporation provides that, unless Tamboran consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Tamboran, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of Tamboran to Tamboran or the Tamboran stockholders, (iii) any action asserting a claim against Tamboran arising pursuant to any provision of the DGCL, the Tamboran Certificate of Incorporation or the Tamboran Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Tamboran Certificate of Incorporation or the Tamboran Bylaws, (v) any action asserting a claim against Tamboran governed by the internal affairs doctrine or (vi) any action asserting an “internal corporate claim” as that term is defined in Tamboran’s Certificate of Incorporation, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such actions or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware).

Tamboran’s exclusive forum provision is not intended to apply to claims arising under the Securities Act or the Exchange Act. To the extent the provision could be construed to apply to such claims, there is uncertainty as to whether a court would enforce the forum selection provision with respect to such claims, and in any event, the Tamboran stockholders would not be deemed to have waived Tamboran’s compliance with federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Tamboran is deemed to have received notice of and consented to the foregoing forum selection provision. This provision may limit Tamboran stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with Tamboran or its directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this choice of forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Tamboran may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition, prospects or results of operations.

Risk Factors Relating to Falcon

Falcon may be unable to get certain necessary approvals to operate its business in Hungary.

Hungarian government agencies have discretion in interpreting various laws, regulations, and policies governing operations under the Makó Production License. Pursuant to recent legislation, the Makó Production License is currently suspended, but is expected to be reinstated in summer 2026. After the expiration of the one-year suspension period, no further suspension of the technical operating plan may be submitted for approval; instead, Falcon Hungary must apply to the Authority for the approval of a production technical operating plan. In the approved production technical operating plan, the annual quantity of hydrocarbons authorized for extraction must not be less than ten times the highest annual production quantity authorized under the last valid production technical operating plan in effect prior to the suspension.

Pursuant to the applicable legislation, if Falcon Hungary fails to meet this requirement, the Authority may revoke the mining right upon the expiration of the one-year period. Because this regulatory framework has only been effective since January 1, 2025, it is not yet possible to meaningfully assess the practical operation of this regulation. After a revocation, the Authority may initiate a public tender procedure for the mining right. If two rounds of public tenders are unsuccessful, the Authority may order the plug and abandonment of the wells.

In addition, there is a relatively short history of government agencies’ handling and interpreting laws including regulations and policies relating to those laws since the mining laws governing oil and gas operations were only enacted in Hungary in 1993 (and as amended since). This short history provides little precedent or certainty allowing Tamboran or Falcon to predict whether such agencies will act favorably toward Falcon Hungary.

Other Risk Factors Relating to Tamboran and Falcon

As a result of entering into the arrangement agreement, Tamboran’s and Falcon’s businesses are and will be subject to the risks described above. In addition, Tamboran and Falcon are, and following completion of the arrangement, Tamboran will be, subject to the risks described in Tamboran’s most recent Annual Report on Form 10-K as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and Falcon’s most recent annual information form for the year ended December 31, 2024, which is also on SEDAR+, and any subsequent updates which are filed on SEDAR+ and incorporated by reference into this proxy statement. See “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement.

THE SPECIAL MEETING

General

This proxy statement is being provided to Tamboran stockholders as part of a solicitation of proxies by the Tamboran board of directors for use at the special meeting and at any adjournments or postponements of such special meeting. This proxy statement provides Tamboran stockholders with important information about the special meeting and should be read carefully in its entirety.

Date, Time and Place of the Special Meeting

The special meeting will be held entirely online at the following website: www.virtualshareholdermeeting.com/TBN2026SM2, on     ,  , at      Central time (being      AEDT on     ,     ).

Purpose of the Special Meeting

At the special meeting, Tamboran is asking holders of shares of Tamboran common stock to vote on the following proposals:

(a)  Proposal No. 1 – The Stock Issuance Proposal – to approve the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock;

(b)  Proposal No. 2 – ASX Capacity Proposal – to approve, for the purposes of ASX Listing Rule 7.1 and for all other purposes, the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock; and

(c)  Proposal No. 3 – The Adjournment Proposal – to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement.

Board Recommendation

After determining that it is advisable, fair and reasonable, and in the best interests of Tamboran and Tamboran stockholders to consummate the arrangement as contemplated by the arrangement agreement and to acquire the Falcon Australia minority stock, the Tamboran board of directors unanimously authorized, approved, and declared advisable the issuance of the Falcon Parent stock consideration to Falcon and, if agreements are reached with all Falcon Australia minority holders to receive the Tamboran common stock in lieu of cash, the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders. Accordingly, the Tamboran board of directors unanimously recommends that Tamboran stockholders vote “FOR” each of the proposals to be considered and voted upon at the special meeting.

Tamboran stockholders can cast separate votes on each proposal.

There are certain risks associated with the arrangement. See the “Risk Factors” section of this proxy statement for more information regarding such risks. Tamboran stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the arrangement. In particular, Tamboran stockholders are directed to the arrangement agreement, that is attached as Annex A to this proxy statement.

Record Date; Outstanding Shares; Shares Entitled to Vote

The Tamboran board of directors has fixed the close of business on      as the record date for determination of Tamboran stockholders entitled to notice of, and to vote at, the special meeting. Only Tamboran stockholders of record holding shares of Tamboran common stock as of the record date will receive notice of, and be entitled to vote at, the special meeting and any adjournments, postponements or continuations of the special meeting. Holders of CDIs of Tamboran at that time will be entitled to receive notice of, and to attend the special meeting as guests, but such holders will not be able to vote at the special meeting, except as provided for in “Questions and Answers About the Special Meeting—What does it mean to be a holder of CDIs?”.

As of the record date for the special meeting, there were    shares of Tamboran common stock outstanding and held by approximately    Tamboran stockholders of record. Each Tamboran stockholder is entitled to one vote at the special meeting for each share of Tamboran common stock held by that stockholder at the record date. Each CDI holder is entitled to direct the Depositary Nominee to vote one vote for every one share of common stock underlying every 200 CDIs held by such holder on the record date. Tamboran common stock is the only security the holders of which are entitled to notice of, and to vote at, the special meeting.

If you own shares that are registered in the name of someone else, such as a bank, broker or other nominee, you need to direct that organization to vote those shares or vote the shares yourself at the special meeting.

Quorum

The holders of a majority of the shares of Tamboran common stock issued and outstanding and entitled to vote at the special meeting must be present in person (online) or represented by proxy in order to constitute a quorum for all matters to come before the special meeting. A quorum must be present in order for there to be a vote on each of the proposals to be considered at the special meeting. It is important that Tamboran stockholders vote promptly so that their shares are counted toward the quorum.

Abstentions are counted for purposes of determining whether a quorum is present at the special meeting. Banks, brokers and other nominees that hold their customers’ shares in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As the stock issuance proposal, the ASX capacity proposal and the adjournment proposal to be voted upon at the special meeting are considered “non-routine,” such organizations do not have discretion to vote on the stock issuance proposal, the ASX capacity proposal and the adjournment proposal with a broker non-vote. Therefore, if you fail to provide your bank, broker or other nominee with any instructions regarding how to vote your shares with respect to the stock issuance proposal, the ASX capacity proposal and the adjournment proposal, your shares will not be considered present at the special meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on the stock issuance proposal, the ASX capacity proposal and the adjournment proposal. If you provide instructions to your bank, broker or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposals, your shares will be considered present at the special meeting and be counted for purposes of determining the presence of a quorum and voted, as instructed, with respect to the appropriate proposal, but will not be voted with respect to the other proposals.

Tamboran may adjourn the special meeting if a quorum is not present at the special meeting. Regardless of whether a quorum is present at the special meeting, Tamboran’s chair of the board or the person presiding as chairman of the special meeting may adjourn the special meeting to a later date, without notice other than announcement at the special meeting. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned special meeting, Tamboran will provide notice of the adjourned special meeting to each Tamboran stockholder of record entitled to vote at that special meeting scheduled to a later date.

Beneficial Ownership of Securities

To Tamboran’s knowledge, the following table sets forth certain information regarding the beneficial ownership of Tamboran common stock as of September 24, 2025 by (i) each person who is known by Tamboran to own beneficially more than five percent of the outstanding shares of Tamboran common stock, (ii) each named executive officer of Tamboran, (iii) each director of Tamboran and (iv) all directors and executive officers as a group. It is expected that each Tamboran’s directors and executive officers will vote “FOR” each of the proposals.

Tamboran has determined beneficial ownership in accordance with the rules of the SEC. Information set forth in the tables below with respect to beneficial ownership of Tamboran common stock has been obtained from filings made by the named beneficial ownership with the SEC as of September 24, 2025 or, in the case of Tamboran’s current executive officers and directors, has been provided to us by such individuals. Except as indicated by the footnotes below, Tamboran believes, based on the information furnished to Tamboran, that the persons and entities named in the table below have sole voting and investment power with respect to all Tamboran common stock that he, she or it beneficially owns.

Unless otherwise noted, the mailing address of each person or entity named below is Suite 01, Level 39, Tower One, International Towers Sydney, 100 Barangaroo Avenue, Barangaroo, New South Wales, Australia.

Name	Amount and Nature of Beneficial Ownership (1)	Percentage
Entities affiliated with Bryan Sheffield (2)	3,123,601	17.5
HITE Hedge Asset Management LLC (3)	1,206,725	6.8
College Retirement Equities Fund (4)	1,087,420	6.1
Helmerich & Payne International Holdings LLC (5)	1,018,849	5.7
Liberty Oilfield Services LLC (6)	893,328	5.0
Joel Riddle (7)	121,557	*
Eric Dyer (8)	42,529	*
Faron Thibodeaux	57,454	*
Richard Stoneburner (9)	47,089	*
Fredrick Barrett (10)	48,860	*
Ryan Dalton	17,500	*
Patrick Elliott (11)	142,223	*
Stephanie Reed (12)	8,250	*
Andrew Robb	2,000	*
David Siegel (13)	330,166	1.9
Jeffery Bellman (14)	6,137	*
Phillip Pace	—	—
Scott Sheffield	104,166	*
All executive officers and directors as a group (11 persons):	798,124	4.5

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.
(1)

Beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of shares, as well as the right to acquire beneficial ownership within 60 days of November 14, 2025, through the exercise of an option or otherwise. Except as indicated in the footnotes to the table and to the extent authority is shared by spouses under applicable law, we believe that the persons named in the table have sole voting and dispositive power with respect to their reported shares of Tamboran common stock. As of November 14, 2025, Tamboran had 20,493,869 shares of Tamboran common stock outstanding. Includes shares of Tamboran common stock that may be represented by CDIs.

(2)

Based solely on the Schedule 13D amendment filed by Bryan Sheffield on July 29, 2025. Includes 2,247,404 shares of Tamboran common stock beneficially owned by Sheffield Holdings, LP (“Sheffield Holdings”) and 876,197 shares of Tamboran common stock beneficially owned by Daly Waters Energy, LP (“Daly Waters”). Spraberry Interests, LLC (“Spraberry”) is the general partner of Sheffield Holdings. Bryan Sheffield is the manager of Spraberry. As a result, each of Mr. Sheffield and Spraberry may be deemed to share beneficial ownership of the shares held directly by Sheffield Holdings. Formentera Australia Fund I GP, LP (“Formentera Australia”) is the general partner of Daly Waters. Formentera Investments LLC (“Formentera Investments”) is the general partner of Formentera Australia. Bryan Sheffield is the managing member of Formentera Investments. As a result, each of Mr. Sheffield, Formentera Australia and

Formentera Investments may be deemed to share beneficial ownership of the shares held directly by Daly Waters. The business address for each of the foregoing entities and Mr. Sheffield is 300 Colorado Street, Ste. 1900, Austin TX 78701.
(3)

Based solely on the Schedule 13G filed by HITE Hedge Asset Management LLC on August 13, 2025. Each of HITE Hedge Asset Management LLC, HITE Hedge Asset Management LP and Robert Matthew Niblack are listed as beneficial owners of 1,206,725 shares of Tamboran common stock. The business address of each of the foregoing entities and individuals is 25 Braintree Hill Office Park, Suite 310 Braintree, MA 02184.

(4)

Based on information known to Tamboran, as of June 27, 2025. Includes 1,087,420 shares of Tamboran common stock held by College Retirement Equities Fund (“CREF”) on behalf of two of its accounts, CREF Global Equities Account and CREF Stock Account. TIAA-CREF Investment Management, LLC (“TCIM”) makes all voting and investment decisions with respect to the shares beneficially owned by CREF. The address for TCIM is 730 Third Ave, New York, NY 10017.

(5)

Based solely on the Schedule 13G filed by Helmerich & Payne, Inc. on October 25, 2024. Includes 529,761 shares of Tamboran common stock held by Helmerich & Payne International Holdings LLC (“H&P”). Represents the beneficial ownership of H&P. The board of directors of Helmerich & Payne, Inc., makes all voting and investment decisions with respect to the shares beneficially owned by H&P, and each member thereof disclaims beneficial ownership of such shares of Tamboran common stock. The address for H&P is S. Boulder Ave., Suite 1400, Tulsa, Oklahoma 74119.

(6)

Based solely on the Schedule 13G filed July 8, 2024. Includes 476,662 shares of Tamboran common stock held by Liberty Oilfield Services LLC (“LOS LLC”). Liberty Energy Inc. (“LBRT”) is the sole member of LOS LLC and therefore may be deemed to share voting and dispositive power over, and indirectly have beneficial ownership of, the Common Stock directly held by LOS LLC. The address for LBRT and LOS LLC is 950 17th Street, Suite 2400, Denver, Colorado 80202. LBRT disclaims beneficial ownership of the Common Stock held by LOS LLC except to the extent of its pecuniary interest therein.

(7)

Includes (i) 57,281 shares of Tamboran common stock held by Mr. Riddle, (ii) 20,439 shares of Tamboran common stock held by Top Gun Nominees Pty Ltd., an entity controlled by Mr. Riddle, and (iii) 43,837 shares of Tamboran common stock subject to options held by Mr. Riddle that are exercisable within 60 days of September 24, 2025, each as of July 27, 2025, the date of Mr. Riddle’s departure from Tamboran.

(8)

Includes (i) 16,669 shares of Tamboran common stock held by Mr. Dyer, (ii) 10,860 shares of Tamboran common stock held by Northern Woods Australia Pty Ltd., an entity controlled by Mr. Dyer, and (iii) 15,000 shares of Tamboran common stock subject to options held by Mr. Dyer that are exercisable within 60 days of September 24, 2025.

(9)

Includes (i) 41,853 shares of Tamboran common stock held by Mr. Stoneburner, (ii) 2,820 shares of Tamboran common stock held by Mr. Stoneburner’s spouse, and (iii) 2,416 shares of Tamboran common stock subject to options held by Mr. Stoneburner that are exercisable within 60 days of September 24, 2025.

(10)

Includes (i) 22,489 shares of Tamboran common stock held by Mr. Barrett, (ii) 22,705 shares of Tamboran common stock held jointly by Mr. Barrett and Mr. Barrett’s spouse, and (iii) 3,666 shares of Tamboran common stock subject to options held by Mr. Barrett that are exercisable within 60 days of September 24, 2025.

(11)

Includes (i) 16,383 shares of Tamboran common stock held by Mr. Elliott, (ii) 117,730 shares of Tamboran common stock held by Yeronda Nominees Pty Ltd, an entity controlled by Mr. Elliott as trustee for Carrington Equity Superannuation Fund, of which Mr. Elliott is the sole beneficiary, (iii) 6,944 shares of Tamboran common stock held by Panstyn Investments Pty Limited, an entity controlled by Mr. Elliott, and (iv) 1,166 shares of Tamboran common stock subject to options held by Mr. Elliott that are exercisable within 60 days of September 24, 2025.

(12)

Ms. Reed serves as a partner of Formentera Partners, an affiliate of Sheffield Holdings, and disclaims beneficial ownership of all shares of Tamboran common stock owned by Sheffield Holdings. Ms. Reed retired from the Board effective April 21, 2025.

(13)

Includes (i) 282,000 shares of Tamboran common stock held by Mr. Siegel, (ii) 7,000 shares of Tamboran common stock held by Robert Siegel (held on behalf of Mr. Siegel), (iii) 40,000 shares of Tamboran common stock held by DNS Capital Partners LLC, an entity controlled by Mr. Siegel, and (iv) 1,166 shares of Tamboran common stock subject to options held by Mr. Siegel that are exercisable within 60 days of September 24, 2025.
(14)

Includes (i) 5,637 shares of Tamboran common stock held by Mr. Bellman, and (ii) 500 shares of Tamboran common stock held by Bellman 2010 Trust (the “Trust”), for which Mr. Bellman and his spouse are trustees. Mr. Bellman is a beneficiary of the Trust and disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.

Required Vote

Assuming a quorum is present at the special meeting, approval of the stock issuance proposal, the ASX capacity proposal and the adjournment proposal will each require the affirmative vote of a majority of the voting power of shares of Tamboran common stock present in person (online) or represented by proxy and entitled to vote thereon at the special meeting. An abstention from voting at the special meeting will have the same effect as a vote “AGAINST” the stock issuance proposal, the ASX capacity proposal and the adjournment proposal, respectively. The failure of a Tamboran stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the stock issuance proposal, the ASX capacity proposal and the adjournment proposal. A broker non-vote will not be voted on the stock issuance proposal, the ASX capacity proposal or the adjournment proposal.

Voting by Proxy

This proxy statement is being sent to you on behalf of the Tamboran board of directors for the purpose of requesting that you allow your shares of Tamboran common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Tamboran common stock represented at the special meeting by properly executed proxy cards, voted over the telephone or voted over the internet will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as follows:

•

“FOR” Proposal No. 1 – The Stock Issuance Proposal – to approve the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock;

•

“FOR” Proposal No. 2 – ASX Capacity Proposal – to approve, for the purposes of ASX Listing Rule 7.1 and for all other purposes, the issuance of the Falcon Parent stock consideration to Falcon in connection with the arrangement and the issuance of the Falcon Australia stock consideration to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock; and

•

“FOR” Proposal No. 3 – The Adjournment Proposal – to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement.

How to Vote

You may vote by any of the four methods listed below. If your Tamboran common stock is held in “street name” by your bank, broker or other nominee, please see “How do I vote if my Tamboran common stock is held in “street name” by my bank, broker or other nominee?” below.

Internet. You may vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions that accompanied your proxy materials. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for Tamboran stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on    , .

Telephone. You may vote by telephone by following the instructions on the instructions that accompanied your proxy materials. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for Tamboran stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on    , .

Mail. If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by    , .

Meeting. You may attend and vote electronically at the special meeting.

The Tamboran board of directors recommends that you vote using one of the first three methods discussed above, as it is not practical for most Tamboran stockholders to attend and vote at the special meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the special meeting if you later decide to attend in person (online).

Holders of CDIs can direct the Depositary Nominee to vote the Tamboran common stock underlying their CDIs at the special meeting by completing and returning the CDI Voting Instruction Form to Boardroom. Votes from CDI holders must be received by Boardroom by no later than      Central time on     ,      (being      AEDT on     , 2026) (48 hours prior to the date of the special meeting) in accordance with the instructions on the CDI Voting Instruction Form.

Alternatively, CDI holders can inform the Depositary Nominee via the CDI Voting Instruction Form that they wish to nominate themselves (or another person) to be appointed as the Depositary Nominee’s proxy for the purposes of virtually attending and voting at the special meeting.

Revoking Your Proxy

You may change your vote or revoke your proxy at any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering to the attention of the Secretary at the address on the first page of this Proxy Statement a written notice of revocation of your proxy;

•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

•	attending the special meeting and voting electronically, as indicated above under “How do I vote?,” but note that attendance at the special meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker, or other nominee, you may change your vote by submitting new voting instructions to your bank, broker, or other nominee. Please note that if your shares are held of record by a bank, broker, or other nominee and you decide to attend and vote at the special meeting, your vote at the special meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker, or other nominee).

If you are a holder of CDIs and you direct the Depositary Nominee to vote by completing the CDI Voting Instruction Form, you may revoke those instructions by delivering to Boardroom a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent, which notice must be received by no later than      Central time on     ,      (being      AEDT on     ,     ).

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed to a later date. Regardless of whether a quorum is present at the special meeting, Tamboran’s chair of the board or the person presiding as chairman of the special meeting may adjourn the special meeting to a later date, without notice other than announcement at the special meeting. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned special meeting, Tamboran will provide notice of the adjourned special meeting to each Tamboran stockholder of record entitled to vote at that special meeting scheduled to a later date. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Tamboran stockholders who have already sent in their proxies to revoke them at any time before voting occurs at the rescheduled special meeting.

Householding

Tamboran has adopted a procedure approved by the SEC called “householding.” Under this procedure, Tamboran sends only one proxy statement to eligible stockholders who share a single address, unless Tamboran has received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce Tamboran’s printing and mailing costs. Tamboran stockholders who participate in householding will continue to receive separate proxy cards.

If a Tamboran stockholder shares an address with another stockholder and receives only one set of proxy materials but would like to request a separate copy of these materials, please contact Tamboran’s mailing agent, Broadridge, by calling (866) 540-7095 or writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and an additional copy of proxy materials will be promptly delivered to the requesting Tamboran stockholder. Similarly, if a Tamboran stockholder receives multiple copies of the proxy materials and would prefer to receive a single copy in the future, that Tamboran stockholder may also contact Broadridge at the above telephone number or address. If a Tamboran stockholder owns shares through a bank, broker, or other nominee, they should contact the nominee concerning householding procedures.

Solicitation of Proxies

Tamboran will bear all costs of solicitation related to the special meeting. In addition to sending and making available these materials, some of Tamboran’s directors, officers and other employees may solicit proxies by contacting Tamboran stockholders via the Internet, by mail, personal interview or telephone. None of Tamboran’s officers or employees will receive any extra compensation for soliciting Tamboran stockholders. Tamboran may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and Tamboran will reimburse the forwarding expenses. In addition, Tamboran has retained D.F. King & Co., Inc., to assist in the solicitation of proxies. For these proxy solicitation services, we will pay D.F. King & Co., Inc. an estimated fee of approximately $20,000, plus reasonable out-of-pocket expenses and fees for any additional services.

Other Business

Tamboran does not expect that any matter other than the proposals listed above will be brought before the special meeting. If, however, other matters are properly brought before the special meeting, or any adjournment or postponement of the special meeting under Tamboran’s Certificate of Incorporation, Amended and Restated Bylaws, and rules established by the SEC, the proxies will use their discretion in casting all the votes that they are entitled to cast.

Assistance in Completing the Proxy Card

If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the special meeting, please contact Tamboran’s proxy solicitor:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, NY 10005

Banks, Brokerage Firms and Stockholders, please call toll free: (800) 659-5550

Email: TBN@dfking.com

THE ARRANGEMENT

This section of the proxy statement describes the material aspects of the proposed arrangement. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the documents incorporated by reference into this proxy statement, including the full text of the arrangement agreement, a copy of which is attached to this proxy statement as Annex A, for a more complete understanding of the proposed arrangement. In addition, important business and financial information about each of Falcon and Tamboran is included in, or incorporated by reference into, this proxy statement. See the “Where You Can Find More Information” section of this proxy statement.

Structure of the Arrangement

On September 30, 2025, Tamboran, Australia Sub and U.S. Sub entered into the arrangement agreement with Falcon, pursuant to which, among other things, U.S. Sub will acquire all of the issued and outstanding equity interests in the Falcon Entities and Australia Sub will acquire 98.1% of the issued and outstanding equity interests in Falcon Australia in exchange for the arrangement consideration. The arrangement will be implemented by way of a Canadian plan of arrangement pursuant to the BCBCA and is subject to the approval by the Court, Tamboran stockholders and Falcon shareholders and certain other customary conditions precedent. The parties intend to rely upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof with respect to the issuance of the Tamboran common stock under the arrangement.

If the arrangement is completed, at the effective time, Tamboran will (a) issue to Falcon 6,537,503 shares of Tamboran common stock and (b) pay to Falcon $23,663,080 in cash. Based on 1,109,141,512 Falcon common shares issued and outstanding as of September 3, 2025, each Falcon shareholder (other than dissenting Falcon shareholders or Falcon shareholders subject to sanctions) will receive 0.00687 shares of Tamboran common stock in exchange for each Falcon common share they hold. Each Falcon common share held by any shareholder that is the target of sanctions will, immediately prior to the share exchange described above, be exchanged for one non-voting exchangeable Class B Share of Falcon, having the rights set forth in Exhibit I to the plan of arrangement, including the Class B Exchange Call Right, to facilitate compliance with applicable sanctions laws. At the effective time, Tamboran will deposit approximately $23.7 million with a U.S. bank or trust company selected by Tamboran (the “Blocked Account Agent”) that will hold the cash consideration in the Blocked Account for the benefit of the holder of Class B Share, in accordance with applicable sanctions laws.

Any shares in respect of which dissent rights have been properly exercised and not withdrawn (such holder, a “Dissenting Holder”), pursuant to Sections 242 to 247 of the BCBCA, will be deemed to be transferred to Falcon and each such transferred share shall be cancelled. Dissenting Holders will not be entitled to receive the Falcon Parent stock consideration or cash consideration and will, instead, be subject to dissent rights under the BCBCA, as modified by the plan of arrangement and the interim order of the Court. Tamboran stockholders will continue to own their existing shares, and the Tamboran common stock will not be affected by the arrangement. Upon completion of the arrangement, it is expected that Tamboran stockholders will own approximately 76.3%, and Falcon shareholders will own approximately 23.7% of the combined company; provided, however, that if Tamboran acquires the Falcon Australia minority stock, and all Falcon Australia minority holders were to receive the Falcon Australia stock consideration, it is expected that Tamboran stockholders would own approximately 75.9% of the combined company after taking into account the issuance of the Falcon Australia stock consideration.

Background of the Arrangement

In the ordinary course, the Tamboran board of directors and management, consistent with its fiduciary duties, continually evaluate Tamboran’s operations, performance, strategy, financial position and future business prospects and risks in light of current business and economic conditions, with a focus on generating long-term value. In connection with such evaluation, the Tamboran board of directors and management team also review and assess potential strategic alternatives available to Tamboran, including potential mergers, acquisitions and other business combination transactions. As part of such assessments, Tamboran has from time to time engaged Latham & Watkins LLP (“Latham”) and White & Case LLP (“W&C”) to serve as legal counsel in connection with potential transactions and other corporate matters, Torys LLP (“Torys”) with respect to matters of Canadian law, and Lakatos, Köves and Partners (LKT) (“Lakatos”) with respect to matters of Hungarian law.

Tamboran and Falcon are and have been familiar with one another as long-standing joint venture partners in the Beetaloo Joint Venture shale gas project in Australia’s Northern Territory. In November 2024, Tamboran’s then chairman (and current interim Chief Executive Officer) spoke with Falcon’s then chairman to discuss a potential business combination. Falcon indicated that it believed it was premature to consider a potential business combination at the time given the state of development of the Beetaloo Basin, in particular the Beetaloo Joint Venture. No further discussions were had at the time regarding a potential business combination.

On August 6, 2025, Mr. Richard Stoneburner, Chair and Interim Chief Executive Officer of Tamboran, and Mr. Phillip O’Quigley, Chief Executive Officer and Executive Director of Falcon, held a virtual meeting during which Tamboran and Falcon revisited the possibility of a business combination. During this discussion, Mr. O’Quigley proposed a potential business combination resulting in Tamboran stockholders and Falcon shareholders owning approximately 66% and 34% of the pro forma company, respectively. In addition, Mr. O’Quigley informed Mr. Stoneburner that Falcon was also pursuing a partial sale of Falcon’s working interest in the Beetaloo Joint Venture with potential third party buyers and those parties indicated that they could proceed on an accelerated timeline, which could require Tamboran to act expeditiously with respect to a business combination of Tamboran and Falcon.

On August 12, 2025, Messrs. Stoneburner and O’Quigley again conferred via virtual meeting to discuss a potential business combination. During this meeting, Mr. O’Quigley communicated that such a transaction would require an approximate 70% to 90% premium to Falcon’s then-current trading price. On August 12, 2025, the closing price of Falcon common shares on the TSX Venture Exchange was CDN$0.125 per share, and the closing price of Tamboran common stock on the New York Stock Exchange was $21.05 per share.

On August 14, 2025, the Tamboran board of directors convened a meeting with certain members of the Tamboran management team in attendance to discuss, among other things, a potential business combination with Falcon, including potential benefits and drawbacks of pursuing such a transaction relative to maintaining the status quo.

On August 18, 2025, Mr. Stoneburner held a virtual meeting with Mr. O’Quigley, in which Mr. Stoneburner informed Mr. O’Quigley that Tamboran was not interested in pursuing a business combination at the premium proposed by Mr. O’Quigley; however, the Tamboran board of directors remained supportive of the parties engaging in further negotiations with an eye towards agreeing to terms that would be fair and appropriate for both parties and their respective stockholders and shareholders. During this meeting, Mr. Stoneburner also proposed that Falcon consider selling to Tamboran its 22.5% participating interest in the Phase 2 Development Area along with adjacent property equivalent to approximately 500,000 gross acres.

Later that day, Mr. O’Quigley informed Mr. Stoneburner that the Falcon board of directors considered but was not interested in pursuing Mr. Stoneburner’s latest proposal under which Falcon would sell its participating interest and adjacent acreage in the Phase 2 Development Area. Mr. O’Quigley indicated that Falcon continued to be open to exploring a potential business combination with Tamboran. In subsequent discussions, Mr. Stoneburner asked Mr. O’Quigley whether the Falcon board of directors would consider an earnout structure with contingent consideration to moderate the upfront premium, to which Mr. O’Quigley agreed to discuss with the Falcon board of directors.

On August 19, 2025, Mr. O’Quigley informed Mr. Stoneburner that the Falcon board of directors was amenable to an earnout structure. On August 22, 2025, Messrs. Stoneburner and O’Quigley held a virtual meeting to discuss parameters relating to the premium, contingent consideration and valuation methods for a potential business combination.

On or about August 22, 2025, Tamboran engaged Latham and Torys to serve as its legal advisors in connection with the proposed transaction. Shortly after engaging outside counsel, the parties and their respective representatives initiated due diligence processes and further work on analyzed structures and considering certain regulatory matters.

On August 28, 2025, Messrs. Stoneburner and O’Quigley held a virtual meeting regarding ongoing business combination discussions, including alternative transaction structures.

On September 2, 2025, the Tamboran board of directors convened a meeting with certain members of the Tamboran management team in attendance to discuss the potential business combination with Falcon. After discussion and consideration of various alternative transaction structures the Tamboran board of directors had evaluated over the past several weeks, the Tamboran board of directors authorized Mr. Stoneburner to communicate to Falcon three non-binding business combination proposals pursuant to which Tamboran would combine with Falcon: (i) Tamboran would acquire Falcon at a 30% premium to Falcon’s then-current trading price and Falcon would have the right to designate one member to the Tamboran board of directors at closing; (ii) Tamboran would acquire Falcon at a 35% premium to Falcon’s then-current trading price and Falcon would have the right to designate one board observer; and (iii) Tamboran would acquire Falcon at a 40% premium to Falcon’s then-current trading price but Falcon would not receive any board designation rights or board observers.

On September 3, 2025, Messrs. Stoneburner and O’Quigley held a virtual meeting during which Mr. Stoneburner presented to Mr. O’Quigley the three business combination proposals authorized by the Tamboran board of directors. Mr. O’Quigley informed Mr. Stoneburner that Falcon wanted to pursue the third alternative (pursuant to which Tamboran would acquire Falcon at a 40% premium to Falcon’s then-current trading price but Falcon would not receive any board designation rights or board observers), and advised Mr. Stoneburner that the parties would need to reach an agreed form on a term sheet relating to the business combination by September 25, 2025, the date on which Falcon’s proposed transaction to sell a portion of its working interest in the Beetaloo Basin to a third party buyer was expected to become final.

On September 6, 2025, following consultation with Latham and Torys, representatives of Tamboran sent representatives of Falcon an initial draft term sheet that contemplated that Tamboran would acquire all of the outstanding equity interests of Falcon’s subsidiaries and Falcon would receive consideration representing a 40% premium to Falcon’s 20-day VWAP on the TSXV on August 29, 2025. Under this proposal, Tamboran’s stockholders and Falcon or, assuming Falcon distributed the shares to its shareholders, Falcon’s shareholders would have held approximately 75.1% and 24.9%, respectively, of the outstanding Tamboran common stock following consummation of the business combination.

On September 8, 2025, Mr. O’Quigley delivered to representatives of Tamboran written responses and questions relating to the initial term sheet, addressing, among other things, tax implications for the proposed structure, allocation of expenses, treatment of share options and employee contracts, VWAP methodology, the valuation of undisclosed liabilities, preliminary due diligence matters and exclusivity.

On September 12, 2025, representatives of Tamboran and Falcon held a virtual meeting to discuss business combination matters, including tax implications and other key considerations associated with the proposed business combination, as well as certain alternatives.

On September 13, 2025, Mr. Rohan Vardaro, General Counsel and Corporate Secretary of Tamboran, delivered to Mr. O’Quigley a revised term sheet, a due diligence request list to facilitate Tamboran’s due diligence and evaluation of the merits of a business combination, and a proposed timeline for key workstreams and milestones through execution of an arrangement agreement. The revised term sheet included, among other terms, (i) that in-the-money Falcon share options would be exchanged for Tamboran common stock and out-of-the-money Falcon options would be exchanged for Tamboran options, (ii) an obligation for Tamboran to pay certain Falcon cash calls in connection with the Beetaloo Joint Venture, and (iii) requiring that Falcon take certain actions with respect to the Beetaloo Joint Venture. Later that day, Mr. O’Quigley advised representatives of Tamboran that the Falcon board of directors had reviewed the latest term sheet and requested clarification on certain matters, including the trading price premium, exclusivity, treatment of share options and cash call mechanics, to which Mr. Vardaro provided responses.

Throughout mid-to-late September, Tamboran and its representatives continued to perform a comprehensive due diligence review of Falcon’s business and operations.

On or about September 15, 2025, Tamboran engaged W&C to also serve as its legal advisors in connection with the proposed transaction. Shortly after engaging, the parties and their respective representatives undertook further due diligence processes and further work on analyzed structures and considering certain regulatory matters.

On September 16, 2025, Mr. O’Quigley presented a counterproposal to Mr. Stoneburner that would result in Tamboran stockholders and Falcon shareholders owning approximately 70% and 30%, respectively, of the outstanding shares of Tamboran common stock following consummation of the proposed business combination, implying that Falcon shareholders would receive a 40% premium to Falcon’s share price on the TSXV.

On September 17, 2025, Mr. Vardaro delivered to Mr. O’Quigley a revised term sheet reflecting, among other matters, that (i) Falcon’s shareholders would receive consideration representing 30% of the combined company’s equity value and (ii) certain mechanical changes to the treatment of the Falcon share options. In addition, representatives of Falcon and Tamboran corresponded regarding the ongoing due diligence efforts (including open due diligence items) and the anticipated timeline for negotiating and executing a definitive agreement. Later that day, Mr. O’Quigley provided written feedback to the term sheet including, among other things, questions and comments relating to the implied value of Falcon’s shares and the treatment of Falcon’s share options.

Between September 18 and 20, 2025, Tamboran corresponded with Falcon regarding steps planning, timeline and documentation related to an unconditional gas sales agreement and an infrastructure agreement side deed, which were executed on September 22, 2025.

On September 18, 2025, Mr. Vardaro and Mr. O’Quigley held a telephone call during which they discussed, among other matters, the premium being ascribed to the Falcon shares in the proposed business combination.

On September 18 and 19, 2025, representatives of Tamboran and Falcon held a number of virtual meetings and exchanged extensive email correspondence regarding transaction matters, including the premium being ascribed to the Falcon shares in the proposed business combination and due diligence matters.

Later on September 19, 2025, Latham sent a revised draft of the term sheet and an initial draft of the arrangement agreement to Borden Ladner Gervais LLP (“BLG”), Falcon’s legal counsel. The revised draft of the term sheet and initial draft of the arrangement agreement each contemplated that Tamboran would acquire from Falcon all of the equity interests of Falcon’s subsidiaries held by Falcon for (a) 6,537,503 shares of Tamboran common stock and (b) $23,663,080 in cash, representing transaction consideration to the Falcon shareholders equal to 30% of the combined company’s equity value. The initial draft arrangement agreement also included, among other things, (i) customary representations and warranties and covenants of Tamboran and Falcon, (ii) covenants prohibiting Falcon from solicitating an “acquisition proposal” with customary exceptions, (iii) provisions allowing each party to terminate the Arrangement Agreement as a result of an “adverse recommendation change,” subject to paying a termination fee to the other, and (iv) amounts payable by either party if its stockholders or shareholders, as applicable, voted on and failed to approve the transaction (“naked no-vote termination fees”).

On September 19, 2025, Torys delivered an initial draft of the plan of arrangement to BLG.

On September 23, 2025, BLG delivered a revised draft of the arrangement agreement to Latham and Torys, reflecting, among other things, (i) additional representations and warranties to be provided by Tamboran, (ii) additional restrictions on Tamboran’s conduct during the period between signing and closing of the transaction, and (iii) a reciprocal non-solicitation covenant.

On September 24, 2025, BLG delivered to Latham and Torys a revised draft of the plan of arrangement and certain ancillary agreements, including an initial draft of Falcon’s disclosure schedules. Later that day, Mr. Vardaro and Mr. O’Quigley held a telephone call to discuss certain matters in the arrangement agreement, including the scope of the interim operating covenants.

Also on September 24, 2025, Tamboran and Falcon executed the term sheet.

On September 25, 2025, BLG delivered to Latham and Torys additional ancillary transaction documentation, including a revised draft of Falcon’s disclosure schedules, an initial draft of the support agreement and an initial draft of the option cancellation agreement.

On September 26, 2025, the Tamboran board of directors convened a meeting, with members of Tamboran management, Latham, Torys and W&C in attendance, to discuss, among other matters, the executed term sheet, the then-current draft of the arrangement agreement and the transaction process and timing to execution of the arrangement agreement. In addition, Latham presented to the Tamboran board of directors an overview of the fiduciary duties of the Tamboran board of directors in connection with the proposed business combination. Following the Tamboran board meeting, Messrs. Vardaro and O’Quigley held a telephone call to discuss, among other matters, certain alternative approaches to Tamboran’s acquisition of the 1.9% of Falcon Australia not owned by Falcon.

Later on September 26, 2025, Latham delivered to BLG revised drafts of the arrangement agreement, plan of arrangement and ancillary documentation (including Falcon’s disclosure schedules). The revised draft of the arrangement agreement included, among other matters, (i) a slightly revised transaction structure whereby Australia Sub and U.S. Sub, each indirect, wholly owned subsidiaries of Tamboran, would be the acquirors in the proposed business combination; (ii) the addition of certain conditions to closing; (iii) the addition of certain termination rights, including the right for Tamboran to terminate the agreement if Falcon’s undisclosed liabilities exceed a certain threshold or if certain actions relating to Falcon Australia are not consummated prior to the consummation of the transactions contemplated by the arrangement agreement; and (iv) the inclusion of new termination matters for which Falcon would be obligated to pay Tamboran a termination fee or reimburse Tamboran’s expenses.

Between September 26 and 29, 2025, representatives of Latham, Torys, W&C and BLG finalized due diligence of Falcon and Tamboran, respectively. During this time, LW, Torys and W&C regularly provided representatives of Tamboran with updates regarding the due diligence process (including open due diligence items to date) and exchanged relevant due diligence materials.

Between September 27 and 29, 2025 representatives of Latham, Torys, W&C and BLG delivered further revised drafts of the transaction documentation, including revised drafts of the arrangement agreement, plan of arrangement, support agreement and disclosure schedules. The parties continued to negotiate, among other matters, (i) the termination provisions and related termination fee and expense reimbursement rights, (ii) an obligation for Falcon to settle any intercompany balances or debts, and (iii) procedures relating to Tamboran’s acquisition of the 1.9% of Falcon Australia not owned by Falcon.

On September 28, 2025, W&C delivered to McCullough Robertson, Australian counsel to Falcon Australia, an initial draft of the Australian Transaction Implementation Deed between Falcon Australia and Australia Sub, providing that Falcon Australia must hold a general meeting of its shareholders to obtain the minority shareholder approval necessary for Falcon Australia to approve the acquisition by Tamboran of the 98.1% interest in Falcon Australia held by Falcon as contemplated by the arrangement agreement.

On September 29, 2025, representatives of each of Latham, Torys, W&C and BLG finalized execution versions of the arrangement agreement, plan of arrangement, disclosure schedules and other ancillary documentation.

Later on September 29, 2025, the Tamboran board of directors convened a meeting, with members of Tamboran management, Latham, Torys and W&C in attendance, to discuss, among other matters, the final terms of the arrangement agreement, plan of arrangement and other transaction documents, and the final due diligence findings with respect to Falcon. In addition, Latham presented the Tamboran board of directors with a refresher of the fiduciary duties of the Tamboran board of directors in connection with the proposed business combination. Following the discussion and presentation, the Tamboran board of directors unanimously (i) determined that the form, terms and provisions of each of the arrangement agreement and the plan of arrangement are advisable, fair and reasonable to and in the best interests of Tamboran and the holders of outstanding Tamboran common stock, (ii) approved and adopted the arrangement agreement, the plan of arrangement and the transactions contemplated thereby, including the Stock Issuance, (iii) authorized and empowered Tamboran to enter into the arrangement agreement and the plan of arrangement, and to consummate the transactions contemplated thereby, including the Stock Issuance, on the terms and subject to the conditions set forth in the arrangement agreement and the plan of arrangement and (iv) resolved to recommend that the holders of the outstanding Tamboran common stock approve the Stock Issuance.

On September 30, 2025, Tamboran, Australia Sub, U.S. Sub and Falcon executed the arrangement agreement, and Tamboran and Falcon each issued press releases announcing the execution of the arrangement agreement.

On October 3, 2025, Mr. O’Quigley informed Mr. Vardaro that Falcon Australia had engaged Grant Thornton to deliver an expert opinion in connection with the proposed acquisition of the Falcon Australia minority shareholdings. On October 7, 2025, Mr. O’Quigley, Mr. Vardaro, together, McCullough Robertson and W&C, held a telephone call to discuss, among other things, the form of consideration that the Falcon Australia minority holders would prefer to receive. Taking into consideration the terms of the arrangement agreement which contemplate similar consideration be paid to the Falcon Australia minority holders, Mr. O’Quigley recommended that Tamboran consider issuing shares to Falcon Australia minority holders on the same basis as Falcon. Mr. Vardaro indicated that Tamboran would consider his recommendation.

Tamboran’s Reasons for the Arrangement

In evaluating the arrangement agreement and the transactions contemplated thereby, the Tamboran board of directors consulted with Tamboran’s management and legal advisors. The Tamboran board of directors considered a number of factors when evaluating the arrangement, many of which, support the Tamboran board of directors’ determination that the transactions contemplated by the arrangement agreement are advisable, fair and reasonable, and in the best interests of Tamboran and its stockholders. The Tamboran board of directors considered these factors as a whole and without assigning relative weight to each such factor and overall considered the relevant factors to be favorable to, and supportive of, its determinations and recommendations. These factors (which are not necessarily presented in order of relative importance and are not exhaustive) included:

•

the belief that the arrangement will materially increase Tamboran’s scale, forming the largest acreage holder in Australia’s Beetaloo Basin with roughly 2.9 million net prospective acres, including a 22.5% non-operating interest in all Daly Waters checkers, which increased scale is expected to strengthen Tamboran’s ownership over the Phase 2 Development Area to 80.62%;

•

the belief that the arrangement will create a combined company with a more valuable market capitalization, which may increase the potential upside in Tamboran’s equity and provide greater trading liquidity to Tamboran stockholders;

•

the belief that the addition of Falcon’s drilling locations will meaningfully increase Tamboran’s total drilling portfolio, and that the combined company’s more than 40,000 (gross) drilling locations will support enhanced production capabilities and strategic expansion;

•	the belief that the consolidation of Tamboran’s ownership across more than 90% of the Beetaloo depocenter will meaningfully reduce Tamboran’s total royalty burden;

•

that Tamboran stockholders will maintain a meaningful and majority ownership interest in the combined company, with an expected pro forma ownership of approximately 76.3%, giving Tamboran stockholders the ability to participate meaningfully in any potential future increases in value of the combined company’s common stock;

•

the belief that the arrangement is accretive to Tamboran stockholders given the implied acreage value of $169 per acre, which reflects a 4% discount to Tamboran’s current implied acreage value of $176 per acre;

•	that the combined company will continue to be led by Tamboran’s experienced management team;

•

the terms of the arrangement agreement, including the structure of the arrangement, the conditions to each party’s obligation to complete the arrangement, the ability of the Tamboran board of directors to engage with third parties regarding alternative proposals in certain circumstances, the ability of the Tamboran board of directors to change its recommendation with respect to the transactions contemplated by the arrangement agreement under certain circumstances and that the arrangement agreement provides that, in certain circumstances, Falcon could be required to pay a termination fee of $1.62 million to Tamboran;

•	the belief that the restrictions imposed on Tamboran’s business and operations during the pendency of the arrangement are reasonable and not unduly burdensome;

•

that the arrangement consideration that Tamboran will pay to Falcon is fixed and will not fluctuate in the event that the market price of Falcon common shares increases relative to the market price of Tamboran common stock between the date of the arrangement agreement and the Closing;

•	the likelihood of consummation of the arrangement and the Tamboran board of directors’ evaluation of the likely timeframe necessary to close the arrangement;

•	that Tamboran stockholders will have the opportunity to vote on the stock issuance proposal;

•

the Tamboran board of directors’ knowledge of, and discussions with, Tamboran senior management and its legal advisors regarding Tamboran’s and Falcon’s business operations, financial condition, results of operations and prospects, taking into account Tamboran’s due diligence investigation of Falcon; and

•	the Tamboran senior management team’s recommendation in support of the arrangement.

The Tamboran board of directors also considered a variety of risks and other potentially negative factors associated with the arrangement agreement and the transactions contemplated thereby. These factors (which are not necessarily presented in order of relative importance and are not exhaustive) included:

•

the possibility that the arrangement may not be completed or that completion may be unduly delayed for reasons beyond the control of Tamboran or Falcon, including the failure to receive necessary regulatory approvals or Tamboran stockholder approval of the stock issuance proposal or Falcon shareholder approval of the arrangement resolution;

•

that the arrangement consideration that Tamboran will pay to Falcon is fixed and, as a result, Tamboran stockholders cannot be certain at the time of the special meeting of the total market value of the arrangement consideration to be paid, and the possibility that Tamboran stockholders could be adversely affected in the event that the market price of Tamboran common stock increases relative to the market price of Falcon common shares between the date of the arrangement agreement and the Closing;

•

that there are significant risks inherent in integrating the operations of Falcon into Tamboran, and that successful integration will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the combined company;

•

that Falcon Australia shareholders may not approve the Item 7 Resolution relating to the acquisition by Australia Sub of all shares in Falcon Australia held by Falcon as provided in the arrangement agreement;

•

that the requirements for obtaining the required regulatory approvals and clearances could delay the completion of the arrangement for a significant period of time or prevent them from occurring at all;

•	that the arrangement agreement provides that, in certain circumstances, Tamboran could be required to pay a termination fee of $3.75 million to Falcon;

•

the negative effect that the length of time from announcement of the arrangement until completion of the arrangement could have on the market price of Tamboran common stock, Tamboran’s operating results and Tamboran’s relationship with its joint venture partners and others who do business with Tamboran;

•

that the restrictions on the conduct of Tamboran’s business prior to the consummation of the arrangement, although believed to be reasonable and not unduly burdensome, may delay or prevent Tamboran from undertaking business opportunities that may arise or other actions it would otherwise take with respect to the operations of Tamboran pending the consummation of the arrangement;

•	that the arrangement agreement restricts Tamboran’s ability to entertain alternative transactions unless certain conditions are satisfied;

•

the substantial costs to be incurred in connection with the arrangement, including the arrangement consideration, integrating the businesses of Tamboran and Falcon, and other transaction costs to be incurred in connection with the arrangement;

•	the potential for litigation relating to the arrangement and the associated costs, burden and inconvenience involved in defending those proceedings;

•

the potential that Tamboran’s management team will need to expend a significant amount of its time and attention to implementing the arrangement, including making arrangements for the integration of Tamboran’s and Falcon’s operations and assets following the arrangement;

•

the risks associated with the occurrence of events that may materially and adversely affect the financial condition, properties, assets, liabilities, business or results of operations of Falcon and its subsidiaries but that may not entitle Tamboran to terminate the arrangement agreement;

•

that Falcon shareholders are entitled to dissent rights in accordance with the plan of arrangement, and if Falcon shareholders exercise such rights, it will result in a higher than estimated cash outlay in relation to the arrangement; and

•	other risks of the type and nature described in the section titled “Risk Factors.”

After taking into account the factors set forth above, among others, the Tamboran board of directors concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the arrangement were outweighed by the potential benefits of the arrangement to Tamboran stockholders.

This foregoing discussion of the information and factors considered by the Tamboran board of directors as a whole in reaching its conclusion and recommendations includes the principal factors considered by the Tamboran board of directors with respect to the arrangement but is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the Tamboran board of directors in evaluating the arrangement agreement and the transactions contemplated thereby, and the complexity of these matters, the Tamboran board of directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the Tamboran board of directors may have given different weight to different factors. The Tamboran board of directors did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the arrangement agreement and the issuance of Tamboran common stock pursuant to the arrangement agreement.

It should be noted that this explanation of the reasoning of the Tamboran board of directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of the Tamboran Board of Directors

After careful consideration, the Tamboran board of directors has determined that it is advisable, fair and reasonable, and in the best interests of Tamboran and its stockholders to consummate the arrangement as contemplated by the arrangement agreement, conditioned upon the Closing. Accordingly, the Tamboran board of directors unanimously recommends that Tamboran stockholders vote:

•	“FOR” the stock issuance proposal

•	“FOR” the ASX capacity proposal; and

•	“FOR” the adjournment proposal.

Opinion of Financial Advisor to Falcon

Falcon has engaged Cavendish as Falcon’s financial advisor in connection with the proposed arrangement. In connection with Cavendish’s engagement, the Falcon board of directors requested that Cavendish evaluate the fairness, from a financial point of view, of the consideration to be paid to Falcon shareholders pursuant to the arrangement agreement.

Board of Directors and Management Following the Arrangement

The members of the boards of directors and management of Tamboran immediately prior to the effective time of the arrangement will be the directors and management of Tamboran following the arrangement and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Information regarding the directors and executive officers of Tamboran contained in documents filed by Tamboran with the SEC and incorporated by reference into this proxy statement, including Tamboran’s Annual Report on Form 10-K for the year ended June 30, 2025, filed with the SEC on September 25, 2025, and its definitive proxy statement on Schedule 14A for its 2025 annual meeting, filed with the SEC on October 28, 2025. See “Where You Can Find More Information” for the location of additional information incorporated by reference into this proxy statement.

Accounting Treatment

Tamboran prepares its financial statements in accordance with U.S. GAAP and Falcon prepares its financial statements in accordance with IFRS. In accordance with FASB ASC 805, Business Combinations, Falcon does not meet the definition of a business under ASC 805, since substantially all of the fair value of gross assets acquired is concentrated in Falcon’s exploration and evaluation assets (i.e., a group of similar identifiable assets). Consequently, Tamboran will be treated as the acquirer for accounting purposes and will account for the arrangement as an asset acquisition. The allocation of the purchase price for Falcon is based on management’s estimates of and assumptions related to fair value of the assets acquired and liabilities assumed as of the Closing Date using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

Federal Securities Laws Consequences; Stock Transfer Restrictions

Exemption from the Registration Requirements of the Securities Act

The Falcon Parent stock consideration will not be registered under the Securities Act or the U.S. securities laws of any state of the United States and will be issued and exchanged in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof. Section 3(a)(10) of the Securities Act exempts from the registration requirements under the Securities Act the issuance of securities which have been approved, after a hearing upon the substantive and procedural fairness of the terms and conditions of the relevant transaction, at which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval. Under the arrangement agreement, Falcon will apply to the Court for an interim order in connection with the arrangement after informing the Court of the intention to rely upon the exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, and permitting notice to all persons to which the Falcon Parent stock consideration will be issuable. Following Falcon’s receipt of the interim order, the Falcon shareholder approval of the arrangement and a hearing at which such persons will have the right to appear and assuming the requisite approval of the issuance of the Falcon Parent stock consideration to Falcon is obtained at the meeting, Falcon will seek a final order from the Court as to the substantive and procedural fairness of the plan of arrangement. Notwithstanding such final order, the arrangement does not become effective until filing of the articles of arrangement by Falcon and the issuance of the Falcon Parent stock consideration by Tamboran pursuant to the arrangement. Tamboran therefore anticipates that, if the plan of arrangement becomes effective under the terms and conditions described in the arrangement agreement (including the receipt of such final order from the Court), the issuance of the Falcon Parent stock consideration to Falcon will be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof.

Resales of Tamboran Common Stock After the Effective Time

The shares to be received by Falcon in exchange for the Falcon Interests pursuant to the arrangement will be freely transferable under U.S. securities laws, except by persons who are “affiliates” (as defined in Rule 144) of Tamboran after the effective time, or were “affiliates” of Tamboran within 90 days prior to the effective time. Persons who may be deemed to be “affiliates” of an issuer include individuals or entities that control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract, or otherwise, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.

Any resale of Tamboran common stock by such an “affiliate” or former “affiliate” may be subject to the registration requirements of the Securities Act, absent an exemption therefrom, such as the exemption contained in Rule 144.

The Falcon Australia stock consideration will not be registered under the Securities Act or the U.S. securities laws of any state of the United States and will be issued and exchanged in reliance upon the exemption from the registration requirements provided under Regulation S promulgated under the Securities Act or Section 4(a)(2) of the Securities Act.

Court Approvals

The arrangement requires approval by the Court under Section 291 of the BCBCA. Falcon must first obtain the interim order which will, among other things, authorize and direct Falcon to call, hold and conduct the Falcon shareholder meeting and submit the arrangement to the Falcon shareholders for approval. Falcon has scheduled

an interim order hearing for     . Under the arrangement agreement, Falcon is required to seek the final order as soon as reasonably practicable, but in any event not later than five (5) business days following the later of the approval of the arrangement resolution by Falcon shareholders at the Falcon shareholder meeting and the approval of the issuance of the Falcon Parent stock consideration to Falcon, subject to the availability of the Court.

The plan of arrangement will be implemented pursuant to Part 9, Division 5 of the BCBCA, which provides that, despite any other provision of the BCBCA, a company may propose to the Court an arrangement with shareholders, creditors or other persons and may, in that arrangement, make any proposal it considers appropriate. Pursuant to this part of the BCBCA, such a proposal will be made by Falcon to the Court for approval of the arrangement. The Court has broad discretion under the BCBCA when making orders with respect to plans of arrangement and the Court will consider, among other things, the fairness and reasonableness of the arrangement, both from a substantive and a procedural point of view. The Court may approve the arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending upon the nature of any required amendments, Falcon and/or Tamboran, each acting reasonably, may determine not to proceed with the transactions contemplated in the arrangement agreement. Prior to the hearing on the final order, the Court will be informed that the parties intend to use the final order of the Court approving the arrangement as the basis to rely on the exemption from the registration requirements under the Securities Act for the issuance of the Falcon Parent stock consideration to Falcon provided by Section 3(a)(10) thereof. Section 3(a)(10) of the Securities Act exempts from registration a security that is issued in exchange for outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear, by a court or by a governmental authority expressly authorized by law to grant such approval. There can be no assurance that the Court will approve the arrangement.

Regulatory Approvals

Pursuant to Act XLVIII of 1993 on Mining, the acquisition by Tamboran of Falcon Hungary requires the prior approval of the Authority. On November 28, 2025, the Authority granted its formal resolution, approving the acquisition. Although the resolution became final and enforceable, it remains subject to an administrative court action for 30 days brought by (i) any a person whose right or legitimate interest is directly affected by the resolution or (ii) the public prosecutor’s office. The deadline for initiating such legal action expired on December 29, 2025, and no action was brought prior to the expiration date.

Additionally, pursuant to Act L of 2025 on elevating to statutory level the emergency decrees enacted in view of the armed conflict existing on the territory of Ukraine, Tamboran’s acquisition of Falcon Hungary qualifies as an FDI, which requires the prior approval of the Ministry. The FDI notification was duly filed on October 10, 2025, and the acquisition was approved by the Ministry on December 23, 2025.

TSXV and AIM Delisting

The Falcon common shares are listed and posted for trading on the TSXV and AIM under the symbols “FO” and “FOG”, respectively. Following the completion of the arrangement, the Falcon common shares will be delisted from the TSXV and AIM.

Tamboran common stock is currently listed for trading on the NYSE under the trading symbol “TBN.” Tamboran’s CDIs are currently listed for trading on the ASX under the trading symbol “TBN,” with 200 CDIs representing an interest in one share of Tamboran common stock. It is a condition to the completion of the arrangement that the shares of Tamboran common stock to be issued to Falcon pursuant to the arrangement be approved for listing on the NYSE. Accordingly, Tamboran has agreed to use its reasonable best efforts to obtain approval of the listing of the aggregate stock consideration for trading on the NYSE. Tamboran will provide the required notice to the NYSE of the listing of the shares of Tamboran common stock to be issued to Falcon and Falcon Australia prior to the Closing.

The Falcon common shares are listed and posted for trading on the TSXV and AIM under the symbols “FO” and “FOG”, respectively. Approval of the TSXV is required to complete the arrangement. Falcon applied to the TSXV for approval of the arrangement on January 7, 2026.

Fees, Costs and Expenses

All fees, costs and expenses incurred in connection with the arrangement and the plan of arrangement will be paid by the party incurring those fees, costs or expenses. Pursuant to the arrangement agreement, however, certain termination fees or expense reimbursements are payable by Tamboran or Falcon if the arrangement agreement is terminated under certain circumstances.

NO APPRAISAL RIGHTS

Under the DGCL, holders of shares of Tamboran common stock are not entitled to appraisal rights in connection with the arrangement or any of the matters to be acted on at the special meeting.

INFORMATION ABOUT THE PARTIES TO THE ARRANGEMENT

Tamboran

Tamboran is an early stage, growth-driven independent natural gas exploration and production company focused on an integrated approach to the commercial development of the natural gas resources in the Beetaloo Basin located within the Northern Territory of Australia. Through its subsidiaries, Tamboran holds approximately 1.9 million net prospective acres and is the largest acreage holder in the Beetaloo Basin. Tamboran believes natural gas will play a significant role in the transition to cleaner energy and is committed to supporting the global energy transition by developing commercial production of natural gas in the Beetaloo Basin with net zero equity Scope 1 and 2 emissions. Tamboran common stock currently trades on the NYSE under the symbol “TBN.” Tamboran’s CDIs currently trade on the ASX under the symbol “TBN” with 200 CDIs representing an interest in one share of Tamboran common stock. Tamboran’s headquarters are located at Suite 01, Level 39, Tower One, International Towers Sydney, 100 Barangaroo Avenue, Barangaroo NSW 2000. Its telephone number is +61 (2) 8330-6626 and its website address is www.tamboran.com. Information contained on its website is not incorporated by reference into this proxy statement. See the “Where You Can Find More Information” section of this proxy statement.

U.S. Sub

Tamboran Resources Investments Holding Corporation is a corporation organized and existing under the laws of the State of Delaware, U.S.A. incorporated on September  29, 2025 and a wholly owned subsidiary of Tamboran formed for the purpose of effecting the arrangement.

Australia Sub

Tamboran (Beetaloo) Pty Ltd is a company organized and existing under the laws of Australia incorporated on April 9, 2013 and a wholly owned subsidiary of Tamboran. As of the date of this proxy statement, Australia Sub does not own any assets or conduct any operations.

Falcon

Falcon is an international oil and gas company engaged in the exploration and development of unconventional oil and gas assets, with the current portfolio focused in Australia. Falcon is incorporated in British Columbia, Canada and headquartered in Dublin, Ireland. Falcon common shares are traded on the TSXV and AIM under the symbols “FO” and “FOG”, respectively. Falcon’s headquarters are located at 68 Merrion Square South, Dublin 2, Ireland. Its telephone number is +353 1 676 8702 and its website address is www.falconoilandgas.com. Information contained on its website is not incorporated by reference into this proxy statement. See the “Information about Falcon” section of this proxy statement.

THE ARRANGEMENT AGREEMENT AND THE PLAN OF ARRANGEMENT

The summary of the material provisions of the arrangement agreement and the plan of arrangement below and elsewhere in this proxy statement is qualified in its entirety by reference to the arrangement agreement, a copy of which is attached to this proxy statement as Annex A, and the plan of arrangement which is attached as Exhibit B to the arrangement agreement. This summary may not contain all of the information about the arrangement agreement and the plan of arrangement that is important to you. We urge you to carefully read the arrangement agreement in its entirety, including all of its schedules, as it is the legal document governing the arrangement. The arrangement agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in the representations and warranties in the arrangement agreement were made solely for purposes of the arrangement agreement and the arrangement and agreements contemplated thereby among the parties thereto, and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and the assertions embodied in the representations and warranties contained in the arrangement agreement (and summarized below) are qualified by information in disclosure letters provided by Tamboran to Falcon and by Falcon to Tamboran in connection with the signing of the arrangement agreement and by certain information contained in certain of Tamboran’s filings with the SEC and Falcon’s filings on SEDAR+. The disclosure letters, SEC filings and SEDAR+ filings contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the arrangement agreement. In addition, information concerning the subject matter of the representations and warranties may have changed or may change after September 30, 2025 and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. In addition, if specific material facts arise that contradict the representations and warranties in the arrangement agreement, Tamboran or Falcon, as applicable, will disclose those material facts in the public filings that it makes with the SEC or on SEDAR+, respectively, in accordance with, and to the extent required by, applicable law. Accordingly, the representations and warranties in the arrangement agreement, the plan of arrangement and their descriptions in this proxy statement should not be read alone, but instead should be read in conjunction with the other information contained in the reports, statements and filings (i)Tamboran publicly files with the SEC and (ii) Falcon publicly files on SEDAR+. For more information, see the “Where You Can Find More Information” section of this proxy statement.

The Arrangement

The arrangement agreement provides that at the effective time, Australia Sub will acquire the Australia Interests from Falcon and U.S. Sub will acquire the Falcon Interests from Falcon in exchange for the arrangement consideration. The arrangement will be implemented under the BCBCA and requires approval of (a) at least two-thirds of the votes cast by Falcon shareholders who vote in person (online) or by proxy at the meeting of Falcon shareholders and (b) the Court.

The arrangement will become effective at the effective time on the effective date, and the steps comprising the plan of arrangement will be deemed to occur in the order, at the times, and in the manner set forth therein.

Consideration Paid Pursuant to the Arrangement

At the effective time, Tamboran will (a) issue to Falcon 6,537,503 shares of Tamboran common stock and (b) pay to Falcon $23,663,080 in cash. Based on 1,109,141,512 Falcon common shares issued and outstanding as of September 3, 2025, each Falcon shareholder (other than dissenting Falcon shareholders or Falcon shareholders subject to sanctions) will receive 0.00687 shares of Tamboran common stock in exchange for each Falcon common share they hold.

Each Falcon common share held by any shareholder that is the target of sanctions will, immediately prior to the share exchange described above, be exchanged for one non-voting exchangeable Class B Share of Falcon, having the rights set forth in Exhibit I to the plan of arrangement, including the Class B Exchange Call Right to facilitate compliance with applicable sanctions laws. At the effective time, Tamboran shall deposit approximately $23.7 million with the Blocked Account Agent that shall hold the cash consideration in the Blocked Account for the benefit of the holder of Class B Share, in accordance with applicable sanctions laws.

No fractional shares of Tamboran common stock will be issued as part of the arrangement. Where the aggregate number of shares of Tamboran common stock to be issued to a Falcon shareholder as stock consideration would result in a fraction of securities of Tamboran being issuable, the number of Tamboran common stock to be received by such Falcon shareholder will be rounded down to the next lesser whole number of Tamboran common stock.

Support Agreements

Concurrently with the execution of the arrangement agreement, directors and officers of Falcon entered into the support agreements with Tamboran, pursuant to which each such director and officer agreed to (a) vote at any meeting of the shareholders of Falcon all of its common shares held of record or thereafter acquired in favor of the transactions contemplated by the arrangement agreement, (b) be bound by certain other covenants and agreements related to the transactions contemplated by the arrangement agreement and (c) be bound by certain transfer restrictions with respect to such securities, in each case, on the terms and subject to the conditions set forth in the support agreement.

Treatment of Falcon Equity Awards in the Arrangement

Existing options to purchase Falcon common shares will be cancelled. Upon closing of the arrangement, Tamboran will enter into consulting agreements with certain directors and officers of Falcon, pursuant to which Tamboran will issue to those directors and officers options issuable for an aggregate of 369,084 shares of Tamboran common stock with an exercise price of $21.94 per share.

Dissent Rights of Falcon Shareholders

Registered Falcon shareholders may exercise rights of dissent with respect to the Falcon common shares held by such Falcon shareholders pursuant to Sections 242 to 247 of the BCBCA, as modified by the Court’s interim order, final order and the plan of arrangement.

None of the following will be entitled to exercise dissent rights: (i) a person who is not a registered holder of Falcon common shares, (ii) Falcon shareholders who vote or have instructed a proxyholder to vote their Falcon common shares in favor of the arrangement resolution, (iii) a Falcon shareholder who has not complied with the dissent right procedures or who withdrew such exercise prior to the effective time, (iv) any Falcon shareholders subject to sanctions or (v)  Tamboran or its affiliates.

Deposit of Consideration

Falcon Parent Stock Consideration

Tamboran and Falcon expect to appoint Computershare Trust Company N.A. (or a bank or trust company selected by Tamboran in its reasonable discretion and reasonably acceptable to Falcon) to act as depositary to handle the exchange of Falcon common shares for shares of Tamboran common stock. Following receipt by Falcon of the Court’s final order and prior to the effective time, Tamboran (on behalf of Australia Sub and U.S. Sub, as applicable) will deliver or cause to be delivered to the depositary such number of shares of Tamboran common stock to satisfy the aggregate Falcon Parent stock consideration issuable to Falcon, which shares of Tamboran common stock will be held by the depositary as agent and nominee for such former Falcon shareholders for distribution to them in accordance with the plan of arrangement.

Upon surrender to the depositary for cancellation of a certificate or DRS Advice which immediately prior to the effective time represented outstanding Falcon common shares that were transferred pursuant to the plan of arrangement, together with a duly completed and executed letter of transmittal and any such additional documents and instruments as the depositary may reasonably require, the registered holder of such Falcon common shares represented by such surrendered certificate or DRS Advice will be entitled to receive the corresponding Falcon Parent stock consideration, less any amounts withheld pursuant to the plan of arrangement, and any certificate or DRS Advice so surrendered will be cancelled.

After the effective time and until surrendered for cancellation, each certificate or DRS Advice that immediately prior to the effective time represented one or more outstanding Falcon common shares (other than Falcon common shares held by dissenting Falcon shareholders and Falcon common shares exchanged for Class B Shares) will be deemed at all times to represent only the right to receive in exchange therefor the Falcon Parent stock consideration that the holder of such certificate or DRS Advice is entitled to receive in accordance with the plan of arrangement.

Cash Consideration

In addition to the Falcon Parent stock consideration, Tamboran will deposit, in the Blocked Account at the Blocked Account Agent, sufficient cash to satisfy the aggregate cash consideration owed to Falcon in which any Person that is the target of sanctions holds an interest and will report the cash consideration to OFAC as blocked property in accordance with sanctions compliance requirements.

Efforts to Obtain Required Falcon Shareholder Approval

Falcon is required to take all action necessary in accordance with applicable laws, the interim order and its organizational documents to duly give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the requisite approval of its shareholders relating to the arrangement, to be held as promptly as reasonably practicable following the clearance of Tamboran’s proxy statement by the SEC (and in any event will use reasonable best efforts to convene such meeting within 45 days thereof).

Notwithstanding the forgoing, Falcon (i) will be required to adjourn or postpone its shareholder meeting to the extent necessary to ensure any required supplemental information is provided to Falcon shareholders or as required for quorum purposes and (ii) may adjourn or postpone its shareholder meeting if there are insufficient Falcon common shares represented (in person (online) or by proxy) at the time of such meeting to obtain the requisite approval of Falcon shareholders relating to the arrangement.

Unless the Falcon board of directors has modified its recommendation regarding the arrangement as permitted under the arrangement agreement, Falcon will include in its circular the unanimous recommendation of the Falcon board of directors to the Falcon shareholders that they vote in favor of the arrangement resolution.

Efforts to Obtain Required Tamboran Stockholder Approval

Tamboran is required to take all action necessary in accordance with applicable laws and its organizational documents to schedule the special meeting for the purpose of obtaining the requisite approval of its stockholders relating to the approval of the issuance of the Falcon Parent stock consideration to Falcon, to be held as promptly as reasonably practicable following the clearance of this proxy statement by the SEC (and in any event will use reasonable best efforts to convene such meeting within 45 days thereof).

Notwithstanding the forgoing, Tamboran (i) will be required to adjourn or postpone the special meeting to the extent necessary to ensure any required supplemental information is provided to Tamboran stockholders or as required for quorum purposes and (ii) may adjourn or postpone the special meeting if there are insufficient shares of Tamboran common stock represented (in person (online) or by proxy) at the time of such meeting to obtain the requisite approval of Tamboran stockholders relating to the arrangement.

Unless the Tamboran board of directors has modified its recommendation regarding the arrangement as permitted under the arrangement agreement, Tamboran will include in its proxy statement the unanimous recommendation of the Tamboran board of directors to the Tamboran stockholders that they vote in favor of the stock issuance proposal.

Final Court Approval

After the interim order of the Court has been obtained, the Falcon shareholders have approved the arrangement and the Tamboran stockholders have approved the issuance of the Falcon Parent stock consideration to Falcon, Falcon is required to pursue an application for the final order pursuant to Section 291 of the BCBCA as soon as reasonably practicable, but in any event not later than five (5) business days thereafter, subject to the availability of the Court. The Court will consider, among other things, the procedural and substantive fairness of the terms and conditions of the arrangement to the Falcon shareholders.

Corporate Governance

The members of the boards of directors and management of Tamboran immediately prior to the effective time of the arrangement will be the directors and management of Tamboran following the arrangement and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Representations and Warranties

The arrangement agreement contains certain representations and warranties of Falcon relating to the following: organization, standing and power; capital structure; authority; no violations; consents; securities documents; financial statements; absence of certain changes or events; no undisclosed material liabilities; Falcon circular; Falcon permits; compliance with applicable law; compensation; benefits; employment and labor matters; taxes; litigation; intellectual property and IT assets; real property; rights-of-way; oil and gas matters; environmental matters; material contracts; insurance; cultural business; opinion of Falcon’s financial advisor; brokers; related party transactions; regulatory matters; corrupt practices legislation; sanctions; sufficiency of assets; bankruptcy, insolvency and reorganization; banking information; and no additional representations.

The arrangement agreement also contains certain representations and warranties of Tamboran, Australia Sub and U.S. Sub relating to the following: organization, standing and power; capital structure; authority; no violations; consents; SEC documents; financial statements; absence of certain changes or events; no undisclosed material liabilities; Tamboran proxy statement; Tamboran permits; compliance with applicable law; brokers; funds available; takeover laws; compliance with applicable law; litigation; and no additional representations.

Certain of the representations and warranties of Falcon, Tamboran, Australia Sub and U.S. Sub, as applicable, are qualified as to “materiality” or “material adverse effect.” For purposes of the arrangement agreement, the term “material adverse effect” means, with respect to either Tamboran or Falcon, as applicable, any fact, circumstance, effect, change, event or development that, individually or in the aggregate, (i) prevents, materially delays or materially impairs (or would reasonably be expected to prevent, materially delay or materially impair) the ability of such party or its subsidiaries to consummate the arrangement or (ii) has, or would reasonably be expected to have, a material adverse effect on the financial condition, business or results of operations of such party and its subsidiaries, taken as a whole; provided, however, that, in respect of clause (ii) above, no fact, circumstance, effect, change, event or development (by itself or when aggregated or taken together with any and all other facts, circumstances, effects, changes, events or developments) to the extent directly or indirectly resulting from, arising out of, attributable to, or related to any of the following will be deemed to be or constitute a “material adverse effect” or will be taken into account when determining whether a “material adverse effect” has occurred or may, would or could occur:

•

changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, or regulatory or political conditions and changes in oil, natural gas, condensate or natural gas liquids prices or the prices of other commodities, including changes in price differentials;

•	changes in general economic conditions in the oil and gas exploration and production industry in Australia, South Africa and Hungary;

•	the outbreak or escalation of hostilities or acts of war or terrorism, or any escalation or worsening thereof;

•	any hurricane, tornado, flood, earthquake or other natural disaster;

•	any epidemic, pandemic or disease outbreak or other public health condition, or any other force majeure event, or any escalation or worsening thereof;

•

any change in the market price or trading volume of the Tamboran common stock or the Falcon common shares (it being understood and agreed that the exception in this clause will not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect);

•

any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause will not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure (unless expressly excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect);

•	changes in any laws or regulations following the entry into the arrangement agreement applicable to Tamboran or Falcon any of their respective subsidiaries or their respective assets or operations;

•	changes in applicable accounting regulations or the interpretations thereof following the entry into the arrangement agreement;

•

the execution and delivery of the arrangement agreement and the public announcement of the arrangement agreement and the arrangement (provided, that this clause will not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of the arrangement agreement or the pendency or consummation of the arrangement);

•	any actions taken (or omitted to be taken) by Falcon or Tamboran at the written request or with the prior written consent of the other party;

•

any legal proceedings commenced by any shareholder or stockholder of Falcon or Tamboran, as applicable (on its own behalf or on behalf of Falcon or Tamboran, as applicable), arising out of or related to the arrangement agreement, the arrangement or the other transactions; and

•

any proceeding commenced after the date of the arrangement agreement under any regulatory law in relation to the arrangement and any action taken to obtain necessary, proper or advisable consents, clearances, approvals and waiting period expirations or termination from any governmental entity;

provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in the first five bullet points above, unless otherwise excluded, be taken into account for purposes of determining whether a material adverse effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately affects Tamboran or Falcon and their respective subsidiaries, in each case taken as a whole, relative to other similarly situated companies in the industries in which Tamboran and its subsidiaries and Falcon and its subsidiaries respectively operate.

Covenants

Conduct of Business

Falcon and Tamboran have agreed to undertake certain covenants between the date of the arrangement agreement and the earlier of the effective time and the termination of the arrangement agreement. A brief summary of certain of those covenants is provided in this subsection.

Conduct of Business by Falcon and its Subsidiaries

Except as previously disclosed to Tamboran, expressly permitted, contemplated or required by the arrangement agreement or applicable law, or otherwise consented to in writing by Tamboran, until the earlier of the effective time and the termination of the arrangement agreement, Falcon has agreed that it will, and will cause each of its subsidiaries to, use reasonable best efforts to conduct its businesses in the ordinary course, including by using reasonable best efforts to preserve substantially intact its present business organization, goodwill, assets and existing Falcon permits, to keep available the services of its current officers and preserve its existing relationships with governmental entities and others having significant business dealings with it.

In addition, except as previously disclosed to Tamboran, expressly permitted, contemplated or required by the arrangement agreement or applicable law, or otherwise consented to in writing by Tamboran, until the earlier of the effective time and the termination of the arrangement agreement, Falcon has agreed that it will not, and will cause its subsidiaries not to:

•	do any of the following:

•	declare, set aside or pay any dividends, (whether in cash, securities or property or any combination thereof) on, or make any other distribution in respect of any Falcon Interests;

•

split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for Falcon Interests; or

•	purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, equity interests in Falcon or any Falcon Interests;

•

offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any shares of, or other equity or phantom equity interests in, the Falcon Entities or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares or equity interests of the Falcon Entities (except this bullet point will be read down so as to not restrict the disposal by Falcon of any shares in Falcon Australia);

•	amend or propose to amend (A) Falcon’s organizational documents or (B) the organizational documents of any of the Falcon Entities;

•

(A) merge, consolidate, combine or amalgamate with any person, or (B) acquire or agree to acquire or make an investment in (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner) any assets, properties, operations or businesses or any corporation, partnership, association or other business organization or division thereof;

•

sell, lease, swap, exchange, transfer, farmout, license, encumber (other than permitted encumbrances) or otherwise dispose of, or agree to sell, lease, swap, exchange, transfer, farmout, license, encumber (other than permitted encumbrances) or otherwise dispose of, any material portion of its assets (including any intangible assets, such as intellectual property) or properties (including any oil and gas properties), other than:

•	sales, swaps, exchanges, transfers or dispositions among the Falcon Entities;

•	sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business consistent with past practice; or

•	the sale of hydrocarbons in the ordinary course of business;

•

authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Falcon or any of the Falcon Entities;

•

(A) enter into any lease for real property that would be a material real property lease if entered into prior to the date of the arrangement agreement, (B) terminate, amend, assign, transfer, modify, supplement, deliver a notice of termination under, fail to renew or waive or accelerate any rights or defer any liabilities under any material real property lease, or (C) enter into any lease for real property on economic terms that are materially less favorable, in the aggregate, to the Falcon Entities than those contained in similarly situated leases for real property to which any Falcon Entity is a party on the date of the arrangement agreement;

•	change in any material respect its financial accounting principles, practices or methods, except as required by IFRS or applicable law;

•	fail to protect, maintain or otherwise keep in force any material intellectual property owned by any of the Falcon Entities, except in the ordinary course of business;

•

enter into any new line of business that is materially different from the businesses of Falcon and the Falcon Entities as of entry into the arrangement agreement, including engaging in any activity that alters Falcon’s status under the U.S. Investment Company Act of 1940 or the U.S. Public Utility Holding Company Act of 2005;

•

make (other than in the ordinary course of business consistent with past practice), change or revoke any material election with respect to taxes (including any such election for any joint venture, partnership, limited liability company or other investment where Falcon or any the Falcon Entities has the authority to make such election), change an annual tax accounting period, change any material tax accounting method, file any material tax return in a manner materially inconsistent with past practice or amend any material tax return, settle or compromise any material proceeding with respect to any tax, including entering into any material closing agreement with respect to any tax, surrender any right to claim a material tax refund or agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any material tax;

•	except as required by applicable law or the terms of any Falcon benefit plan as in effect on the date of the arrangement agreement:

•

grant or commit to grant any new increases or decreases in the compensation, bonus, severance, termination pay or other benefits payable or that may become payable to any of its current or former directors, officers, or employees;

•	take any action to amend or accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Falcon benefit plan;

•	grant or commit to grant any equity or phantom equity awards;

•

enter into any new, or amend any existing, offer letter or employment or severance or termination agreement providing for severance or termination pay with, or otherwise grant any rights to severance or termination pay to, any director, officer or employee, other than severance or termination pay as may be payable pursuant to the minimum requirements of applicable employment standards legislation or applicable common law;

•	pay or commit to pay any bonuses;

•	establish, enter into or adopt any Falcon benefit plan which was not in existence as of the date of the arrangement agreement (or any arrangement that would be a Falcon benefit plan if it had been in existence as of the date of the arrangement agreement), or amend or terminate any Falcon benefit plan, in each case, except for changes to the contractual terms of health and welfare plans made in the ordinary course of business; or

•	hire, engage, terminate (other than for cause), furlough, or temporarily lay off any employee;

•	establish, adopt, enter into or amend any labor agreement, or otherwise recognize any union as the bargaining representative of any employees of any of the Falcon Entities;

•	waive the confidentiality, non-disclosure or other restrictive covenant obligations of any employee, independent contractor, or consultant of any of the Falcon Entities;

•

(A) incur, create, assume, waive or release any indebtedness or guarantee any such indebtedness of another person or (B) incur, create or assume any encumbrances on any property or assets of any of the Falcon Entities in connection with any indebtedness thereof, other than permitted encumbrances;

•

(A) enter into any contract that would be a Falcon material contract if it were in effect on the date of the arrangement agreement or (B) modify, amend, terminate or assign, or waive or assign any rights under, any Falcon material contract;

•

initiate any proceeding outside the ordinary course of business or waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any proceedings in excess of $250,000 (excluding any proceeding in respect of taxes or any shareholder litigation questioning the validity of the arrangement agreement or the transactions contemplated therein, or seeking damages or an injunction in connection with those transactions);

•	make or commit to make any capital expenditures in excess of $250,000;

•

amend, modify or supplement any oil and gas lease that has the effect of (A) reducing the primary term of thereof, (B) increasing or modifying the calculation of any royalties payable thereunder, (C) requiring any drilling or completion of any wells or (D) imposing or reducing the time periods to conduct any operations thereunder in order to maintain or extend such oil and gas lease;

•

fail to use its reasonable best efforts to maintain in full force and effect in all material respects, or fail to replace or renew, the insurance policies of the Falcon Entities (or that relate to the Falcon Entities or any of their respective assets) at a level at least comparable to current levels (or current market terms);

•

enter into any agreement that includes any non-solicitation provisions, non-competition provisions or similar provisions or that would otherwise in any way limit the ability of or any of the Falcon Entities, or would limit the ability of Tamboran or any of its subsidiaries after the effective time, to compete in or conduct any line of business or compete with any person in any geographic area during any period; or

•	agree or commit to take any action that is prohibited by the foregoing.

Notwithstanding the above covenants, if Tamboran does not pay a cash call (as required to be paid by Falcon or the Falcon Entities) in accordance with the terms of the (i) Beetaloo Joint Venture JOA or (ii) APA Development Agreement or provide credit support (as required to be provided by Falcon or the Falcon Entities in accordance with the APA Development Agreement), in each case, as and when required pursuant to the arrangement agreement, and, as a result thereof, Falcon must pay such cash call or provide such credit support, then Falcon and the Falcon Entities shall not be required to comply with the restrictions in the twenty-eighth bullet point above solely to the extent required, on commercially reasonable terms acceptable to Falcon and Tamboran and not in excess of such amounts that are required, for Falcon or the Falcon Entities to make such payments.

Conduct of Business by Tamboran and its Subsidiaries

Except as previously disclosed to Falcon, expressly permitted, contemplated or required by the arrangement agreement or applicable law, or otherwise consented to in writing by Falcon, until the earlier of the effective time and the termination of the arrangement agreement, Tamboran has agreed that it will, and will cause each of its subsidiaries to, use reasonable best efforts to conduct its businesses in the ordinary course, including by using reasonable best efforts to preserve substantially intact its present business organization, goodwill, assets and existing Tamboran permits, to keep available the services of its current officers and preserve its existing relationships with governmental entities and others having significant business dealings with it.

In addition, except as previously disclosed to Falcon, expressly permitted, contemplated or required by the arrangement agreement or applicable law, or otherwise consented to in writing by Falcon, until the earlier of the effective time and the termination of the arrangement agreement, Tamboran has agreed that it will not, and will cause its subsidiaries not to:

•	amend or propose to amend Tamboran’s certificate of incorporation or bylaws in a manner that could be reasonably expected to be adverse to any shareholder of Falcon;

•

declare, set aside or pay any dividends (whether in cash, securities or property or any combination thereof) on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Tamboran or its subsidiaries, except for dividends and distributions by a direct or indirect wholly owned subsidiary of Tamboran to Tamboran or another direct or indirect subsidiary of Tamboran;

•

split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interest in Tamboran or any of its subsidiaries;

•

purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any equity interests in Tamboran or its subsidiaries (other than redemptions or repurchases of Tamboran’s common stock or preferred stock, par value $0.001 per share, in connection with the administration of equity or employee incentive plans);

•

authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Tamboran or any of its subsidiaries, other than such transactions among wholly owned subsidiaries of Tamboran;

•

change in any material respect its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Tamboran and its subsidiaries, except as required by U.S. GAAP or applicable law;

•	enter into any new line of business that is material to Tamboran and is materially different from the businesses of Tamboran and its subsidiaries as of entry into the arrangement agreement;

•

enter into any agreement that includes any non-solicitation provisions, non-competition provisions or similar provisions, in each case, that would materially limit or adversely affect the ability of Tamboran or any of its subsidiaries, after the effective time, to compete in or conduct any material line of business or compete with any person in any geographic area during any period; or

•	agree or commit to take any action that is prohibited by the foregoing.

Mutual Covenants of Falcon, Tamboran, Australia Sub and U.S. Sub Relating to the Arrangement

Each of Falcon, Tamboran, Australia Sub and U.S. Sub agreed that, subject to the terms and conditions of the arrangement agreement and except to the extent such party’s obligations are specifically set forth elsewhere in the arrangement agreement, during the period from the date of the arrangement agreement until the earlier of the effective time and the time that the arrangement agreement is terminated in accordance with its terms:

•

it will use its reasonable best efforts to, and will cause its subsidiaries and affiliates to use their reasonable best efforts to, satisfy (or cause the satisfaction of) the conditions precedent to its obligations under the arrangement agreement to the extent the same is within its or its subsidiaries’ or affiliates’ control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the arrangement, including using its reasonable best efforts to, as promptly as practicable: (i) obtain all necessary waivers, consents, clearances and approvals required to be obtained pursuant to applicable laws, including the regulatory approvals; (ii) obtain all necessary, proper or advisable authorizations as are required to be obtained by it or any of its subsidiaries or affiliates under applicable laws; (iii) fulfill all conditions and satisfy all provisions of the arrangement agreement and the plan of arrangement; and (iv) co-operate with any other party in connection with the performance by it and its subsidiaries and affiliates of their obligations under the arrangement agreement;

•

it will not, and will cause its subsidiaries and affiliates not to, take any action, and will refrain from, and will cause its subsidiaries and affiliates to refrain from, taking any action which is inconsistent with the arrangement agreement or which would or would reasonably be expected to cause any of the conditions set forth in the arrangement agreement not to be satisfied or otherwise materially interfere with or materially impede the consummation of the arrangement agreement and the plan of arrangement, or that will have, or which would reasonably be expected to have, the effect of materially delaying, materially impairing or materially impeding the consummation of the arrangement;

•

it will carry out the terms of the Court’s interim order and the final order applicable to it and use reasonable best efforts to comply promptly with all requirements which applicable laws may impose on it or its subsidiaries or affiliates with respect to the arrangement agreement and the plan of arrangement;

•	it will promptly notify the other party in writing of:

•

any material change (actual, anticipated, contemplated or, to its knowledge, threatened, financial or otherwise) in the business, operations, results of operations, properties, assets, liabilities (whether absolute, accrued, contingent or otherwise), or financial condition of it and its Subsidiaries on a consolidated basis; or

•

any change in any representation or warranty provided by it in this Agreement, which change is or may be of such a nature to render any representation or warranty misleading or untrue in any material respect, and each Party shall discuss with the other Party any change in circumstances (actual, anticipated, contemplated, or to its knowledge, threatened) which is of such a nature that there may be a reasonable question as to whether notice need to be given to the other Party pursuant to the foregoing provisions; or

•

notwithstanding anything to the contrary contained in the arrangement agreement, Tamboran and its subsidiaries and affiliates will not be required to (and Falcon (i) shall not and shall cause its subsidiaries and affiliates not to, without the prior written consent of Tamboran and (ii) will, and will cause its subsidiaries and affiliates to, if Tamboran requests in writing) offer, propose, negotiate, agree to, consent to or effect the sale, transfer, divestiture or other disposal of any assets or businesses, the creation, amendment or termination of relationships, contractual rights or obligations, ventures or other arrangements, the effectuation of any other change or restructuring of Tamboran, Falcon or their respective subsidiaries or any other remedy, condition or commitment of any kind.

Non-Solicitation of Alternative Transactions and Change in Recommendation

Tamboran and Falcon each have agreed that, except as contemplated by the arrangement agreement, neither they nor any of their subsidiaries will (and Tamboran and Falcon will, and will cause each of their respective subsidiaries to, use reasonable best efforts to cause its and their respective representatives not to):

•

directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Tamboran or Falcon or any of their respective subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or would reasonably be expected to lead to, an acquisition proposal, except as expressly permitted in the arrangement agreement;

•

participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Tamboran or Falcon or any of their subsidiaries or afford access to the properties, books or records of Tamboran or Falcon or any of their respective subsidiaries with respect to, relating to, or in furtherance of, an acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal, unless, and only with respect to Tamboran, (i) notice is provided to Falcon, (ii) Tamboran’s board determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that such proposal could reasonably lead to a superior proposal and (iii) Tamboran’s board determines in good faith (after consultation with its financial advisors and outside legal counsel) that failure to participate in such discussions or negotiations or to disclose such non-public information or data would be reasonably likely to be inconsistent with its fiduciary duties under applicable laws;

•

accept an acquisition proposal or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (i) constituting or related to, or that would reasonably be expected to lead to, any acquisition proposal (other than an acceptable confidentiality agreement permitted pursuant to the arrangement agreement) or (ii) requiring or which would reasonably be expected to cause Tamboran or Falcon to abandon, terminate or fail to consummate the arrangement; or

•

(i) withhold, withdraw or qualify (or amend or modify in a manner adverse to the other party), or publicly propose to withhold, withdraw or qualify (or amend or modify in a manner adverse to the other party), the approval or recommendation or declaration of advisability, as applicable, by its board of directors or any such committee thereof of the arrangement agreement, the arrangement, the issuance of the Falcon Parent stock consideration to Falcon or the arrangement resolution of Falcon, as applicable, (ii) endorse or recommend, adopt or approve, or propose publicly to endorse or recommend, adopt or approve or allow either party or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, with respect to, or in connection with any other acquisition proposal, (iii) fail to include the board recommendation in its proxy statement or circular, as applicable, (iv) (x) as to Tamboran, in response to an acquisition proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Tamboran common stock (other than by Falcon or an affiliate of Falcon), fail to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Tamboran stockholders on or prior to the earlier of (1) three (3) business days prior to the date of the special meeting or (2) ten (10) business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer, or (y) as to Falcon, in response to an acquisition proposal that is structured as a takeover bid, fail to recommend, in a directors’ circular prepared by Falcon, against acceptance of such takeover bid on or prior to the earlier of (1) three (3) business days prior to the date of the Falcon shareholder meeting or (2) fifteen (15) days after the formal commencement of such takeover bid, (v) if an acquisition proposal (or a material modification thereto) has been publicly announced or disclosed (other than pursuant to the foregoing clause (iv)), fail to publicly reaffirm its board of director recommendation on or prior to the earlier of five (5) business days following the written request of the other party or three (3) business days prior to the date of its meeting or (vi) make any other public statement that is materially inconsistent with its board of directors recommendation.

Prior to receipt of the approval of Tamboran’s stockholders, in response to a bona fide written acquisition proposal that did not result from a breach of its non-solicitation obligations under the arrangement agreement, and that its board of directors determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, is a superior proposal and the failure to make an adverse recommendation change would be inconsistent with its fiduciary duties under applicable law, Tamboran’s board of directors may make an adverse recommendation change; provided, however, that it will not be entitled to exercise its right to make an adverse recommendation change in response to a superior proposal (x) until five (5) business days after it provides written notice to Falcon advising Falcon that it has received an acquisition proposal that its board of directors has determined in good faith, after consultation with its financial advisor(s) and outside legal counsel, constitutes a superior proposal, including a copy of such superior proposal specifying the material terms and conditions thereof and any applicable transaction and financing documents, and identifying the person or group making such superior proposal, (y) if during such five (5) business day period, Falcon proposes any alternative transaction (including any modifications to the terms of the arrangement agreement), unless its board of directors determines in good faith (after consultation with its financial advisor(s) and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal) that such previous superior proposal remains a superior proposal, and (z) unless its board of directors, after consultation with outside legal counsel, determines that the failure to make an adverse recommendation change would be inconsistent with its fiduciary duties under applicable law.

Notwithstanding the foregoing, other than in connection with a superior proposal (with respect to Tamboran), at any time prior to receipt of the approval of its stockholders or shareholders, as applicable, in response to an intervening event that is not related to any acquisition proposal, each of the Tamboran and Falcon board of directors may make an adverse recommendation change if it:

•

determines in good faith, after consultation with its outside legal counsel and any other advisor it chooses to consult, that the failure to make such adverse recommendation change would be inconsistent with its fiduciary duties under applicable law; and

•

provides written notice to the other party advising the other party that it is contemplating making an adverse recommendation change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) it may not make an adverse recommendation change until, with respect to Tamboran, the fourth business day, or with respect to Falcon, the fifth business day, after receipt by the other party of the notice of change and (y) during such four (4) or five (5) business day period, as applicable, at the request of the other party, it will negotiate in good faith with respect to any changes or modifications to the arrangement agreement which would allow it not to make such adverse recommendation change in response thereto.

Pursuant to the arrangement agreement, each party agreed that in addition to the obligations of Falcon and Tamboran set forth above, as promptly as practicable (and in any event within 24 hours) after receipt thereof, Falcon or Tamboran, as applicable, will advise Tamboran or Falcon, respectively, in writing of any request for information or any Falcon acquisition proposal or Tamboran acquisition proposal (as applicable) received from any person, or any inquiry, discussions or negotiations with respect to any Falcon acquisition proposal or Tamboran acquisition proposal (as applicable) and the terms and conditions of such request, Falcon acquisition proposal or Tamboran acquisition proposal (as applicable), inquiry, discussions or negotiations, and Falcon or Tamboran (as applicable) will promptly provide to Tamboran or Falcon, respectively, copies of any written materials received by Falcon or Tamboran, as applicable, in connection with any of the foregoing, and the identity of the person or group making any such request, Falcon acquisition proposal or Tamboran acquisition proposal (as applicable) or inquiry or with whom any discussions or negotiations are taking place. Each of Falcon and Tamboran agreed that it will simultaneously provide to the other any non-public information concerning itself or its subsidiaries provided to any other person or group in connection with any Falcon acquisition proposal or Tamboran acquisition proposal (as applicable) which was not previously provided to the other. Falcon and Tamboran will promptly as practicable (and in any event within 24 hours) keep Tamboran and Falcon, respectively, fully informed of the status of any Falcon acquisition proposals or Tamboran acquisition proposals (as applicable) (including the identity of the parties and price involved and any changes to any material terms and conditions thereof). Each of Falcon and Tamboran agreed not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party with respect to a Falcon acquisition proposal or Tamboran acquisition proposal (as applicable).

Falcon and Tamboran further agreed that each will (and will cause its subsidiaries and use all reasonable best efforts to cause their respective representatives to) cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Falcon acquisition proposal or Tamboran acquisition proposal, as applicable. Each of Falcon and Tamboran agreed that it will (i) take the necessary steps to promptly inform its representatives involved in the transactions contemplated by the arrangement agreement of the obligations undertaken with respect to the foregoing and (ii) promptly request each person who has heretofore executed a confidentiality agreement in connection with such person’s consideration of a Falcon acquisition proposal or Tamboran acquisition proposal, as applicable, to acquire such party or any material portion thereof to return or destroy (and request that any such destruction will be confirmed in writing by an officer of such person) all confidential information heretofore furnished to such person by or on its behalf.

An “acquisition proposal” is, with respect to Tamboran or Falcon, any bona fide written proposal or offer made by any person (other than by the other party or its affiliates) for the (i) direct or indirect acquisition or purchase of a business or assets that constitutes, with respect to Falcon, 20% or more, or with respect to Tamboran, 50% or more, of the net revenues, net income or the assets (based on the fair market value thereof) of such party and its subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of, with respect to Falcon, 20% or more, or with respect to Tamboran, 50% or more, of any class of equity securities or capital stock of such party or any of its subsidiaries whose business constitutes, with respect to Falcon, 20% or more, or with respect to Tamboran, 50% or more, of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole, or (iii) merger, arrangement, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization or other similar transaction that if consummated would result in any person or persons beneficially owning, with respect to Falcon, 20% or more, or with respect to Tamboran, 50% or more, of any class of equity securities of such party or any of its subsidiaries whose business constitutes, with respect to Falcon, 20% or more, or with respect to Tamboran, 50% or more, of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole, other than the arrangement; provided that a transaction or series of transactions solely among Tamboran or Falcon and its direct or indirect wholly owned subsidiaries will not be deemed to be an acquisition proposal.

A “superior proposal” with respect to Tamboran, is any bona fide written acquisition proposal with respect to such party made by a third party to acquire, directly or indirectly, pursuant to a tender offer, takeover bid, arrangement, exchange offer, merger, amalgamation, share exchange, consolidation, asset purchase or other business combination, (a) assets that constitutes 50% or more of the net revenues, net income or the assets (based on the fair market value thereof) of Tamboran and its subsidiaries, taken as a whole, or (b) 50% or more of the equity securities or voting power of Tamboran, in each case on terms which a majority of the board of directors of such party determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account all terms and conditions of the acquisition proposal and the arrangement agreement, including any alternative transaction (including any modifications to the terms of the arrangement agreement) proposed by Falcon in response to such superior proposal including any conditions to and expected timing of consummation, and any risks of non-consummation, of such acquisition proposal) to be (x) more favorable, from a financial point of view, to Tamboran and its stockholders (in their capacity as stockholders) as compared to the arrangement and to any modifications to the terms of the arrangement agreement proposed by Falcon thereto, and (y) if accepted, reasonably likely to be completed on the terms proposed, taking into account all financial, regulatory, financing, timing, conditionality, legal, and other aspects of such proposal.

An “intervening event” means a material event, fact, circumstance, development or occurrence that that occurs or arises after the date of the arrangement agreement that was not known or reasonably foreseeable (or, if known or reasonably foreseeable, the probability or magnitude of consequences of which are not known or reasonably foreseeable) by the board of Tamboran or Falcon, as applicable, or reasonably foreseeable (or, if known or reasonably foreseeable, the probability or magnitude of consequences of which are not known or reasonably foreseeable), to or by the board of such other party as of the date of the arrangement agreement, which event, fact, circumstance, development or occurrence becomes known to the other party’s board prior to obtaining the such the necessary approval of such party’s shareholders or stockholders, as applicable; provided, however, that in no event will any of the following constitute an intervening event: (a) the receipt, existence or terms of an actual or possible acquisition proposal or superior proposal, (b) any fact, circumstance, effect, change, event or development relating to the parties, (c) any change, in and of itself, in the price or trading volume of Falcon common shares or shares of Tamboran common stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an intervening event, to the extent otherwise permitted by this definition), (d) the fact that Falcon or any of its subsidiaries exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been an intervening event, to the extent otherwise permitted by this definition), (e) conditions (or changes in such conditions) in the oil and gas industry (including changes in commodity prices, general market prices and political or regulatory changes affecting the industry or any changes in applicable law) or (f) any opportunity to acquire (by merger, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other person.

With respect to Tamboran, an “adverse recommendation change” means, except as otherwise permitted pursuant to the terms of the arrangement agreement, Tamboran’s board or any committee thereof directly or indirectly, (A) withholding, withdrawing or qualifying (or amending or modifying in a manner adverse to Falcon), or publicly propose to withholding, withdrawing or qualifying (or amending or modifying in a manner adverse to Falcon), the approval, recommendation or declaration of advisability by Tamboran’s board or any such committee thereof of the arrangement agreement or the issuance of the Falcon Parent stock consideration to Falcon, (B) endorsing or recommending, adopting or approving, or proposing publicly to endorse or recommend, adopt or approve or allow Tamboran or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, with respect to, or in connection with, any acquisition proposal, (C) failing to include the recommendation of the Tamboran board of directors to approve the stock issuance proposal in this proxy statement, (D) in the case of a Tamboran acquisition proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Tamboran common stock (other than by Falcon or an affiliate of Falcon), failing to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by the Tamboran stockholders on or prior to the earlier of (1) three (3) business days prior to the date of the Tamboran stockholders meeting or (2) ten (10) business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer, (E) if a Tamboran acquisition proposal (or a material modification thereto) has been publicly announced or disclosed (other than pursuant to the foregoing clause (D)), failing to publicly reaffirm the recommendation of the Tamboran board of directors recommendation to approve the stock issuance proposal on or prior to the earlier of five (5) business days after Falcon so requests in writing or three (3) business days prior to the date of the Tamboran stockholders meeting or (F) make any other public statement that is materially inconsistent with the with the recommendation of the Tamboran board of directors to approve the stock issuance proposal.

With respect to Falcon, an “adverse recommendation change” means, except as otherwise permitted pursuant to the terms of the arrangement agreement, the Falcon board of directors or any committee thereof directly or indirectly (A) withholding, withdrawing or qualifying (or amending or modifying in a manner adverse to Tamboran, Australia Sub or U.S. Sub), or publicly proposing to withhold, withdraw or qualify (or amend or modify in a manner adverse to Tamboran, Australia Sub or U.S. Sub), the approval, recommendation or declaration of advisability by the Falcon board of directors or any such committee thereof of the arrangement agreement, the arrangement or the arrangement resolution, (B) endorsing or recommending, adopting or approving, or proposing publicly to endorse or recommend, adopt or approve, or allowing Falcon or any of the Falcon Entities to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, arrangement agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, with respect to, or in connection with, any Falcon acquisition proposal, (C) failing to include the recommendation of the Falcon board of directors for the Falcon shareholders to approve the arrangement resolution and for the Court to approve the plan of arrangement in the Falcon circular, (D) in the case of a Falcon acquisition proposal that is structured as a takeover bid, failing to recommend, in a directors’ circular prepared by Falcon, against acceptance of such takeover bid on or prior to the earlier of (1) three (3) business days prior to the date of the Falcon shareholder meeting or (2) fifteen (15) days after the formal commencement of such takeover bid, (E) if a Falcon acquisition proposal (or material modification thereto) has been publicly announced or disclosed (other than pursuant to the foregoing clause (D)), fail to publicly reaffirm the recommendation of the Falcon board of directors for the Falcon shareholders to approve the arrangement resolution and for the Court to approve the plan of arrangement on or prior to the earlier of five (5) business days after Tamboran so requests in writing or three (3) business days prior to the date of the Falcon shareholder meeting or (F) make any other public statement that is materially inconsistent with the recommendation of the Falcon board of directors for the Falcon shareholders to approve the arrangement resolution and for the Court to approve the plan of arrangement.

Other Covenants and Agreements

The arrangement agreement contains certain other covenants and agreements, including, but not limited to, covenants relating to:

•	intercompany balances (including intercompany indebtedness) between Falcon or any Falcon Entity, on the one hand, and Falcon or any other Falcon Entity, on the other hand;

•	Falcon and Tamboran seeking the other party’s prior written approval in connection with public announcements and communications;

•	cooperation between Falcon and Tamboran in the preparation and filing of the circular and this proxy statement;

•	cooperation between Falcon and Tamboran in listing the Falcon Parent stock consideration on the NYSE prior to the effective time;

•	the payment of cash calls and placement of credit support in connection with the Beetaloo Joint Venture JOA or the APA Development Agreement, as applicable;

•

cooperation between Falcon and Tamboran in procuring the filing of all the corporate documents necessary for the registration with the competent Court of Registration for the acquisition by U.S. Sub of the Falcon Hungary Interests; and

•	access by each party to certain information about the other party during the period prior to the effective time and the parties’ agreement to keep information exchanged confidential.

Minority Shareholder Approval

The arrangement agreement requires, among other things, that Falcon will cause Falcon Australia to observe and perform all of its obligations under the Australian Transaction Implementation Deed, including the convening of a general meeting of the shareholders of Falcon Australia (other than Excluded Shareholders, as defined in the Australian Transaction Implementation Deed) to obtain the minority shareholder approval. The minority shareholder approval was obtained on December 30, 2025. Following completion of the arrangement, upon Australia Sub owning the Australia Interests, Australia Sub will become entitled to compulsorily acquire the Falcon Australia minority stock. Australia Sub will proceed with the compulsory acquisition of the Falcon Australia minority stock for cash consideration at a price per share no less than the price paid to Falcon for the Australia Interests.

Conditions to Completion of the Arrangement

The respective obligations of Tamboran and Falcon to consummate the arrangement are subject to the satisfaction of the following conditions at or prior to the effective time, any or all of which may be waived jointly by Tamboran and Falcon, to the extent permitted by applicable law:

•	the arrangement resolution having obtained the required approval of Falcon shareholders at the Falcon shareholder meeting;

•	the stock issuance proposal having obtained the required approval of Tamboran stockholders at the special meeting;

•

the interim order and the final order each having been obtained on terms consistent with the arrangement agreement and otherwise reasonably satisfactory to Tamboran and Falcon and having not been set aside or modified in a manner reasonably unacceptable to Falcon and Tamboran on appeal or otherwise;

•	the shares of Tamboran common stock to be issued as Falcon Parent stock consideration for the arrangement having been authorized for listing on the NYSE, subject to official notice of issuance; and

•

no law or order (whether temporary, preliminary or permanent) having been enacted, entered, promulgated, adopted, issued or enforced by any governmental entity that is in effect and has the effect of making illegal or otherwise enjoining, restricting or prohibiting the consummation of any of the transactions contemplated by the arrangement agreement.

The obligations of Tamboran, Australia Sub and U.S. Sub to effect the arrangement are further subject to satisfaction of the following conditions at or prior to the effective time, any or all of which may be waived jointly by Tamboran, Australia Sub and U.S. Sub, in whole or in part, to the extent permitted by applicable law:

•

the accuracy of the representations and warranties of Falcon set forth in the arrangement agreement, subject to the materiality standards set forth in the arrangement agreement, as of September 30, 2025 and as of the Closing (except that representations and warranties that speak as of a specified date or period of time will be true and correct only as of such date or period of time);

•

Falcon having performed in all material respects all obligations and complied in all material respects with all covenants required by the arrangement agreement to be performed or complied with by it at or prior to the Closing;

•	there having not occurred since the date of the arrangement agreement a material adverse effect with respect to Falcon;

•	Falcon having delivered to Tamboran an officer’s certificate certifying as to the matters specified in the foregoing conditions;

•	dissent rights will not have been exercised (or, if exercised, remain outstanding) with respect to more than 5% of the issued and outstanding Falcon common shares;

•	minority shareholder approval must have been obtained by no later than December 30, 2025;

•	the regulatory approvals will have been obtained and will remain in full force and effect;

•

agreements with each holder of Falcon stock options, pursuant to which each such holder has agreed to cancel and terminate its Falcon stock options, will have been duly executed and delivered by each such holder and, as of immediately prior to the effective time, be in full force and effect;

•	the support agreements will have been duly executed and delivered by each support party and, as of immediately prior to the effective time, be in full force and effect; and

•	the Blocked Account Agent will have been engaged for purposes contemplated by and set forth in the arrangement agreement.

The obligation of Falcon to effect the arrangement will be further subject to satisfaction of the following additional conditions at or prior to the effective time, any or all of which may be waived by Falcon, in whole or in part, to the extent permitted by applicable law:

•

the accuracy of the representations and warranties of Tamboran, Australia Sub and U.S. Sub set forth in the arrangement agreement, subject to the materiality standards set forth in the arrangement agreement, as of September 30, 2025 and as of the Closing (except that representations and warranties that speak as of a specified date or period of time will be true and correct only as of such date or period of time);

•

Tamboran having performed in all material respects all obligations and complied in all material respects with all covenants required by the arrangement agreement to be performed or complied with by it at or prior to the Closing;

•	there having not occurred since the date of the arrangement agreement a material adverse effect with respect to Tamboran; and

•	Tamboran having delivered to Falcon an officer’s certificate certifying as to the matters specified in the foregoing conditions.

As further discussed under the section entitled “Risk Factors” Tamboran cannot be certain when, or if, the conditions to the arrangement will be satisfied or waived, or that the arrangement will be completed.

Termination of the Arrangement Agreement

Right to Terminate

The arrangement agreement may be terminated prior to the effective time, whether before or after receipt of the approval of Falcon shareholders or Tamboran stockholders, as applicable, (i) by mutual written agreement of Tamboran and Falcon or (ii) by either Tamboran or Falcon if:

•

the effective date has not occurred on or prior to March 30, 2026; provided, however, that if as of March 30, 2026 one or more of the conditions to Closing set forth in the arrangement agreement relating to the obtaining of regulatory approvals has not been satisfied, but at such time all other conditions to Closing have been satisfied or waived (or are capable of being satisfied) or waived, then such date will automatically be extended to June 30, 2026; provided further, however, that the right to terminate the arrangement agreement will not be available to any party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under the arrangement agreement had been the cause of, or resulted in, the failure of the effective time to occur by the termination date;

•

any governmental entity has enacted, entered, promulgated, adopted, issued or enforced a final and non-appealable order or other law having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the arrangement;

•	the approval of the issuance of the Falcon Parent stock consideration to Falcon has not been received at the special meeting;

•	the requisite Falcon shareholder approval relating to the arrangement has not been obtained at a meeting of Falcon shareholders; or

•

prior to the effective time, the other party’s covenants, representations or warranties contained in the arrangement agreement will have been breached or any of such other party’s representations and warranties will have become untrue, such that certain of the conditions precedent to completing the arrangement (as described therein) would not be satisfied, and such breach (i) is incapable of being cured prior to the termination date (including as such date may have been extended in accordance with the arrangement agreement), or (ii) will not have been cured by the earlier of (x) 30 days following receipt by such party of written notice of such breach describing in reasonable detail such breach and (y) two (2) business days prior to the termination date; provided, that Tamboran, U.S. Sub and

Australia Sub or Falcon, as applicable, are not then in breach of any of their covenants, representations or warranties contained in the arrangement agreement, such that Falcon or Tamboran, as applicable, would have the right to terminate the arrangement agreement.

The arrangement agreement may be terminated prior to the effective time, by Tamboran, upon written notice to Falcon if:

•	at any time prior to the receipt of the requisite Falcon shareholder vote, the Falcon board of directors, or any committee thereof, will have made an adverse recommendation change;

•

at any time prior to the receipt of the minority shareholder approval, if any director on the board of directors of Falcon Australia not appointed by Falcon or its subsidiaries adversely changes, withdraws, adversely modifies or adversely qualifies its recommendation in breach of the Australian Transaction Implementation Deed;

•

at any time prior to the receipt of the requisite Falcon shareholder vote, there is a willful and material breach of Falcon’s non-solicitation obligation other than in the case where (i) such breach is a result of an isolated action by a person who is a representative of Falcon (other than a director or officer of Falcon) who was not acting at the direction of such party, (ii) Falcon promptly remedies such breach and (iii) the consummation of the arrangement is not materially impeded, interfered with or prevented as a result of such breach; or

•	prior to the effective time, if Falcon’s undisclosed liabilities exceed $3.0 million.

The arrangement agreement may be terminated prior to the effective time, by Falcon, upon written notice to Tamboran if:

•	at any time prior to the receipt of the requisite Tamboran stockholder approval, the Tamboran board of directors, or any committee thereof, will have made an adverse recommendation change; or

•

at any time prior to the receipt of the requisite Tamboran stockholder approval, there is a willful and material breach of Tamboran’s non-solicitation obligation other than in the case where (i) such breach is a result of an isolated action by a person who is a representative of Tamboran (other than a director or officer of Tamboran) who was not acting at the direction of such party, (ii) Tamboran promptly remedies such breach and (iii) the consummation of the arrangement is not materially impeded, interfered with or prevented as a result of such breach.

Termination Fees

Falcon will be required to pay a termination fee of $1.62 million to Tamboran in the event that the arrangement agreement is terminated by:

•	Tamboran due to a change in recommendation, breach of the Australian Transaction Implementation Deed or willful and material breach by Falcon of its non-solicitation covenant;

•

Tamboran or Falcon due to a failure to obtain the requisite approval of Falcon shareholders at a time when Tamboran otherwise had the right to terminate the arrangement agreement due to a Falcon adverse recommendation change;

•

Tamboran or Falcon if the effective date has not occurred on or prior to March 30, 2026 (or such other date pursuant to the arrangement agreement)and at the time of such termination, (i) the requisite Falcon shareholder approval will not have been obtained and (ii) Tamboran would have been otherwise permitted to terminate the arrangement agreement due to a Falcon adverse recommendation change, and in each case of clauses (i) and (ii) a Falcon acquisition proposal has been publicly proposed or otherwise publicly communicated to Falcon shareholders or the Falcon board of directors and remains outstanding at the time of the Falcon shareholder meeting;

•

(i) prior to the meeting of Falcon shareholders relating to the arrangement, a Falcon acquisition proposal is publicly proposed or otherwise publicly communicated to Falcon shareholders or the Falcon board of directors and remains outstanding three (3) business days prior to the time of such meeting and (ii) the arrangement agreement is terminated by Tamboran or Falcon due to a failure to complete the arrangement by the termination date or due to a failure to receive the requisite Falcon shareholder approval or by Tamboran due to a Falcon terminable breach and concurrently with or within 12 months after any such termination described in clause (ii), Falcon or any Falcon Entity enters into a definitive agreement with respect to, or otherwise consummates, any acquisition proposal (substituting 50% for the 20% threshold set forth in the definition of “acquisition proposal” with respect to Falcon);

•	Tamboran if Falcon’s undisclosed liabilities exceed $3.0 million;

•	Tamboran if Falcon breaches its obligations in respect of cash calls or credit support; or

•

Falcon if the effective date has not occurred on or prior to March 30, 2026 (or such other date pursuant to the arrangement agreement) and at the time of such termination Tamboran had the right to terminate as a result of Falcon’s breach of its obligations in respect of cash calls or credit support.

Tamboran will be required to pay a termination fee of $3.75 million to Falcon in the event that the arrangement agreement is terminated by:

•	Falcon due to a change in recommendation or willful and material breach by Tamboran of its non-solicitation covenant;

•

Falcon or Tamboran due to a failure to obtain the requisite approval of Tamboran stockholders at a time when Falcon otherwise had the right to terminate the arrangement agreement due to a Tamboran adverse recommendation change;

•	Falcon with respect to an adverse recommendation change by the Tamboran board of directors in relation to a Tamboran superior proposal;

•

Falcon or Tamboran if the effective date has not occurred on or prior to the termination date and at the time of such termination, (i) the requisite Tamboran stockholder approval will not have been obtained and (ii) Falcon would have been otherwise permitted to terminate the arrangement agreement due to a Tamboran adverse recommendation change, and in each case of clauses (i) and (ii) a Tamboran acquisition proposal has been publicly proposed or otherwise publicly communicated to Tamboran stockholders or the Tamboran board of directors and remains outstanding at the time of the special meeting; or

•

(i) prior to the special meeting, a Tamboran acquisition proposal is publicly proposed or otherwise publicly communicated to Tamboran stockholders or the Tamboran board of directors and remains outstanding three (3) business days prior to the time of such meeting and (ii) the arrangement agreement is terminated by Falcon or Tamboran as a result of the occurrence of the termination date or due to a failure to receive the requisite Tamboran stockholder approval or by Falcon due to a Tamboran terminable breach and concurrently with or within 12 months after any such termination described in clause (ii), Tamboran or any subsidiary of Tamboran enters into a definitive agreement with respect to, or otherwise consummates, any acquisition proposal.

Expenses

Except as otherwise provided in the arrangement agreement, all fees, costs and expenses incurred by a party in connection with the arrangement and the plan of arrangement, including all costs, expenses and fees of the parties incurred prior to or after the effective date in connection with, or incidental to, the plan of arrangement, will be paid by the party incurring such fees, costs and expenses, whether or not the arrangement is completed.

Guarantee

Under the arrangement agreement, Tamboran has unconditionally and irrevocably guaranteed the performance of Australia Sub’s and U.S. Sub’s covenants, agreements and obligations arising under the arrangement agreement, the plan of arrangement, the arrangement and the other transactions contemplated thereby.

Amendments, Waivers, Governing Law

Amendments and Waivers

Subject to the provisions of the Court’s interim order, the plan of arrangement and applicable laws, the arrangement agreement may only be amended by a written instrument executed on behalf Tamboran and Falcon, by action taken or authorized by their respective board of directors, at any time before or after the receipt of the requisite approvals from the Falcon shareholders or the Tamboran Stockholders; provided, however, that after approval of the arrangement by the Falcon shareholders, no amendment may be made which under applicable law requires the further approval of the Falcon shareholders or the Court without first obtaining such further approval. Any such amendment will also be subject to the further approval of or communication to the Falcon shareholders or the Court, if applicable, if such amendment is proposed following the receipt of the requisite approvals from the Falcon shareholders and the Tamboran stockholders, as applicable. At any time before the effective time, any party may extend the time for performance of any obligations, waive inaccuracies of the representations or warranties or compliance with the covenants or conditions, in each case, of any other party if set forth in writing. A party’s failure in exercising any right under the arrangement agreement will not operate as a waiver of that right.

Governing Law

The arrangement agreement and plan of arrangement is governed by and interpreted and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Specific Performance

In addition to any other remedy that may be available to each party under the terms of the arrangement agreement, at law or in equity, including monetary damages, prior to the termination of the arrangement agreement, each of the parties will be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of the arrangement agreement and to enforce specifically the terms and provisions of the arrangement agreement.

PROPOSAL NO. 1 – THE STOCK ISSUANCE PROPOSAL

The Tamboran board of directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Tamboran stockholders for their approval the issuance of shares of Tamboran common stock to Falcon, which Falcon will subsequently distribute to its shareholders in connection with the arrangement, and the issuance of shares of Tamboran common stock to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock.

Section 312.03(c) of the NYSE Listed Company Manual requires stockholder approval prior to the issuance of securities in connection with any transaction or series of related transactions if the issuance, or potential issuance, of shares of common stock (including upon the conversion or exercise of securities into common stock) (i) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power of the common stock outstanding before the issuance of the common stock or securities convertible into or exercisable for common stock or (ii) is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding prior to the issuance of the common stock or securities convertible into or exercisable for common stock. The number of shares of Tamboran common stock to be issued to Falcon, which Falcon will subsequently distribute to its shareholders (as consideration for the arrangement), and to potentially be issued to Falcon Australia minority holders (as consideration for the Falcon Australia minority stock, to the extent agreements are reached with certain Falcon Australia minority holders who request to receive Tamboran common stock in lieu of cash) will, in the aggregate, exceed 20% of the number of shares of Tamboran common stock outstanding before the issuance. Accordingly, under Section 312.03(c) of the NYSE Listed Company Manual, stockholder approval of the stock issuance proposal is required. The arrangement is not conditioned upon the purchase of the Falcon Australia minority stock (including approval of any issuance of the Falcon Australia stock consideration).

As of    ,    , approximately    shares of Tamboran common stock were issued and outstanding. Upon the consummation of the arrangement, Tamboran will issue 6,537,053 shares of Tamboran common stock to Falcon, which represents approximately 37% of the shares of Tamboran common stock issued and outstanding prior to the consummation of the arrangement. Upon the consummation of the arrangement, Falcon shareholders would represent approximately 23.7% of the shares of the combined company. In the event the stock issuance proposal is approved by Tamboran stockholders but the arrangement agreement is terminated (without the arrangement being completed) prior to the issuance of shares of Tamboran common stock pursuant to the arrangement agreement, Tamboran will not issue any shares of Tamboran common stock to Falcon as a result of the approval of the stock issuance proposal.

Approval by Tamboran stockholders of the issuance of shares of Tamboran common stock to Falcon is a condition to the Closing and is necessary for Tamboran to issue the common stock to Falcon at the Closing. Accordingly, if this Proposal No. 1 – The Stock Issuance Proposal is not approved at the special meeting, a condition to the Closing will not be satisfied and the arrangement will not be completed.

Following completion of the arrangement, upon Australia Sub owning the Australia Interests, Australia Sub will become entitled to compulsorily acquire the Falcon Australia minority stock. Australia Sub will proceed with the compulsory acquisition of the Falcon Australia minority stock for cash consideration at a price per share no less than the price paid to Falcon for the Australia Interests. To the extent that any Falcon Australia minority holders notify Australia Sub that they wish to receive shares of Tamboran common stock in lieu of cash, Tamboran and Australia Sub will consider and may agree to such requests. If Tamboran and Australia Sub agree to issue shares of Tamboran common stock in lieu of cash to such requesting Falcon Australia minority holders, Tamboran may issue to the Falcon Australia minority holders up to an aggregate of 147,508 shares of Tamboran common stock. If Tamboran acquires the Falcon Australia minority stock, and all Falcon Australia minority holders were to receive the Falcon Australia stock consideration, it is estimated that Tamboran stockholders will own approximately 75.9% and Falcon shareholders, inclusive of the Falcon Australia minority holders, will own approximately 24.1% of the combined company. In the event the stock issuance proposal is approved by

Tamboran stockholders and the minority shareholder approval is obtained but the arrangement agreement is terminated (without the arrangement being completed), Tamboran will not issue any shares of Tamboran common stock to the Falcon Australia minority holders as a result of the approval of the stock issuance proposal.

Required Vote

Assuming the presence of a quorum, approval of this proposal requires the affirmative vote of a majority of the voting power of shares of Tamboran common stock present in person (online) or represented by proxy and entitled to vote thereon at the special meeting. An abstention from voting on the stock issuance proposal will have the same effect as a vote “AGAINST” this stock issuance proposal. A broker non-vote will not be voted on the stock issuance proposal. The failure of a Tamboran stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the stock issuance proposal.

The stock issuance proposal is not conditioned on the approval of any other proposals at the special meeting.

Board Recommendation

The Tamboran board of directors unanimously recommends that you vote “FOR” this stock issuance proposal.

PROPOSAL NO. 2 – ASX CAPACITY PROPOSAL

The Tamboran board of directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Tamboran stockholders for their approval the issuance of the shares of Tamboran common stock to Falcon, which Falcon will subsequently distribute to its shareholders in connection with the arrangement, and the issuance of shares of Tamboran common stock to the Falcon Australia minority holders in exchange for the Falcon Australia minority stock.

ASX Listing Rule Requirements

Subject to certain exceptions, ASX Listing Rule 7.1 limits the amount of securities that Tamboran can issue without the approval of Tamboran stockholders over any 12-month period to 15% of the fully paid shares of Tamboran common stock it had on issue at the start of that period.

Effect of Proposal No. 2

Proposal No. 2 seeks Tamboran stockholder approval for purposes of ASX Listing Rule 7.1 for the issue of the shares of Tamboran common stock to Falcon in connection with the arrangement and to Falcon Australia minority holders (the “stock issuance”). The stock issuance exceeds the 15% limit under ASX Listing Rule 7.1 and is therefore proposed to be issued under an agreement, where such stock issuance is subject to approval by Tamboran stockholders. The stock issuance therefore requires stockholder approval under ASX Listing Rule 7.1.

If Proposal No. 2 is approved, Tamboran will be able to proceed with the stock issuance. In addition, the stock issuance will be excluded from the calculation of the number of securities that Tamboran can issue without Tamboran stockholder approval under ASX Listing Rule 7.1.

Approval by Tamboran stockholders of the issuance of shares of Tamboran common stock to Falcon is a condition to the Closing and is necessary for Tamboran to issue the Tamboran common stock to Falcon at the Closing. Accordingly, if this Proposal No. 2 – ASX Capacity Proposal is not approved at the special meeting, a condition to the Closing will not be satisfied and the arrangement will not be completed.

Information Required under ASX Listing Rule 7.3

The following information is provided pursuant to the requirements of ASX Listing Rule 7.3:

•

the Tamboran common stock subject to ASX Listing Rule 7.1 is being issued under the arrangement to Falcon and then distributed to eligible Falcon shareholders and may be offered to Falcon Australia minority stockholders following the close of the arrangement;

•	the maximum number of shares of Tamboran common stock that Tamboran will issue is 6,685,011;

•	the shares of Tamboran common stock issued will be fully paid shares of Tamboran common stock, issued on the same terms and conditions as existing shares of Tamboran common stock;

•

the shares of Tamboran common stock are intended to be issued on or around the effective date, but are expected to be issued no later than three months after the date on which Tamboran stockholders approve Proposal No. 2 (or such later date to the extent permitted by any ASX waiver or modification of the ASX Listing Rules);

•

the shares of Tamboran common stock will be issued to Falcon and Falcon will distribute such shares to Falcon shareholders on the ratio of 0.00687 shares of Tamboran common stock in exchange for each Falcon common share held by such Falcon shareholder, and in the case where agreements are reached with Falcon Australia minority shareholders, Tamboran may issue to such Falcon Australia minority holders on the ratio of 0.00687 shares of Tamboran common stock in exchange for each Falcon Australia ordinary shares held by such Falcon Australia minority holder;

•

the purpose of the issuance of Tamboran common stock is to (a) satisfy the Falcon Parent stock consideration to Falcon in connection with the arrangement, and (b) in the case of the issuance to Falcon Australia minority holders, to satisfy the Falcon Australia stock consideration to Falcon Australia minority holders in exchange for the Falcon Australia minority stock;

•

the Tamboran common stock will be issued pursuant to plan of arrangement on the material terms summarized in this proxy statement and in Proposal No. 1 and otherwise on standard terms for issuances of such kind;

•	the shares of Tamboran common are not being issued under or to fund a reverse takeover; and

•	a voting exclusion applies to Proposal No. 2 and is included below.

Voting Exclusion Statement

Tamboran will disregard any votes cast in favor of this Proposal No. 2 – ASX Capacity Proposal by or on behalf of a person who is expected to participate in, or who will obtain a material benefit as a result of, the proposed stock issuance (except a benefit solely by reason of being a holder of ordinary securities in Tamboran) or an associate of that person or persons. However, this does not apply to a vote cast in favor of this Proposal No. 2 – ASX Capacity Proposal by:

•	a person as proxy or attorney for a person who is entitled to vote on this Proposal No. 2, in accordance with a direction given to the proxy or attorney to vote on this Proposal No. 2 in that way;

•

the Chair of the special meeting as proxy or attorney for a person who is entitled to vote on this Proposal No. 2, in accordance with a direction given to the Chair to vote on this Proposal No. 2 as the Chair decides; or

•	a holder acting solely in a nominee, trustee, custodial or other fiduciary capacity on behalf of a beneficiary provided the following conditions are met:

•	the beneficiary provides written confirmation to the holder that the beneficiary is not excluded from voting, and is not an associate of a person excluded from voting, on this Proposal No. 2; and

•	the holder votes on his Proposal No. 2 in accordance with directions given by the beneficiary to the holder to vote in that way.

Required Vote

Assuming the presence of a quorum, approval of this proposal requires the affirmative vote of a majority of the voting power of shares of Tamboran common stock present in person (online) or represented by proxy and entitled to vote thereon at the special meeting. An abstention from voting on the ASX capacity proposal will have the same effect as a vote “AGAINST” this ASX capacity proposal. A broker non-vote will not be voted on the ASX capacity proposal. The failure of a Tamboran stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the ASX capacity proposal.

The ASX capacity proposal is not conditioned on the approval of any other proposals at the special meeting.

Board Recommendation

The Tamboran board of directors unanimously recommends that you vote “FOR” this ASX capacity proposal.

PROPOSAL NO. 3 – THE ADJOURNMENT PROPOSAL

The Tamboran board of directors has unanimously adopted a resolution authorizing, approving, declaring advisable and recommending to Tamboran stockholders for their approval the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal.

If the number of shares of Tamboran common stock present in person (online) or represented by proxy at the special meeting voting in favor of the stock issuance proposal is insufficient to approve the stock issuance proposal at the time of the special meeting, then Tamboran may move to adjourn the special meeting in order to enable the Tamboran board of directors to solicit additional proxies in respect of the stock issuance proposal. In that event, Tamboran stockholders will be asked to vote only upon the adjournment proposal, and not on the stock issuance proposal.

In this proposal, you are being asked to authorize the holder of any proxy solicited by the Tamboran board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the special meeting one or more times for the purpose of soliciting additional proxies. If Tamboran stockholders approve the adjournment proposal, Tamboran could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Tamboran stockholders that have previously returned properly executed proxies or authorized a proxy by using the Internet or telephone. Among other things, approval of the adjournment proposal could mean that, even if Tamboran has received proxies representing a sufficient number of votes against the stock issuance proposal such that the stock issuance proposal would be defeated, Tamboran could adjourn the special meeting without a vote on the stock issuance proposal and seek to obtain sufficient votes in favor of the stock issuance proposal to obtain approval of the stock issuance proposal.

Approval by Tamboran stockholders of the adjournment proposal is not a condition to the Closing.

Required Vote

Assuming the presence of a quorum, approval of this proposal requires the affirmative vote of a majority of the voting power of shares of Tamboran common stock present in person (online) or represented by proxy and entitled to vote thereon at the special meeting. An abstention from voting on the adjournment proposal will have the same effect as a vote “AGAINST” this adjournment proposal. A broker non-vote will not be voted on the adjournment proposal.

The adjournment proposal is not conditioned on the approval of any other proposals at the special meeting.

Board Recommendation

The Tamboran board of directors unanimously recommends that you vote “FOR” this adjournment proposal. The failure of a Tamboran stockholder to submit a proxy or vote at the special meeting will have no effect on the outcome of the adjournment proposal.

OTHER MATTERS

Other Matters For Action at the Special Meeting

As of the date of this proxy statement, the Tamboran board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

To permit Tamboran and its stockholders to address stockholder proposals and stockholder director nominations in an informed and orderly manner, SEC rules and the Tamboran Bylaws establish advance notice procedures with regard to:

•	stockholder proposals to be included in Tamboran’s proxy statements;

•	stockholder nominations of directors and other proposals to be presented at an annual meeting of stockholders but not included in Tamboran’s proxy statements;

•	stockholder nominations of directors to be included in Tamboran’s proxy statements (also known as proxy access); and

•	stockholder proxy solicitations for stockholder director nominees (also known as universal proxy).

A stockholder desiring to submit a proposal for inclusion in the Tamboran’s proxy statement for the 2026 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. Any such proposal must be received by Tamboran no later than June 23, 2026. Tamboran requests that all such proposals be addressed to the “Corporate Secretary” at Tamboran Resources Corporation, Suite 01, Level 39, Tower One, International Towers Sydney, 100 Barangaroo Avenue, Barangaroo NSW 2000, and be mailed by certified mail, return receipt requested.

Stockholders wishing to submit proposals or director nominations outside the procedures prescribed in Rule 14a-8 of the Exchange Act must give timely notice thereof in writing to the Corporate Secretary and follow the procedures contained in the Tamboran Bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of Tamboran not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the 120th day prior to such annual meeting and not later than (i) the 90th day prior to such annual meeting or, (ii) if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made by Tamboran. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice.

In addition to satisfying the foregoing requirements under the Tamboran Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Tamboran’s nominees must provide notice to Tamboran that sets forth the information required by Rule 14a-19 under the Exchange Act.

In connection with Tamboran’s solicitation of proxies for its 2026 annual meeting of stockholders, Tamboran intends to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

HOUSEHOLDING

Tamboran has adopted a procedure approved by the SEC called “householding.” Under this procedure, Tamboran sends only one proxy statement to eligible stockholders who share a single address, unless Tamboran has received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce Tamboran’s printing and mailing costs. Tamboran stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another Tamboran stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact Tamboran’s mailing agent, Broadridge, by calling (866) 540-7095 or writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

WHERE YOU CAN FIND MORE INFORMATION

Where Stockholders Can Find More Information About Tamboran

Tamboran files annual, quarterly and current reports, proxy statements and other information with the SEC. Tamboran’s SEC filings are available to the public at the SEC’s website at www.sec.gov or at Tamboran’s website at www.tamboran.com. Unless otherwise provided below, the information provided in Tamboran’s SEC filings (or available on Tamboran’s website) is not part of this proxy statement and is not incorporated by reference.

The SEC allows Tamboran to incorporate by reference into this proxy statement documents it files with the SEC. This means that, if you are a Tamboran stockholder, Tamboran can disclose important information to you by referring you to those documents.

The information filed by Tamboran and incorporated by reference is considered to be a part of this document, and later information that Tamboran files with the SEC will update and supersede that information. Statements contained in this document, or in any document incorporated in this document by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. Tamboran incorporates by reference the documents listed below and any documents filed by Tamboran pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act (other than documents or information “furnished” to and not “filed” with the SEC) after the date of this proxy statement and before the date of the special meeting:

•	Tamboran’s Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on September 25, 2025;

•

portions of the Tamboran’s proxy statement relating to its 2025 annual meeting of stockholders incorporated by reference into Tamboran’s Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on September 25, 2025;

•	Tamboran’s Quarterly Report on Form 10-Q for the three months ended September 30, 2025 filed with the SEC on November 13, 2025; and

•

the Current Reports on Form 8-K filed with the SEC on July 17, 2025, July 22, 2025, July 28, 2025, September 9, 2025, September 30, 2025, October 3, 2025 and October 24, 2025 (excluding any information furnished under Item 2.02 or 7.01 on any Current Report on Form 8-K).

Tamboran undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of Tamboran filings should be directed to our Corporate Secretary at Suite 01, Level 39, Tower One, International Towers Sydney, 100 Barangaroo Avenue, Barangaroo NSW 2000. Document requests from Tamboran should be made by    ,    , which is five (5) business days prior to the date of the special meeting, in order to receive them before the special meeting.

Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Tamboran has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated    ,    . No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

If you would like additional copies of this proxy statement, without charge, or if you have questions about the arrangement, including the procedures for voting your shares, you should contact:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, NY 10005

Banks, Brokerage Firms and Stockholders, please call toll free: (800) 659-5550

Email: TBN@dfking.com

Where Stockholders Can Find More Information About Falcon

Falcon files reports with and furnishes other information to applicable Canadian securities regulatory authorities. Under the multi-jurisdictional disclosure system adopted by the United States, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canadian securities laws, which differ from those in the United States. The information provided in Falcon’s filings on SEDAR+ (or available on Falcon’s website) is not part of this proxy statement and is not incorporated by reference.

INDEX TO FINANCIAL STATEMENTS

Falcon Oil & Gas Ltd.

Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended 30 September 2025 and 2024

Falcon Oil & Gas Ltd.

Consolidated Financial Statements Year Ended 31 December 2024

Falcon Oil & Gas Ltd.

Interim Condensed Consolidated Financial Statements

Three and Nine Months Ended 30 September 2025 and 2024 (Presented in U.S. Dollars)

26 November 2025

To the shareholders of Falcon Oil & Gas Ltd.

Notice of No Auditor Review

The accompanying unaudited interim condensed consolidated financial statements as at and for the three and nine months ended 30 September 2025 and 2024, have been prepared by the management of the Company and approved by the Audit Committee.

The Company’s independent auditors have not performed a review of these financial statements.

Proposed sale of all Falcon subsidiaries to Tamboran

On 30 September 2025 Falcon and Tamboran Resources Corporation (NYSE: TBN, ASX: TBN) (“Tamboran”) entered into a definitive agreement (“Transaction”) whereby Tamboran will acquire all of Falcon’s subsidiaries (as listed on page 8 under Note 1. General Information”) in exchange for 6,537,503 shares of Tamboran NYSE Common Stock (the “Share Consideration”) and cash consideration of $23.7 million (the “Cash Consideration”) for non-eligible shareholders. Pursuant to the Transaction, eligible Falcon shareholders will exchange their common shares for the Share Consideration on the basis of 0.00687 Tamboran common shares for each Falcon common share and the Cash Consideration will be held by a depositary for certain ineligible shareholders. Former Falcon shareholders are expected to own ~23.7% of the combined pro forma business. The Transaction is expected to close in the first quarter of 2026, subject to satisfaction of closing conditions, including the approval by Falcon shareholders of the Transaction pursuant to Rule 15 of the AIM Rules for Companies and applicable Canadian corporate and securities laws and the approval by Tamboran stockholders of the issuance of the Tamboran Common Stock. The Transaction will on completion result in Falcon ceasing to own all of its assets and business; accordingly, Falcon also intends to seek shareholder approval for the cancellation of its shares from trading on the AIM market of the London Stock Exchange and the TSX Venture Exchange, conditional on closing of the Transaction.

No adjustments have been made to these consolidated financial statements to reflect the Transaction as outlined above.

Falcon Oil & Gas Ltd.

Interim Condensed Consolidated Statement of Operations and Comprehensive Loss

(Unaudited)

		Three months ended 30 September	Three months ended 30 September	Three months ended 30 September	Three months ended 30 September
	Notes	2025 $’000	2024 $’000	2025 $’000	2024 $’000
Revenue
Oil and natural gas revenue		—	—	—	—

		—	—	—	—

Other income
Other income		—	—	63	—

		—	—	63	—

Expenses
Exploration and evaluation expenses		(51)	(44)	(136)	(130)
General and administrative expenses	13	(666)	(523)	(1,669)	(1,601)
Foreign exchange gain		34	91	207	133

		(683)	(476)	(1,598)	(1,598)

Results from operating activities		(683)	(476)	(1,535)	(1,598)
Finance income	4	10	365	280	193
Finance expense	4	(142)	(132)	(432)	(393)

Net finance (expense) / income		(132)	233	(152)	(200)

Loss and comprehensive loss for the period		(815)	(243)	(1,687)	(1,798)

Loss and comprehensive loss attributable to:
Equity holders of the company		(813)	(247)	(1,684)	(1,798)
Non-controlling interests		(2)	4	(3)	—

Loss and comprehensive loss for the period		(815)	(243)	(1,687)	(1,798)

Loss per share attributable to equity holders of the company:
Basic and diluted	5	(0.001 cent )	(0.000 cent )	(0.002 cent )	(0.002 cent )

The notes are an integral part of these interim condensed consolidated financial statements.

Falcon Oil & Gas Ltd.

Interim Condensed Consolidated Statement of Financial Position

(Unaudited)

	Notes	At 30 September 2025 $’000	At 31 December 2024 $’000
Assets
Non-current assets
Exploration and evaluation assets	6	56,178	50,291
Right of use assets	12	8	—
Accounts receivable	15	2,741	56
Restricted cash	7	35	2,040

		58,962	52,387

Current assets
Cash and cash equivalents	8	1,973	6,823
Accounts receivable	16	99	3,031

		2,072	9,854

Total assets		61,034	62,241

Equity and liabilities
Equity attributable to owners of the parent
Share capital	22	406,684	406,684
Contributed surplus		47,446	47,446
Retained deficit		(411,839)	(410,155)

		42,291	43,975
Non-controlling interests		687	690

Total equity		42,978	44,665

Liabilities
Non-current liabilities
Decommissioning provision	14	17,151	16,587

		17,151	16,587

Current liabilities
Accounts payable and accrued expenses	17	894	989
Lease liability	12	11	—

		905	989

Total liabilities		18,056	17,576

Total equity and liabilities		61,034	62,241

The notes are an integral part of these interim condensed consolidated financial statements.

Falcon Oil & Gas Ltd.

Interim Condensed Consolidated Statement of Changes in Equity

(Unaudited)

	Notes	Share capital $’000	Contributed surplus $’000	Retained deficit $’000	Equity interests of the parent $’000	Non-Controlling interests (“NCI”) $’000	Total equity $’000
At 1 January 2024		402,120	47,379	(407,197)	42,302	697	42,999
Loss and total comprehensive loss for the period		—	—	(1,798)	(1,798)	—	(1,798)

Contributions by and distributions to the owners:
Share based compensation	9	—	65	—	65	—	65
Equity raise	22	4,570	—	—	4,570	—	4,570

Sub-total		4,570	65	—	4,635	—	4,635

At 30 September 2024		406,690	47,444	(408,995)	45,139	697	45,836

At 1 January 2025		406,684	47,446	(410,155)	43,975	690	44,665
Loss and total comprehensive loss for the period		—	—	(1,684)	(1,684)	(3)	(1,687)

At 30 September 2025		406,684	47,446	(411,839)	42,291	687	42,978

The notes are an integral part of these interim condensed consolidated financial statements.

Falcon Oil & Gas Ltd.

Interim Condensed Consolidated Statement of Cash Flows

(Unaudited)

		Nine months ended 30 September
	Notes	2025 $’000	2024 $’000
Cash flows from operating activities
Net loss for the period		(1,687)	(1,798)
Adjustments for:
Share based compensation	9	—	65
Depreciation		—	2
Amortisation of right of use assets	12	31	—
Proceeds from sale of fixed assets		(63)	—
Net finance expense		152	200
Effect of exchange rates on operating activities		(203)	(133)
Change in non-cash working capital:
Increase in accounts receivables		(71)	(893)
Increase in accounts payable and accrued expenses		143	920

Net cash used in operating activities		(1,698)	(1,637)

Cash flows from investing activities

Interest received		20	31
Legacy exploration permit bonds refunded		19	—
R&D tax incentive refunded	18	2,962	—
Proceeds from sale of ORRIs		—	4,000
Proceeds from sale of fixed assets		63	—
Repayment of restricted cash – Hungarian decommissioning obligations	7	2,265	—
Deposit paid re. Hungarian decommissioning obligations	7	(2,300)	—
Deposit paid re. Australian decommissioning obligations		(333)	—
Exploration and evaluation assets		(6,070)	(5,153)

Net cash used in investing activities		(3,374)	(1,122)

Cash flows from financing activities
Principal paid on lease liabilities		(31)	—
Interest paid on lease liabilities	12	(7)	—
Net proceeds from private placement		—	4,570

Net cash from financing activities		(38)	4,570

Change in cash and cash equivalents		(5,110)	1,811
Effect of exchange rates on cash and cash equivalents		260	162
Cash and cash equivalents at beginning of period		6,823	7,992

Cash and cash equivalents at end of period	8	1,973	9,965

The notes are an integral part of these interim condensed consolidated financial statements.

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended 30 September 2025 and 2024

1.	General Information

Falcon Oil & Gas Ltd. (“Falcon”) is an oil and gas company engaged in the exploration and development of unconventional oil and gas assets. Falcon’s interests are located in Australia, Hungary and South Africa.

Falcon is incorporated in British Columbia, Canada with a registered office at 1200 Waterfront Centre, 200 Burrard Street, Vancouver BC, V7X 1T2, Canada and headquartered in Dublin, Ireland. Falcon’s common shares are traded on Toronto’s TSX Venture Exchange (“TSX-V”) (symbol: FO.V); and AIM, a market operated by the London Stock Exchange (symbol: FOG).

The information provided herein in respect of Falcon includes information in respect of its wholly-owned subsidiaries: TXM Oil and Gas Exploration Kft., a Hungarian limited liability company (“TXM”); Falcon Oil & Gas Ireland Limited., an Irish limited liability company (“Falcon Ireland”); Falcon Oil & Gas Holdings Ireland Limited., an Irish limited liability company (“Falcon Holdings Ireland); Falcon Exploration and Production South Africa (Pty) Ltd., a South African limited liability company (“Falcon South Africa”) and its 98.1% majority owned subsidiary, Falcon Oil & Gas Australia Limited, an Australian limited liability company (“Falcon Australia”) (collectively, the “Company” or the “Group”).

2.	Accounting policies

Basis of preparation and going concern

These Interim Condensed Consolidated Financial Statements (“Interim Statements”) of the Group have been prepared in accordance with IAS 34 ‘Interim Financial Reporting’ and, except as described below, on the basis of the same accounting principles as, and should be read in conjunction with, the Consolidated Financial Statements for the year ended 31 December 2024 (pages 11 to 16) as filed on the Canadian Securities Administrator’s System for Electronic Document Analysis and Retrieval (“SEDAR+”) at www.sedarplus.ca.

There are no amended accounting standards or new accounting standards that have any significant impact on these interim financial statements applicable as at 1 January 2025.

The Interim Statements are presented in United States dollars (“$”). All amounts, except as otherwise indicated, are presented in thousands of dollars. Where referenced in the Interim Statements “CDN$” represents Canadian Dollars, “£” represents British Pounds Sterling, “HUF” represents Hungarian Forints, and “A$” represents Australian Dollars.

On 30 September 2025 Falcon and Tamboran entered into a Transaction whereby Tamboran will acquire all of Falcon’s subsidiaries (as listed above under “1. General Information”) in exchange for 6,537,503 shares of Tamboran NYSE Common Stock (the “Share Consideration”) and cash consideration of $23.7 million (the “Cash Consideration”) for non- eligible shareholders. Pursuant to the Transaction, eligible Falcon shareholders will exchange their common shares for the Share Consideration on the basis of 0.00687 Tamboran common shares for each Falcon common share and the Cash Consideration will be held by a depositary for certain ineligible shareholders. Former Falcon shareholders are expected to own ~23.7% of the combined pro forma business. The Transaction is expected to close in the first quarter of 2026, subject to satisfaction of closing conditions, including the approval by Falcon shareholders of the Transaction pursuant to Rule 15 of the AIM Rules for Companies and applicable Canadian corporate and securities laws and the approval by Tamboran stockholders of the issuance of the Tamboran Common Stock. The Transaction will on completion result in Falcon ceasing to own all of its assets and business; accordingly, Falcon also intends to seek shareholder approval for the

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended 30 September 2025 and 2024

2.	Accounting policies (continued)

cancellation of its shares from trading on the AIM market of the London Stock Exchange and the TSX Venture Exchange, conditional on closing of the Transaction. Furthermore, as agreed as part of the Transaction, Tamboran has, subject to certain conditions, agreed to use commercially reasonable endeavours to pay any cash calls or credit support required to be paid by Falcon, in accordance with the terms of the Beetaloo Joint Operating Agreement and the APA Development Agreement as applicable. Should the Transaction be terminated Falcon is required to repay all amounts paid on its behalf within three months.

As of 30 September 2025 the Group had $2 million of cash and cash equivalents which is sufficient to cover Falcon’s own ongoing operating costs for at least four months from the date of the approval of these financial statements, the increased costs relate to the required legal, tax and advisory costs related to the Transaction outlined above. In addition to this, Falcon is working with its tax advisors in relation to a Research and Development tax Incentive application the estimate of which is currently being determined with Falcon’s Australia’s advisors but which is expected to be submitted in the coming weeks for approval and is further expected to provide additional cash resources for the Group towards its own operating costs.

Management and those charged with governance are confident that the Transaction will be approved by Shareholders. However, if for some reason this is not the case, then as noted above the Group has a further three months in order to raise further funds in order to pay its share of cash calls that have been accrued during the intervening period to continue as a going concern. As at the date of the approval of these consolidated financial statements no such further funding has been raised and there can be no certainty that sufficient funds can be raised if required. This indicates the existence of a material uncertainty, which may cast significant doubt over the Group’s ability to continue as a going concern, and therefore, it may be unable to realise its assets and discharge its liabilities in the normal course of business. The financial statements do not include adjustments that would result if the Group was unable to continue as a going concern. Having given due consideration to the Transaction as noted above and the cash requirements of the Group, management and those charged with governance has a reasonable expectation that the Group will have adequate resources to continue in operational existence for a period up to the finalization of the Transaction or if for whatever reason the Transaction does not proceed for at least twelve months from the date of approval of these financial statements. For this reason, the Board continues to adopt the going concern basis in preparing these consolidated financial statements which assumes the Group will be able to meet its liabilities as they fall due for the foreseeable future.

3.	Segment information

Based on internal reporting information, it was determined that there is one reportable segment. All the Group’s operations are in the petroleum and natural gas industry with its principal business activity being in the acquisition, exploration and development of petroleum and natural gas properties. The Group has no producing petroleum and natural gas properties, the Group has unproven petroleum and natural gas interests in Australia, South Africa and Hungary.

The key performance measures reviewed for the segment which management believes are the most relevant information when evaluating the results of the Group are:

•	the progress and extent to which farm-out agreements have been executed over the Group’s acreage; and

•	cash flow, capital expenditure and operating expenses.

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended 30 September 2025 and 2024

3.	Segment information (continued)

An analysis of the geographic areas is as follows:

	Australia $’000	South Africa $’000	Hungary $’000	Other $’000	Total $’000
Nine months ended 30 September 2025
Net loss (i)	(498)	(45)	(263)	(878)	(1,684)

At 30 September 2025
Capital assets (ii)	56,178	—	—	35	56,213

	Australia $’000	South Africa $’000	Hungary $’000	Other $’000	Total $’000
Nine months ended 30 September 2024
Net loss (i)	(262)	(44)	(523)	(969)	(1,798)

At 30 September 2024
Capital assets (ii)	50,721	—	2,166	33	52,920

(i)	Net loss attributable to equity holders of the company.
(ii)	Capital assets consist of exploration and evaluation assets and restricted cash.

4.	Finance income and expense

		Three months ended 30 September		Nine months ended 30 September
	Notes	2025 $’000	2024 $’000	2025 $’000	2024 $’000
Finance income
Interest income on bank deposits		6	13	20	31
Foreign exchange gain		4	352	260	162

Finance expense		10	365	280	193
Accretion of decommissioning provisions	14	(142)	(132)	(425)	(393)
Interest expense – lease liability	12	—	—	(7)	—

		(142)	(132)	(432)	(393)

Net finance (expense) / income		(132)	233	(152)	(200)

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended 30 September 2025 and 2024

5.	Net loss per share

Basic and diluted loss per share is calculated as follows:

		Three months ended 30 September		Nine months ended 30 September
	2025 $’000	2024 $’000	2025 $’000	2024 $’000
Loss attributable to equity holders of the company	(813)	(247)	(1,684)	(1,798)

Weighted average number of common shares in issue – (thousands)	1,109,142	1,109,142	1,109,142	1,081,444

Diluted loss per share (cent)	(0.001)	(0.000)	(0.002)	(0.002)

Future shares issuable under the Group share option plan would be anti-dilutive as those shares would reduce the loss per share.

6.	Exploration and Evaluation (“E&E”) assets

	At 30 September 2025 $’000	At 31 December 2024 $’000
Opening balance	50,291	51,287
Additions	5,889	5,804
R&D tax incentive refund	—	(2,941)
Grant of ORRIs	—	(4,000)
Decommissioning provision	(2)	141

Closing balance	56,178	50,291

E&E assets consist of the Group’s Australian exploration project which is pending the determination of proven or probable reserves.

7.	Restricted cash

Restricted cash includes cash held by financial institutions as collateral for ongoing Group operations. In January 2015, the Group placed $2 million on deposit for the benefit of the Hungarian mining authority as a security deposit with regards to the Group’s decommissioning obligations. In September 2025, this deposit was released from restricted cash and deposited directly to an account held by the Hungarian mining authority.

	30 September 2025 $’000	31 December 2024 $’000
Restricted cash	35	2,040

	35	2,040

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended 30 September 2025 and 2024

8.	Cash and cash equivalents

Cash and cash equivalents includes cash on hand, deposits held on call with banks, other short-term highly liquid investments with initial maturities of three months or less at inception.

	30 September 2025 $’000	31 December 2024 $’000
Cash and cash equivalents	1,973	6,823

	1,973	6,823

9.	Share based compensation

The Group, in accordance with the policies of the TSX-V, may grant options to directors, officers, employees and consultants, to acquire up to 10% of the Group’s issued and outstanding common stock. The exercise price of each option is based on the market price of the Group’s stock at the date of grant, which may be discounted in accordance with TSX-V policies. The exercise price of all options granted to date has been based on the market price of the Group’s stock at the date of grant, and no options have been granted at a discount to the market price. The options can be granted for a maximum term of five years. The Group records compensation expense over the vesting period based on the fair value at the grant date of the options granted. These amounts are recorded as contributed surplus. Any consideration paid on the exercise of these options together with the related contributed surplus associated with the exercised options is recorded as share capital.

The Group incurred no share-based expense during the period ended 30 September 2025 (2024: $65,000).

A summary of the Group’s stock option plan as of 30 September 2025 and 31 December 2024 and changes during the periods then ended, is presented below:

	Nine months ended 30 September 2025		Year ended 31 December 2024
	Number of options	Weighted average exercise price	Number of Options	Weighted average exercise price
Outstanding at beginning of period	59,750,000	£0.11	59,750,000	£0.11

Outstanding at end of period	59,750,000	£0.11	59,750,000	£0.11

Exercisable at end of period	59,750,000	£0.11	59,750,000	£0.11

The exercise prices of the outstanding options are as follows:

Date of grant	Options	Exercise price	Date of Expiry	Weighted average contractual life remaining (years)
18 February 2021	21,500,000	£0.08	17 February 2026	0.38
18 February 2021	16,500,000	£0.12	17 February 2026	0.38
10 September 2021	3,000,000	£0.10	9 September 2026	0.94
06 June 2022	16,250,000	£0.15	5 June 2027	1.68
29 November 2022	2,500,000	£0.15	28 November 2027	2.16

	59,750,000	£0.11

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended 30 September 2025 and 2024

10.	Determination of fair values

A number of the Group’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and / or disclosure purposes based on the methods outlined below. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

Cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses, lease liability

As at 30 September 2025 and 31 December 2024, the fair value of cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses and lease liability approximated their carrying value due to their short-term to maturity.

11.	Financial Instruments and risk management

The following tables provide fair value measurement information for financial assets and liabilities as at 30 September 2025 and 31 December 2024. The carrying value of cash and cash equivalents, restricted cash, accounts payable and accrued expenses and lease liability included in the consolidated statement of financial position approximate fair value due to the short-term nature of those instruments. Financial assets in the table below are measured at amortised cost.

	Carrying value	30 September 2025 Fair value	Carrying value	31 December 2024 Fair value
	$’000	$’000	$’000	$’000
Financial assets:
Cash and cash equivalents including restricted cash	2,008	2,008	8,863	8,863

Financial Liabilities:
Other financial liabilities Accounts payable and accrued expenses	894	894	989	989
Lease liability	11	11	—	—

The table below analyses financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

Level 1 Fair Value Measurements

•	Level 1 fair value measurements are based on unadjusted quoted market prices.

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended 30 September 2025 and 2024

11.	Financial Instruments and risk management (continued)

Level 2 Fair Value Measurements

•	Level 2 fair value measurements are based on valuation models and techniques where the significant inputs are derived from quoted indices.

Level 3 Fair Value Measurements

•	Level 3 fair value measurements are based on unobservable information. No financial assets or liabilities have been valued using the Level 3 fair value measurements.

12.	Leases

Right of use assets

	Office $’000	Office - Total $’000
Cost:
At 1 January 2025	—	—
Additions	39	39

At 30 September 2025	39	39

Amortisation:
At 1 January 2025	—	—
Amortisation for the period	31	31

At 30 September 2025	31	31

Net book value: At 30 September 2025	8	8

Lease liability

	Office $’000	Total $’000
At 1 January 2025	—	—
Additions	39	39
Lease payments	(38)	(38)
Interest expense	7	7
Foreign exchange	3	3

At 30 September 2025	11	11

Falcon Ireland leases an office in Dublin, Ireland which has a quarterly fixed payment over the lease term expiring in April 2026.

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended 30 September 2025 and 2024

13.	General and administrative expenses

	Three months ended 30 September		Nine months ended 30 September
	2025 $’000	2024 $’000	2025 $’000	2024 $’000
Accounting and audit fees	(69)	(76)	(222)	(200)
Consulting fees	(15)	(16)	(54)	(49)
Legal fees	(139)	(22)	(156)	(46)
Investor relations	(74)	(59)	(165)	(199)
Office and administrative costs	(33)	(26)	(95)	(82)
Payroll and related costs	(267)	(253)	(772)	(740)
Directors’ fees	(59)	(60)	(173)	(178)
Travel and promotion	(10)	(8)	(32)	(42)
Shared based compensation (Note 9)	—	(3)	—	(65)

	(666)	(523)	(1,669)	(1,601)

14.	Decommissioning provision

A reconciliation of the decommissioning provision for the period ended 30 September 2025 and the year ended 31 December 2024 is provided below:

	30 September 2025 $’000	31 December 2024 $’000
Balance as at beginning of year	16,587	16,204
Additions to Beetaloo working interests	—	105
Revision to Beetaloo provision	(2)	37
Foreign exchange revaluation adjustment	141	(236)
Accretion	425	477

Non – current; balance at end of period	17,151	16,587

The Group’s decommissioning provision results from its ownership interest in oil and natural gas assets. The total decommissioning provision is estimated based on the Group’s net ownership interest in the wells, estimated costs to reclaim and abandon these wells and the estimated timing of the costs to be incurred in future years.

The Group has estimated the net present value of the decommissioning provision for its Hungarian well interests to be $14.1 million as at 30 September 2025 (31 December 2024: $14 million) based on an undiscounted total future liability of $16.1 million (31 December 2024: $16.4 million). These payments are expected to be made in 4 years. The discount factor, being the risk-free rate related to the liability, was 3.23% as at 30 September 2025 (31 December 2024: 3.23%). The inflation factor related to the liability, was 2.45% as at 30 September 2025 (31 December 2024: 2.45%). A 1% increase / (decrease) in the discount rate to 4.23% / 2.23% will (decrease) / increase the provision by ($566,000) / $596,000.

The estimated net present value of the decommissioning provision for its Australian Beetaloo well interests is $2.76 million as at 30 September 2025 (31 December 2024: $2.5 million) based on an undiscounted total future liability of $6.12 million (31 December 2024: $5.8 million). These payments are expected to be made between

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended 30 September 2025 and 2024

14.	Decommissioning provision (continued)

2-29 years. The discount factors, being the risk-free rate related to the liability, were 3.82% and 4.83% respectively as at 30 September 2025 and 31 December 2024. The inflation factor related to the liability, was 2.50% as at 30 September 2025 and 31 December 2024. A 1% increase / (decrease) in the discount rate will (decrease) / increase the provision by ($311,000) / $399,000.

15.	Non-current accounts receivable

Non-current accounts receivable mainly related to monies placed on deposit with local governments to cover future decommissioning obligations.

	30 September 2025 $’000	31 December 2024 $’000
Deposit paid re. Hungarian decommissioning obligations	2,345	—
Deposit paid re. Australian decommissioning obligations	390	51
Other non-current deposits	6	5

	2,741	56

16.	Accounts receivable

	30 September 2025 $’000	31 December 2024 $’000
Other receivables	20	16
Australian R&D tax incentive receivable	—	2,960
Prepayments	79	55

	99	3,031

17.	Accounts payable and accrued expenses

	30 September 2025 $’000	31 December 2024 $’000
Current
Accounts payable	452	475
Accrued expenses	452	514

	894	989

18.	Overriding royalties

On 18 April 2024 Falcon announced that Falcon Australia had agreed to grant Daly Waters Energy, LP (“Daly Waters”) and a major US-based energy industry service provider an overriding royalty interest (“ORRI”) over Falcon Australia’s participating interest (“PI”) in the Beetaloo Sub-basin Exploration Permits in return for cash payments of $3 million and $1 million, respectively.

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended 30 September 2025 and 2024

18.	Overriding royalties (continued)

Falcon Australia agreed to grant:

•

to Daly Waters, in consideration for a cash payment of $3 million, an ORRI of 6.0% in respect of the area around the Pilot Project, measuring 51,200 acres, in which Falcon Australia has a 5% PI, and an ORRI of 1.3333% in respect of the remaining 4.52 million acres; and

•

to a major US-based energy services provider, in consideration for a cash payment of $1 million, an ORRI of 2% in respect of the area around the Pilot Project, measuring 51,200 acres, and an ORRI of 0.4444% in respect of the remaining 4.52 million acres.

Other ORRIs granted in previous years over Falcon Australia’s 22.5% PI are as follows:

•	2% ORRI to Sheffield Holdings LP

•	1% ORRI Malcolm John Gerrard, Territory Oil & Gas LLC and Tom Dugan Family Partnership LLC

In accordance with local law and regulations, Falcon Australia’s acreage interests are also subject to combined government and Northern Land Council royalties on production values of up to approximately 12%. No liability has been recognised with respect to the overriding royalties given the associated Exploration Permits do not have commercially producing wells and have not generated revenue to date.

19.	Related party transactions

There were no related party transactions during the period.

20.	Commitments

Work program commitments

Australia - Beetaloo Sub-Basin, Northern Territory, Australia

The Group planned a drilling programme which commenced in 2015 with its farm-out partners. Work recommenced in 2019 following the moratorium on hydraulic fracturing, details of current operations are included in the Management’s Discussion & Analysis document for the three and nine months ended 30 September 2025.

Since April 2020 Falcon Australia holds a 22.5% PI in the Exploration Permits and there was also an overall cost cap of A$263.8 million resulting from farm out transactions agreed to up to that date. In October 2022, Falcon Australia was granted an additional carry on costs up to A$30 million (gross) and there was the introduction of drilling spacing units (“DSUs”) on sole risk operations providing optionality to Falcon Australia on future wells drilled. The size of a DSU varies depending on (a) the type and length of the well to be drilled and (b) whether or not the well is a “commitment well” under the terms of the Exploration Permits, a non-commitment well creates a DSU to a maximum of 6,400 acres, while a government commitment well creates a DSU to a maximum of 25,600 acres. The optionality created by the DSUs allows Falcon Australia to participate at its PI of 22.5% or reduce its interest as low as 0% in a particular DSU without impairing the percentage it participates in a future DSU across the acreage. The cost cap and the additional carry have now been consumed and Falcon Australia is contributing to the costs in proportion to its 22.5% PI or reduced interest as elected. A Pilot Project at the Shenandoah South location commenced in 2024 with Falcon Australia electing to reduce its PI in the first two

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended 30 September 2025 and 2024

20.	Commitments (continued)

wells of the Pilot Project to 5% and further reducing its PI in the remaining wells to be drilled in the Pilot Project through 2025 to 0%.

The terms of the Beetaloo Joint Venture continue to necessitate specific minimum work obligations through May 2028. Future commitments for the next three years to May 2028 include an expected gross spend of A$102 million across the Exploration Permits, related to drilling and multi-stage stimulations, 3D seismic survey, and sub-surface studies, with gross expenditure across EP76 of A$0.75 million, EP98 of A$80.25 million and EP117 of A$20.75 million. Falcon Australia’s level of future spend will be dependent on the PI it opts into each of the joint operations at.

South Africa - Karoo Basin, South Africa

On granting of an approved exploration right in South Africa, the Group will be required to make a payment to the South African government of approximately $0.7 million. Management does not foresee this payment falling due within the next 12 months based on the expected timeframe of being granted an approved exploration right.

Hungary - Makó Trough, Hungary

The Group is not committed to any independent technical operations in Hungary.

21.	Subsequent Events

On 15 October 2025 it was announced that the three wells of the 2025 drilling campaign were successfully cased, drilled and suspended ahead of stimulation, each with a 3,000-metre horizontal section.

There were no other subsequent events noted up to the approval of the of these interim financial statements on 26 November 2025.

22.	Share capital

As at 30 September 2025 and 31 December 2024, the Company was authorised to issue an unlimited number of common shares, without par value.

The following is a reconciliation of issued and outstanding common shares:

	Number of shares	Share capital $’000
At 1 January 2024	1,044,347,425	402,120

Private placement – April/May 2024	64,794,087	4,865
Private placement – April/May 2024	—	(301)

	64,794,087	4,564

As at 31 December 2024	1,109,141,512	406,684

At 30 September 2025	1,109,141,512	406,684

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended 30 September 2025 and 2024

22.	Share capital (continued)

On 22 April 2024 Falcon announced it had raised gross proceeds of $4.9 million, through a subscription and placing, for 64,794,087 Common Shares at an Issue Price of £0.06 per share. The settlement of the subscription and placing was completed in two tranches.

The settlement and admission of the Common Shares forming part of the First Admission (being 58,155,490 Common Shares) became effective and dealings commenced on 26 April 2024. The settlement of the Common Shares forming part of the Second Admission (being 6,638,597 Common Shares) and the admission became effective and dealings in those Common Shares commenced on 7 May 2024.

The 64,794,087 Common Shares could not trade on the TSX Venture Exchange Market until the date that was four months and a day after the day of issuance.

23.	Approval of Interim financial statements

These Interim Financial Statements were approved by the Audit Committee as delegated by the Board of Directors and authorised for issue on 26 November 2025.

[End of document]

Falcon Oil & Gas Ltd.

Falcon Oil & Gas Ltd.

Consolidated Financial Statements

Year Ended 31 December 2024

(Presented in U.S. Dollars)

Falcon Oil & Gas Ltd.

Falcon Oil & Gas Ltd.

Consolidated Financial Statements

Year Ended 31 December 2024

Tel: 403 266 5608 Fax: 403 233 7833 www.bdo.ca	BDO Canada LLP 903 – 8th Avenue SW, Suite 620 Calgary AB T2P 0P7 Canada

Independent Auditor’s Report

To the Shareholders of Falcon Oil & Gas Ltd.

Opinion

We have audited the consolidated financial statements of Falcon Oil & Gas Ltd. and its subsidiaries (the Group), which comprise the consolidated statement of financial position as at December 31, 2024, and the consolidated statements of operations and comprehensive loss, changes in equity and cash flows for the year then ended, and notes to the consolidated financial statements, including material accounting policy information.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as at December 31, 2024, and its consolidated financial performance and its consolidated cash flows for the year then ended in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) (collectively IFRS Accounting Standards).

Basis for Opinion

We conducted our audit in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Canada, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Material Uncertainty Related to Going Concern

We draw attention to Note 2 in the financial statements, which indicates that the Group requires additional funding in the next twelve months after the approval of the consolidated financial statements in order to continue as a going concern. As stated in Note 2, these events or conditions, along with other matters as set forth in Note 2, indicate that a material uncertainty exists that may cast significant doubt on the Group’s ability to continue as a going concern. Our opinion is not modified in respect of this matter.

Key Audit Matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the consolidated financial statements of the current period. These matters were addressed in the context of our audit of the consolidated financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters. In addition to the matter described in the Material Uncertainty Related to Going Concern section, we have determined the matters described below to be the key audit matters to be communicated in our report.

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the International BDO network of independent member firms.

Hungary Decommissioning Provision

Description of the key audit matter

The Group has recognized a decommissioning provision related to the dismantling, decommissioning and site disturbance remediation activities of its assets in Hungary. This provision involves significant judgment and estimation by management, particularly in relation to the estimated costs. Given the judgment and estimation in the determination of the costs of the decommissioning provision, this was considered a key audit matter.

Refer to Note 2 to the consolidated financial statements for the decommissioning provision accounting policy and Note 21 for the critical judgments and estimations applied in the measurement of this decommissioning provision.

How the key audit matter was addressed in the audit

Our approach in addressing this matter included the following procedures, among others:

•	Obtaining and reviewing management’s calculation of the Hungary decommissioning provision and assessment of costs in accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets;

•

Evaluating the independence, objectivity, and professional qualifications of the third-party management and auditor experts in determining the estimated costs used in the measurement of decommissioning provision;

•	Reviewing the disclosures in the consolidated financial statements, including those related to significant judgements and estimates.

Other Matter

The consolidated financial statements of the Group for the year ended December 31, 2023 were audited by another auditor who expressed an unmodified opinion on those consolidated financial statements on April 25, 2024.

Other Information

Management is responsible for the other information. The other information comprises the information included in Management’s Discussion & Analysis for the year ended December 31, 2024, filed with the relevant Canadian Securities Commissions.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information identified above and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated.

We obtained Management’s Discussion & Analysis prior to the date of this auditor’s report. If, based on the work we have performed on this other information, we conclude that there is a material misstatement of this other information, we are required to report that fact in this auditor’s report. We have nothing to report in this regard.

Responsibilities of Management and Those Charged with Governance for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS Accounting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Group or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Group’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

•

Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the consolidated financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

The engagement partner on the audit resulting in this independent auditor’s report is John Leavitt.

Chartered Professional Accountants

Calgary,Alberta

April 28, 2025

Falcon Oil & Gas Ltd.

Consolidated Statement of Operations and Comprehensive Loss

	Notes	Year Ended 31 December 2024 $’000	Year Ended 31 December 2023 $’000
Revenue
Oil and natural gas revenue		—	—

		—	—
Expenses
Exploration and evaluation expenses		(196)	(197)
General and administrative expenses	16	(2,031)	(2,470)
Decommissioning provision	21	—	(480)
Foreign exchange gain / (loss)		256	(63)

		(1,971)	(3,210)

Results from operating activities		(1,971)	(3,210)

Finance income	6	42	322
Finance expense	6	(1,036)	(453)

Net finance expense		(994)	(131)

Loss before tax		(2,965)	(3,341)

Taxation	8	—	—

Loss and comprehensive loss for the year		(2,965)	(3,341)

Loss and comprehensive loss attributable to:
Equity holders of the company		(2,958)	(3,337)
Non-controlling interests		(7)	(4)

Loss and comprehensive loss for the year		(2,965)	(3,341)

Loss per share attributable to equity holders of the company:
Basic and diluted	7	($0.003)	($0.003)

The notes on pages 11 to 29 are an integral part of these consolidated financial statements.

On behalf of the Board:

‘Gregory Smith’	‘Philip O’Quigley’
Gregory Smith	Philip O’Quigley

28 April 2025

Falcon Oil & Gas Ltd.

Consolidated Statement of Financial Position

	Notes	At 31 December 2024 $’000	At 31 December 2023 $’000
Assets
Non-current assets
Exploration and evaluation assets	11	50,291	51,287
Property, plant and equipment		—	2
Accounts receivable		56	26
Restricted cash	13	2,040	2,176

		52,387	53,491

Current assets
Cash and cash equivalents	12	6,823	7,992
Accounts receivable	14	3,031	54

		9,854	8,046

Total assets		62,241	61,537

Equity and liabilities
Equity attributable to owners of the parent
Share capital	15	406,684	402,120
Contributed surplus		47,446	47,379
Accumulated deficit		(410,155)	(407,197)

		43,975	42,302
Non-controlling interests		690	697

Total equity		44,665	42,999

Liabilities
Non-current liabilities
Decommissioning provision	21	16,587	16,204

		16,587	16,204

Current liabilities
Accounts payable and accrued expenses	22	989	2,334

		989	2,334

Total liabilities		17,576	18,538

Total equity and liabilities		62,241	61,537

Going Concern (Note 2)

Commitments and contingencies (Note 24)

Subsequent events (Note 25)

The notes on pages 11 to 29 are an integral part of these consolidated financial statements.

Falcon Oil & Gas Ltd.

Consolidated Statement of Changes in Equity

	Notes	Share capital $’000	Contributed surplus $’000	Accumulated deficit $’000	Equity interests of the parent $’000	Non- Controlling interests (“NCI”) $’000	Total equity $’000
At 1 January 2023		402,120	47,063	(403,860)	45,323	701	46,024
Loss and total comprehensive loss for the year		—	—	(3,337)	(3,337)	(4)	(3,341)
Share based compensation	17	—	316	—	316	—	316

At 31 December 2023		402,120	47,379	(407,197)	42,302	697	42,999

Loss and total comprehensive loss for the year		—	—	(2,958)	(2,958)	(7)	(2,965)
Share based compensation	17	—	67	—	67	—	67
Equity raise, net of share issuance costs	15	4,564	—	—	4,564	—	4,564

At 31 December 2024		406,684	47,446	(410,155)	43,975	690	44,665

The notes on pages 11 to 29 are an integral part of these consolidated financial statements.

Falcon Oil & Gas Ltd.

Consolidated Statement of Cash flows

		Year Ended 31 December
	Notes	2024 $’000	2023 $’000
Cash flows from operating activities
Net loss for the year		(2,965)	(3,341)
Adjustments for:
Share based compensation	17	67	316
Depreciation		2	5
Net finance loss		994	120
Foreign exchange (gain) / loss		(256)	63
Decommissioning provision	21	—	480
Change in non-cash working capital
(Increase) / decrease in accounts receivable		(16)	19
Increase / (decrease) in accounts payable		66	(63)

Net cash used in operating activities		(2,108)	(2,401)
Cash flows from investing activities
Interest received		42	180
Exploration and evaluation assets additions		(7,110)	(6,723)
Granting of ORRIs	18	4,000	—

Net cash used in investing activities		(3,068)	(6,543)
Cash flows from financing activities
Proceeds from equity raise	15	4,865	—
Costs related to equity raise	15	(301)	—

Net cash generated from financing activities		4,564	—
Change in cash and cash equivalents		(612)	(8,944)
Effect of exchange rates on cash & cash equivalents		(557)	151
Cash and cash equivalents at beginning of year		7,992	16,785

Cash and cash equivalents at end of year	12	6,823	7,992

The notes on pages 11 to 29 are an integral part of these consolidated financial statements

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

1.	General Information

Falcon Oil & Gas Ltd. (“Falcon”) is an oil and gas company engaged in the exploration and development of unconventional oil and gas assets. Falcon’s interests are located in Australia, Hungary and South Africa.

Falcon is incorporated in British Columbia, Canada with a registered office at 1200 Waterfront Centre, 200 Burrard Street, Vancouver BC V7X 1T2, Canada and headquartered in Dublin, Ireland. Falcon’s Common Shares are traded on Toronto’s TSX Venture Exchange (“TSX-V”) (symbol: FO.V) and AIM, a market operated by the London Stock Exchange (symbol: FOG).

The information provided herein in respect of Falcon includes information in respect of its wholly-owned subsidiaries: TXM Oil and Gas Exploration Kft., a Hungarian limited liability company (“TXM”); Falcon Oil & Gas Ireland Ltd., an Irish limited liability company (“Falcon Ireland”); Falcon Oil & Gas Holdings Ireland Ltd., an Irish limited liability company (“Falcon Holdings Ireland”); Falcon Exploration and Production South Africa (Pty) Ltd., a South African limited liability company (“Falcon South Africa”) and its 98.1% majority owned subsidiary, Falcon Oil & Gas Australia Limited, an Australian limited liability company (“Falcon Australia”) (collectively, the “Company” or the “Group”).

2.	Material accounting policies

The material accounting policies adopted by the Group are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

Basis of preparation and going concern

Prepared in accordance with International Financial Reporting Standards and International Accounting Standards as issued by the International Accounting Standards Board (IASB) (collectively IFRS Accounting Standards).

As at 31 December 2024 the Group had $6.8 million of cash and cash equivalents and received A$4.7 million (~$2.9million) in February 2025 with respect to a R&D refund for exploration costs in the Beetaloo under the Research and Development Tax Incentive which are sufficient to cover Falcon’s own ongoing operating costs for the next 12 months from the date of the approval of these financial statements, However, as outlined below, further funding will be required for Falcon Australia’s continued participation in the Beetaloo and estimated costs to be incurred from Q4 2025, which is within the 12 months from the date of approval of the financial statements. Falcon Australia holds a 22.5% participating interest (“PI”) across exploration permits 76, 98 and 117 (collectively known as the EPs) situated in the Beetaloo Sub-basin, Northern Territory, Australia with Tamboran B2 Pty Ltd. (“Tamboran B2”) appointed as operator. As part of the executed joint operating agreement, Tamboran B2 granted Falcon Australia an additional gross carry beyond Stage 3 of A$30 million (net A$6.75 million to Falcon Australia) and terms were agreed on drilling space units (“DSU”) for sole risk operations, the size of these DSUs depending on (a) the type and length of the well to be drilled and (b) whether or not the well is a “commitment well” under the terms of the EPs, a non-commitment well creates a DSU to a maximum of 6,400 acres, while a commitment well creates a DSU to a maximum of 25,600 acres, providing Falcon Australia with participation optionality on the drilling of future wells. As announced on 25 March 2024 Falcon Australia elected to reduce its working interest from 22.5% to 5% in the first two wells of the pilot, with the pilot consisting of 2 wells drilled in 2024 and a further three wells to be drilled in 2025, collectively known as the “Pilot Project”. Falcon further announced on the 24 January 2025 it would not be participating in the wells to be drilled in 2025.

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

2.	Material accounting policies (continued)

The A$263.8 million gross cost cap and gross A$30 million (net A$6.75 million to Falcon Australia) additional carry for 2023 and 2024 are now utilized, therefore cash on hand at 31 December 2024 along with the R&D refund noted above will contribute to costs of completion of the first two wells in the Pilot Project, however funding will be required to meet estimated expenditure from Q4 2025.

Management and those charged with governance are confident that further funding required can be raised through either an equity raise or debt funding. As at the date of the approval of these financial statements no such further funding has been raised and there can be no certainty that sufficient funds can be raised if required. This indicates the existence of a material uncertainty, which may cast significant doubt over the Group’s ability to continue as a going concern, and therefore, it may be unable to realise its assets and discharge its liabilities in the normal course of business. The financial statements do not include adjustments that would result if the Group was unable to continue as a going concern. Having given due consideration to the cash requirements of the Group, management and those charged with governance has a reasonable expectation that the Group will have adequate resources to continue in operational existence for a period of at least twelve months from the date of approval of these financial statements. For this reason, the Board continues to adopt the going concern basis in preparing these consolidated financial statements which assumes the Group will be able to meet its liabilities as they fall due for the foreseeable future.

Standards, interpretations and amendments to published standards

The following were adopted on 1 January 2024 but have no material impact on the financial statements:

New standards, interpretations and amendments effective for periods beginning 1 January 2024	Effective date
Amendments to IAS 1 classification of liabilities as current or non-current and non-current liabilities with covenants	1 January 2024
Amendments to IFRS 16 lease liability in a sale and leaseback	1 January 2024
Amendments to IAS 7 and IFRS 7 supplier finance arrangements	1 January 2024

Several new standards and amendments to existing standards and interpretations, which have been issued by the IASB, and which are expected to apply to the Group are not yet effective and have not been applied in preparing these financial statements. The Group does not expect the adoption of these new standards and interpretations, to have a material impact on the financial statements as they are neither relevant nor require accounting which is inconsistent with the Group’s current accounting policies apart from IFRS 18, which the Group is currently evaluating.

New standards, interpretations and amendments applicable to future periods	Effective date
Lack of exchangeability (amendments to IAS 21)	1 January 2025
Amendments to the classification and measurement of financial instruments — amendments to IFRS 9 and IFRS 7	1 January 2026
Annual Improvements to IFRS accounting standards — IFRS 10, IFRS 9, IFRS 1, IAS 7, IFRS 7	1 January 2026
IFRS 19 Subsidiaries without public accountability: disclosures	1 January 2027
IFRS 18 Presentation and disclosure in financial statements	1 January 2027

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

2.	Material accounting policies (continued)

Historical cost convention

The consolidated financial statements have been prepared on the historical cost basis with the exception of share options which are measured at fair value.

Foreign currency translation

(i) Functional and presentation currency

The consolidated financial statements are presented in United States dollars (“$”). All amounts, except as otherwise indicated, are presented in thousands of dollars. The functional currency for group subsidiaries is United States dollars.

“CDN$” where referenced in the financial statements represents Canadian dollars, “£” represent British pounds sterling, “HUF” represents Hungarian forints and “A$” represents Australian dollars.

(ii) Transactions and balances

Transactions in foreign currencies are translated to United States dollars, at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated to United States dollars at the period end exchange rate. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined. Foreign currency differences arising on translation are recognised in the statement of operations and comprehensive loss.

Basis of consolidation

These consolidated financial statements include the accounts of Falcon and its subsidiaries. Where the Company has control over an investee, it is classified as a subsidiary. The Company controls an investee if all three of the following elements are present: power over the investee, exposure to variable returns from the investee, and the ability of the investor to use its power to affect those variable returns. Control is reassessed whenever facts and circumstances indicate that there may be a change in any of these elements of control. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Non-controlling interests in the net assets of consolidated subsidiaries are identified separately from Falcon’s equity. Non-controlling interests consists of the non–controlling interest at the date of the change in ownership plus the non- controlling interest’s share of changes in equity since that date.

All of Falcon’s subsidiaries are wholly owned except for Falcon Australia of which 98.1% of the outstanding ordinary shares are owned by Falcon. The consolidated financial statements include non-controlling interests representing the 1.9% portion of Falcon Australia’s assets and liabilities not controlled by Falcon. The reporting dates of the Company and its subsidiaries have the same reporting dates.

Intercompany balances, transactions, and any unrealised income and expenses arising from intercompany transactions, are eliminated in preparing the consolidated financial statements.

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

2.	Material accounting policies (continued)

Joint operations

The Group accounts for its interests in joint operations by recognising its share of assets, liabilities, revenues and expenses in accordance with its contractually conferred rights and obligations, for details on the work commitments please refer to Note 24.

On 11 October 2022 Falcon announced that Falcon Australia had entered into a binding letter of intent with Tamboran B2, a joint venture between Daly Water Energy, LP and Tamboran Resources Limited, pursuant to which the parties agreed to amend the terms of the joint operating agreement (“JOA”) and the Farm-In Agreement (“FIA”), each dated 2 May 2014 (as amended), entered into with Origin Energy Limited (“Origin”) in respect of Falcon Australia’s interest in the Beetaloo Sub-basin EPs. The key terms of the LOI provided for:

•	Falcon Australia would earn an additional carry on future well costs of up to A$30m ($18.9m equivalent) (A$6.75m ($4.3m equivalent) net to Falcon Australia);

•	the introduction of drilling spacing units, providing Falcon Australia with participation optionality on the drilling of future wells;

•	the sharing of well data on any sole risked wells, providing Falcon Australia with visibility on crucial data and analysis even where it elects not to participate; and

•

pre-emptive rights in relation to Origin’s divestment of its 77.5% interest in the Beetaloo Sub-basin announced on 19 September 2022 would not to be exercised by Falcon Australia and all pre-emptive and similar rights would to be removed from the JOA, providing Falcon Australia with greater flexibility for realisation of licence interests.

Trade payables

Trade payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method.

Overriding Royalty Interest

A financial liability will arise in relation to the Overriding Royalty Interests (“ORRI”) on the Group’s exploration licence when an obligation will exist, which would occur when production commences. For further details on ORRIs please refer to Note 18.

Share capital

Common shares are classified as equity. Incremental costs directly attributable to the issue of common shares and share options are recognised as a deduction from equity, net of any tax effects.

Accumulated deficit

Accumulated deficit is all other net losses and transactions not recognised anywhere else.

Equity interests of the parent

Equity interests of the parent equates to the total for share capital, contributed surplus and accumulated deficit, but does not include a NCI.

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

2.	Material accounting policies (continued)

Total equity

Total equity equates to the total for share capital, contributed surplus and accumulated deficit and NCI.

Property, plant and equipment and intangible exploration assets

(i) Recognition and measurement

Exploration and evaluation (“E&E”) expenditures

Pre-license costs are recognised in the statement of operations and comprehensive loss as part of exploration and evaluation expenses as incurred.

E&E costs, including the costs of acquiring licenses and directly attributable general and administrative costs, initially are capitalised under full cost accounting, as either tangible or intangible exploration and evaluation assets according to the nature of the assets acquired. The costs are accumulated pending determination of technical feasibility and commercial viability.

E&E assets are assessed for impairment if (i) sufficient data exists to determine technical feasibility and commercial viability, or (ii) facts and circumstances suggest that the carrying amount exceeds the recoverable amount. For purposes of impairment testing, E&E assets are allocated to cash-generating units (“CGUs”), which consist of the Group’s Australian exploration project which is pending the determination of proven or probable reserves, for details see Note 11.

The technical feasibility and commercial viability of extracting a resource is considered to be determinable when proven reserves are determined to exist. A review of each exploration license or field is carried out, at least annually, to ascertain whether proven reserves have been discovered. Upon determination of proven reserves, intangible exploration and evaluation assets attributable to those reserves are first tested for impairment and then reclassified from E&E assets to a separate category within tangible assets referred to as oil and natural gas interests.

Proceeds from disposal or farm-in transactions of intangible exploration assets are used to reduce the carrying amount of the assets. When proceeds exceed the carrying amount, the difference is recognised as a gain. When the Group disposes of its full interests, gains or losses are recognised in accordance with the policy for recognising gains or losses on the sale of plant, property and equipment.

Costs incurred for assets impaired and deemed to have no future commercial viability are expensed through the statement of operations and comprehensive income/loss.

Development and production costs

Items of property, plant and equipment, which include oil and gas development and production assets, are measured at cost less accumulated depletion and depreciation and accumulated impairment losses. Development and production assets are grouped into CGUs for impairment testing. When significant parts of an item of property, plant and equipment, including oil and natural gas interests, have different useful lives, they are accounted for as separate items (major components).

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

2.	Material accounting policies (continued)

Gains and losses on disposal of an item of property, plant and equipment, including oil and natural gas interests, are determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment and are recognised net within “other income” or “other expenses” in the statement of operations and comprehensive loss.

Other fixed assets

Costs incurred on office fixtures and fittings are stated at historical cost less accumulated depreciation and any recognised impairment.

(ii) Subsequent costs

Costs incurred subsequent to the determination of technical feasibility and commercial viability and the costs of replacing parts of property, plant and equipment are recognised as oil and natural gas interests only when they increase the future economic benefits embodied in the specific asset to which they relate. All other expenditures are recognised in the statement of operations and comprehensive loss as incurred. Such capitalised oil and natural gas interests generally represent costs incurred in developing proved and / or probable reserves and bringing in or enhancing production from such reserves and are accumulated on a field or geotechnical area basis. The carrying amount of any replaced or sold component is derecognised. The costs of the day-to-day servicing of property, plant and equipment are recognised in the statement of operations and comprehensive loss as incurred.

Share based compensation

Share based compensation is measured at fair value at the grant date and expensed over the vesting period with a corresponding increase to contributed surplus. The amount recognised as expense is adjusted for an estimated forfeiture rate for options that will not vest, which is adjusted as actual forfeitures occur, until the shares are fully vested. Consideration paid upon the exercise of stock options, together with corresponding amounts previously recognised in contributed surplus, is recorded as an increase to share capital.

Provisions

A provision is recognised if, as a result of a past event, the Company has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Provisions are not recognised for future operating losses.

(i) Decommissioning provisions

The Company’s activities give rise to dismantling, decommissioning and site disturbance remediation activities. Provision is made for the estimated cost of site restoration and capitalised in the relevant asset category.

Decommissioning provisions are measured at the present value of management’s best estimate of expenditure required to settle the present obligation at the statement of financial position date. Subsequent to initial measurement, the obligation is adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. For the Hungarian provision an increase in the provision

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

2.	Material accounting policies (continued)

due to the passage of time is recognised as a finance cost and increases / decreases due to changes in the estimated future cash flows are recorded through the statement of operations and comprehensive income/loss given the asset is impaired. For the Australian provision any increases to the provision are recognised as an adjustment to the exploration and evaluation assets. Actual costs incurred upon settlement of the decommissioning provisions are charged against the provision to the extent the provision was established.

Contributed surplus

Contributed surplus represents the corresponding entry to the expense recognised in the consolidated statement of operations and comprehensive loss for share-based compensation.

Segment reporting

The operating segment is reported in a manner consistent with the internal reporting provided to the chief operating decision-maker (“CODM”), details of which are discussed in Note 5. The CODM is considered to be the Board of Directors.

Finance income and expenses

Finance income includes interest income which is recognised as it accrues in the statement of operations and comprehensive loss, using the effective interest method. Finance income may also include foreign currency gains related to financing facilities.

Finance expense comprises accretion of the discount on provisions and may also include foreign currency losses, reported related to financing facilities.

Government grants

Government grants (applicable to Australian R&D Tax Incentives) related to assets, including non-monetary grants at fair value, are presented in the statement of financial position by deducting the grant in arriving at the carrying amount of the asset. Government grants related to assets, including non-monetary grants at fair value are not recognised until there is reasonable assurance that the Company will comply with the conditions attaching to them and the grants will be received.

Income tax

Income tax expense comprises current and deferred tax. Income tax expense is recognised in the statement of operations and comprehensive loss except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognised using the statement of financial position method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognised on the initial recognition of assets or liabilities in a transaction

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

2.	Material accounting policies (continued)

that is not a business combination. In addition, deferred tax is not recognised for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realised simultaneously.

A deferred tax asset is recognised to the extent that it is probable that future taxable profits will be available against which the temporary difference can be utilised. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

Loss / earnings per share

Basic (loss) / earnings per share is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted (loss) / earnings per share is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effect of dilutive instruments such as options granted to employees.

Financial Instruments

Financial assets and financial liabilities are recognized when the Company becomes a party to the contractual provisions of the financial instrument. All financial instruments are required to be measured at fair value on initial recognition.

Financial assets are derecognized when the contractual rights to receive the cash flows from the financial asset have expired, or when the financial asset and all substantial risks and rewards have been transferred. A financial liability is derecognized when it is extinguished, discharged, cancelled or when it expires. Financial assets are measured at amortized cost and are non-derivative financial assets with fixed or determinable payments constituted solely of payments of principal and interest that are held within a “held to collect” business model. Financial assets at amortized cost are initially recognized at the amount expected to be received, less, when material, a discount to reduce the financial assets to fair value. Subsequently, financial assets at amortized cost are measured using the effective interest method less a provision for expected losses.

Financial liabilities are measured at amortized cost and are initially measured at fair value. Transaction costs directly attributable to the issuance of the financial liability, other than financial liabilities at fair value through profit or loss, are deducted from the financial liability’s fair value on initial recognition. Transaction costs directly attributable to the issuance of financial liabilities at fair value through profit or loss are recognised immediately in profit or loss. Financial liabilities are measured subsequently at amortised cost using the effective interest method.

3.	Critical accounting estimates and judgements

Preparation of financial statements pursuant to IFRS requires a significant number of judgemental assumptions and estimates to be made. This impacts the income and expenses recognised in the statement of operations and

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

3.	Critical accounting estimates and judgements (continued)

comprehensive loss together with the valuation of the assets and liabilities in the statement of financial position. Such estimates and judgements are based on historical experience and other factors, including expectation of future events that are believed to be reasonable under the circumstances and are subject to continual re-evaluation. It should be noted that the impact of valuation in some assumptions and estimates can have a material impact on the reported results.

The following are key sources of estimation uncertainty and critical accounting judgements in applying the Group’s accounting policies:

Critical judgements

(i) Exploration and evaluation assets

The carrying value of exploration and evaluation assets was $50 million at 31 December 2024 (2023: $51 million). The Group has determined that there are no indicators of impairment present in accordance with IFRS 6 “Exploration for and evaluation of mineral interests” regarding its Australian exploration and evaluation assets.

Renewal applications for the EPs were approved by the Northern Territory Government in May 2023 for a period of 5 years, up to 31 May 2028.

Management’s conclusion on the facts and circumstances regarding its Australian exploration and evaluation assets required judgement based on experience and the expected progress of current exploration and evaluation activities.

(ii) Going Concern

As at the date of the approval of these financial statements, further funding will be required as noted on page 11, however no such further funding has been raised and there can be no certainty that sufficient funds can be raised if required. Having given due consideration to the cash requirements of the Group, management and those charged with governance have a reasonable expectation that the Group will have adequate resources to continue in operational existence for a period of at least twelve months from the date of approval of these financial statements and are confident that further funding required can be raised through either an equity raise or debt funding. For this reason, the Board continues to adopt the going concern basis in preparing these consolidated financial statements which assumes the Group will be able to meet its liabilities as they fall due for the foreseeable future.

Critical estimates

(i) Decommissioning Provision

The decommissioning provision represents the Group’s best estimate of the costs involved in the various exploration and production licence areas to return them to their original condition in accordance with the licence terms. Management uses judgement in determining the estimates to be used for the measurement of the decommissioning provision. These estimates include certain management assumptions with regard to future costs, inflation rates, timing of cash flows and discount rates. The provision is reviewed at the end of each reporting period and adjusted to reflect the current best estimate of the expected future cashflows. For further details please refer to Note 21.

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

4.	Management of capital

The Group’s objectives when managing capital (i.e. share capital, contributed surplus and accumulated deficit) are to safeguard its ability to continue as a going concern in order to explore and develop its petroleum and natural gas properties. The Group manages the components of shareholders’ equity and makes adjustments to these components in response to the Group’s business objectives and the economic climate. To maintain or adjust its capital structure, the Group may issue new common shares or debt instruments or borrow money or acquire or convey interests in other assets. The Group does not anticipate the payment of dividends for twelve months from the date of these financial statements. The total capital at 31 December 2024 is $44.7 million (2023: $43 million).

The Group’s investment policy is to hold excess cash in highly-liquid, short-term instruments, such as rolling deposits with major European, Australian, Canadian or United States financial institutions, with initial maturity terms of zero to twelve months from the original date of acquisition, selected with regard to the Group’s anticipated liquidity requirements.

5.	Segment information

Based on internal reporting information, it was determined that there are three reportable segments. The Group’s operations are in the petroleum and natural gas industry with its principal business activity being in the exploration and development of petroleum and natural gas properties. The Group has no producing petroleum and natural gas properties, the Group has unproven petroleum and natural gas interests in Australia, South Africa and Hungary.

The key performance measures reviewed for the segment which management believes are the most relevant information when evaluating the results of the Group are:

•	the progress and extent to which farm-in agreements have been executed over the Group’s acreage; and

•	cash flow, capital expenditure and operating expenses.

An analysis of the geographic areas is as follows:

	Australia $’000	South Africa $’000	Hungary $’000	Other $’000	Total $’000
Year ended 31 December 2024:
Net loss (i)	(768)	(60)	(875)	(1,255)	(2,958)
Non-current assets (ii)	50,291	—	2,008	31	52,330

Year ended 31 December 2023:
Net loss (i)	(751)	(69)	(1,091)	(1,426)	(3,337)
Non-current assets (ii)	51,287	—	2,143	35	53,465

(iii)	Net loss attributable to equity holders of the company.
(iv)	Non-current assets consist of exploration and evaluation assets, restricted cash and property, plant and equipment.

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

6.	Finance income and expense

		For the year ended 31 December
	Notes	2024 $’000	2023 $’000
Finance income
Interest income on bank deposits		42	170
Net foreign exchange gain		—	152

		42	322
Finance expense
Accretion of decommissioning provisions	21	(477)	(453)
Net foreign exchange loss		(559)	—

		(1,036)	(453)

Net finance expense		(994)	(131)

7.	Net loss per share

Basic and diluted loss per share is calculated as follows:

	For the year ended 31 December
	2024 $’000	2023 $’000
Loss attributable to equity holders of the company	(2,958)	(3,337)

Weighted average number of common shares in issue — (thousands)	1,088,406	1,044,347

Loss / diluted loss per share	($0.003)	($0.003)

Future shares issuable under the Group share option plan would be anti-dilutive as those shares would reduce the loss per share.

8.	Income taxes

A reconciliation of the expected tax benefit computed by applying the combined federal and provincial Canadian tax rates of 26% (2023: 26%) to the loss before tax to the actual tax result is as follows:

	For the year ended 31 December
	2024 $’000	2023 $’000
Loss before tax	(2,965)	(3,341)
Computed income tax benefit	(771)	(869)
Decrease in income taxes resulting from:
Effect of foreign income tax rates	236	218
Non-deductible share-based compensation	17	82
E&E allowable expenses	(1,446)	(2,148)
Net of non-deductible and deductible expenses	161	197
Net capital gain	831	—
Change in deferred tax benefits not recognised	972	2,520

	—	—

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

8.	Income taxes (continued)

The Group’s deductible temporary differences included in the Group’s unrecognised deferred tax asset are as follows:

	2024 $’000	At 31 December 2023 $’000
Trading losses	152,410	160,134
E&E assets and property, plant and equipment	109,563	123,928
Other	141	111
Allowable capital losses	122,356	122,356

	384,470	406,529

The Group’s accumulated trading losses carried forward as at 31 December 2024 to reduce future years’ taxable income are as follows:

	2024 $’000	2024 Expiration	2023 $’000	2023 Expiration
Canada(ii)	33,083	2026 to 2044	32,373	2026 to 2043
Hungary (i)	42,795	2025 to 2030	48,549	2023 to 2030
Australia (iii)	63,074	No expiration	66,856	No expiration
Ireland	13,458	No expiration	12,356	No expiration

	152,410		160,134

(i)

A change in Hungarian corporate income tax regulations in 2019, allows tax losses accumulated between 2004 and 2014 to be utilized up to and including the year ended 2030. Losses generated from 2015 onwards are available for utilization for 5 tax years following the subject tax year.

(ii)	Tax losses expire after 20 years in Canada.
(iii)

A review of Falcon Australia’s carry forward tax losses is underway and while not yet finalised, the availability of these losses to offset future taxable income will be subject to Falcon Australia satisfying the relevant loss recoupment tests under Australian tax law.

The other deductible temporary differences do not expire under current tax legislation. Deferred tax assets have not been recognised in respect of the tax losses, exploration and evaluation assets and other as it is not probable that future tax profit will be available against which the Group can utilise these benefits in the foreseeable future.

9.	Directors’ remuneration & transactions with key management personnel

Executive directors’ remuneration is analysed as follows:

Executive director(i)	Year	Salary $’000	Other $’000	Bonus $’000	Share based payment(ii) $’000
Philip O’Quigley	2024	491	5	—	17
	2023	493	5	163	88
Anne Flynn	2024	178	21	—	26
	2023	217	24	71	114

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

9.	Directors’ remuneration & transactions with key management personnel (continued)

(i)	Executive director’s remuneration is fixed by the Compensation Committee of the Board.
(ii)	Share based payments represent the non-cash expense attributable to the relevant options held by each Director. For further details on share-based payments, refer to Note 17.

Non - executive directors

	Director fees(i)		Share – based payments
	2024 $’000	2023 $’000	2024 $’000	2023 $’000
Joe Nally	60	60	3	27
Gregory Smith	50	50	2	9
Tom Layman	100	100	19	70

	210	210	24	106

(i)	Directors’ remuneration is fixed by the Compensation Committee of the Board.
(ii)	Share based payments represent the non-cash expense attributable to the relevant options held by each Director. For further details on share-based payments refer to Note 17.

Transactions with key management comprising Directors and other senior management

Key management personnel comprise the Board of Directors and senior management. The remuneration of key management personnel was as follows:

	For the year ended 31 December
	2024 $’000	2023 $’000
Directors’ fees	210	210
Salaries and other emoluments	677	952
Share based compensation	67	308
Defined contribution pension plans	18	22

	972	1,492

Remuneration of Directors and senior management includes all amounts earned and awarded which are determinable by the Company’s Board of Directors and senior management.

Senior management includes the Group’s Chief Executive Officer and Chief Financial Officer.

Directors’ fees include Board and Committee fees. Salaries and other emoluments include salary, benefits and bonuses earned or awarded during the year. Share-based compensation includes expenses related to the Company’s long-term incentive compensation.

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

10.	Compensation expense and auditors’ remuneration

(i) Compensation expense

The Company’s consolidated statement of operations and comprehensive loss are prepared primarily by nature of expense, with the exception of compensation costs for employees and contractors which are included in both exploration and evaluation expenses and general and administrative expenses and share based compensation. The following is a summary of total compensation:

	For the year ended 31 December
	2024 $’000	2023 $’000
Exploration and evaluation expenses	52	55
General and administrative expenses	1,208	1,506
Share based compensation	67	316

	1,327	1,877

(ii) Auditors’ remuneration

Remuneration of the auditors for the audit of the Group financial statements and other services is as follows:

	For the year ended 31 December
	2024 $’000	2023 $’000
Audit of the Group’s consolidated financial statements	102	91
Audit of the Group’s subsidiaries pursuant to legislation	30	24
Non-audit fees: Tax fees	73	32

	205	147

The above amounts exclude Canadian GST, Australian GST and Irish VAT as applicable. The amounts exclude the reimbursement of expenses.

11.	Exploration and evaluation assets – Australia

	Note	For the year ended 31 December
		2024 $’000	2023 $’000
At 1 January		51,287	42,977
Additions		5,804	8,648
R&D tax incentive receivable	25	(2,941)	—
Grant of ORRIs	18	(4,000)	—
Decommissioning provision		141	(338)

At 31 December		50,291	51,287

Exploration and evaluation assets consist of the Group’s Australian exploration project which is pending the determination of proven or probable reserves.

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

12.	Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held on call with banks, other short term highly liquid investments with initial maturities of three months or less at inception.

	2024 $’000	At 31 December 2023 $’000
Cash	6,823	7,992

	6,823	7,992

13.	Restricted cash

Restricted cash includes cash held by financial institutions as collateral for ongoing Group operations and not available for use by the Group. It includes $2.0 million for the benefit of the Hungarian mining authority with regards the Group’s decommissioning obligations, with movements year on year related to foreign exchange revaluations.

		At 31 December
	2024 $’000	2023 $’000
Restricted cash	2,040	2,176

	2,040	2,176

14.	Accounts receivable

Other receivables includes an Australian R&D tax incentive receivable of $2.9 million, details are outlined in Note 25.

	2024 $’000	At 31 December 2023 $’000
Other receivables	2,976	19
Prepayments	55	35

	3,031	54

15.	Share Capital

As at 31 December 2024 and 2023, the Company was authorised to issue an unlimited number of common shares, without par value. The following are the rights, preferences and restrictions attaching to the common shares:

•	The Shareholders are entitled to one vote per Common Share at a shareholder meeting;

•	The Company’s articles do not impose any pre-emptive rights upon the transfer of the Common Shares;

•

Subject to the Business Corporation Act (British Columbia, Canada) (“BCA”) and any regulatory or stock exchange requirements applicable to the Company, the articles of the Company do not contain any provisions relating to mandatory disclosure of an ownership interest in the Common Shares above a certain threshold;

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

15.	Share Capital (continued)

•

Shareholders are entitled to receive, on a pro rata basis, such dividends, if any, as and when declared by Falcon’s board of directors at its discretion from funds legally available therefor, and upon the liquidation, dissolution or winding up of Falcon are entitled to receive on a pro rata basis the net assets of Falcon after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation. All rights are the same for residents or non-residents of Canada;

•

Annual general meetings must be held at least once in each calendar year and not more than 15 months after the last annual reference date. The directors may, whenever they see fit, call a meeting of Shareholders. The Company must send notice of the shareholder meeting at least 21 days before the meeting. A quorum for a meeting of Shareholders is two persons who are, or who represent by proxy, Shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting. If there is only one Shareholder entitled to vote at a meeting of Shareholders, the quorum is one person who is, or who represents by proxy, that Shareholder, present in person or by proxy, may constitute the meeting; and

•	Pursuant to the BCA, the Company may by special resolution of the Shareholders vary or delete any special rights or restrictions attached to the Common Shares.

The following is a reconciliation of issued and outstanding common shares:

	Number of shares	Share capital $’000
At 1 January 2023	1,044,347,425	402,120

At 31 December 2023	1,044,347,425	402,120

Equity raise proceeds 2024	64,794,087	4,865
Equity raise expenses 2024	—	(301)

	64,794,087	4,564

At 31 December 2024	1,109,141,512	406,684

On 22 April 2024 Falcon announced it had raised gross proceeds of $4.9 million, through a subscription and placing, for 64,794,087 Common Shares at an Issue Price of £0.06 per share. The settlement of the subscription and placing was completed in two tranches.

The settlement and admission of the Common Shares forming part of the First Admission (being 58,155,490 Common Shares) became effective and dealings commenced on 26 April 2024. The settlement of the Common Shares forming part of the Second Admission (being 6,638,597 Common Shares) and the admission became effective and dealings in those Common Shares commenced on 7 May 2024.

The 64,794,087 Common Shares could not trade on the TSX Venture Exchange Market until the date that was four months and a day after the day of issuance.

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

16.	General and administrative expenses

	For the year ended 31 December
	Notes	2024 $’000	2023 $’000
Accounting and audit fees		(235)	(176)
Consulting fees		(63)	(52)
Legal fees		(53)	(38)
Investor relations		(265)	(214)
Office and administrative costs		(115)	(145)
Payroll and related costs		(945)	(1,249)
Directors’ fees — Group and subsidiaries		(236)	(237)
Travel and promotion		(52)	(43)
Shared based compensation	17	(67)	(316)

		(2,031)	(2,470)

17.	Share based compensation

The Group, in accordance with the policies of the TSX-V, may grant options to directors, officers, employees and consultants, to acquire up to 10% of the Group’s issued and outstanding common stock. The exercise price of each option is based on the market price of the Group’s stock at the date of grant, which may be discounted in accordance with TSX-V policies. Volatility is calculated based on the standard deviation of the share price movement over the expected life of the options granted. The exercise price of all options granted to date has been based on the market price of the Group’s stock at the date of grant, and no options have been granted at a discount to the market price. The options can be granted for a maximum term of five years. The Group records compensation expense over the vesting period based on the fair value at the grant date of the options granted. These amounts are recorded as contributed surplus.

Any consideration paid on the exercise of these options together with the related contributed surplus associated with the exercised options is recorded as share capital. The Group incurred $67,000 share-based expense during the year ended 31 December 2024 (2023: $316,000).

A summary of the Group’s stock option plan as of 31 December 2024 and 31 December 2023 and changes during the periods then ended, is presented below:

The exercise prices of the outstanding Options are as follows:

	Year ended 31 December 2024		Year ended 31 December 2023
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
Outstanding at beginning of period	59,750,000	£0.11	59,750,000	£0.11

Outstanding at end of period	59,750,000	£0.11	59,750,000	£0.11

Exercisable at end of period	59,750,000	£0.11	53,500,000	£0.11

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

17.	Share based compensation (continued)

The exercise prices of the outstanding Options are as follows:

Date of grant	Options	Exercise price	Date of Expiry	Weighted average contractual life remaining (years)
18 February 2021	21,500,000	£0.08	17 February 2026	1.13
18 February 2021	16,500,000	£0.12	17 February 2026	1.13
10 September 2021	3,000,000	£0.10	9 September 2026	1.69
6 June 2022	16,250,000	£0.15	5 June 2027	2.43
29 November 2022	2,500,000	£0.15	28 November 2027	2.91

	59,750,000	£0.11

18.	Overriding royalties

On 18 April 2024 Falcon announced that Falcon Australia had agreed to grant Daly Waters Energy, LP (“Daly Waters”) and a major US-based energy industry service provider an ORRI over Falcon Australia’s working interests in the Beetaloo Sub-basin EPs in return for cash payments of $3 million and $1 million, respectively.

Falcon Australia agreed to grant:

•

to Daly Waters, in consideration for a cash payment of $3 million, an ORRI of 6.0% in respect of the area around the Pilot Project, measuring 51,200 acres, in which Falcon Australia has a 5% working interest, and an ORRI of 1.3333% in respect of the remaining 4.52 million acres; and

•

to a major US-based energy services provider, in consideration for a cash payment of $1 million, an ORRI of 2% in respect of the area around the Pilot Project, measuring 51,200 acres, and an ORRI of 0.4444% in respect of the remaining 4.52 million acres.

Other ORRIs granted in previous years over Falcon Australia’s 22.5% working interest are as follows:

•	2% ORRI to Sheffield Holdings LP (“Sheffield”)

•	1% ORRI Malcolm John Gerrard, Territory Oil & Gas LLC and Tom Dugan Family Partnership LLC (“TOG Group”)

In accordance with local law and regulations, Falcon Australia’s acreage interests are also subject to combined government and Northern Land Council royalties on production values of up to approximately 12%. No liability has been recognised with respect to the overriding royalties given the associated EPs do not have commercially producing wells and have not generated revenue to date.

19.	Determination of fair values

A number of the Group’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and / or disclosure purposes based on the following methods. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

19.	Determination of fair values (continued)

Cash & cash on deposit, restricted cash, accounts receivable, accounts payable and accrued expenses

As at 31 December 2024 and 31 December 2023, the fair value of cash and cash on deposit, restricted cash, and accounts receivable, accounts payable and accrued expenses approximated their carrying value due to their short term to maturity.

20.	Financial Instruments and risk management

(i) Fair Value

The following tables provide fair value measurement information for financial assets and liabilities as at 31 December 2024 and 2023. The carrying value of cash and cash on deposit, restricted cash, accounts receivable, and accounts payable and accrued expenses included in the consolidated statement of financial position approximate fair value due to the short term nature of those instruments. Financial assets in the table below are measured at amortised cost.

		31 December 2024		31 December 2023
	Carrying value $’000	Carrying value $’000	Carrying value $’000	Fair value $’000
Financial assets:
Cash and cash equivalents including restricted cash	8,863	8,863	10,168	10,168
Financial Liabilities:
Other financial liabilities Accounts payable and accrued expenses	989	989	2,334	2,334

(ii) Financial risk disclosures

The Company thoroughly examines the various financial instrument risks to which it is exposed and assesses the impact and likelihood of those risks. These risks may include credit risk, liquidity risk, market risk and other price risks.

Credit Risk

The Company’s credit risk is limited to cash, receivables and restricted cash. The Group maintains cash accounts at five financial institutions. The Group periodically evaluates the credit worthiness of financial institutions. The Group believes that credit risk associated with cash is minimal. The Group notes the most recent credit ratings per Fitch for its main financial institutions as follows; National Australia Bank Limited at AA-, The Bank of Nova Scotia, AA- and Bank of Ireland at BBB+.

Liquidity Risk

The Group has in place a planning and budgeting process to help determine the funds required to support the Group’s normal operating requirements on an ongoing basis and its planned capital expenditures.

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

20.	Financial Instruments and risk management (continued)

The following are the contractual maturities of financial liabilities, including estimated interest payments:

	Carrying amount $’000	Contractual cash flows $’000	One year or less $’000	One to three years $’000
Non-derivative financial liabilities
Accounts payable and accrued expenses:
31 December 2024	989	989	989	—
31 December 2023	2,334	2,334	2,334	—

Currency Risk

Financial instruments that impact the Group’s net loss due to currency fluctuations include Canadian dollar, Hungarian forint, Euro, British pound sterling and Australian dollar denominated cash and cash on deposit, accounts receivable, reclamation deposits and accounts payable.

The Group’s exposure to all currencies, including the Canadian dollar, Hungarian forint, Euro, British pound sterling and Australian dollar, does not result in a significant change to total shareholders’ equity and income when the respective currencies strengthen or weaken by one percent against the U.S. dollar.

Interest Rate Risk

The Group has no significant exposure to interest rate risk as the Company has no debt.

21.	Decommissioning Provision

A reconciliation of the decommissioning provision for the years ended 31 December 2024 and 2023 is provided below:

	2024 $’000	2023 $’000
Balance as at beginning of year	16,204	15,602
Revision to Hungarian provision	—	480
Additions to Beetaloo working interests	105	341
Revision to previous Beetaloo decommissioning provision	37	(708)
Foreign exchange revaluation	(236)	36
Accretion	477	453

Balance as at end of year – non-current	16,587	16,204

The Group’s decommissioning provision results from its ownership interest in oil and natural gas assets. The total decommissioning provision is estimated based on the Group’s net ownership interest in the wells, estimated costs to reclaim and abandon these wells and the estimated timing of the costs to be incurred in future years.

The Group has estimated the net present value of the decommissioning provision for its Hungarian well interests to be $14 million as at 31 December 2024 (2023: $13.6 million) based on an undiscounted total future liability of

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

21.	Decommissioning Provision (continued)

$16.4 million (2023: $15.2 million). These payments are expected to be made in approximately 5 years. The discount factor, being the risk-free rate related to the liability, was 3.23% as at 31 December 2024 (2023: 2.70%). The inflation factor related to the liability, was 2.45% as at 31 December 2024 (2023: 2.25%). A 1% increase / (decrease) in the discount rate will (decrease) / increase the provision by ($660,000) / $700,000.

The estimated net present value of the decommissioning provision for its Australian Beetaloo well interests is $2.5 million as at 31 December 2024 (2023: $2.5 million) based on an undiscounted total future liability of $5.8 million (2023: $5.8 million). These payments are expected to be made between 3-30 years. The discount factors, being the risk-free rate related to the liability, were 3.82% and 4.83% respectively as at 31 December 2024 (2023: 3.95% and 4.85% respectively). The inflation factor related to the liability, was 2.5% as at 31 December 2024 (2023: 2.5%). A 1% increase / (decrease) in the discount rate will (decrease) / increase the provision by ($374,000) / $256,000.

22.	Accounts payable and accrued expenses

	2024 $’000	At 31 December 2023 $’000
Current
Accounts payable	475	139
Accrued expenses	514	2,195

	989	2,334

23.	Related party transactions

Key management personnel

Disclosures with regard to key management personnel are included in Note 9. There were no related party transactions during the period.

24.	Commitments and contingencies

Work program commitments

Australia—Beetaloo Sub-basin, Northern Territory, Australia

The Group planned a drilling programme which commenced in 2015 with its farm-in partners. Work recommenced in 2019 following the moratorium on hydraulic fracturing, details of current operations are included in the Management’s Discussion & Analysis document for the three and twelve months ended 31 December 2024.

Since April 2020 Falcon Australia holds a 22.5% PI in the EPs and there was also an overall cost cap of A$263.8 million resulting from farm out transactions agreed to up to that date. In October 2022, Falcon Australia was granted an additional carry on costs up to A$30 million (gross) and there was the introduction of DSUs on sole risk operations providing optionality to Falcon Australia on future wells drilled. The size of a DSU varies depending on (a) the type and length of the well to be drilled and (b) whether or not the well is a “commitment well” under the terms of the EPs, a non- commitment well creates a DSU to a maximum of 6,400 acres, while a government commitment well creates a DSU to a maximum of 25,600 acres. The optionality created by the

Falcon Oil & Gas Ltd.

Notes to the Consolidated Financial Statements

Year Ended 31 December 2024

24.	Commitments and contingencies (continued)

DSUs allows Falcon to participate at its PI of 22.5% or reduce its interest as low as 0% in a particular DSU without impairing the percentage it participates in a future DSU across the acreage. The cost cap and the additional carry have now been consumed and Falcon Australia is contributing to the costs in proportion to its 22.5% PI or reduced interest as elected. A Pilot Project at the Shenandoah South location commenced in 2024 with Falcon Australia electing to reduce its PI in the first two wells of the Pilot Project to 5% and further reducing its PI in the remaining wells to be drilled in the Pilot Project through 2025 to 0%.

The terms of the Beetaloo Joint Venture continue to necessitate specific minimum work obligations through May 2028. Future commitments for the next three years to May 2028 include an expected gross spend of A$106,750,000 across the three exploration permits, related to drilling and multi-stage stimulations, 3D seismic survey, and sub-surface studies, with gross expenditure across EP76 of A$20,750,000, EP 98 of A$63,500,000 and EP 117 of A$22,500,000. Falcon Australia’s level of future spend will be dependent on the participating interest it opts into each of the joint operations at.

South Africa—Karoo Basin, South Africa

On granting of an approved exploration right in South Africa, the Group will be required to make a payment to the South African government of approximately $0.7 million. Management does not foresee this payment falling due within the next 12 months based on the expected timeframe of being granted an approved exploration right.

Hungary—Makó Trough, Hungary

The Group is not committed to any independent technical operations in Hungary.

25.	Subsequent Events

In February 2025 Falcon Australia received a A$4.7 million ($2.9 million) research and development (“R&D”) tax incentive payment related to expenditure incurred in 2023 on its Australian E&E assets. For the year end 31 December 2024, the Company has recognised this R&D tax incentive as a deduction on its E&E asset and a receivable in its accounts receivable.

There were no other significant changes in the state of affairs of the Company that occurred since the year end of the year under review.

26.	Approval of financial statements

These Consolidated Financial Statements were approved by the Board of Directors and authorised for issue on 28 April 2025.

[End of document]

TAMBORAN RESOURCES CORP 1209 ORANGE STREET NEW CASTLE COUNTY WILMINGTON, DE 19801

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TBN2026SM2

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82707-Z91906      KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TAMBORAN RESOURCES CORP

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

1.  Approval of the issuance of the issuance of 6,537,503 shares of Tamboran Resources Corporation (“Tamboran”) common stock to Falcon Oil & Gas Ltd. (“Falcon”) in connection with the transaction whereby Tamboran will acquire Falcon through the acquisition of all of Falcon’s subsidiaries pursuant to a plan of arrangement (the “arrangement”) and the issuance of up to an aggregate of 147,508 shares of Tamboran common stock to the minority holders of Falcon Oil & Gas Australia Limited (“Falcon Australia”) in exchange for the remaining 1.9% of the issued and outstanding equity interests of Falcon Australia (together, the “stock issuance proposal”).

2.  Approval, for the purposes of ASX Listing Rule 7.1 and for all other purposes, of the issuance of 6,537,503 shares of Tamboran common stock to Falcon in connection with the arrangement and the issuance of up to an aggregate of 147,508 shares of Tamboran common stock to the minority holders of Falcon Australia in exchange for the remaining 1.9% of the issued and outstanding equity interests of Falcon Australia.

3.  Approval of the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney-in-fact, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation, partnership or other entity, please sign in full entity name by duly authorized officer(s) and specify the title(s) of such officer(s).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V82708-Z91906

TAMBORAN RESOURCES CORPORATION

Proxy is being Solicited on behalf of the Board of Directors

Special Meeting of Stockholders

[ ] [ ], 2026 [ ] P.M. Central Time

The stockholder(s) hereby appoint(s) Richard Stoneburner and Eric Dyer, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Tamboran Resources Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [ ] p.m. Central Time on [ ] [ ], 2026, at www.virtualshareholdermeeting.com/TBN2026SM2, and any adjournment or postponement thereof (the “Special Meeting”).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS.

Continued and to be signed on reverse side

CDI VOTING INSTRUCTION FORM FOR SHAREHOLDERS WHO HOLD SHARES THROUGH

CHESS DEPOSITARY NOMINEES PTY LTD

All Correspondence to:

By Mail	Boardroom Pty Limited GPO Box 3993 Sydney NSW 2001 Australia

By Fax:	+61 2 9290 9655

Online:	www.boardroomlimited.com.au

By Phone:	(within Australia) 1300 737 760 (outside Australia) +61 2 9290 9600

TAMBORAN RESOURCES CORPORATION SPECIAL MEETING OF STOCKHOLDERS

YOUR VOTE IS IMPORTANT

For your vote to be effective it must be recorded before   (AEDT) on   , 2026.

TO VOTE ONLINE	BY SMARTPHONE

STEP 1: VISIT https://www.votingonline.com.au/tbnsm26 STEP 2: Enter your Postcode OR Country of Residence (if outside Australia) STEP 3: Enter your Voting Access Code (VAC):	Scan QR Code using smartphone QR Reader App

COMPLETING THE CDI VOTING INSTRUCTION FORM

STEP 1 HOW TO VOTE ON ITEMS OF BUSINESS

You can vote by completing, signing and returning your CDI Voting Instruction Form. This form gives your voting instructions to CHESS Depositary Nominees Pty Ltd, which will vote the underlying shares on your behalf. You need to return the form no later than the time and date shown above to give CHESS Depositary Nominees Pty Ltd enough time to tabulate all CHESS Depositary Interest votes and to vote on the underlying shares.

STEP 2 SIGN THE FORM

Individual: Where the holding is in one name, the security holder must sign.

Joint Holding: Where the holding is in more than one name, all of the security holders should sign.

Power of Attorney: If you have not already lodged the Power of Attorney with the Australian registry, please attach a certified photocopy of the Power of Attorney to this form when you return it.

Companies: Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory. i.e. Sole Director, Sole Company Secretary or Director and Company Secretary.

STEP 3 LODGEMENT

This form (and any Power of Attorney under which it is signed) must be received no later than 48 hours before the commencement of the meeting, therefore by   (AEDT) on   , 2026. Any form received after that time will not be valid for the scheduled meeting.

Forms may be lodged:

By Fax	+ 61 2 9290 9655

By Mail	Boardroom Pty Limited GPO Box 3993, Sydney NSW 2001 Australia

In Person	Boardroom Pty Limited Level 8, 210 George Street, Sydney NSW 2000 Australia

Online	https://www.votingonline.com.au/tbnsm26

Comments and Questions

If you have any comments or questions for the company, please write them on a separate sheet of paper and return with this form.

Attending the Meeting

If you wish to attend the meeting please bring this form with you to assist registration.

Turn over to complete the form

Tamboran Resources Corporation

ARBN 672 879 024

Your Address

This is your address as it appears on the company’s share register. If this is incorrect, please mark the box with an “X” and make the correction in the space to the left. Securityholders sponsored by a broker should advise their broker of any changes.

Please note, you cannot change ownership of your securities using this form.

CDI VOTING INSTRUCTION FORM

STEP 1	CHESS DEPOSITARY NOMINEES WILL VOTE AS DIRECTED

Voting Instructions to CHESS Depositary Nominees Pty Ltd

I/We being a holder of CHESS Depositary Interests of the above Company hereby direct CHESS Depositary Nominees Pty Ltd to vote the shares underlying my/our holding at the Special Meeting of Stockholders to be held at   , on   , 2026 and at any adjournment of that meeting.

By execution of this CDI Voting Form the undersigned hereby authorises CHESS Depositary Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such business as may properly come before the meeting.

The Chair intends to vote undirected proxies in favour of all Proposals in which the Chair is entitled to vote. Unless indicated otherwise by ticking the “for”,” against” or “abstain” box you will be authorising the Chair to vote in accordance with the Chair’s voting intention.

STEP 2	VOTING DIRECTIONS

* If you mark the Abstain box for a particular item, you are directing CHESS Depositary Nominees Pty Ltd not to vote on your behalf on a show of hands or on a poll and your vote will not be counted in calculating the required majority if a poll is called.

		For	Against	Abstain*
Proposal No. 1	Approval of the issuance of the issuance of 6,537,503 shares of Tamboran Resources Corporation (“Tamboran”) common stock to Falcon Oil & Gas Ltd. (“Falcon”) in connection with the transaction whereby Tamboran will acquire Falcon through the acquisition of all of Falcon’s subsidiaries pursuant to a plan of arrangement (the “arrangement”) and the issuance of up to an aggregate of 147,508 shares of Tamboran common stock to the minority holders of Falcon Oil & Gas Australia Limited (“Falcon Australia”) in exchange for the remaining 1.9% of the issued and outstanding equity interests of Falcon Australia (together, the “stock issuance proposal”).	☐	☐	☐

Proposal No.2	Approval, for the purposes of ASX Listing Rule 7.1 and for all other purposes, of the issuance of 6,537,503 shares of Tamboran common stock to Falcon in connection with the arrangement and the issuance of up to an aggregate of 147,508 shares of Tamboran common stock to the minority holders of Falcon Australia in exchange for the remaining 1.9% of the issued and outstanding equity interests of Falcon Australia.	☐	☐	☐

Proposal No.3	Approval of the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the stock issuance proposal, subject to the provisions of the arrangement agreement.	☐	☐	☐

STEP 3	SIGNATURE OF SECURITYHOLDERS
This form must be signed to enable your directions to be implemented.

Individual or Securityholder 1	Securityholder 2	Securityholder 3

Sole Director and Sole Company Secretary	Director	Director / Company Secretary

Contact Name	Contact Daytime Telephone	Date / / 2026